                                            SUBJECT TO COMPLETION, DATED May 22, 2007
                              Prospectus Supplement dated May , 2007 (to prospectus dated April 23, 2007)
                                                         $799,532,000
                                         Residential Funding Mortgage Securities II, Inc.
                                                           Depositor
                                               Home Equity Loan Trust 2007-HSA3
                                                         Issuing Entity
                                               Residential Funding Company, LLC
                                                       Master Servicer and Sponsor
                                               Home Equity Loan-Backed Term Notes,
                                                          Series 2007-HSA3

Information   contained   herein  is  subject  to   completion   or amendment.  A  registration  statement  relating  to these securities  has been filed  with the  Securities  and  Exchange Commission.  This  prospectus  will not constitute an offer to sell or a solicitation  of an offer to buy nor will there be any sale of the offered  certificates  in any State in which such offer, solicitation  or sale would be unlawful prior to registration or qualification under the securities laws of such State.

Offered Notes
The trust will issue six classes of term notes primarily secured by second lien, fixed rate, closed end home equity mortgage loans and one class of term notes primarily secured by second lien, adjustable rate home equity revolving credit loans:
o        the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5 and Class A-I-6 Notes, and
o        the Class A-II Notes
all as more fully described in the table on page S-6 of this prospectus supplement.
Payments on the notes will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning
June 25, 2007.

Credit Enhancement
Credit enhancement for the term notes consists of:
o        excess interest;
o        overcollateralization; and
o        two financial guaranty insurance policies issued by MBIA Insurance Corporation, one insuring the term notes secured by home equity mortgage loans and the other insuring the term notes secured by revolving credit loans.

     ------------------------------------------------------------------------------------------------------------------------------
       You should consider carefully the risk factors beginning on page S-16 in this prospectus supplement.
     ------------------------------------------------------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.
The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.
The notes represent obligations only of the trust, as the issuing entity, and do not represent interests in or obligations of
Residential Funding Mortgage Securities II, Inc. as the depositor, Residential Funding Company, LLC, as the sponsor, or any of their affiliates.

Residential Funding Securities, LLC and Credit Suisse Securities (USA) LLC, as underwriters, will purchase the notes from the depositor in the amounts described in "Method of Distribution" on page S-123 of this prospectus supplement.  The notes are offered by the issuing entity through the underwriters to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale.  The net proceeds to the depositor from the sale of the term notes will be approximately [ ]% of the security balance of the term notes, plus accrued interest on the term notes, other than the Class A-I-1 Notes and the Class A-II Notes, before deducting expenses.

GMAC RFC Securities                                                                                                   Credit Suisse
(Joint Lead Manager and Joint Book Runner)                                               (Joint Lead Manager and Joint Book Runner)

                            Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the term notes in two separate documents that provide progressively more detail.

o        the prospectus, which provides general information, some of which may not apply to your series of term notes; and

o        this prospectus supplement, which describes the specific terms of your series of term notes.

The information in this preliminary  prospectus  supplement supersedes any information contained in any prior materials relating to the offered notes.

The offered  notes are being sold when,  as and if issued.  The  depositor is not  obligated to issue the offered  notes or any similar security and the  underwriters'  obligation to deliver the offered notes is subject to the terms and  conditions of their  underwriting agreement with the depositor and the  availability  of the offered notes when, as and if issued by the depositor.  You are advised that the terms of the offered notes,  and the  characteristics  of the mortgage pool backing them, may change (due,  among other things,  to the  possibility  that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced and that similar or different  mortgage loans may be added to the pool, and that one or more classes of offered notes may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus  supplement.  You are advised that the offered notes may not be issued that have the  characteristics  described in this preliminary  prospectus  supplement.  Our obligation to sell any of the offered  notes to you is  conditioned  on the mortgage  loans and the offered notes having the  characteristics  described in these materials.  If for any reason we do not deliver the offered notes,  we will notify you, and none of the depositor,  the master servicer or the  underwriters  will have any  obligation to you to deliver all or any portion of the offered  notes which you have  committed to purchase.

The  depositor's  principal  offices are located at 8400 Normandale Lake  Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437 and its
telephone number is (952) 857-7000.

                                                           Table of Contents

Summary  S-4

         Incorporation of Certain Documents by Reference.S-52

         Optional Transfers of Group II Loans to
             Holders of Group II Certificates............S-70
         Initial Overcollateralization of the
             Class I Notes...............................S-70
         Initial Overcollateralization of the

         Substitution or Repurchase of Delinquent Loans .S-76
         Prepayment Considerations.......................S-77
         Allocation of Principal Payments................S-79
         Liquidation Loss Amounts and Interest ShortfallsS-79

Description of the Home Equity Loan Purchase Agreement..S-101

         Servicing and Other Compensation and Payment

         Collection and Liquidation Practices; Loss

         Tax Considerations Applicable to the
             Class I Notes..............................S-118
         Special Tax Considerations Applicable to the
             Class I Notes..............................S-120
         Tax Considerations Applicable to the
             Class A-II Notes...........................S-121
         Original Issue Discount, Market Discount

ANNEX I  I-1
ANNEX II ................................................II-1

                                                                Summary

         The  following  summary  provides a brief  description  of material  aspects of this  offering and does not contain all of the information  that you should  consider in making your  investment  decision.  To understand the terms of the offered notes,  you should read carefully this entire document and the prospectus.

Issuing Entity.......................                    Home Equity Loan Trust 2007-HSA3.
Title of the offered securities......                    Home Equity Loan-Backed Term Notes, Series 2007-HSA3.
Initial security balance of the
offered securities...................                    $799,532,000.
Depositor............................                    Residential Funding Mortgage Securities II, Inc., an affiliate of Residential Funding Company, LLC.
Master Servicer and Sponsor..........                    Residential Funding Company, LLC.
Subservicers.........................                    Homecomings Financial, LLC a wholly-owned subsidiary of Residential Funding Company, LLC and an indirect wholly-owned subsidiary of Residential Capital, LLC, will subservice approximately 95.3%
                                                         of the group I loans and 84.5% of the group II loans.  GMAC Mortgage, LLC, an affiliate of
                                                         Residential Funding Company, LLC, will subservice approximately 4.7% of the group I loans and
                                                         15.5% of the group II loans.
Owner trustee........................                    Wilmington Trust Company.
Indenture trustee....................                    LaSalle Bank National Association.
Originators..........................                    Approximately 11.3% of the group I loans were originated by CTX Mortgage Company, which is not an affiliate of Residential Funding Company, LLC. Approximately 13.9% of the group II loans were originated by First National Bank of Nevada and approximately 13.7% of the group II loans were originated by Home Loan Center, Inc., neither of which is an affiliate of Residential Funding
                                                         Company, LLC.  Approximately 34.9% of the group I loans and 40.3% of the group II loans were originated by Homecomings Financial, LLC, which is an affiliate of Residential Funding Company,
                                                         LLC.
Credit enhancer .....................                    MBIA Insurance Corporation.
Home equity loan pool................                    Information with respect to loan group I, which consists of 11,268 fixed rate, closed end home equity loans with an aggregate unpaid principal balance of approximately $591,103,281 as of the close of business on the day prior to the cut-off date, and which loans are secured primarily by second liens on one- to four-family residential properties, is presented in this prospectus supplement.  The final home equity loan pool for loan group I is expected to have an aggregate principal balance of $591,104,000 and this variance may affect the characteristics of the final home equity loan pool for loan group I.  The aggregate principal balance of the home equity loans and the aggregate principal amount of the Class I Notes may vary by up to 5% from the amounts presented in this preliminary prospectus.  The sum of the aggregate principal amount of the Class
                                                         I Notes and the group I overcollateralization amount as of the closing date will equal, subject to rounding, the aggregate principal balance of the home equity loans as of the cut-off date.

                                                         Information with respect to loan group II, which consists of 4,146 adjustable rate revolving credit loans with an aggregate unpaid principal balance of approximately $239,848,476 as of the close of business on the day prior to the cut-off date, and which loans are secured primarily by second liens on one- to four-family residential properties, is presented in this prospectus supplement.  The final home equity loan pool for loan group II is expected to have an aggregate principal balance of $239,849,000 and this variance may affect the characteristics of the final home equity loan pool for loan group II.  The aggregate principal balance of the home equity loans and the aggregate principal amount of the Class A-II Notes may vary by up to 5% from the amounts presented in this preliminary prospectus.  The sum of the aggregate principal amount of the Class
                                                         II Notes and the group II overcollateralization amount as of the closing date will equal, subject to rounding, the aggregate principal balance of the home equity loans as of the cut-off date.

                                                         The fixed rate closed end home equity mortgage loans and the adjustable rate home equity revolving credit loans are collectively referred to in this prospectus supplement as the home equity loans.
Cut-off date.........................                    May 1, 2007.
Closing date.........................                    On or about May 30, 2007.
Payment dates........................                    The 25th of each month or, if the 25th is not a business day, on the next business day, beginning in June 2007.
Form of notes........................                    Book-entry.  See "Description of the Securities-Book-Entry Notes" in this prospectus supplement.
Minimum denominations................                    Class I Notes and the Class A-II Notes:  $100,000 principal balance.

----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                      Offered Notes
----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                         Initial Rating
                         Note                                             (S&P/Moody's/
    Class                Rate             Initial Note Balance*              Fitch)                     Designations           Assumed Final Payment Date
----------------------------------------------------------------------------------------------------------------------------------------------------------
Class I Notes:
----------------------------------------------------------------------------------------------------------------------------------------------------------
A-I-1                 Adjustable               $244,150,000                AAA/Aaa/AAA               Senior/Adjustable Rate           March 2022
----------------------------------------------------------------------------------------------------------------------------------------------------------
A-I-2                    [ ]%                  $65,410,000                 AAA/Aaa/AAA               Senior/Fixed Rate                April 2022
----------------------------------------------------------------------------------------------------------------------------------------------------------
A-I-3                    [ ]%                  $98,499,000                 AAA/Aaa/AAA               Senior/Fixed Rate                March 2025
----------------------------------------------------------------------------------------------------------------------------------------------------------
A-I-4                    [ ]%                  $66,479,000                 AAA/Aaa/AAA               Senior/Fixed Rate                 May 2031
----------------------------------------------------------------------------------------------------------------------------------------------------------
A-I-5                    [ ]%                  $31,121,000                 AAA/Aaa/AAA               Senior/Fixed Rate                 June 2037
----------------------------------------------------------------------------------------------------------------------------------------------------------
A-I-6                    [ ]%                  $56,184,000                 AAA/Aaa/AAA               Senior/Lockout/ Fixed Rate        June 2037
----------------------------------------------------------------------------------------------------------------------------------------------------------
Total Class I Notes:                           $561,843,000
----------------------------------------------------------------------------------------------------------------------------------------------------------
Class II Notes:
----------------------------------------------------------------------------------------------------------------------------------------------------------
A-II                  Adjustable               $237,689,000                AAA/Aaa/AAA              Senior/Adjustable Rate             May 2037
----------------------------------------------------------------------------------------------------------------------------------------------------------
Total Class A-II Notes:                        $237,689,000
----------------------------------------------------------------------------------------------------------------------------------------------------------
Total Offered Notes:                           $799,532,000
----------------------------------------------------------------------------------------------------------------------------------------------------------
* Initial Note Balances may vary by up to 5% from the amount presented in this preliminary prospectus supplement.

Other Information:
The actual final payment date for any class of term notes could be  substantially  earlier than the assumed final payment date for that class.

The  aggregate  principal  balance of the notes  shown above may not equal the sum of the  principal  balances of those notes as listed above due to rounding.  Only the Class A-I Notes and Class A-II Notes are offered for sale pursuant to the  prospectus  supplement  and the related  prospectus.  The Home Equity  Loan-Backed Class A-II Variable Funding Notes,  Series 2007-HSA3 and Home Equity Loan-Backed
Certificates,  Series  2007-HSA3,  Class R-I, Class R-II, Class SB-I and Class SB-II will be retained by the sponsor or an affiliate of the sponsor or will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

Class A-I-1:

The note rate on the Class A-I-1 Notes on any payment date will be equal to a per annum rate that is the least of:

o    LIBOR plus [ ]%;

o    14.00% per annum; and

o    the weighted  average of the net mortgage  rates on the group I loans as of the  beginning of the related  collection  period, adjusted to account for any premium paid under the financial  guaranty insurance policy in respect of the Class I Notes due to the credit  enhancer.  This rate is referred to in this  prospectus  supplement as the group I net WAC rate.  The group I net WAC rate will be further  adjusted  with  respect to the Class  A-I-1 Notes to account for the actual  over  360-day  interest  calculation method.

On any  payment  date for  which  the  related  note rate for the Class  A-I-1  Notes has been  determined  by the group I net WAC rate described  above,  the interest  shortfall,  if any, will be determined and will be payable on that payment date or later payment dates along with  interest  accrued on that amount at the note rate for the Class A-I-1  Notes,  to the extent funds are  available  for that purpose as described in this prospectus  supplement.  These interest shortfalls will not be covered by the financial guaranty insurance policy for the Class I Notes  issued by the credit  enhancer  and any  shortfall  may remain  unpaid on the final  payment date for the
Class A-I-1 Notes.  Furthermore,  these interest  shortfalls  will not be payable after the outstanding  security  balance of the Class
A-I-1 Notes has been reduced to zero.

Class A-I-2 through Class A-I-6:

The note rate on the Class  A-I-2  Notes  through the Class A-I-6 Notes will be equal to a per annum rate that is the lesser of (a) the related  note rate for each  class as  described  above or (b) the group I net WAC rate.  The  initial  group I net WAC rate will equal approximately 10.29% per annum.

On any payment  date for which the note rate for the Class A-I-2 Notes,  Class A-I-3 Notes,  Class A-I-4  Notes,  Class A-I-5  or Class
A-I-6 Notes has been  determined by the group I net WAC rate described  above,  the excess,  if any, of the indicated  fixed rates over the group I net WAC rate will be  determined  and will be payable on that  payment  date or later  payment  dates  along with  interest accrued on that amount at the related  note rate for that class of Class I Notes,  to the extent funds are  available  for that purpose as described in this prospectus  supplement.  These interest  shortfalls will not be covered by the financial guaranty insurance policy for the Class I Notes issued by the credit  enhancer and any  shortfall  may remain  unpaid on the related  final payment date for that class  of  Class I Notes.  Furthermore,  these  interest  shortfalls  will not be  payable  to any  class  of Class I Notes  after  the outstanding security balance of that class of Class I Notes has been reduced to zero.

Class A-I-5 Notes and Class A-I-6 Notes:

Starting on the second  payment date after the first possible  optional  redemption  date, the note rate indicated  above for the Class
A-I-5 Notes and Class A-I-6 Notes will increase by 0.50% per annum, subject to the group I net WAC rate described above.
Class A-II:

The note rate on the Class A-II Notes will be equal to a per annum rate that is the least of:

o    LIBOR plus [ ]%;

o    17.25%; and

o    the weighted  average of the net mortgage  rates on the group II loans as of the beginning of the related  collection  period, adjusted to account for any premium paid under the  financial  guaranty  insurance  policy in respect of the Class II Notes due to the credit  enhancer  and  adjusted  further to account for the actual over  360-day  interest  calculation  method.  This rate is referred  to in this  prospectus  supplement  as the  group  II net WAC  rate.  The  initial  group  II net WAC  rate  will  equal approximately 8.09% per annum.

On any payment date for which the note rate on the Class A-II Notes has been  determined by the group II net WAC rate described  above, the interest  shortfall for the Class A-II Notes,  if any, will be determined and will be payable on that payment date or later payment dates along with  interest  accrued on that amount at the note rate for the Class A-II Notes to the extent funds are available for that purpose as described in this prospectus  supplement.  These interest shortfalls will not be covered by the financial guaranty insurance policy for the Class II Notes  issued by the credit  enhancer and any  shortfall  may remain  unpaid on the final  payment date for the
Class A-II Notes.  Furthermore,  these interest  shortfalls  will not be payable after the  outstanding  security  balance of the Class
A-II Notes has been reduced to zero.

                                                     TRANSFER OF HOME EQUITY LOANS

The diagram  below  illustrates  the  sequence of  transfers  of the home equity  loans that are included in the home equity loan pool.
Various loan  sellers  will,  on or prior to the closing  date,  sell the home equity loans to  Residential  Funding  Company,  LLC, as sponsor.  Residential Funding Company,  LLC will,  simultaneously  with the closing of the transaction  described herein, sell the home equity loans to Residential  Funding Mortgage  Securities II, Inc., as the depositor.  The depositor will then transfer the home equity loans to the owner  trustee,  on behalf of the  issuing  entity.  The  issuing  entity  will then  pledge all of its  right,  title and interest  in the home  equity  loans to the  indenture  trustee  for the  benefit  of the  noteholders  and the  credit  enhancer.  See
"Description  of the  Trust  Agreement  and  Indenture"  in this  prospectus  supplement  and "The  Agreements  - The  Trustee"  in the prospectus.  For a description of the affiliations among various transaction  parties,  see "Affiliations Among Transaction Parties" in this prospectus supplement.

The Trust

The depositor will establish Home Equity Loan Trust 2007-HSA3, a Delaware statutory trust, to issue the Home Equity Loan-Backed Term
Notes, Series 2007-HSA3.  The trust will be established under a trust agreement.  The trust will issue the term notes and the variable funding notes under an indenture.  The assets of the trust will consist of the home equity loans and related assets.

The Home Equity Loan Pool

The depositor will deposit in the trust two groups of home equity loans, known as loan group I and loan group II.  The group I loans have the following characteristics as of the cut-off date:

  ------------------------ -------------------------- ---------------------
                                     Range                  Weighted
                                                            Average
  Principal balance*                 $47 to $649,033        $52,459

  Loan rate                        5.550% to 18.675%        10.7858%
  Original term to
  maturity (months)                        60 to 360          221
  Remaining term to
  stated maturity
  (months)                                 58 to 360          220
  Combined loan-to-value
  ratio                            18.00% to 100.00%         93.75%
  ------------------------ -------------------------- ---------------------
*Principal balance is an average.

The group II loans have the following characteristics as of the cut-off date:

  ------------------------ -------------------------- ---------------------
                                     Range                  Weighted
                                                            Average
  Principal balance*              $1,000 to $880,000        $57,851

  Loan rate                         3.000% to 18.000%       8.5913%
  Original term to
  maturity   (months)                     180 to 360          279
  Remaining term to
  stated maturity
  (months)                                106 to 360          276
  Credit limit*
                                 $10,000 to $900,000        $67,267
  Combined loan-to-value            4.00% to 100.00%         87.18%
  ratio
  ------------------------ -------------------------- ---------------------
*Principal balance is an average.
*Credit limit is an average.

The weighted average credit limit utilization rate of the group II loans as of the cut-off date is approximately 86.0%.
Approximately 99.87% of the group I loans are secured by second mortgages or deeds of trust.  Approximately 99.26% of the group II loans are secured by second mortgages or deeds of trust.  The remainder of the home equity loans are secured by first mortgages or deeds of trust.  See "Description of the Home Equity Loan Pool" in this prospectus supplement.
The following tables describe certain characteristics of the home equity loans included in the trust as of the cut-off date:

                                                           Percent of
                                                          Group I Loans
                                        Cut-off Date     by Cut-off Date
                        Number of         Principal         Principal
                       Group I Loans       Balance           Balance
Group I Loan Purpose
Purchase Money                 6,114       $319,210,635        54.00%
Cash                           3,028        162,539,693        27.50
Rate/Term Refinance            1,793         91,243,244        15.44
Debt Consolidation               315         17,284,659         2.92
Home Improvement                  18            825,050         0.14
Total                         11,268       $591,103,281       100.00%

                                                           Percent of
                                                          Group I Loans
                                        Cut-off Date     by Cut-off Date
                        Number of         Principal         Principal
                       Group I Loans       Balance           Balance
  Group I Loan
  Documentation
  Fast Doc/Reduced
  Documentation               70         $4,153,783             0.70%
  Full Documentation       3,957        187,556,890            31.73
  Lite Doc                   221          9,973,174             1.69
  No Documentation           280         12,648,480             2.14
  No Income/No Asset          82          5,011,308             0.85
  No Ratio                   894         54,056,529             9.15
  Pay Stub                   227         10,033,635             1.70
  Stated Income            5,314        296,999,517            50.24
  Stated
  Income/Stated Asset        223         10,669,966             1.81
   Total                  11,268       $591,103,281           100.00%

                                                           Percent of
                                                         Group II Loans
                                        Cut-off Date     by Cut-off Date
                        Number of         Principal         Principal
                      Group II Loans       Balance           Balance
  Group II Loan
  Documentation
  Fast Doc/Reduced
  Documentation               18         $1,316,696             0.55%
  Full Documentation       1,442         73,036,933            30.45
  Lite Doc                    34          1,771,870             0.74
  No Documentation             2            333,000             0.14
  No Income/No Asset           2             62,910             0.03
  No Ratio                   335         23,089,455             9.63
  Pay Stub                    22          1,328,209             0.55
  Stated Income            2,248        135,570,124            56.52
  Stated
  Income/Stated Asset         43          3,339,279             1.39
   Total                   4,146       $239,848,476           100.00%

The properties securing the home equity loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels.

The securities described on the table on page S-6 and under "Other Information" under that table are the only securities backed by this home equity loan pool that will be issued.

Servicing

Residential Funding Company, LLC will master service the home equity loans, as more fully described under "Description of the
Servicing Agreement" herein.

The servicing fees for each home equity loan are payable out of the interest payments on that home equity loan prior to distributions to noteholders.  The servicing fees relating to each home equity loan will be 0.50% per annum of the outstanding principal balance of that home equity loan.  The servicing fees consist of subservicing fees payable to the subservicer, which are payable with respect to each home equity loan at a rate of 0.50% per annum, and other related compensation payable to the subservicer and such compensation paid to the master servicer as the direct servicer of a home equity loan for which there is no subservicer.  Servicing compensation for the master servicer will consist primarily of interest earnings on the money on deposit in the custodial account and the note account.

Repurchases or Substitutions of Home Equity Loans

If Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the indenture trustee for the benefit of the noteholders and the credit enhancer relating to a home equity loan within 90 days after notice from the indenture trustee or servicer, and the breach materially and adversely affects the interests of the noteholders or the credit enhancer in the home equity loan, Residential Funding Company, LLC will be obligated to purchase the home equity loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement.

Likewise, as described under "Description of the Securities-Review of Trust Assets" in the prospectus, if Residential Funding
Company, LLC cannot cure certain documentary defects with respect to a home equity loan, Residential Funding Company, LLC will be required to repurchase the related home equity loan.  In addition, Residential Funding Company, LLC may substitute a new home equity loan for the repurchased home equity loan that was removed from the trust within two years after the closing date with respect to a group I loan, and if it delivers an opinion of counsel with respect to certain tax matters.  Any substitute home equity loan will be required to satisfy certain conditions regarding its outstanding note balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under "Description of the Securities-Limited Right of Substitution" in the prospectus.  See also
"Description of the Securities-Repurchases of the Loans" in the prospectus.

The Variable Funding Notes

The trust will issue Home Equity Loan-Backed Class A-II Variable Funding Notes, Series 2007-HSA3, which will correspond to the group
II loans, which are not offered by this prospectus supplement. The Class A-II variable funding notes and the Class A-II Notes are collectively referred to in this prospectus supplement as the Class II Notes.

The Certificates

The trust will issue four classes of Home Equity Loan-Backed Certificates, Series 2007-HSA3, which are not offered by this prospectus supplement.

Payments on the Class I Notes

Amount available for monthly distribution on the Class I Notes.  On each monthly payment date, the indenture trustee will make distributions to investors in the Class I Notes.  The amounts available for distribution will include:

o        collections  of monthly  payments of principal  and interest on the home equity loans in loan group I,  including  prepayments and other unscheduled collections plus

o        amounts  from any draws on the  financial  guaranty  insurance  policy for the Class I Notes,  referred to in this  prospectus supplement as the group I policy, minus

o        fees and expenses of the subservicers and the master servicer relating to loan group I.

Payments from collections on the Group I Loans.  Payment will be made from available amounts as described in this prospectus supplement as follows:

                  Priority of Payments

         -------------------------------------

                    Class I Notes
                       interest
         -------------------------------------
         -------------------------------------

                    Class I Notes
                      principal
         -------------------------------------
         -------------------------------------

                    Class I Notes
                       principal
              (to cover certain losses)
         -------------------------------------
         -------------------------------------

                   Credit Enhancer
                        premium
         -------------------------------------
         -------------------------------------

                   Credit Enhancer
              amount of unreimbursed prior
                   draws on policy
         -------------------------------------
         -------------------------------------

                    Class I Notes
              starting in December 2007,
                      principal
                 (to achieve required
                overcollateralization)
         -------------------------------------
         -------------------------------------

                   Credit Enhancer
             other reimbursement amounts
         -------------------------------------
         -------------------------------------

                    Class I Notes
            prepayment interest shortfalls
         -------------------------------------
         -------------------------------------

                    Class I Notes
                net WAC cap shortfalls
         -------------------------------------
         -------------------------------------

                    Class I Notes
              some Relief Act shortfalls
         -------------------------------------
         -------------------------------------

          Class SB Certificates and Class R
                     Certificates
                  remaining amounts
         -------------------------------------

Principal payments on the Class I Notes will be allocated among the classes of Class I Notes as described under "Description of the
Securities-Principal Payments on the Notes-Allocation of Payments" in this prospectus supplement.  See also "Description of the
Securities-Glossary of Terms-Principal Collection Distribution Amount" in this prospectus supplement.

The note rates on the Class I Notes are subject to a net rate cap, which creates the possibility of group I net WAC cap shortfalls.
The group I policy does not cover group I net WAC cap shortfalls, prepayment interest shortfalls, or Relief Act shortfalls allocated to the Class I Notes.

In addition, payments to Class I noteholders will be made on each payment date from draws on the group I policy issued by the credit enhancer, if necessary.  Draws will cover shortfalls in amounts available to pay:

o        interest on the Class I Notes at the applicable note rate, which does not include any group I net WAC cap shortfalls, prepayment interest shortfalls or Relief Act shortfalls,

o        any losses allocated to the Class I Notes not covered by excess interest or overcollateralization, and

o        amounts due on the Class A-I-1 Notes on the payment date in March 2022, on the Class A-I-2 Notes on the payment date in
         April 2022, on the Class A-I-3 Notes on the payment date in March 2025, on the Class A-I-4 Notes on the payment date in May
         2031 and on the Class A-I-5 Notes and the Class A-I-6 Notes on the payment date in June 2037.

Until the distribution date in June 2010, the Class A-I-6 Notes are not expected to receive any principal payments on the group I loans and on or after the distribution date in June 2010 but before the distribution date in June 2013, the Class A-I-6 Notes may receive less than a pro rata share of principal payments on the group I loans, unless the note principal balances of the other Class
I Notes have been reduced to zero.  Not all outstanding Class I Notes will receive principal on each distribution date.

See "Description of the Securities-Principal Payments on the Notes" in this prospectus supplement.

Payments on the Class II Notes

Amount available for monthly distribution on the Class II Notes.  On each monthly payment date, the indenture trustee will make distributions to investors in the Class A-II Notes.  The amounts available for distribution will include:

o        collections of monthly payments,  not used to acquire additional balances,  of principal and interest on the home equity loans in loan group II, including prepayments and other unscheduled collections plus

o        amounts from any draws on the  financial  guaranty  insurance  policy for the Class II Notes,  referred to in this  prospectus supplement as the group II policy, minus

o        fees and expenses of the subservicers and the master servicer relating to loan group II.

See "Description of the Securities-Glossary of Terms-Principal Collection Distribution Amount" in this prospectus supplement.

Payments from collections on the Group II Loans.  Payments will be made from available amounts as described in this prospectus supplement as follows:

                          Priority of Payments

------------------ -------------------------------- ----------
                           Class II Notes
                               interest
------------------ -------------------------------- ----------
                           Class II Notes
                              principal
------------------ -------------------------------- ----------
                           Class II Notes
                              principal
                      (to cover certain losses)
------------------ -------------------------------- ----------
                           Credit Enhancer
                               premium
------------------ -------------------------------- ----------
                           Credit Enhancer
                     amount of unreimbursed prior
                           draws on policy
------------------ -------------------------------- ----------
                           Class II Notes
                     starting in December 2007,
                              principal
                        (to achieve required
                       overcollateralization)
------------------ -------------------------------- ----------
                           Credit Enhancer
                     other reimbursement amounts
------------------ -------------------------------- ----------
                           Class II Notes
                       net WAC cap shortfalls
------------------ -------------------------------- ----------
                           Class II Notes
                     some Relief Act shortfalls
------------------ -------------------------------- ----------
                      Class SB Certificates and
                        Class R Certificates
                          remaining amounts
------------------ -------------------------------- ----------

The note rate on the Class A-II Notes is subject to a net rate cap, which creates the possibility of group II net WAC cap shortfalls.  The group II policy does not cover group II net WAC cap shortfalls or Relief Act shortfalls allocated to the Class II
Notes.
In addition, payments to Class II noteholders will be made on each payment date from draws on the group II policy issued by the credit enhancer, if necessary.  Draws will cover shortfalls in amounts available to pay:

o        interest on the Class II Notes at the applicable note rate, which does not include any group II  net WAC cap shortfalls or
         Relief Act shortfalls on the home equity loans in loan group II,

o        any losses allocated to the Class II Notes not covered by excess interest or overcollateralization, and

o        amounts due on the Class II Notes on the payment date occurring in May 2037.

See "Description of the Securities-Principal Payments on the Note" in this prospectus supplement.

Credit Enhancement for the Class I Notes

The credit enhancement provided for the benefit of the Class I Notes consists of:

Excess Interest.  Because the borrowers are expected to pay more interest on the home equity loans in loan group I than is necessary to pay the interest on the Class I Notes, along with fees and expenses of the trust each month, there may be excess interest.  Some of this excess interest may be used to protect the Class I Notes against some types of losses by making an additional payment of principal up to the amount of the losses.

Overcollateralization.  Initially, the aggregate principal balance of the home equity loans in loan group I will exceed the aggregate security balance of the Class I Notes by approximately 4.95%.  On each payment date beginning on the payment date in December 2007, any excess interest on the group I loans not used to cover current losses or previously unpaid losses, pay premiums due on the group
I policy, or reimburse the credit enhancer for draws on the group I policy will be paid as principal on the Class I Notes until the aggregate principal balance of the home equity loans relating to loan group I exceeds the aggregate security balance of the Class I
Notes by a specified amount, as described in this prospectus supplement.  This excess will represent overcollateralization which may absorb some losses on the group I loans, if not covered by excess interest.  If the level of overcollateralization falls below what is required, the excess interest on the group I loans, if available, will again be paid to the Class I Notes as principal in order to increase the level of overcollateralization to its required level.

Policy.  On the closing date, MBIA Insurance Corporation will issue the group I policy, with respect to the Class I Notes, in favor of the indenture trustee.  The group I policy will unconditionally and irrevocably guarantee payments of interest on the Class I
Notes at the applicable note rate, will cover the principal portion of any losses on the group I loans allocated to the Class I
Notes, after taking into account payments from excess interest and any reduction in the overcollateralization amount, and will guarantee amounts due on the Class A-I-1 Notes on the payment date in March 2022, on the Class A-I-2 Notes on the payment date in
April 2022, on the Class A-I-3 Notes on the payment date in March 2025, on the Class A-I-4 Notes on the payment date in May 2031 and on the Class A-I-5 Notes and the Class A-I-6 Notes on the payment date in June 2037.  The group I policy does not cover any prepayment interest shortfalls, group I net WAC cap shortfalls or Relief Act shortfalls allocated to the Class I Notes.

Credit Enhancement for the Class II Notes

The credit enhancement provided for the benefit of the Class A-II Notes consists of:

Excess Interest.  Because the borrowers are expected to pay more interest on the home equity loans in loan group II than is necessary to pay the interest on the Class II Notes, along with fees and expenses of the trust each month, there may be excess interest.  Some of this excess interest may be used to protect the Class II Notes against some types of losses by making an additional payment of principal up to the amount of the losses.

Overcollateralization.  Initially, the aggregate principal balance of the home equity loans in loan group II will exceed the aggregate security balance of the Class II Notes by approximately 0.90%.  On each payment date beginning on the payment date in
December 2007, any excess interest on the group II loans not used to cover current losses or previously unpaid losses, pay premiums due on the group II policy, or reimburse the credit enhancer for draws on the group II policy will be paid as principal on the Class
II Notes until the aggregate principal balance of the home equity loans relating to loan group II exceeds the aggregate security balance of the Class II Notes by a specified amount, as described in this prospectus supplement.  This excess will represent overcollateralization which may absorb some losses on the group II loans, if not covered by excess interest.  If the level of overcollateralization falls below what is required, the excess interest on the group II loans, if available, will again be paid to the Class A-II Notes and the variable funding notes as principal in order to increase the level of overcollateralization to its required level.

Policy.  On the closing date, MBIA Insurance Corporation will issue the group II policy, with respect to the Class II Notes, in favor of the indenture trustee.  The group II policy will unconditionally and irrevocably guarantee interest on the Class II Notes at the applicable note rate, will cover the principal portion of any losses on the group II loans allocated to the Class II Notes, after taking into account payments from excess interest and any reduction in the overcollateralization amount, and will guarantee amounts due on the Class II Notes on the payment date in May 2037.  The group II policy does not cover any group II net WAC cap shortfalls or
Relief Act shortfalls allocated to the Class II Notes.

Optional Redemption

A payment may be made to redeem either the Class I Notes or the Class II Notes upon the exercise by the master servicer of its option to purchase the related home equity loans and cause an early retirement of the related notes or purchase all of the related notes, on any payment date on which (i) with respect to loan group I, the aggregate principal balance of the group I loans after applying payments received in the related collection period is equal to or less than 10% of the aggregate principal balance of the group I loans as of the cut-off date, or (ii) with respect to loan group II, the aggregate principal balance of the group II loans after applying payments received in the related collection period is equal to or less than 10% of the aggregate principal balance of the group II loans as of the cut-off date.

An optional redemption effected in one loan group will not require an optional redemption to be effected in the other group.   No
optional redemption will be permitted if it would result in a draw under the related policy, or will result in any amounts owing to the credit enhancer remaining unreimbursed, unless, in either case, the credit enhancer consents to the redemption.

Ratings

When issued, the term notes will receive ratings not lower than those listed under "Ratings" in this prospectus supplement.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the home equity loans or the likelihood of group
I net WAC cap shortfalls and group II net WAC cap shortfalls.  The rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the term notes.

Legal Investment

The term notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  You
should consult your legal advisors in determining whether and to what extent the term notes constitute legal investments for you.

ERISA Considerations

The term notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Plans should consult with their legal advisors before investing in the term notes.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the pool of home equity loans in loan group I as two real estate mortgage investment conduits, or REMICs.  The Class I Notes will represent ownership of regular interests in a REMIC, which will be treated as representing ownership of debt instruments for federal income tax purposes, together with a right to receive payments in respect of group I net WAC cap shortfalls.  You will be required to include in income all interest and original issue discount, if any, on your Class I Notes in accordance with the accrual method of accounting regardless of your usual method of accounting.

The Class A-II Notes will be treated as debt for federal income tax purposes.  The issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                                             Risk Factors

         The term notes are not suitable  investments for all investors.  In particular,  you should not purchase the term notes unless you understand the prepayment, credit, liquidity and market risks associated with the term notes.

         The term notes are  complex  securities.  You should  possess,  either  alone or  together  with an  investment  advisor,  the expertise  necessary to evaluate the  information  contained in this  prospectus  supplement  and the  accompanying  prospectus  in the context of your financial situation and tolerance for risk.

         You should carefully consider the following risk factors in connection with the purchase of the term notes:

Risks Associated with the Home Equity Loans

The underwriting standards for the home equity loans      The underwriting standards under which the home equity loans were underwritten are analogous to
are more sensitive to risks relating to borrower          credit lending, rather than mortgage lending, since underwriting decisions were based primarily
credit-worthiness and less sensitive to risks relating    on the borrower's credit history and capacity to repay rather than on the value of the
to collateral value compared to first lien loans.         collateral.  See "Description of the Home Equity Loan Pool-Underwriting Standards" in this prospectus supplement.

                                                          Because of the relatively high combined loan-to-value ratios of the home equity loans, which increases the likelihood that the value of the mortgaged property would not be sufficient to satisfy the home equity loan upon foreclosure unless the value of the mortgaged property increases, and the fact that the home equity loans are primarily secured by second liens, losses on the home equity loans will likely be higher than on first lien home equity loans.

                                                          In addition, in determining loan-to-value ratios for certain home equity loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value.  If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the home equity loan is increased.

Underwriting standards may affect risk of loss on the     Generally, the home equity loans have been originated using underwriting standards that are less
home equity loans.                                        stringent than the underwriting standards applied by certain other second lien home equity loan purchase programs.  Applying less stringent underwriting standards creates additional risks that losses on the home equity loans will be allocated to noteholders.  For example, the home equity loan pool includes home equity loans made to borrowers whose income is not required to be disclosed or verified.

                                                          See "Description of the Home Equity Loan Pool-Underwriting Standards" in this prospectus supplement.
The return on your notes may be reduced by losses on      Approximately 99.87% and 99.26% of the cut-off date principal balance of the group I loans and
the home equity loans, which are more likely because      group II loans, respectively, are secured by second mortgages or deeds of trust.  Proceeds from
they are primarily secured by second liens.               liquidation of the mortgaged property will be available to satisfy the home equity loans only if the claims of any senior mortgages have been satisfied in full.  When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home equity loan as a bad debt.
                                                          These risks are particularly applicable to home equity loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the master servicer would determine foreclosure to be uneconomical for these types of home equity loans than for first lien home equity loans with low loan-to-value ratios.  As of the cut-off date, the weighted average combined loan-to value ratio of the group I loans and group II loans is approximately 93.75% and 87.18%, respectively.

Negative amortization on first lien mortgage loans that   Approximately 12.0% and 18.7% of the group I loans and group II loans, respectively, are second
are senior to group II loans could increase your risk.    lien home equity loans junior to first lien mortgage loans that permit negative amortization. To the extent that the negative amortization on any of these first lien mortgage loans causes the principal balance of that loan to increase, the combined loan-to-value of the related group II loan will be increased and, in the event of a foreclosure, the portion of the value of the related mortgaged property available to repay the related group II loan will be reduced.

Some of the home equity loans provide for large           Approximately 63.9% and 26.2% of the group I loans and group II loans, respectively, are not
payments at maturity.                                     fully amortizing over their terms to maturity and will require substantial principal payments, sometimes called a balloon amount, at their stated maturity.  Home equity loans which require payment of a balloon amount involve a greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property.  See "Description of the Home
                                                          Equity Loan Pool" in this prospectus supplement.

Delays in payment on your notes may result from           The master servicer is not obligated to advance scheduled monthly payments of principal and
delinquent home equity loans because the master           interest on home equity loans that are delinquent or in default.  As a result, noteholders will
servicer is not required to advance.                      not receive a regular stream of payments from the home equity loans that become delinquent or go into default.  Delinquencies and defaults on home equity loans are generally expected to occur with greater frequency in their early years.

                                                          The rate of delinquency and default of second lien home equity loans may be greater than that of mortgage loans secured by first liens on comparable properties.
Most of the group II loans have introductory rates        As of the cut-off date, the mortgage rate in effect on 66.7% of the group II loans will be an
which may result in increased delinquencies and           introductory or "teaser" rate that is lower, and may be significantly lower, than the mortgage
defaults on the group II loans.                           rate that would have been in effect on those group II loans based on the related index and gross margin.  Therefore, unless the related index declines after origination of a group II loan, the related mortgage rate will generally increase on the first adjustment date following origination of the group II loan.  Increased monthly payments on group II loans may result in increased delinquencies and defaults on those group II loans.  The repayment of the group II loans will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their home equity loan following adjustments of the mortgage rate.

The return on your notes could be reduced by shortfalls   The Servicemembers Civil Relief Act, or Relief Act, provides relief to borrowers who enter active
due to the Servicemembers Civil Relief Act.               military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. Current or future military operations of the United States may increase the number of borrowers who may be in active military service, including persons in reserve status who may be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest reductions are not required to be paid by the borrower at any future time. The master servicer is not required to advance these amounts and the shortfalls are not covered by any form of credit enhancement on the term notes, including the financial guaranty insurance policy, except that on any payment date, excess interest may be used, if available, to cover Relief Act shortfalls that occurred in the related collection period. Interest reductions on the home equity loans due to the application of the Relief Act or similar legislation or regulations will reduce the amount of interest payable on the offered notes.  Those interest shortfalls will be covered by excess cash flow, if available on the payment date on which the shortfalls are incurred.  Those interest shortfalls are not covered by the related policy or any other source.
                                                          The Relief Act also limits the ability of the servicer to foreclose on a home equity loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans.

                                                          We do not know how many home equity loans have been or may be affected by the application of the
                                                          Relief Act.

                                                          See the definition of Interest Distribution Amount  under "Description of the Securities-Glossary of Terms" in this prospectus supplement and "Certain Legal Aspects of Trust Assets and Related
                                                          Matters-Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.
The return on your notes may be particularly sensitive    The concentration of the mortgaged properties related to the home equity loans in one or more
to changes in real estate markets in specific regions.    geographic regions may increase the risk of loss on the term notes.  Approximately 25.0% and
                                                          10.7% of the cut-off date principal balance of the group I loans are located in California and
                                                          Florida, respectively.  Approximately 35.5% and 10.1% of the cut-off date principal balance of the group II loans are located in California and Florida, respectively.  If the regional economy or housing market weakens in California or Florida or in any other region having a significant concentration of the properties underlying the home equity loans, the home equity loans secured by properties in that region may experience increased rates of delinquency, resulting in losses on the related notes.  A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, tornadoes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.  The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance.  The properties underlying the home equity loans may be concentrated in these regions.  This concentration may result in greater losses to noteholders than those generally present for similar home equity loan-backed securities without that concentration.

Recent developments in the residential mortgage market    Recently, the residential mortgage market in the United States has experienced a variety of
may adversely affect the return on your notes.            difficulties and changed economic conditions that may adversely affect the yield on your notes.
                                                          Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase.  In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                                                          Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable-rate loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed-rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable-rate loans.

                                                          Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed-rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                                          You should consider that the general market conditions discussed above may affect the performance of the home equity loans and may adversely affect the return on your notes.

Rising interest rates may                                 The group II loans are adjustable rate home equity loans whose interest rates increase as the
adversely affect the value                                applicable index increases.  If market interest rates increase significantly, the likelihood that
of your notes.                                            borrowers may not be able to pay their increased interest payments would increase, resulting in greater defaults on the group II loans.  In addition, rising interest rates may adversely affect housing prices and the economy generally, thereby increasing the likelihood of defaults and losses on the group II loans.

Debt incurred by the borrowers in addition to the home    With respect to home equity loans which were used for debt consolidation, there can be no
equity loans could increase your risk.                    assurance that the borrower will not incur further debt in addition to the home equity loan.
                                                          This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home equity loans.

A transfer of master servicing in the event of a master   If the master servicer defaults in its obligations under the servicing agreement, the master
servicer default may increase the risk of payment         servicing of the home equity loans may be transferred to the indenture trustee or an alternate
application errors.                                       master servicer, as described under "The Agreements - Events of Default; Rights Upon Event of
                                                          Default" in the prospectus.  In the event of such a transfer of master servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.

The ratings of the offered notes are based primarily on   The ratings on the offered notes depend primarily on an assessment by the rating agencies of
the financial strength of the credit enhancer.            various factors including the structural and legal aspects of the transaction and the financial strength of the credit enhancer. Any reduction of the rating assigned to the financial strength of the credit enhancer may cause a corresponding reduction in the rating assigned to the offered notes. A reduction in the rating assigned to the offered notes will reduce the market value of these notes and may affect the ability of investors in these notes to sell them.  See "Ratings"
                                                          in this prospectus supplement.

Limited Obligation
Payments on the home equity loans, together with the      Credit enhancement on the Class I Notes includes excess interest, overcollateralization and the
related policy, are the sole source of payments on your   group I policy.  Credit enhancement on the Class A-II Notes includes excess interest,
notes.                                                    overcollateralization and the group II policy.  None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the term notes.  If any losses are incurred on the home equity loans that are not covered by the applicable credit enhancement, the holders of the related classes of term notes will bear the risk of these losses.

Liquidity Risks
You may have to hold your                                 A secondary market for your term notes may not develop.  Even if a secondary market does develop,
term notes to maturity if their marketability is          it may not continue, or it may be illiquid.  Illiquidity means you may not be able to find a
limited.                                                  buyer to buy your securities readily or at prices that will enable you to realize a desired yield.  Illiquidity can have an adverse effect on the market value of the offered notes.

                                                          Any class of term notes may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment or that have been structured to meet the investment requirements of limited categories of investors.

Special Yield and Prepayment Considerations

The yield to maturity on your notes will vary depending   The yield to maturity of your notes will depend on a variety of factors, including:
on the rate of prepayments.
                                                          o    the rate and timing of principal payments on the home equity loans, including payments in excess of required installments, prepayments in full, defaults and liquidations, and repurchases;

                                                          o    with respect to the Class II Notes only, the rate and timing of new draws on the group
                                                               II loans;

                                                          o    interest shortfalls due to mortgagor prepayments for the home equity loans and the availability of excess interest on the home equity loans to cover those shortfalls;

                                                          o    the note rate on your notes; and

                                                          o    the price at which you purchase your notes.

                                                          The rates of principal prepayment and default on the home equity loans and the rate of draws in the case of the group II loans, are some of the most important and least predictable of these factors.

                                                          In general, if you purchase a note at a price higher than its outstanding security balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated.  Conversely, if you purchase your note at a price lower than its outstanding security balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The home equity loans with interest only payments may     As of the cut-off date, approximately 22.5% of the group I loans require the related borrowers to
affect the yield on the offered notes.                    make monthly payments of accrued interest, but not principal, for up to the first ten years following origination.  Interest during that period is calculated at a fixed mortgage rate.
                                                          Approximately 90.8% of the group II loans require the related borrowers to make monthly payments of accrued interest, but not principal, for up to the first fifteen years following origination.
                                                          After the interest only period, the related borrower's monthly payment will be recalculated to cover both interest and principal so that the home equity loan will be paid in full by its final payment date.  As a result, if the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.

                                                          In addition, because no scheduled principal payments are required to be made on these home equity loans for a period of time, the offered notes will receive smaller principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these home equity loans.  Absent other considerations, this slower rate of principal distributions will result in longer weighted average lives of the offered notes than would otherwise be the case if none of the home equity loans had interest only periods.

The rate of prepayments on the home equity loans will     Since borrowers can generally prepay their home equity loans at any time, the rate and timing of
vary depending on future market conditions and other      principal payments on the term notes entitled to receive principal are highly uncertain.
factors.                                                  Generally, when market interest rates increase, mortgagors are less likely to prepay their home equity loans.  This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate of your notes.  On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home equity loans.  This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the note rate.  In addition, due to the revolving feature of the group II loans, the rate of principal payments may be unrelated to changes in market rates of interest.

                                                          Refinancing programs, which may involve soliciting all or some of the borrowers to refinance their home equity loans, may increase the rate of prepayments on the home equity loans.  These programs may be conducted by the master servicer or any of its affiliates, the subservicer or an unaffiliated third party.

                                                          Approximately 12.1% of the group I loans and none of the group II loans provide for the payment of a prepayment charge during a specified period.  Prepayment charges, if enforced, may reduce the rate of prepayment on the home equity loans until the end of the related prepayment charge period.

                                                          See "Description of the Home Equity Loan Pool-Loan Group I" and "Description of the Home Equity
                                                          Loan Pool-Loan Group II" in this prospectus supplement and "Yield and Prepayment Considerations"
                                                          in the prospectus.

The yield on your notes will be affected by the           The offered notes of each class have different yield considerations and different sensitivities specific terms that apply to that class discussed below.  to the rate and timing of principal payments.  The following is a general discussion of some yield considerations and prepayment sensitivities of each class.

                                                          See "Yield and Prepayment Considerations" in this prospectus supplement.

Class I Notes                                             The Class I Notes are subject to various priorities for payment of principal as described in this prospectus supplement.  As more fully described below, principal payments received with respect to the group I loans will generally be paid first to holders of the Class A-I-6 Notes, in an amount equal to the Class A-I-6 lockout payment amount for that payment date, until the outstanding security balance thereof has been reduced to zero, then to holders of the Class A-I-1
                                                          Notes, until the outstanding security balance thereof has been reduced to zero, then to holders of the Class A-I-2 Notes, until the outstanding security balance thereof has been reduced to zero, then to holders of the Class A-I-3 Notes, until the outstanding security balance thereof has been reduced to zero, then to holders of the Class A-I-4 Notes, until the outstanding security balance thereof has been reduced to zero, then to holders of the Class A-I-5 Notes, until the outstanding security balance thereof has been reduced to zero, and then to holders of the Class A-I-6 Notes, until the outstanding security balance thereof has been reduced to zero.
                                                          Payments of principal on the Class I Notes having an earlier priority of payment will be affected by the rates of prepayment of the group I loans early in the life of the home equity pool.  Those classes of Class I Notes with a later priority of payment will be affected by the rates of prepayment of the group I loans experienced both before and after the commencement of principal payments on those classes since these classes will be outstanding for a longer period of time.
                                                          See "Description of the Notes-Principal Distributions" in this prospectus supplement.

Holders of the Class A-I-6 Notes will receive delayed     It is not expected that the Class A-I-6 Notes will receive any distributions of principal until
distributions of principal.                               the payment date in June 2010.  Until the payment date in June 2013, the Class A-I-6 Notes may receive a portion of principal payments that is smaller than its pro rata share of principal payments.  On and after the payment date in June 2014, the Class A-I-6 Notes will receive an amount greater than its pro rata share of principal payments.
                                                          See "Description of the Notes-Principal Distributions" in this prospectus supplement.

The note rates on the notes are subject to caps.          The note rates on the Class I Notes and the Class A-II Notes are subject to a cap. The cap on the
                                                          Class I Notes will be calculated by reference to the weighted average net mortgage rate of the group I loans, adjusted to account for any premium paid under the financial guaranty insurance policy in respect of the Class I Notes due to the credit enhancer.  With respect to the Class
                                                          A-I-1 Notes, the cap will be further adjusted to account for the actual over 360-day interest calculation method.  The cap on the Class A-II Notes is calculated by reference to the weighted average net mortgage rate of the group II loans as adjusted to account for any premium paid under the financial guaranty insurance policy in respect of the Class II Notes due to the credit enhancer, and as further adjusted to account for the actual over 360-day interest calculation method.  Therefore, the prepayment of the home equity loans in a loan group with higher mortgage rates may result in a lower note rate on the related classes of notes. If the prime rate, which determines the interest rates on the group II loans, is lower than anticipated by an investor, the net mortgage rates on the group II loans will be lower than anticipated.  In addition, the note rates on the Class A-I-1 Notes and the Class A-II Notes are subject to a cap of 14.00% per annum and 17.25% per annum, respectively.

                                                          If the interest on the Class I Notes is limited by the weighted average of the net mortgage rates of the group I loans, adjusted as described above, the difference between (a) the rate of LIBOR plus the applicable margin (but not more than 14.00% per annum), in the case of the Class A-I-1
                                                          Notes, and the fixed rate specified on page S-6 of this prospectus supplement, in the case of the
                                                          Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5 and Class A-I-6 Notes, and (b) the weighted average of the net mortgage rates of the group I loans, adjusted as described above, will create a group I net WAC cap shortfall that will carry forward with interest thereon.  Any group I net
                                                          WAC cap shortfall allocated to the Class I Notes will not be covered by the group I policy issued by the credit enhancer and will only be payable from excess interest on the group I loans to the extent available for that purpose in current and future periods. Group I net WAC cap shortfalls may remain unpaid on the final payment date for the Class I Notes.

                                                          If the interest on the Class A-II Notes is limited by the weighted average of the net mortgage rates of the group II loans, adjusted as described above, the difference between (a) the rate of
                                                          LIBOR plus the applicable margin (but not more than 17.25% per annum) and (b) the weighted average of the net mortgage rates of the group II loans, adjusted as described above, will create a group II net WAC cap shortfall that will carry forward with interest thereon.  Any group II net
                                                          WAC cap shortfall allocated to the Class A-II Notes will not be covered by the group II policy issued by the credit enhancer and will only be payable from excess interest on the group II loans to the extent available for that purpose in current and future periods. Group II net WAC cap shortfalls may remain unpaid on the final payment date for the Class A-II Notes.

                                                           See "Description of the Securities-Interest Payments on the Notes" in this prospectus supplement.

The recording of mortgages in the name of MERS may        The mortgages or assignments of mortgage for some of the home equity loans have been or may be
affect the yield on the notes.                            recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS® System.  However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the indenture trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the notes.

                                                          The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry.  Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and additional costs could in turn delay the distribution of liquidation proceeds to noteholders and increase the amount of losses on the home equity loans.

                                                          For additional information regarding MERS and the MERS® System, see "Description of the Home
                                                          Equity Loan Pool-General" in this prospectus supplement and "Description of the
                                                          Securities-Assignment of the Trust Assets" in the prospectus.
Bankruptcy Risks
Bankruptcy proceedings could delay or reduce              The transfer of the home equity loans from Residential Funding Company, LLC to the depositor is
distributions on the offered notes.                       intended by the parties to be and has been documented as a sale.  However, if Residential Funding
                                                          Company, LLC were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the home equity loans as a loan secured by the home equity loans or to consolidate the home equity loans with the assets of Residential Funding Company, LLC.  Any such attempt could result in a delay in or reduction of collections on the home equity loans available to make payments on the offered notes.

                                                          See "Description of the Securities-Limited Home Equity Loan Purchase Right" in this prospectus supplement.

The bankruptcy of a borrower may increase the risk of     If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court may require
loss on a home equity loan.                               modifications of the terms of a home equity loan without a permanent forgiveness of the principal amount of the home equity loan.  Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a home equity loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original home equity loan payment schedule, even though the lender accelerated the home equity loan and final judgment of foreclosure had been entered in state court.  In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

                                                            Issuing Entity

         The Home  Equity Loan Trust  2007-HSA3,  the  issuing  entity,  is a  statutory  trust  formed  under the laws of the State of
Delaware pursuant to an amended and restated trust agreement,  to be dated as of the closing date,  between the depositor and the owner trustee.  The  issuing  entity  will issue  $799,532,000  aggregate  principal  amount of Home Equity  Loan-Backed  Term Notes,  Series
2007-HSA3,  and Home Equity Loan-Backed  Variable Funding Notes,  Series 2007-HSA3.  These notes will be issued under an indenture,  to be dated as of the closing date,  between the issuing  entity and the indenture  trustee.  The indenture is governed by the laws of the
State of New York.  Under the trust  agreement,  the issuing  entity will issue four classes of Home Equity  Loan-Backed  Certificates,
Series 2007-HSA3.  The notes and the certificates are collectively  referred to in this prospectus  supplement as the securities.  Only the term  notes are  offered  by this  prospectus  supplement.  The  issuing  entity  will not have any  additional  equity.  The trust agreement  authorizes  the trust to engage only in  acquiring  and holding  the home equity  loans and the other  assets of the issuing entity and related proceeds,  issuing the notes and the certificates,  making payments on the notes and the certificates,  and engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

         The trust agreement provides that the depositor assigns to the issuing entity for the benefit of the  securityholders  and the credit  enhancer  without  recourse all the right,  title and interest of the depositor in and to the home equity  loans.  Furthermore, the trust  agreement  states that,  although it is intended  that the  conveyance  by the  depositor to the issuing  entity of the home equity loans be construed as a sale,  the  conveyance  of the home equity loans shall also be deemed to be a grant by the  depositor to the issuing  entity of a security  interest in the home equity loans and related  collateral.  The indenture  provides that the issuing entity pledges to the indenture  trustee for the benefit of the noteholders  and the credit  enhancer all right,  title and interest of the issuing  entity in and to the home equity  loans to secure the payment of principal of and interest on the notes and amounts due to the credit enhancer.

         The issuing entity's  principal offices are in Wilmington,  Delaware,  in care of Wilmington Trust Company,  as owner trustee, at the address listed below under "The Owner Trustee".

         Some  capitalized  terms  used  in  this  prospectus   supplement  have  meanings  given  below  under   "Description  of  the
Securities-Glossary of Terms" or in the prospectus under "Glossary".

                                                      Sponsor and Master Servicer

         Residential Funding Company,  LLC, a Delaware limited liability company, or Residential Funding,  buys residential home equity loans under several loan purchase programs from home equity loan originators or sellers  nationwide,  including  affiliates,  that meet its  seller/servicer  eligibility  requirements and services home equity loans for its own account and for others. See "The Trust Asset
Program" in the prospectus for a general description of applicable  seller/servicer  eligibility  requirements.  Residential  Funding's principal  executive  offices are located at 8400 Normandale Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437. Its telephone number is (952)  857-7000.  Residential  Funding  conducts  operations  from its  headquarters  in Minneapolis and from offices located primarily in California,  Texas,  Maryland,  Pennsylvania and New York.  Residential Funding finances its operations  primarily through its securitization program.

         Residential  Funding  converted  from a Delaware  corporation  to a  Delaware  limited  liability  company on October 6, 2006.
Residential  Funding  was  formerly  known as  Residential  Funding  Corporation.  Residential  Funding  was  founded in 1982 and began operations  in 1986,  acquiring,  servicing  and  securitizing  residential  jumbo  mortgage  loans  secured by first  liens on one- to four-family  residential properties.  GMAC LLC, formerly known as General Motors Acceptance Corporation,  purchased Residential Funding in 1990.  In 1995,  Residential  Funding  expanded its business to include  second lien mortgage  loans,  such as the home equity loans described in this prospectus supplement.

Sponsor Securitization Experience

         The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans, including home equity loans, sponsored by Residential Funding for the past five years and for the three months ended March 31, 2007, calculated as of year end or quarter end, as applicable.  The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                   Sponsor Securitization Experience

First Lien Mortgage Loans
                                                                                                                                                        Three Months Ended
Volume by Principal Balance                   2002                  2003                  2004                  2005                  2006                    3/31/07
Prime Mortgages (1)                   $16,177,753,813       $18,964,072,062       $11,953,278,792       $24,149,038,614            $40,241,885,054        $10,064,255,776
Non-Prime Mortgages (2)               $15,475,700,554       $27,931,235,627       $24,408,531,445       $27,928,496,334            $21,581,547,796         $4,347,251,095
Total                                 $31,653,454,367       $46,895,307,689       $36,361,810,237       $52,077,534,948            $61,823,432,850        $14,411,506,871
Prime Mortgages (1)                            51.11%                40.44%                32.87%                46.37%                     65.09%                  69.83%
Non-Prime Mortgages (2)                        48.89%                59.56%                67.13%                53.63%                     34.91%                  30.17%
Total                                         100.00%               100.00%               100.00%               100.00%                    100.00%                 100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                           (1.28)%                17.22%              (36.97)%               102.03%                     66.64%                     -
Non-Prime Mortgages (2)                       104.52%                80.48%              (12.61)%                14.42%                   (22.73)%                     -
Total                                          32.14%                48.15%              (22.46)%                43.22%                     18.71%                     -

Junior Lien Mortgage Loans
                                                                                                                                                     Three Months Ended
Volume by Principal Balance                   2002                 2003                  2004                  2005                     2006               3/31/07
Prime Mortgages (1)                   $2,875,005,049        $3,207,008,585        $2,085,015,925        $2,409,506,573             $3,012,549,922            $804,306,507
Non-Prime Mortgages (2)                           -                     -                     -                     -                           -                       -
Total                                 $2,875,005,049        $3,207,008,585        $2,085,015,925        $2,409,506,573             $3,012,549,922            $804,306,507
Prime Mortgages (1)                          100.00%                100.00%               100.00%               100.00%                    100.00%                 100.00%
Non-Prime Mortgages (2)                           -                     -                     -                     -                           -                       -
Total                                        100.00%                100.00%               100.00%               100.00%                    100.00%                 100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                           17.90%                 11.55%              (34.99)%                15.56%                     25.03%                    -
Non-Prime Mortgages (2)                           -                      -                     -                     -                          -                     -
Total                                         17.90%                 11.55%              (34.99)%                15.56%                     25.03%                    -

First Lien Mortgage Loans
                                                                                                                                                     Three Months Ended
Volume by Number of Loans                      2002                  2003                  2004                  2005                      2006             3/31/07
Prime Mortgages (1)                           68,077                86,166                55,773                91,631                    141,188                  31,620
Non-Prime Mortgages (2)                      136,789               200,446               170,696               173,796                    132,069                  24,801
Total                                        204,866               286,612               226,469               265,427                    273,257                  56,421
Prime Mortgages (1)                            33.23%                30.06%                24.63%                34.52%                     51.67%                  56.04%
Non-Prime Mortgages (2)                        66.77%                69.94%                75.37%                65.48%                     48.33%                  43.96%
Total                                         100.00%               100.00%               100.00%               100.00%                    100.00%                 100.00%

Percentage Change from
Prior Year(3)
Prime Mortgages (1)                            17.87%                26.57%              (35.27)%                64.29%                     54.08%                     -
Non-Prime Mortgages (2)                        91.47%                46.54%              (14.84)%                 1.82%                   (24.01)%                     -
Total                                          58.56%                39.90%              (20.98)%                17.20%                      2.95%                     -
Junior Lien Mortgage Loans
Volume by                                                                                                                                            Three Months Ended
Number of Loans                                2002                  2003                  2004                  2005                       2006           3/31/07
Prime Mortgages (1)                           73,188                84,962                51,614                53,071                     60,951                  14,655
Non-Prime Mortgages (2)                            -                     -                     -                     -                          -                       -
Total                                         73,188                84,962                51,614                53,071                     60,951                  14,655

Prime Mortgages (1)                           100.00%               100.00%               100.00%               100.00%                    100.00%                 100.00%
Non-Prime Mortgages (2)                            -                     -                     -                     -                          -                       -
Total                                         100.00%               100.00%               100.00%               100.00%                    100.00%                 100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                            16.26%                16.09%              (39.25)%                 2.82%                     14.85%                     -
Non-Prime Mortgages (2)                            -                     -                     -                     -                          -                      -
Total                                          16.26%                16.09%              (39.25)%                 2.82%                     14.85%                     -
________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
     Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         Master Servicer Servicing Experience

         The  following  tables set forth the annual  outstanding  principal  balance,  calculated  as of year end or quarter  end,  as applicable,  of mortgage loans master serviced by Residential  Funding for the past five years and for the three months ended March 31,
2007, and the number of such loans for the same period.  The  percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                                       Master Servicer Servicing Experience

First Lien Mortgage Loans
Volume by Outstanding Principal                                                                                                                     Three Months Ended
Balance                                       2002                  2003                  2004                 2005                 2006                  3/31/07
Prime Mortgages (1)                    $43,282,264,857       $33,749,084,171       $32,453,682,854       $47,935,800,813      $83,052,457,702         $91,791,468,815
Non-Prime Mortgages (2)                $24,910,565,613       $39,334,697,127       $50,509,138,736       $53,938,083,312      $57,013,557,376         $57,316,493,006
Total                                  $68,192,830,470       $73,083,781,298       $82,962,821,590      $101,873,884,125     $140,066,015,078        $149,107,961,821
Prime Mortgages (1)                              63.47%                46.18%                39.12%                47.05%               59.30%                  61.56%
Non-Prime Mortgages (2)                          36.53%                53.82%                60.88%                52.95%               40.70%                  38.44%
Total                                           100.00%               100.00%               100.00%               100.00%              100.00%                 100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                             (15.75)%             (22.03)%               (3.84)%                47.71%               73.26%                      -
Non-Prime Mortgages (2)                          51.62%                57.90%                28.41%                 6.79%                5.70%                      -
Total                                             0.57%                 7.17%                13.52%                22.79%               37.49%                      -

Junior Lien Mortgage Loans
Volume by Outstanding Principal                                                                                                                       Three Months Ended
Balance                                       2002                  2003                  2004                  2005                  2006                 3/31/07
Prime Mortgages (1)                    $4,102,615,571         $4,365,319,862        $5,135,640,057        $5,476,133,777     $  8,536,345,778        $  9,066,815,231

Non-Prime Mortgages (2)                            -                       -                     -                     -                    -                                   -
Total                                  $4,102,615,571         $4,365,319,862        $5,135,640,057        $5,476,133,777     $  8,536,345,778        $  9,066,815,231
Prime Mortgages (1)                             100.00%               100.00%               100.00%               100.00%              100.00%                 100.00%
Non-Prime Mortgages (2)                            -                     -                     -                     -                      -                       -
Total                                           100.00%               100.00%               100.00%               100.00%              100.00%                 100.00%

Percentage Change from
Prior Year(3)
Prime Mortgages (1)                              16.79%                 6.40%                17.65%                 6.63%               55.88%                      -
Non-Prime Mortgages (2)                           -                     -                     -                     -                       -                       -
Total                                            16.79%                 6.40%                17.65%                 6.63%               55.88%                      -

First Lien Mortgage Loans
                                                                                                                                                      Three Months Ended
Volume by Number of Loans                        2002                  2003                  2004                  2005                 2006                 3/31/07
Prime Mortgages (1)                            202,938               168,654               156,745               201,903              312,825                 340,203
Non-Prime Mortgages (2)                        242,625               341,863               414,639               411,550              405,577                 395,809
Total                                          445,563               510,517               571,384               613,453              718,402                 736,012
Prime Mortgages (1)                              45.55%                33.04%                27.43%                32.91%               43.54%                  46.22%
Non-Prime Mortgages (2)                          54.45%                66.96%                72.57%                67.09%               56.46%                  53.78%
Total                                           100.00%               100.00%               100.00%               100.00%              100.00%                 100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                            (14.71)%              (16.89)%               (7.06)%                28.81%               54.94%                      -
Non-Prime Mortgages (2)                          44.37%                40.90%                21.29%               (0.74)%              (1.45)%                      -
Total                                             9.74%                14.58%                11.92%                 7.36%               17.11%                      -

Junior Lien Mortgage Loans
Volume by Percentage of Number of                                                                                                                     Three Months Ended
Loans                                            2002                  2003                  2004                  2005                 2006                 3/31/07
Prime Mortgages (1)                            118,773               127,833               147,647               143,713              199,652                 208,178
Non-Prime Mortgages (2)                              -                     -                     -                     -                    -                       -
Total                                          118,773               127,833               147,647               143,713              199,652                 208,178
Prime Mortgages (1)                             100.00%               100.00%               100.00%               100.00%              100.00%                 100.00%
Non-Prime Mortgages (2)                              -                     -                     -                     -                    -                       -
Total                                           100.00%               100.00%               100.00%               100.00%              100.00%                 100.00%
Percentage Change from
Prior Year(3)
Prime Mortgages (1)                              14.16%                 7.63%                15.50%               (2.66)%               38.92%                      -
Non-Prime Mortgages (2)                           -                     -                     -                        -                    -                       -
Total                                            14.16%                 7.63%                15.50%               (2.66)%               38.92%                      -
_________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
     Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         Residential  Funding's overall  procedures for originating and acquiring home equity loans are described under "Description of the  Home  Equity  Loan  Pool -  Underwriting  Standards"  in this  prospectus  supplement.  Residential  Funding's  material  role and responsibilities  in this  transaction,  including as master  servicer,  are  described in the base  prospectus  under "The Trust Asset
Program - Qualification  of Sellers" and  "Description of the Securities - Repurchases of Loans" and "- Limited Right of  Substitution"
and in this prospectus supplement under "Description of the Servicing Agreement - The Master Servicer and Subservicer."

         Residential  Funding's  wholly-owned  subsidiary,  Homecomings  Financial,  LLC,  or  Homecomings,   originated  and  sold  to
Residential  Funding  34.9% of the  group I loans  and  40.3% of the  group  II loans  included  in the  home  equity  loan  pool.  See
"Affiliations  Among Transaction  Parties,"  "Description of the Home Equity Loan Pool - Originators" and "Description of the Servicing
Agreement - The Master Servicer and Subservicers" in this prospectus supplement.

                                                Affiliations Among Transaction Parties

   The diagram below illustrates the ownership structure among the affiliated transaction parties.

GMAC LLC
(GMAC)
Residential Capital, LLC
Residential Funding Company, LLC
(Sponsor and Master Servicer)
Residential Funding
Mortgage Securities II, Inc.
(Depositor)
GMAC Mortgage, LLC
(Subservicer)
GMAC Bank
Homecomings Financial, LLC
(Subservicer)

                                               Description of the Home Equity Loan Pool

General

         Information  with respect to Loan Group I, which will consist of 11,268  primarily  second lien,  fixed rate,  closed end home equity loans, or HELs, with an aggregate  unpaid  principal  balance of  approximately  $591,103,281 as of the close of business on the business day prior to the cut-off date, is presented in this  prospectus  supplement.  The final home equity loan pool for Loan Group I is expected to have an aggregate  principal balance of $591,104,000 and this variance may affect the  characteristics of the final home equity  loan pool for Loan  Group I. The  aggregate  principal  balance  of the home  equity  loans in Loan  Group I and the  aggregate principal  amount of the Class I Notes may vary by up to 5% from the amounts  presented in this prospectus  supplement.  The sum of the aggregate  principal  amount of the  Class I Notes and the Group I  Overcollateralization  Amount as of the  closing  date will  equal, subject to rounding,  the  aggregate  principal  balance of the home equity loans in Loan Group I as of the cut-off  date.  Information with respect to Loan Group II, which will consist of 4,146 primarily  second lien,  adjustable rate home equity revolving credit loans, or HELOCs,  with an aggregate  unpaid principal  balance of approximately  $239,848,476 as of the close of business on the business day prior to the cut-off date, is presented in this  prospectus  supplement.  The final home equity loan pool for Loan Group II is expected to have an aggregate  principal balance of $239,849,000 and this variance may affect the  characteristics of the final home equity loan pool for Loan Group II. The aggregate  principal  balance of the home equity loans in Loan Group II and the aggregate  principal amount of the  Class II Notes  may vary by up to 5% from  the  amounts  presented  in this  prospectus  supplement.  The sum of the  aggregate principal  amount of the Class II Notes and the Group II  Overcollateralization  Amount as of the closing  date will equal,  subject to rounding,  the aggregate  principal  balance of the home equity loans in Loan Group II as of the cut-off  date.  All of the home equity loans are  secured  by fee simple  interests  in one- to  four-family  residential  properties.  Loan  Group II also will  include  any additions made on and after the cut-off date as a result of additional  balances or draws made pursuant to the  applicable  credit line agreement  after such date except under the  circumstances  described in this prospectus  supplement.  The HELs are also referred to in this  prospectus  supplement  as the Group I Loans and the HELOCs are also  referred to in this  prospectus  supplement as the Group II
Loans.  The HELs and the HELOCs are collectively referred to in this prospectus supplement as home equity loans.

         The home equity loans were selected for  inclusion in the home equity loan pool from among the home equity loans  purchased in connection  with the Home Equity Program  described below based on the sponsor's  assessment of investor  preferences and rating agency criteria.  See "-Underwriting Standards" below.

         Residential Funding Company,  LLC will make  representations and warranties  regarding the home equity loans sold by it on the date of issuance of the notes.  Residential Funding Company,  LLC will be required to repurchase or substitute for any home equity loan sold by it as to which a breach  of its  representations  and  warranties  relating  to that home  equity  loan  occurs  if the  breach materially  adversely  affects the interests of the noteholders or the credit enhancer in the home equity loan. See "Description of the
Securities-Representations Relating to Loans" and "Description of the Securities-Repurchases of Loans" in the prospectus.

         The original  mortgages  for some of the home equity loans have been,  or in the future may be, at the sole  discretion of the master  servicer,  recorded  in the name of  Mortgage  Electronic  Registration  Systems,  Inc.,  or MERS,  solely as  nominee  for the originator  and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole  discretion  of the master  servicer,  registered  electronically  through the MERS®  System.  In some other  cases,  the original mortgage was recorded in the name of the originator of the home equity loan,  record  ownership was later  assigned to MERS,  solely as nominee for the owner of the home equity loan,  and  subsequent  assignments of the mortgage were, or in the future may be, at the sole discretion  of the master  servicer,  registered  electronically  through the MERS® System.  For each of these home equity loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the indenture  trustee, and does not have any  interest  in the home  equity  loan.  As of the  cut-off  date,  approximately  92.88% of the Group I Loans were recorded  in the name of MERS and  approximately  95.53%  of the  Group II Loans  were  recorded  in the name of MERS.  For  additional information  regarding the recording of mortgages in the name of MERS, see "Yield and  Prepayment  Considerations"  in this  prospectus supplement and "Description of the Securities-Assignment of the Trust Assets" in the prospectus.

         Approximately  0.3% of the aggregate  principal  balance of the Group I Loans and 1.5% of the aggregate  principal  balance of the Group II Loans are secured by home equity  loans that are  seasoned  loans,  or loans that have been  outstanding  for more than 12 months from the date of  origination.  In most cases,  the seller will have less detailed  information  concerning  the  origination of seasoned  loans than it will have  concerning  newly-originated  loans.  In  evaluating  seasoned  loans,  the seller may place greater weight on  payment  history or market and other  economic  trends and less  weight on  underwriting  factors  usually  applied to newly originated  loans. In the case of some seasoned loans,  the values used in calculating LTV ratios may no longer be accurate  valuations of the mortgaged  properties.  Some mortgaged  properties may be located in regions where property  values have declined  significantly since the time of origination.  In reviewing seasoned loans, the seller may take into  consideration,  in addition to or in lieu of the factors  described  above,  the borrower's  actual payment  history in assessing a borrower's  current  ability to make payments on the loan.

         Unless otherwise  specified,  all aggregate  principal balances of the home equity loans in this prospectus  supplement are as of the close of business on the business day prior to the cut-off date and are rounded to the nearest  dollar,  and all percentages are approximate  percentages  by  aggregate  principal  balance as of the close of business on the  business  day prior to the cut-off date except as otherwise indicated.

Compliance with Local, State and Federal Laws

         Residential  Funding  Company,  LLC, as seller,  will  represent  and  warrant,  as of the date of issuance of the notes,  the following:

o        None of the  Group I Loans  are  subject  to the  Home  Ownership  and  Equity  Protection  Act of  1994,  referred  to as the
         Homeownership Act.  None of the Group II Loans are subject to the Homeownership Act.

o        Each home equity loan at the time it was  originated  complied in all  material  respects  with  applicable  local,  state and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

o        None of the home equity loans are loans that,  under  applicable  state or local law in effect at the time of  origination  of the loan,  are  referred to as (1) "high cost" or  "covered"  loans or (2) any other  similar  designation  if the law imposes greater  restrictions or additional  legal liability for  residential  mortgage loans with high interest rates,  points and/or fees.

o        None of the proceeds of the home equity loans were used to finance the purchase of single premium credit insurance policies.

o        None of the home equity loans contain prepayment penalties that extend beyond five years after the date of origination.

         Residential  Funding  Company,  LLC will be required to repurchase or substitute for any home equity loan that violates any of these  representations  and  warranties,  if that violation  materially and adversely  affects the interests of the  noteholders or the credit enhancer in that home equity loan.

         Residential  Funding  Company,  LLC is opposed to predatory  lending  practices as a matter of corporate  policy.  Residential
Funding  Company,  LLC maintains  policies and procedures  that are designed to ensure that it does not purchase home equity loans that are subject to the Homeownership  Act. However,  there can be no assurance that these policies and procedures will assure that each and every home equity loan complies with all applicable origination laws in all material respects.

         See "Certain Legal Aspects of the Trust Assets and Related Matters-Trust Assets Secured by Mortgages on Mortgaged Property."

Loan Group I

         The Group I Loans will consist of  conventional,  closed-end,  fixed-rate,  fully-amortizing  and balloon  payment home equity loans with terms to maturity of generally  five,  ten,  fifteen,  twenty,  twenty-five  or thirty years from the date of origination or modification.  Approximately  99.87% of the cut-off  date  principal  balance of the Group I Loans are  secured by second  liens on fee simple  interests in one- to  four-family  residential  properties  and the remainder  are secured by first liens.  The proceeds of the
Group I Loans generally were used by the related borrowers for:

•        purchase of the related mortgaged property,

•        debt consolidation,

•        home improvement,

•        the partial refinancing of the related mortgaged property,

•        provision of a limited amount of cash to the borrower, or

•        other purposes, including a combination of any of the above.

         As to approximately  88.4% of the cut-off date principal  balance of the Group I Loans,  the borrower  represented at the time of  origination  that the related  mortgaged  property  would be  owner-occupied  as a primary,  second or vacation home. As to Group I
Loans which have been modified,  references in this prospectus  supplement to the date of origination shall be deemed to be the date of the most recent modification.

         The principal  balance of a Group I Loan, other than a liquidated  Group I Loan, on any day is equal to its principal  balance as of close of business on the business day prior to the cut-off date,  minus all collections  credited  against the principal  balance of the Group I Loan on or after the  cut-off  date in  accordance  with the  related  mortgage  note prior to that day.  The  principal balance of a liquidated Group I Loan after final recovery of  substantially  all of the related  liquidation  proceeds which the master servicer reasonably expects to receive will be zero.

         Origination

         The Group I Loans were acquired by Residential Funding Company,  LLC, as seller,  under its home equity program on a servicing released  basis,  from  unaffiliated  sellers as described in this prospectus  supplement and in the prospectus,  except in the case of
34.9% of the Group I Loans, which were purchased by the seller through its affiliate Homecomings Financial,  LLC or Homecomings,  which is an  affiliate  of the  seller.  Approximately  11.3% of the  Group I Loans  were  purchased  from CTX  Mortgage  Company.  Except as described in the preceding  sentence,  no unaffiliated  seller sold more than 10% of the Group I Loans to Residential  Funding Company,
LLC.  Approximately  95.3% of the Group I Loans are being  subserviced by Homecomings and  approximately  4.7% of the Group I Loans are being  subserviced by GMAC Mortgage,  LLC, an affiliate of  Residential  Funding  Company,  LLC. See "The Master  Servicer-The  Initial
Subservicer" in this prospectus supplement.

         Prepayment Charges

         Approximately  12.1% of the Group I Loans  provide  for  payment  of a  prepayment  charge,  if these  loans  prepay  within a specified time period.  The prepayment  charge,  in most cases, is the maximum amount permitted under  applicable  state law.  However, some state laws restrict the imposition of prepayment  charges even when the home equity loans expressly  provide for the collection of those charges.  See "Yield and Prepayment  Considerations" in this prospectus  supplement.  Prepayment charges and late payment charges received on the home equity loans will not be available for payment on the notes.

         Payments on the Group I Loans

         Approximately  95.2% of the Group I Loans are  actuarial  home equity  loans,  on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

         Approximately  4.8% of the Group I Loans  provide for simple  interest  payments  and are  referred to as the simple  interest loans.  These Group I Loans require that each monthly  payment  consist of an installment of interest which is calculated  according to the simple interest method.  This method  calculates  interest using the basis of the outstanding  principal balance of the home equity loan  multiplied  by the loan rate and further  multiplied  by a fraction,  the  numerator of which is the number of days in the period elapsed since the preceding  payment of interest was made and the  denominator  of which is the number of days in the annual period for which interest  accrues on the home equity loan. As monthly  payments are received on the Group I Loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

         Accordingly,  if a mortgagor  pays a fixed  monthly  installment  before its  scheduled  due date,  the portion of the payment allocable  to interest for the period  since the  preceding  payment was made will be less than it would have been had the payment been made as scheduled,  and the portion of the payment  applied to reduce the unpaid  principal  balance will be  correspondingly  greater.
However,  the next succeeding  payment will result in a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.  Alternatively,  if a mortgagor pays a fixed monthly  installment  after its scheduled due date, the portion of the payment  allocable to interest for the period since the preceding  payment was made will be greater than it would have been had the payment been made as scheduled,  and the remaining portion,  if any, of the payment applied to reduce the unpaid principal balance will be  correspondingly  less. If each scheduled  payment is made on or prior to its scheduled due date, the principal  balance of the home equity loan will amortize in the manner  described in the beginning of this paragraph.  However,  if the mortgagor  consistently  makes scheduled  payments after the scheduled due date the home equity loan will amortize more slowly than  scheduled.  Any remaining  unpaid principal is payable on the final maturity date of the home equity loan.

         Balloon Loans

         Approximately  63.9% of the Group I Loans are Balloon Loans,  which require monthly payments of principal based primarily on a
30-year amortization  schedule and have scheduled maturity dates of approximately  fifteen years from the due date of the first monthly payment,  in each case  leaving a balloon  payment due and payable on the  respective  scheduled  maturity  date.  The  existence  of a balloon  payment in most cases  requires the related  mortgagor to refinance the home equity loan or sell the mortgaged  property on or prior to the  scheduled  maturity  date.  The ability of a mortgagor to meet either of these  requirements  will be affected by several factors,  including the level of available  mortgage rates at the time of sale or refinancing,  the  mortgagor's  equity in the related mortgaged  property,  the financial condition of the mortgagor,  tax laws,  prevailing general economic conditions and the terms of any related  first lien home equity  loan.  None of the  depositor,  the master  servicer,  any  subservicer  or the  indenture  trustee is obligated to refinance  any Balloon  Loan.  The Group I Policy will not exclude  losses  incurred  upon  liquidation  of a Balloon Loan arising out of or in connection with the failure of the mortgagor to pay the balloon amount.

In addition, during a temporary period the monthly payments received on some of the home equity loans were applied in a manner that reduced the rate of principal amortization.  As a result, approximately 0.3% of the Group I Loans may have an unpaid principal balance on their scheduled maturity dates, assuming no prepayments, of greater than 1 time and not more than 44 times the related monthly payment.  It is not clear whether the related mortgagor will be legally obligated to pay the unpaid principal balance.  The payment of the amount at maturity for these home equity loans also may be subject to the same considerations as those for Balloon Loans as described in the preceding paragraph.

         Loan Group I Characteristics

         The Group I Loans will have the following characteristics as of the cut-off date, unless otherwise indicated below:

•        The  mortgage  rates of the Group I Loans  range  from  5.550%  per annum to 18.675%  per  annum,  with a weighted  average of approximately 10.7858% per annum.

•        The Group I Loans had  individual  principal  balances of at least $47 but not more than  $649,033  with an average  principal balance of approximately $52,459.

•        The combined LTV ratios of the Group I Loans range from 18.00% to 100.00%, with a weighted average of approximately 93.75%.

•        None of the Group I Loans will have been originated prior to March 2005 or will have a maturity date later than May 2037.

•        With  respect  to  approximately  25.0% and 10.7% of the Group I Loans,  the  related  mortgaged  properties  are  located  in
        California and Florida, respectively.

•        No Group I Loans will have a remaining term to stated maturity as of the cut-off date of less than 58 months.

•        The weighted average original term to maturity of the Group I Loans as of the cut-off date will be approximately 221 months.

•        The weighted average  remaining term to stated maturity of the Group I Loans as of the cut-off date will be approximately  220 months.

•        0.1% of the Group I Loans will be  fully-amortizing  home equity loans that have original  terms to maturity of  approximately five years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 60 months.

•        0.3% of the Group I Loans will be  fully-amortizing  home equity loans that have original  terms to maturity of  approximately ten years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 118 months.

•        4.7% of the Group I Loans will be  fully-amortizing  home equity loans that have original  terms to maturity of  approximately fifteen years,  with a weighted  average  remaining term to stated maturity as of the cut-off date of  approximately  179 months.

•        0.9% of the Group I Loans will be  fully-amortizing  home equity loans that have original  terms to maturity of  approximately twenty years,  with a weighted  average  remaining term to stated  maturity as of the cut-off date of  approximately  238 months.

•        7.7% of the Group I Loans will be  fully-amortizing  home equity loans that have original  terms to maturity of  approximately twenty-five or more years,  including  approximately  7.4% that have original terms to maturity of  approximately  thirty years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 356 months.

•        63.9% of the Group I Loans are Balloon Loans,  which have original terms to maturity of  approximately  fifteen years based on a 30 year  amortization  schedule,  with a weighted  average  remaining term to stated maturity as of the cut-off date of approximately 179 months.

•        22.5% of the Group I Loans will require the related  mortgagors  to pay interest  only on those home equity loans for a period of up to 10 years.

•        The  Group  I Loans  generally  contain  due-on-sale  clauses.  See  "Yield  and  Prepayment  Considerations-General"  in this prospectus supplement.

•        The Group I Loans have principal and interest payable monthly on the due date specified in each mortgage note.

•        35.8% of the Group I Loans  were  originated  under  full  documentation  programs.  The  remainder  of the Group I Loans were originated under alternative documentation programs.

•        No Group I Loan provides for deferred interest, negative amortization or future advances.

•        As of the cut-off  date,  none of the Group I Loans will be 30 days or more  delinquent  in payment of principal and interest.
        As of the cut-off date, 73 Group I Loans,  representing  approximately 0.7% of the Group I Loans, have been 30 to 59 days delinquent  in the payment of principal  and interest  during the twelve  months  preceding  the cut-off  date. As of the cut-off date, 22 Group I Loans, representing  approximately 0.2% of the Group I Loans, have been 60 to 89 days delinquent in the payment of principal  and  interest  during the twelve  months  preceding  the cut-off  date.  The issuing  entity expects  that  approximately  0.1% of the Group I Loans in the final  pool of Group I Loans  will have been 60 to 89 days delinquent  in the payment of principal  and interest  during the twelve  months  preceding  the cut-off  date. As of the cut-off  date,  none of the Group I Loans have been 90 or more days  delinquent  in the payment of principal and interest during the twelve months  preceding the cut-off date. For a description  of the  methodology  used to categorize  Group I
        Loans as delinquent, see "Static Pool Information" in this prospectus supplement.

Set forth in Annex II is a description of additional characteristics of the Group I Loans as of the cut-off date, except as otherwise indicated.

Loan Group II

         The Group II Loans will consist of adjustable rate, home equity revolving  credit loans.  Approximately  99.26% of the cut-off date  principal  balance of the Group II Loans are secured by second liens on fee-simple  interests in  one-to-four-family  residential properties  and the  remainder  are secured by first liens.  As to  approximately  95.7% of the cut-off date  principal  balance of the
Group II Loans, the borrower  represented at the time of origination that the related  mortgaged  property would be owner-occupied as a primary,  second or vacation home. As to Group II Loans that have been modified,  references in this prospectus  supplement to the date of origination shall be deemed to be the date of the most recent modification.

         Origination

         The Group II Loans were  originated  under  credit  line  agreements.  All of the Group II Loans were  acquired  by the seller under the seller's  home equity  program on a servicing  released  basis.  All of the Group II Loans were  acquired  from  unaffiliated sellers,  except for 40.3% of the Group II Loans which were  acquired  by the seller  from  Homecomings,  an  affiliate  of the seller.
Approximately  13.9% of the Group II Loans were purchased from First  National Bank of Nevada and  approximately  13.7% of the Group II
Loans were  purchased from Home Loan Center,  Inc.  Except as described in the preceding  sentence,  no  unaffiliated  seller sold more than 3.2% of the Group II Loans to Residential  Funding Company,  LLC.  Approximately 84.5% of the Group II Loans are being subserviced by Homecomings and approximately  15.5% of the Group II Loans are being subserviced by GMAC Mortgage,  LLC, an affiliate of Residential
Funding Company, LLC.

         Group II Loan Terms

         Interest on each Group II Loan is calculated  based on the average daily balance  outstanding  during the billing cycle.  With respect to each Group II Loan, the billing cycle is the calendar month preceding the related due date.

         As of the cut-off date,  the mortgage rate in effect on 66.7% of the Group II Loans will be an  introductory  or "teaser" rate that is lower, and may be significantly  lower,  than the mortgage rate that would have been in effect on those Group II Loans based on the related index and gross margin.  Therefore,  unless the related index  declines  after  origination of a Group II Loan, the related mortgage rate will generally  increase on the first  adjustment  date following  origination  of the Group II Loan.  Increased  monthly payments on Group II Loans may result in increased  delinquencies  and defaults on those Group II Loans.  The repayment of the Group II
Loans will be  dependent  on the ability of the  mortgagors  to make larger  monthly  payments or to  refinance  their home equity loan following adjustments of the mortgage rate.

         Each Group II Loan has a loan rate that is subject to  adjustments on each  adjustment  date to equal the sum of (a) the index and (b) the gross margin  specified in the related credit line  agreement;  provided,  however,  that the loan rate will in no event be greater  than the maximum  loan rate set forth in the related  credit line  agreement  and  subject to the maximum  rate  permitted  by applicable  law. The adjustment  date is the first day of each related  billing cycle beginning on the date specified in the applicable credit line  agreement.  The index for any  adjustment  date will be the prime rate for  corporate  loans at United  States  commercial banks,  as published in The Wall Street  Journal on the first  business day of the month in which the relevant  billing  cycle  begins.
If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States  commercial  banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

         Each Group II Loan had a term to maturity  from the date of  origination  of not more than 360 months.  The  borrower for each
Group II Loan may make a draw under the related  credit line  agreement at any time during the draw period.  The draw period  begins on the  related  origination  date and will be 5 years  with  respect to 1.9% of the Group II Loans,  7 years with  respect to 0.1% of the
Group II Loans,  10 years with respect to 65.8% of the Group II Loans and 15 years with respect to 6.2% of the Group II Loans,  in each case,  not including  the Group II Loans that are Balloon  Loans.  The maximum  amount of each draw under any Group II Loan is equal to the excess,  if any, of the credit limit over the  outstanding  principal  balance under such credit line agreement at the time of such draw.  Each Group II Loan may be prepaid in full or in part at any time and without  penalty,  but with  respect to each Group II Loan, the related  borrower  will have the right  during the related draw period to make a draw in the amount of any  prepayment  theretofore made with respect to such Group II Loan, up to the credit limit.  Each  borrower  generally  will have access to make draws with either checks or a credit card,  subject to  applicable  law. The credit line  agreement or mortgage  related to each Group II Loan  generally will contain a customary "due-on-sale" clause.

         A borrower's  rights to receive draws during the related draw period may be suspended,  or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

o        a materially adverse change in the borrower's financial circumstances;

o        a decline in the value of the mortgaged property significantly below its appraised value at origination; or

o        a payment default by the borrower.

         However,  a  suspension  or  reduction  generally  will not  affect the  payment  terms for  previously  drawn  balances.  The subservicers  and the master  servicer will have no obligation to  investigate as to whether any of those  circumstances  have occurred and may have no knowledge of their  occurrence.  Therefore,  there can be no assurance  that any  borrower's  ability to receive  draws will be suspended or reduced if the foregoing  circumstances  occur.  In the event of default under a revolving  credit loan, the Group
II Loan may be terminated and declared  immediately due and payable in full. For this purpose,  a default includes,  but is not limited to:

o        the borrower's failure to make any payment as required;

o        any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or

o        fraud or material misrepresentation by the borrower in connection with the revolving credit loan.

         Prior to the end of the related draw period or prior to the date of maturity for loans  permitting  draws until maturity,  the borrower  for each Group II Loan will be obligated to make monthly  payments in a minimum  amount that  generally  will be equal to the finance  charge for each billing  cycle.  In addition,  except as described  below,  if the draw period  terminates  prior to maturity, during the remaining  term, the borrower will be obligated to make monthly  payments  consisting of principal  installments  that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

         The finance  charge for each Group II Loan for any billing  cycle will be an amount equal to the  aggregate  of, as calculated for each day in the billing  cycle,  the  then-applicable  loan rate divided by 365  multiplied by that day's  principal  balance.  The account balance on any day generally will equal:

o        the principal balance on that date, plus
o        additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus

o        unpaid finance charges, plus

o        draws funded on that day, minus

o        all payments and credits applied to the repayment of the principal balance on that day.

         Payments  made by or on behalf of the borrower for each Group II Loan will be applied to any unpaid  finance  charges that are due thereon prior to application to any unpaid principal outstanding.

         The  principal  balance of any Group II Loan,  other than a  Liquidated  Group II Loan,  on any day will be the  cut-off  date balance,  plus (x) any  additional  balances  relating to that Group II Loan conveyed to the trust minus (y) all  collections  credited against the principal  balance of that revolving  credit loan in accordance  with the related credit line agreement  prior to that day, exclusive of the pro rata portion  attributable to additional  balances not conveyed to the trust following an amortization  event. The principal  balance of a Liquidated Group II Loan after final recovery of substantially  all of the related  liquidation  proceeds which the master servicer reasonably expects to receive shall be zero.

         The master  servicer  will have the  option to allow an  increase  in the  credit  limit or an  extension  of the draw  period applicable to any Group II Loan under limited circumstances described in the related servicing agreement.

         Balloon Loans

         Approximately  26.2% of the Group II Loans are Balloon  Loans.  Balloon  Loans will permit  draws until  maturity and prior to the related  maturity  date, the related  borrowers will be obligated to make monthly  payments in a minimum amount that generally will equal the finance  charge for the related  billing  cycle.  On the related  maturity  date,  the  borrower  will be obligated to make a payment equal to the related  account  balance.  The Group II Policy will not exclude  losses  incurred upon  liquidation  of a Balloon
Loan arising out of or in connection with the failure of the mortgagor to pay the balloon amount.

         Loan Group II Characteristics

         The Group II Loans will have the following characteristics as of the cut-off date, unless otherwise indicated below:

o        The mortgage rates of the Group II Loans range from 3.000% per annum to 18.000% per annum, with a weighted average of approximately 8.5913% per annum as of the cut-off date.

o        The Group II Loans had individual principal balances of at least $1,000 but not more than $880,000, with an average principal balance of $57,851.

o        The combined LTV ratios of the Group II Loans based on the related credit limit range from 4.00% to 100.00%, with a weighted average of 87.18%.

o        The weighted average credit limit utilization rate based on the credit limits of the Group II Loans is approximately 86.0%.

o        The weighted average junior ratio of the Group II Loans based on the related credit limit is approximately 22.34%.

o        None of the Group II Loans will have been originated prior to February 2001 or will have a maturity date later than April
         2037.

o        With respect to 34.5% and 10.1% of the Group II Loans, the related mortgaged properties are located in California and
         Florida, respectively.

o        No Group II Loans will have a remaining term to stated maturity as of the cut-off date of less than 106 months.

o        The weighted average original term to maturity of the Group II Loans as of the cut-off date will be approximately 279 months.

o        The loan rates on 66.7% of the Group II Loans will be introductory or "teaser" rates.  The weighted average months until the teaser loans reach their teaser expiration date is approximately 2.5 months.

o        Approximately 32.3% of the Group II Loans were originated under full documentation programs.  The remainder of the Group II
         Loans were originated under alternative documentation programs.

o        No Group II Loan provides for deferred interest or negative amortization.

o        Approximately 18.6% of the Group II Loans are in a second lien position to payment option adjustable rate mortgage loans with a negative amortization feature, and an additional approximately 0.1% of the Group II Loans are in a second lien position to an adjustable rate mortgage loan that has a negative amortization feature.

o        As of the cut-off date, none of the Group II Loans will be 30 or more days delinquent in payment of principal and interest.
         As of the cut-off date, 90 Group II Loans, representing approximately 2.3% of the Group II Loans, will be 30 to 59 days delinquent in the payment of principal and interest during the twelve months preceding the cut-off date.  The issuing entity expects that approximately 1.5% of the Group II Loans in the final pool of Group II Loans will have been 30 to 59 days delinquent in the payment of principal and interest during the twelve months preceding the cut-off date. As of the cut-off date, 19 Group II Loans, representing approximately 0.4% of the Group II Loans, have been 60 to 89 days delinquent in the payment of principal and interest during the twelve months preceding the cut-off date.  The issuing entity expects that approximately 0.1% of the Group II Loans in the final pool of Group I
         Loans will have been 60 to 89 days delinquent in the payment of principal and interest during the twelve months preceding the cut-off date.  As of the cut-off date, none of the Group II Loans have been 90 or more days delinquent in the payment of principal and interest during the twelve months preceding the cut-off date.  For a description of the methodology used to categorize Group II Loans as delinquent, see "Static Pool Information" in this prospectus supplement.

         Set forth in Annex II is a description of some additional characteristics of the Group II Loans as of the cut-off date, except as otherwise indicated.

Static Pool Information

         Current static pool data with respect to home equity loans serviced by Residential  Funding  Company,  LLC is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information  presented  under "RFMSII" as the issuing  entity/shelf,
"HSA" as the series and "2007-HSA3" as the deal will include information  regarding prior securitizations of home equity loans that are similar to the home equity loans included in this home equity loan pool,  based on underwriting  criteria and credit quality,  and that information  is referred to in this  prospectus  supplement as Static Pool Data. The Static Pool Data is not deemed to be a part of the prospectus,  or the depositor's  registration  statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established  before January 1, 2006 and (b) information  relating to the assets of the Home Equity Loan Trust 2007-HSA3 for periods prior to January 1, 2006.

         As used in the Static Pool Data and in this prospectus  supplement,  a loan is considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any  scheduled  due date  remains  unpaid as of the close of  business  on the next  following monthly  scheduled  due date;  "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any  scheduled  due date remains unpaid as of the close of business on the second  following  monthly  scheduled due date; and so on. The  determination as to whether a loan falls into this  category is made as of the close of business on the last  business day of each month.  Grace  periods and partial payments do not affect these determinations.

         From time to time,  the master  servicer or a  subservicer  will modify a home equity  loan,  recasting  monthly  payments for delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported  based on the home equity  loan's  original  payment  terms.  The trial  period is designed to  evaluate  both a  borrower's  desire to remain in the mortgaged  property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period generally may extend to up to six months before a modification  is finalized.  Once the  modifications  become final  delinquencies  are reported based on the modified  terms.  Generally if a borrower  fails to make payments  during a trial  period,  the home equity loan goes into foreclosure.  Historically,  the master  servicer  has not modified a material  number of home equity  loans in any pool.  Furthermore, the rating agencies rating the notes impose certain limitations on the ability of the master servicer to modify loans.

         Charge-offs  are taken only when the master  servicer has  determined  that it has  received  all payments or cash  recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any home equity loan.

         There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set  forth in the  Static  Pool Data will be representative of the results that may be experienced with respect to the home equity loans included in the trust.

Underwriting Standards

         The  following is a brief  description  of the various  underwriting  standards and  procedures  applicable to the home equity loans.  For a more detailed  description of the underwriting  standards and procedures  applicable to the home equity loans, see "Trust
Asset  Program-Underwriting  Standards"  and "Trust Asset  Program-Guide  Standards" in the  prospectus.  Many of the home equity loans have been underwritten by Residential Funding Company, LLC pursuant to an automated  underwriting  system. Any determination  described below using an automated  underwriting  system will only be based on the  information  entered into the system and the  information the system is programmed to review.  See "Trust Asset Program-Underwriting Standards-Automated Underwriting" in the prospectus.

         The seller's  underwriting  standards  relating to the home equity  loans  generally  will  conform to those  published in the client guide,  and the  provisions of the guide  applicable to the home equity  program.  The  underwriting  standards in the guide are continuously revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

         Certain of the home equity loans have been originated or purchased under "full  documentation"  programs,  which include "fast doc/reduced,"  "lite doc" and  "paystub."  Under a "fast  doc/reduced"  program,  the  borrower  is  required  to  provide  information regarding income for a 12-month  period.  Under a "lite doc" program,  the originator only considers the borrower's base salary.  Under a "paystub" program,  a borrower is required to provide  information  regarding  employment for a 2-year period and paystubs covering a one-month  period and the originator  undertakes a verification  of the  borrower's  employment.  Certain of the home equity loans have been  originated or purchased  under "reduced  documentation,"  "no stated  income," "no income/no  asset" or "no  document/no  income"
programs,  which require less  documentation and verification than do traditional "full  documentation"  programs.  Generally,  under a
"reduced  documentation"  program,  no verification of a borrower's  stated income is undertaken by the originator.  Under a "no stated
income" or a "no ratio" program,  certain  borrowers with acceptable  payment histories will not be required to provide any information regarding  income and no other  investigation  regarding  the  borrower's  income  will be  undertaken.  Under a "no  income/no  asset"
program,  no  verification  of a  borrower's  income or assets is  undertaken  by the  originator.  Employment  stability is a critical component in evaluation of the borrower's  continuing  ability to meet obligations under these programs.  Under a "no  documentation/no income" program,  the borrower is not required to disclose or verify income,  income source or assets. If assets are stated,  they must be sufficient to cover the down payment.

         Residential  Funding  Company,  LLC relies on a number of guidelines to assist  underwriters in the credit review and decision process.  The underwriting  criteria provide for the evaluation of a loan  applicant's  creditworthiness  through the use of a consumer credit  report,  verification  of employment and a review of the  debt-to-income  ratio of the  applicant.  Income is verified  through various means,  including without limitation applicant interviews,  written verifications with employers and review of pay stubs or tax returns.  The borrower must demonstrate  sufficient  levels of disposable  income to satisfy debt repayment  requirements.  For two- to four- family unit properties, rental income derived from the property may be considered.

         Residual income is the amount of the mortgagor's  gross monthly income remaining after deducting  monthly mortgage payments on the home equity loan and all other  mortgage  loans  secured by a senior or junior lien on the  mortgaged  property,  and monthly  debt service on debts listed on a credit report or other  documentation  obtained in  connection  with the  underwriting  of the home equity loan.

         In  determining  the adequacy of the  mortgaged  property as  collateral  for a home equity loan, an appraisal is made of each property considered for financing or, if permitted by the underwriting  standards,  the value of the related mortgaged property will be determined  by the  purchase  price of the  mortgaged  property,  a  statistical  valuation  or the stated  value.  In most cases,  the underwriting  standards of Residential  Funding Company,  LLC as to the home equity loans originated or purchased by it place a greater emphasis on the  creditworthiness  and debt service  capacity of the borrower  than on the  underlying  collateral  in  evaluating  the likelihood  that a borrower  will be able to repay the related home equity loan.  The home equity loans  included in the mortgage  pool generally  were  originated  subject to a maximum  combined LTV ratio of 100% and a maximum  total monthly debt to income ratio of 55%.
For two- to four- family unit  properties,  the  appraisal  would have  considered a market data analysis of recent sales of comparable properties and, when deemed  applicable,  an analysis based on income  generated from the property or replacement  costs analysis based on the current cost of constructing or purchasing a similar property.  There can be no assurance that the combined

LTV ratio or the debt to income ratio for any home equity loans will not increase from the levels established at origination.

         As to each home equity loan, the combined LTV ratio, in most cases, will be the ratio,  expressed as a percentage,  of (1) the sum of (A) the original  principal  balance of the home equity loan, in the case of the Group I Loans, or the credit limit, in the case of the Group II Loans,  and (B) any  outstanding  principal  balance,  at  origination  of the home equity loan, of all other  mortgage loans, if any, secured by senior or subordinate liens on the related  mortgaged  property,  to (2) the value of the mortgaged  property as determined by an appraisal or, if permitted by the origination  guidelines of Residential  Funding Company,  LLC, the purchase price of the  property,  a  statistical  valuation  or the stated  value of the  property.  Regardless  of the method of  determination,  the appraised  value will  generally be the value that was  submitted in  connection  with the  origination  of the home equity loan.  This value may have been  determined at a time prior to the  origination of the home equity loan.  For example,  if the home equity loan was originated at the same time, or within 24 months of,  another loan secured by the same mortgaged  property then the appraisal  obtained in connection  with the  origination  of the prior loan or the sales price may be used.  Also,  if the home equity loan was  originated simultaneously  with or not more than 12 months after a senior lien on the related  mortgaged  property,  the appraised  value shall be the  lesser of the  appraised  value at the  origination  of the  senior  lien and the  sales  price for the  mortgaged  property.  See
"-Underwriting  Standards"  in  this  prospectus  supplement  and  "Trust  Asset  Program-Underwriting   Standards"  and  "Trust  Asset
Program-Guide Standards" in the prospectus.

         The underwriting  standards may be varied in appropriate  cases.  There can be no assurance that every home equity loan in the mortgage pool was originated in conformity with the applicable  underwriting  standards in all material  respects,  or that the quality or performance of the home equity loans will be equivalent under all circumstances.

Billing and Payment Procedures

         All of the home equity  loans have  payment  dates that range  throughout  the month.  Generally,  there is a grace  period of either 10 or 15 days after the due date when the borrower is allowed to make their  payment  without  penalty.  The  subservicer  sends monthly  invoices to borrowers.  Borrowers may elect for monthly  payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers,  phone payment and Western Union Quick Check,  although an additional fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly  payment  amount every other week, in order to accelerate the amortization of their loans.  Further,  borrowers are afforded the opportunity to use electronic  methods to both access and manage their respective accounts, including use of the subservicer's internet website.

Originators

         CTX Mortgage Company is a Texas corporation.  CTX Mortgage Company originated  approximately  11.3% by principal amount of the
Group I Loans.

         First  National Bank of Nevada is a national  banking  association.  First  National Bank of Nevada  originated  approximately
13.9% of the Group II Loans.

         Home Loan Center, Inc. is a California  corporation.  Home Loan Center,  Inc.  originated  approximately 13.7% of the Group II
Loans.

         Homecomings  is a Delaware  limited  liability  company and  wholly-owned  subsidiary of  Residential  Funding  Company,  LLC.
Homecomings  originated  approximately  34.9% of the Group I Loans and 40.3% of the Group II Loans.  See also the  "Description  of the
Servicing Agreement - The Master Servicer and Subservicers - Homecomings Financial, LLC"

         The home equity loans were originated in accordance with Residential Funding Company,  LLC's underwriting  standards described above.  See "Description of the Home Equity Loan Pool-Underwriting Standards".

Representations and Warranties

         Each person that sold home equity loans to  Residential  Funding  Company,  LLC has made or will make limited  representations and  warranties  regarding  the related home equity loans,  as of the date they are  purchased by  Residential  Funding  Company,  LLC.
However,  those  representations  and warranties will not be assigned to the owner trustee or the indenture  trustee for the benefit of the holders of the securities, so a breach of those representations and warranties will not be enforceable on behalf of the trust.

Additional Information

         The  description  in this  prospectus  supplement of the home equity loan pool and the mortgaged  properties is based upon the home equity loan pool as  constituted  at the close of business on the  business day prior to the cut-off  date.  Prior to the issuance of the notes,  Residential  Funding Company,  LLC may remove home equity loans from the home equity loan pool as a result of incomplete or  defective  documentation,  or if it  determines  that the home equity loan does not satisfy the  characteristics  described in this prospectus  supplement.  Residential  Funding Company,  LLC may also add a limited number of other home equity loans to the home equity loan  pool  prior to the  issuance  of the notes  offered  by this  prospectus  supplement  in  substitution  for  removed  loans.  The information in this prospectus  supplement will be substantially  representative of the characteristics of the home equity loan pool as it will be  constituted  at the time the notes are issued,  although the  aggregate  principal  balance and the range of loan rates and maturities  and some other  characteristics  of the home equity loans in the mortgage pool may vary. In the event home equity loans are removed or added to the home equity loan pool after the date hereof prior to the closing and any material pool  characteristics  of the actual home equity loan pool differ by 5% or more from the  description of the home equity loan pool in this prospectus  supplement,  a current  report on Form 8-K  describing  the final home  equity loan pool will be filed with the  Securities  and  Exchange  Commission within four business days of the related closing.

         A current  report on Form 8-K will be available to  purchasers  of the notes and will be filed by the issuing  entity,  in its own name, together with the servicing agreement, the indenture,  the trust agreement and the home equity loan purchase agreement,  with the Securities and Exchange Commission within fifteen days after the initial issuance of the notes.

                                                          The Issuing Entity

         The Home Equity Loan Trust  2007-HSA3  is a statutory  trust  formed  under the laws of the State of Delaware  under the trust agreement for the purposes  described in this prospectus  supplement.  The trust agreement  constitutes the governing  instrument under the laws of the State of  Delaware  relating to  statutory  trusts.  After its  formation,  the  issuing  entity will not engage in any activity other than:

o        acquiring and holding the home equity loans and the other assets of the issuing entity and related proceeds;

o        issuing the notes and the certificates;

o        making payments on the notes and the certificates; and

o        engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

         The issuing entity's  principal offices are in Wilmington,  Delaware,  in care of Wilmington Trust Company,  as owner trustee, at 1100 N. Market Street, Wilmington, Delaware 19890-0001.

                                                          The Credit Enhancer

         The credit enhancer has supplied the following information for inclusion in this prospectus supplement.

         MBIA Insurance  Corporation  ("MBIA") is the principal  operating  subsidiary of MBIA Inc., a New York Stock  Exchange  listed company (the  "Company").  The Company is not obligated to pay the debts of or claims  against MBIA.  MBIA is domiciled in the State of
New York and  licensed to do business in and subject to  regulation  under the laws of all 50 states,  the  District of  Columbia,  the
Commonwealth  of Puerto Rico,  the  Commonwealth  of the Northern  Mariana  Islands,  the Virgin  Islands of the United  States and the
Territory of Guam.  MBIA,  either directly or through  subsidiaries,  is licensed to do business in the Republic of France,  the United
Kingdom and the Kingdom of Spain and is subject to  regulation  under the laws of those  jurisdictions.  In February  2007,  MBIA Corp.
incorporated  a new  subsidiary,  MBIA México,  S.A. de C.V.  ("MBIA  Mexico"),  through which it intends to write  financial  guaranty insurance in Mexico beginning in 2007. To date, MBIA Mexico has had no operating activity.

         The principal  executive offices of MBIA are located at 113 King Street,  Armonk, New York 10504 and the main telephone number at that address is (914) 273-4545.

         MBIA does not accept any responsibility  for the accuracy or completeness of this prospectus  supplement or any information or disclosure  contained  herein, or omitted  herefrom,  other than with respect to the accuracy of the information  regarding the Group I
Policy and the Group II Policy  and MBIA set forth  under the  headings  "The  Credit  Enhancer"  and  "Description  of the  Policies".
Additionally, MBIA makes no representation regarding the term notes or the advisability of investing in the term notes.

Regulation
         As a financial  guaranty  insurance  company licensed to do business in the State of New York, MBIA is subject to the New York
Insurance Law which,  among other things,  prescribes  minimum capital  requirements and contingency  reserves against  liabilities for
MBIA,  limits the classes and  concentrations  of investments that are made by MBIA and requires the approval of policy rates and forms that are employed by MBIA.  State law also  regulates  the amount of both the  aggregate  and  individual  risks that may be insured by
MBIA, the payment of dividends by MBIA, changes in control with respect to MBIA and transactions among MBIA and its affiliates.

         The Group I Policy and the Group II Policy are not covered by the  Property/Casualty  Insurance  Security  Fund  specified  in
Article 76 of the New York Insurance Law.

Financial Strength Ratings of MBIA

         Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

         Standard & Poor's, a division of The McGraw-Hill Companies, Inc., rates the financial strength of MBIA "AAA."

         Fitch Ratings rates the financial strength of MBIA "AAA."

         Each  rating  of MBIA  should be  evaluated  independently.  The  ratings  reflect  the  respective  rating  agency's  current assessment of the  creditworthiness  of MBIA and its ability to pay claims on its policies of insurance.  Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not  recommendations  to buy,  sell or hold the term notes,  and such ratings may be subject to revision or  withdrawal  at any time by the rating  agencies.  Any  downward  revision  or  withdrawal  of any of the above  ratings may have an adverse  effect on the market  price of the term notes.  MBIA does not guaranty the market price of the term notes nor does it guaranty that the ratings on the term notes will not be revised or withdrawn.

MBIA Financial Information

         The tables below present selected financial  information of MBIA determined in accordance with statutory  accounting practices prescribed or permitted by insurance regulatory  authorities ("SAP") as well as accounting  principles generally accepted in the United
States of America ("GAAP"):

                                                                                               SAP
                                                  ----------------------------------------------- -----------------------------------------------
In millions                                                       March 31, 2007                                December 31, 2006
                                                  ----------------------------------------------- -----------------------------------------------
                                                                   (Unaudited)                                      (Audited)

Admitted Assets                                                                          $11,229                                         $10,952

Liabilities                                                                                7,015                                           6,872

Capital and Surplus                                                                        4,214                                           4,080

                                                                                               GAAP
                                                  -----------------------------------------------------------------------------------------------
In millions                                                       March 31, 2007                                December 31, 2006
                                                  ----------------------------------------------- -----------------------------------------------
                                                                   (Unaudited)                                      (Audited)

Assets                                                                                   $13,700                                         $13,408

Liabilities                                                                                6,443                                           6,349

Equity                                                                                     7,257                                           7,059

         For further  information  concerning  MBIA,  see the  consolidated  financial  statements of MBIA and its  subsidiaries  as of
December 31, 2006 and December 31, 2005 and for each of the three years in the period ended  December 31, 2006,  prepared in accordance with generally accepted  accounting  principles,  included in the Annual Report on Form 10-K of the Company for the year ended December
31, 2006 and the  consolidated  financial  statements of MBIA and its subsidiaries as of March 31, 2007 and for the three month periods ended March 31, 2007 and March 31, 2006  included in the  Quarterly  Report on Form 10-Q of the Company for the quarter ended March 31,
2007, which are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

         Copies of the statutory  financial  statements  filed by MBIA with the State of New York  Insurance  Department  are available over the Internet at the Company's web site and at no cost, upon request to MBIA at its principal executive offices.

Incorporation of Certain Documents by Reference

         The following  documents  filed by the Company with the Securities and Exchange  Commission (the "SEC"),  are  incorporated by reference into this prospectus supplement:

         (1)      The Company's Annual Report on Form 10-K for the year ended December 31, 2006; and
         (2)      The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

         Any  documents,  including any  financial  statements of MBIA and its  subsidiaries  that are included  therein or attached as exhibits  thereto,  filed by the Company  pursuant to Sections  13(a),  13(c),  14 or 15(d) of the  Exchange  Act after the date of the
Company's  most recent  Quarterly  Report on Form 10-Q or Annual Report on Form 10-K,  and prior to the  termination of the offering of the notes offered hereby shall be deemed to be  incorporated  by reference in this  prospectus  supplement and to be a part hereof from the respective  dates of filing such  documents.  Any statement  contained in a document  incorporated  or deemed to be incorporated by reference  herein,  or contained  in this  prospectus  supplement,  shall be deemed to be modified or  superseded  for purposes of this prospectus  supplement to the extent that a statement  contained herein or in any other subsequently filed document which also is or is deemed to be  incorporated by reference  herein  modifies or supersedes  such  statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         The Company files annual,  quarterly and special  reports,  information  statements and other  information  with the SEC under
File No.  1-9583.  Copies of the  Company's  SEC filings  (including  (1) the  Company's  Annual Report on Form 10-K for the year ended
December 31, 2006,  and (2) the  Company's  Quarterly  Report on Form 10-Q for the quarter ended March 31, 2007) are available (i) over the Internet at the SEC's web site at  http://www.sec.gov;  (ii) at the SEC's public  reference room in Washington D.C.; (iii) over the
Internet at the Company's web site; and (iv) at no cost, upon request to MBIA at its principal executive offices.

                                                     Description of the Securities

General

         The term notes and the variable funding notes will be issued under the indenture.  The  certificates  will be issued under the trust agreement.  The following summaries describe provisions of the securities,  the indenture and the trust agreement.  The summaries do not purport to be complete and are subject to, and  qualified in their  entirety by reference to, the  provisions of the  applicable agreement.

         The term notes will include the following seven classes:

o        the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5 and Class A-I-6 Notes, referred to collectively in this prospectus supplement as the Class I Notes; and

o        the Class A-II Notes.

         The variable funding notes will include the following class:

o        the Class A-II variable funding notes, referred to in this prospectus supplement as the variable funding notes and together with the Class A-II Notes, the Class II Notes.

         The certificates will include the following four classes:

o        the Class SB-I, Class SB-II, Class R-I and Class R-II Certificates, which are not offered pursuant to this prospectus supplement.

         The term notes and the  variable  funding  notes will be secured by the assets of the trust  pledged by the issuing  entity to the indenture trustee pursuant to the indenture, which will consist of:

o        the Group I Loans and Group II Loans;

o        additional draws under the Group II Loans conveyed to the trust;

o        those assets as from time to time that are identified as deposited in respect of the home equity loans in the Custodial
         Account and in the Payment Account as belonging to the trust;

o        property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

o        the financial guaranty insurance policy issued by the credit enhancer for the benefit of the Class I Notes;

o        the financial guaranty insurance policy issued by the credit enhancer for the benefit of the Class II Notes; and

o        proceeds of the foregoing.

         The Class A-II variable  funding notes  initially will be issued to Residential  Funding  Company,  LLC and will correspond to the Group II Loans.  The  security  balance of the Class A-II  variable  funding  notes may be  increased  from time to time during the revolving  period as long as an amortization  event has not occurred in exchange for additional  balances  associated with the Group II
Loans and sold to the trust under the home equity loan purchase  agreement,  if principal  collections are  insufficient or unavailable to cover the related  draws.  On any payment  date after the end of the  revolving  period,  so long as an  amortization  event has not occurred,  the acquisition of all additional  balances will be reflected in an increase in the security balance of the variable funding notes.  However,  the security balance of the Class A-II variable funding notes may not exceed  $39,039,361,  minus any amounts paid as principal on such variable  funding  notes,  or such greater amount as may be permitted  under the indenture.  Initially the Class A-II variable funding notes will have no security balance.

         The Class I Notes and the Class II Notes will be issued in minimum  denominations of $100,000 and integral  multiples of $1 in excess of $100,000.

         The DTC  registered  notes will be  represented  by one or more notes  registered in the name of Cede & Co., as the nominee of
DTC. No beneficial  owner will be entitled to receive a note of any class in fully  registered  form, or a definitive  note,  except as described in the prospectus under "Description of the Securities-Form of the Securities".

Glossary of Terms

         The following terms have the meanings given below to help describe the cashflows on the term notes:

         Amortization Event-Any of the following:

o        the occurrence of some events relating to a violation of Residential Funding Company, LLC's obligations under the home equity loan purchase agreement;

o        the occurrence of some events of insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities and similar proceedings relating to Residential Funding Company, LLC or the issuing entity;

o        the issuing entity becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended;

o        a servicing default relating to the master servicer occurs under the servicing agreement and the master servicer is
         Residential Funding Company, LLC;

o        the occurrence of a draw on the Group II Policy and the failure of the credit enhancer to be reimbursed for such draw which failure continues unremedied for a period of 90 days after written notice to the master servicer; or

o        the issuing entity is determined to be an association taxable as a corporation for federal income tax purposes.

         Bankruptcy Loss-A Debt Service Reduction or a Deficient Valuation.

         Class A-I-6  Lockout  Distribution  Amount-With  respect to any  payment  date,  the  product of (a) the  Class A-I-6  Lockout
Percentage  for that payment date and (b) the  Class A-I-6  Pro Rata  Distribution  Amount for that payment date. In no event shall the
Class A-I-6  Lockout  Distribution  Amount  for a payment  date  exceed  the Class I  Principal  Distribution  Amount or the  aggregate principal balance of the Class A-I-6 Notes immediately prior to that payment date.

         Class A-I-6 Lockout Percentage-With respect to each payment date, the applicable percentage set forth below:

                                                                                                               Class A-I-6
                                         Payment Dates                                                     Lockout Percentage
         June 2007 through and including May 2010............................                                      0%
         June 2010 through and including May 2012............................                                     45%
         June 2012 through and including May 2013............................                                     80%
         June 2013 through and including May 2014............................                                    100%
         June 2014 and thereafter............................................                                    300%

         Class A-I-6 Pro Rata Distribution  Amount-With  respect to any payment date, an amount equal to the product of (a) a fraction, the  numerator  of which is the Note  Principal  Balance  of the  Class A-I-6  Notes  immediately  prior to that  payment  date and the denominator of which is the aggregate Note Principal  Balance of the Class I Notes  immediately  prior to that payment date and (b) the
Class I Principal Distribution Amount.

         Class I Notes-Collectively the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5 and Class A-I-6 Notes.

         Class I Principal  Distribution  Amount-With  respect to any payment date,  the amount of principal  paid on the Class I Notes pursuant to clauses (b), (c) and (f) under "-Allocation of Payments-Group I Loans."

         Class II Notes-Collectively the Class A-II Notes and the Class A-II variable funding notes.

         Collection Period-As to any payment date, the calendar month preceding the month of that payment date.

         Debt  Service  Reduction-With  respect  to any home  equity  loan,  a  reduction  by a court of  competent  jurisdiction  in a bankruptcy  proceeding  in the  scheduled  monthly  payment  due on any due date for such home  equity  loan  which  becomes  final and non-appealable,  except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent  forgiveness of principal.

         Deficient  Valuation-With  respect to any home equity loan, a valuation by a court of competent  jurisdiction  in a bankruptcy proceeding  of the  mortgaged  property in an amount  less than the then  outstanding  indebtedness  under the home equity loan and any senior lien on the  mortgaged  property,  or any  reduction  in the amount of  principal to be paid in  connection  with any  scheduled monthly payment due on any due date that results in a permanent  forgiveness of principal,  which  valuation or reduction  results from an order of such court which is final and non-appealable.

         Group I Loans-The home equity mortgage loans in Loan Group I.

         Group I Net WAC Cap  Shortfall-On  any payment  date and with respect to each class of Class I Notes,  the excess,  if any, of
(x) interest that would have accrued on the related notes at the applicable  Note Rate without  application of the Group I Net WAC Rate over (y) interest accrued thereon at the Group I Net WAC Rate.

         Group I Net WAC  Rate-With  respect  to any  payment  date,  a per annum  rate  equal to (i) the  weighted  average of the Net
Mortgage  Rates of the Group I Loans,  as of the first day of the month  preceding  the month in which that  payment  date occurs minus
(ii) the product of (a) the per annum rate at which the Group I Policy  premium is paid and (b) a fraction  expressed  as a  percentage the  numerator of which is the security  balance of the Class I Notes as of the related  payment date and the  denominator  of which is the  aggregate  principal  balance of the Group I Loans as of such payment  date.  With  respect to the Class A-I-1 Notes,  the Group I
Net WAC Rate will be further adjusted to account for the actual over 360-day interest calculation method.

         Group I  Overcollateralization  Amount-With  respect to the Class I Notes and any payment date,  the amount,  if any, by which
(x) the  aggregate  principal  balance of the Group I Loans as of the end of the related  Collection  Period  exceeds (y) the aggregate security balance of the Class I Notes immediately  prior to that payment date, after application of Principal  Collections with respect to the Group I Loans and excess interest available to pay any Liquidation Loss Distribution Amount for that payment date.

         Group I  Overcollateralization  Floor-An amount equal to 0.50% of the aggregate  principal  balance of the Group I Loans as of the cut-off date.

         Group I  Overcollateralization  Increase  Amount-With  respect to the Class I Notes and on and after the seventh payment date, an amount equal to the lesser of (i) excess  interest on the Group I Loans not  distributed on that payment date as a Liquidation  Loss
Distribution  Amount or as a payment to the credit enhancer for the premium on the Group I Policy or as  reimbursement  for prior draws on the Group I Policy and (ii) the  excess,  if any, of (x) the Group I Required  Overcollateralization  Amount for that  payment  date over (y) the Group I  Overcollateralization  Amount for that  payment  date.  The  application  of excess  interest  to the  payment of principal on the Class I Notes has the effect of accelerating  the  amortization  of the Class I Notes relative to the  amortization of the Group I Loans.

         Group I Policy-The  financial  guaranty  insurance  policy provided by MBIA Insurance  Corporation,  dated as of May 30, 2007, with respect to the Class I Notes.

         Group I Required  Overcollateralization  Amount-  With  respect to any  payment  date prior to the Group I Stepdown  Date,  an amount  equal to 7.85% of the  aggregate  principal  balance of the Group I Loans as of the cut-off  date.  With respect to any payment date on or after the Group I Stepdown  Date and  subject to certain  tests set forth in the  indenture,  the lesser of (a) the  initial
Group I Required  Overcollateralization  Amount and (b) the  greater of (x) 15.70% of the  aggregate  principal  balance of the Group I
Loans after applying payments received in the related Collection Period and (y) the Group I Overcollateralization Floor.

         In addition,  the Group I Required  Overcollateralization  Amount may be reduced with the prior consent of the credit enhancer and so long as written  confirmation  is obtained from each rating agency that the reduction will not reduce the rating assigned to any class of term notes by that rating agency below the lower of the  then-current  rating or the rating assigned to those term notes as of the closing date by that rating agency without taking into account the Group I Policy.

         Group I Stepdown  Date-The  later to occur of (x) the  payment  date in December  2009 and (y) the  payment  date on which the aggregate  principal balance of the Group I Loans after applying  payments  received in the related  Collection Period is less than 50%
of the  initial  aggregate  principal  balance of the Group I Loans as of the  cut-off  date,  subject to the  satisfaction  of certain conditions as set forth in the indenture.

         Group II Loans-The home equity revolving credit loans in Loan Group II.

         Group II Net WAC Cap  Shortfall-On  any  payment  date and with  respect to the Class II Notes,  the  excess,  if any,  of (x)
interest that would have accrued on the Class II Notes at the  applicable  Note Rate without  application  of the Group II Net WAC Rate over (y) interest accrued thereon at the Group II Net WAC Rate.

         Group II Net WAC  Rate-With  respect  to any  payment  date,  a per annum rate  equal to (i) the  weighted  average of the Net
Mortgage  Rates of the Group II Loans,  as of the first day of the month  preceding  the month in which that  payment date occurs minus
(ii) the product of (a) the per annum rate at which the Group II Policy  premium is paid and (b) a fraction  expressed  as a percentage the numerator of which is the security  balance of the Class II Notes as of the related  payment date and the  denominator  of which is the  aggregate  principal  balance of the Group II Loans as of such  payment  date,  adjusted to account  for the actual  over  360-day interest calculation method.

         Group II  Overcollateralization  Amount-With  respect to the Class II Notes and any payment date, the amount, if any, by which
(x) the aggregate  principal  balance of the Group II Loans as of the end of the related  Collection  Period  exceeds (y) the aggregate security  balance  of the Class II Notes on that  payment  date,  after  application  of (i) Net  Principal  Collections  or  Principal
Collections  with  respect to the Group II Loans,  as the case may be, (ii)  excess  interest  available  to pay any  Liquidation  Loss
Distribution  Amount,  and (iii)  increases,  if any, in the security  balance of the variable  funding notes due to the acquisition of additional balances for such date.

         Group II  Overcollateralization  Floor-An amount equal to 0.50% of the aggregate principal balance of the Group II Loans as of the cut-off date.

         Group II  Overcollateralization  Increase Amount-With respect to the Class II Notes, and on or after the seventh payment date, an amount equal to the lesser of (i) excess interest on the Group II Loans not  distributed on that payment date as a Liquidation  Loss
Distribution  Amount or as a payment to the credit enhancer for the premium on the Group II Policy or as reimbursement  for prior draws on the Group II Policy and (ii) the excess,  if any, of (x) the Group II Required  Overcollateralization  Amount for that  payment date over (y) the Group II  Overcollateralization  Amount for that  payment  date.  The  application  of excess  interest  to the payment of principal on the Class II Notes has the effect of accelerating  the  amortization of the Class II Notes relative to the amortization of the Group II Loans.

         Group II Policy-The  financial  guaranty  insurance policy provided by MBIA Insurance  Corporation,  dated as of May 30, 2007, with respect to the Class II Notes.

         Group II Required  Overcollateralization  Amount-With  respect to any payment date prior to the Group II Stepdown Date,  3.10%
of the  aggregate  principal  balance of the Group II Loans as of the cut-off  date.  With  respect to any payment date on or after the
Group II  Stepdown  Date and  subject to certain  tests set forth in the  indenture,  the lesser of (a) the  initial  Group II Required
Overcollateralization  Amount and (b) the greater of (x) 6.20% of the aggregate  principal balance of the Group II Loans after applying payments received in the related Collection Period and (y) the Group II Overcollateralization Floor.

         In addition,  the Group II Required  Overcollateralization  Amount may be reduced with the prior written consent of the credit enhancer so long as written  confirmation  is obtained from each rating agency that the reduction  will not reduce the rating  assigned to any class of term notes by that  rating  agency  below the lower of the  then-current  rating or the rating  assigned  to those term notes as of the closing date by that rating agency without taking into account the Group II Policy.

         Group II Stepdown  Date-The  later of (x) the payment date in December  2009 and (y) the payment  date on which the  aggregate principal  balance of the Group II Loans after  applying  payments  received in the related  Collection  Period is less than 50% of the initial  aggregate  principal balance of the Group II Loans as of the cut-off date,  subject to the satisfaction of certain  conditions as set forth in the indenture.

         Guaranteed  Payment  Amount-(a)  with respect to the Class I Notes and the related class or classes of the Class I Notes,  (i)
the  aggregate  outstanding  security  balance of the Class A-I-1 Notes on the payment date in March 2022,  after giving  effect to all other  distributions  of principal on the Class A-I-1 Notes on such payment date from all sources  other than the Group I Policy,  (ii)
the  aggregate  outstanding  security  balance of the Class A-I-2 Notes on the payment date in April 2022,  after giving  effect to all other  distributions  of principal on the Class A-I-2 Notes on such payment date from all sources other than the Group I Policy,  (iii)
the  aggregate  outstanding  security  balance of the Class A-I-3 Notes on the payment date in March 2025,  after giving  effect to all other  distributions  of principal on the Class A-I-3 Notes on such payment date from all sources  other than the Group I Policy,  (iv)
the aggregate  outstanding  security balance of the Class A-I-4 Notes on the payment date in May 2031, after giving effect to all other distributions  of principal  on the Class A-I-4 Notes on such  payment date from all sources  other than the Group I Policy and (v) the aggregate  outstanding  security  balance of the Class A-I-5 Notes and Class A-I-6 Notes on the payment date in June 2037, after giving effect to all other  distributions  of  principal  on the Class A-I-5 Notes and Class A-I-6 Notes on such payment date from all sources other than the Group I Policy; and

         (b) with respect to the Class II Notes, the aggregate  outstanding  security balance of the Class II Notes on the payment date in May 2037,  after giving effect to all other  distributions  of principal on the Class II Notes on such payment date from all sources other than the Group II Policy.

         Interest  Accrual  Period-With  respect to the Class I Notes,  other than the Class A-I-1  Notes,  and any payment  date,  the calendar  month  preceding  the month in which the payment date  occurs.  With respect to the Class A-I-1 Notes and the Class II Notes,
(a) as to the payment date in June 2007,  the period  commencing  on the closing date and ending on the day  preceding the payment date in June 2007,  and (b) as to any payment  date after the payment  date in June 2007,  the period  beginning  on the payment date in the month immediately preceding the month in which that payment date occurs and ending on the day prior to that payment date.

         Interest  Collections-As  to any payment date and the Group I Loans,  the sum of (x) the amounts  collected during the related
Collection Period,  including Net Liquidation  Proceeds and principal  prepayments,  allocated to interest pursuant to the terms of the related  mortgage  note,  reduced  by the  master  servicing  fees and  subservicing  fees with  respect  to the Group I Loans for that
Collection  Period and (y) the interest  portion of the  repurchase  price for any deleted  loans and the cash  purchase  price paid in connection with any optional purchase of the Group I Loans by the master servicer.

         As to any payment date and the Group II Loans,  the sum of (x) the amounts  collected  during the related  Collection  Period, including Net Liquidation  Proceeds and principal  prepayments,  allocated to interest pursuant to the terms of the related credit line agreements  exclusive  of the pro rata portion  thereof  attributable  to  additional  balances not conveyed to the trust  following an
Amortization  Event,  reduced by the master servicing fees and subservicing fees with respect to the Group II Loans for that Collection
Period and (y) the interest  portion of the repurchase  price for any deleted loans and the cash purchase price paid in connection with any optional purchase of the Group II Loans by the master servicer.

         Interest  Distribution  Amount-With  respect to the Class I Notes or the Class II Notes and any payment  date, an amount equal to interest  accrued  during the  related  Interest  Accrual  Period on those  classes of notes on their  respective  security  balance immediately  prior to that payment  date,  at the related Note Rate,  minus the amount of any Relief Act  Shortfalls on the home equity loans in Loan  Group I, in the case of the Class I Notes or Relief Act  Shortfalls  on the home  equity  loans in Loan Group II, in the case of Class II Notes, in each case allocated  during the related  Collection  Period to those classes,  and minus, in the case of the
Class I Notes,  any  Prepayment  Interest  Shortfalls  on the Group I Loans  during the related  Collection  Period  allocated to those classes.

         LIBOR-The  London  interbank  offered rate for United  States  dollar  deposits  determined  as  described in this  prospectus supplement.

         Liquidated  Loan-As to any home equity  loan and any payment  date,  any home  equity loan for which the master  servicer  has determined,  based on the servicing procedures  specified in the servicing agreement,  as of the end of the preceding Collection Period that all Liquidation  Proceeds that it expects to recover from the disposition of the related  mortgaged  property have been recovered.
In  addition,  the  master  servicer  will  treat any home  equity  loan that is 180 days or more  delinquent  as having  been  finally liquidated.

         Liquidation  Loss Amount-As to any Liquidated Loan, the unrecovered  principal  balance of that loan at the end of the related
Collection  Period in which that home equity  loan became a  Liquidated  Loan,  after  giving  effect to the Net  Liquidation  Proceeds applied in reduction of the  principal  balance of that  Liquidated  Loan.  If a Bankruptcy  Loss has occurred with respect to any home equity loan, the amount of the Bankruptcy Loss will be treated as a Liquidation Loss Amount.

         Liquidation  Loss  Distribution  Amount-As  to the  Group I Loans and any  payment  date,  an amount  equal to (A) 100% of the
Liquidation  Loss Amounts  incurred with respect to the Group I Loans during the related  Collection  Period,  plus (B) any Liquidation
Loss Amounts  remaining  undistributed  from any preceding  payment date,  provided that any Liquidation  Loss Amount described in this clause (B) will not be required to be paid to the extent that the applicable  Liquidation  Loss Amount was previously paid on the Class
I Notes by excess  interest,  or a draw on the Group I Policy,  or was reflected in the reduction of the Group I  Overcollateralization
Amount;  provided,  that nothing in the foregoing  proviso shall limit the credit enhancer's right to be reimbursed for any Liquidation
Loss Amounts to the extent paid by a draw on the Group I Policy.

         As to the Group II Loans and any payment  date,  an amount equal to (A) 100% of the  Liquidation  Loss Amounts  incurred  with respect to the Group II Loans during the related  Collection  Period,  plus (B) any Liquidation  Loss Amounts  incurred with respect to the Group II Loans remaining  undistributed  from any preceding  payment date,  provided that any Liquidation  Loss Amount described in this clause (B) will not be required to be paid to the extent that the applicable  Liquidation  Loss Amount was previously  paid on the
Class  A-II Notes and the Class A-II  variable  funding  notes by means of excess  interest,  or a draw on the Group II Policy,  or was reflected in the reduction of the Group II  Overcollateralization  Amount;  provided, that nothing in the foregoing proviso shall limit the credit enhancer's right to be reimbursed for any Liquidation Loss Amounts to the extent paid by a draw on the Group II Policy.

         Loan Group-Loan Group I or Loan Group II.

         Net  Liquidation  Proceeds-As to any  Liquidated  Loan,  the proceeds,  excluding  amounts drawn on the Group I Policy and the
Group II Policy,  received in connection with the liquidation of the home equity loan,  whether through trustee sale,  foreclosure sale or otherwise,  reduced by related expenses,  but not including the portion,  if any, of the proceeds that exceeds the principal balance of the home equity loan at the end of the  Collection  Period  immediately  preceding the  Collection  Period in which that home equity loan became a Liquidated Loan.

         Net Mortgage  Rate-With  respect to any home equity loan,  the mortgage rate thereon minus the rate at which the  subservicing fee is paid.

         Net Principal  Collections-On  any payment date and with respect to the Group II Loans,  the excess,  if any, of (x) Principal
Collections  with respect to the Group II Loans for that payment date over (y) the  aggregate  amount of  additional  balances  created during the related Collection Period and conveyed to the trust.

         Net WAC Cap Shortfall-The Group I Net WAC Cap Shortfall or the Group II Net WAC Cap Shortfall, as applicable.

         Net WAC Rate-The Group I Net WAC Rate or the Group II Net WAC Rate.

         Note  Account-An  account  established  and  maintained by the indenture  trustee for the benefit of the  noteholders  and the credit enhancer, for the disbursement of payments on the home equity loans.

         Note Rate-With respect to:

o        the Class  A-I-1  Notes,  the least of (1) a per annum rate equal to LIBOR plus [ ]%, (2) 14.00% per annum and (3) the Group I
         Net WAC Rate;

o        the Class A-I-2 Notes, the lesser of (1) [ ]% per annum and (2) the Group I Net WAC Rate;

o        the Class A-I-3 Notes, the lesser of (1) [ ]% per annum and (2) the Group I Net WAC Rate;

o        the Class A-I-4 Notes, the lesser of (1) [ ]% per annum and (2) the Group I Net WAC Rate;

o        the Class A-I-5 Notes,  the lesser of (1) in the case of any payment date up to the Step-Up  Date, [ ]% per annum,  and in the case of any payment date thereafter, [ ]% per annum and (2) the Group I Net WAC Rate; and

o        the Class A-I-6 Notes,  the lesser of (1) in the case of any payment date up to the Step-Up  Date, [ ]% per annum,  and in the case of any payment date thereafter, [ ]% per annum and (2) the Group I Net WAC Rate.

         With respect to the Class A-II Notes and the Class A-II  variable  funding  notes,  the least of (x) a per annum rate equal to
LIBOR plus [ ]%, (y) 17.25% per annum and (z) the Group II Net WAC Rate.

         Policy-Each of the Group I Policy and the Group II Policy or both, as applicable.

         Prepayment  Interest  Shortfalls-With  respect to any Group I Loan and any payment date, the aggregate  shortfall,  if any, in collections  of  interest,  adjusted to the  related  Net  Mortgage  Rate,  resulting  from  mortgagor  prepayments  during the related
Collection  Period.  These  shortfalls  will  result  because  interest  on  prepayments  in full is  distributed  only to the  date of prepayment,  and because no interest is  distributed  on  prepayments  in part, as these  prepayments in part are applied to reduce the outstanding  principal  balance of the home  equity  loans as of the due date  immediately  preceding  the date of  prepayment.  To the extent  available,  excess  interest on the home equity  loans in Loan Group I will be used to offset  Prepayment  Interest  Shortfalls during the current or any prior Collection  Period. No assurance can be given that the amounts  available to cover Prepayment  Interest
Shortfalls  will be  sufficient  to cover those  shortfalls  in full.  Prepayment  Interest  Shortfalls  may remain unpaid on the final payment date.

         Principal Collections-On any payment date with respect to the Group I Loans, the sum of:

o        the amount collected  during the related  Collection  Period,  including Net Liquidation  Proceeds and principal  prepayments, allocated to principal pursuant to the terms of the related mortgage notes;

o        any substitution adjustment amounts and the principal portion of the repurchase price for any deleted loans; and

o        the cash purchase price paid in connection with any optional purchase of the Group I Loans by the master servicer.

         On any payment date with respect to the Group II Loans, the sum of:

o        the amount collected  during the related  Collection  Period,  including Net Liquidation  Proceeds and principal  prepayments, allocated  to  principal  pursuant  to the terms of the credit  line  agreements  exclusive  of the pro rata  portion  thereof attributable to additional balances not conveyed to the trust following an Amortization Event;

o        any substitution adjustment amounts and the principal portion of the repurchase price for any deleted loans; and

o        the cash purchase price paid in connection with any optional purchase of the Group II Loans by the master servicer.

         Principal  Collection  Distribution  Amount-With  respect  to the Class I Notes and any  payment  date,  the lesser of (a) the excess  of (i) the P&I  Collections  for Loan  Group I over (ii) the  Interest  Distribution  Amount  for the Class I Notes and (b) the
aggregate amount described below:

         (i)      the  principal  portion of all scheduled  monthly  payments on the Group I Loans  received in the related  Collection
Period;

         (ii)     the  principal  portion of all proceeds of the  repurchase of the Group I Loans,  or, in the case of a  substitution, amounts representing a principal adjustment during the related Collection Period; and

         (iii)    the principal portion of all other collections  received on the Group I Loans during the related  Collection  Period, or deemed to be received during the related Collection Period,  including,  without limitation,  full and partial principal prepayments made by the respective mortgagors;  provided however, on any payment date on which the Group I Overcollateralization  Amount that would result  without  application  of this  proviso  exceeds  the Group I  Required  Overcollateralization  Amount,  the  related  Principal
Collection Distribution Amount will be reduced by the amount of such excess to an amount not less than zero.

         With respect to the Class A-II Notes,  on any payment date, an amount equal to (x) Net Principal  Collections  on the Group II
Loans for that payment date, so long as no  Amortization  Event has occurred and such payment date is during the Revolving  Period,  or
(y) the  related  Principal  Collections  on Group II Loans for such  payment  date if an  Amortization  Event has  occurred  or if the
payment  date  is  after  the  end  of  the  Revolving  Period;   provided  however,  on  any  payment  date  on  which  the  Group  II
Overcollateralization   Amount   that  would   result   without   application   of  this   proviso   exceeds   the  Group  II  Required
Overcollateralization  Amount,  the related Principal  Collection  Distribution  Amount will be reduced by such excess to an amount not less than zero.

         P&I  Collections-On  any  payment  date with  respect to Loan Group I, the sum of the  related  Interest  Collections  and the related Principal Collections for that payment date.

         On any payment  date with respect to Loan Group II, the sum of Interest  Collections  for that payment date and, so long as an
Amortization  Event has not occurred and if during the  Revolving  Period,  Net Principal  Collections  for that payment date, or if an
Amortization  Event has occurred or the Revolving  Period has ended,  Principal  Collections  for the applicable  payment date, in each case with respect to the Group II Loans.

         With respect to unscheduled  collections on the home equity loans, not including  mortgagor  prepayments,  the master servicer may elect to treat  these  amounts  as  included  in the P&I  Collections  for the  payment  date in the month of  receipt,  but is not obligated  to do so. Any amount with  respect to which this  election is made shall be treated as having been  received on the last day of the related  Collection  Period for the purposes of calculating the amount of principal and interest  distributions  to any class of notes.

         Record  Date-With  respect to any notes,  other than the Class A-I-1 Notes and Class II Notes, and any payment date, the close of business on the last  business day of the  preceding  calendar  month.  With respect to the Class A-I-1 Notes and Class II Notes and any payment date, the close of business on the day prior to that payment date.

         Relief Act  Shortfall-Any  reduction in the amount of interest due on a home equity loan as a result of the application of the
Servicemembers  Civil Relief Act or similar  legislation or regulations.  For purposes of calculating the net WAC rates,  the loan rate on a home equity loan will not be deemed  reduced by  operation of the Relief Act. As a result,  the  weighted  average loan rates used to  calculate  the Group I Net WAC Rate and the Group II Net WAC Rate will not be  reduced by  application  of the Relief Act on a home equity loan.  Relief Act Shortfalls on a home equity loan will be applied to reduce the Interest  Distribution  Amount on each class of related  notes on a pro rata basis in  accordance  with the amount of  interest  that would be  payable on those  classes  absent  that reduction.

         Revolving Period-The period commencing on the closing date and ending on May 31, 2012.

         Step-Up  Date-The  second  payment date after the first possible  optional  redemption  date on which the master  servicer can exercise its right to purchase all of the Group I Loans or the Class I Notes,  as  applicable,  as described in "-Maturity and Optional
Redemption" in this prospectus supplement.

Payments on the Notes

         Payments  on the notes will be made by the  indenture  trustee  or the paying  agent on the 25th day of each month or, if that day is not a business  day, then the next  succeeding  business  day,  beginning in June 2007.  Each of these dates is referred to as a payment  date.  Payments  on the term notes will be made to the persons in whose  names the term notes are  registered  at the close of business on the related Record Date.  See "Description of The Notes-Payments" in the prospectus.

         Payments will be made by check or money order mailed or, upon the request of a holder  owning term notes,  by wire transfer or otherwise,  to the address of the person  entitled  thereto which,  in the case of book-entry  notes,  will be DTC or its nominee as it appears on the  security  register in amounts  calculated  as  described  in this  prospectus  supplement  on the  determination  date.
However,  the final payment on the term notes will be made only upon  presentation and surrender of the term notes at the office or the agency of the  indenture  trustee  specified  in the  notice to holders of the final  payment.  A business  day is any day other than a
Saturday or Sunday or a day on which banking  institutions  in the States of  California,  Minnesota,  New York,  Pennsylvania,  Texas,
Illinois or Delaware are required or authorized by law to be closed.

Interest Payments on the Notes

         Interest  payments  will be made on the  notes on each  payment  date at the  applicable  Note Rate for the  related  Interest
Accrual  Period,  minus the amount of (a) any Relief Act  Shortfalls  on the home equity  loans in Loan Group I, in the case of Class I
Notes and (b) any  Relief  Act  Shortfalls  on the home  equity  loans in Loan  Group II, in the case of Class II Notes,  in each case, during the related Collection Period,  and minus, in the case of the Class I Notes, any Prepayment  Interest  Shortfalls on the Group I
Loans during the related Collection Period.

         Relief Act Shortfalls  incurred on the home equity loans in any Loan Group in any  Collection  Period will be allocated to the
Class I Notes or the Class II Notes,  as applicable,  on the related  payment date on a pro rata basis in accordance with the amount of accrued interest payable on that class on that payment date absent those  reductions.  Relief Act Shortfalls  allocated to any class of notes on a payment date will be paid only to the extent that excess  interest on the related  home equity  loans is available  for that purpose  and only to the extent such Relief Act  Shortfalls  occur  during the  Collection  Period  related to such  payment  date,  as described  under  "-Allocation  of Payments." No assurance can be given that the amounts  available to cover Relief Act Shortfalls will be sufficient to cover those  shortfalls in full.  Relief Act Shortfalls  will not be covered by either the Group I Policy or the Group
II Policy.

         Prepayment  Interest  Shortfalls on the Group I Loans in connection with prepayments  received in a Collection  Period will be allocated  to each  class of the Class I Notes on the  related  payment  date,  on a pro rata  basis in  accordance  with the amount of accrued  interest payable on that class on that payment date absent those  reductions,  and will be paid only to the extent that excess interest on the Group I Loans is available for that purpose,  as described  under  "-Allocation of Payments." No assurance can be given that the amounts  available to cover Prepayment  Interest  Shortfalls will be sufficient to cover those shortfalls in full.  Prepayment
Interest  Shortfalls may remain unpaid on the final payment date.  Prepayment  Interest  Shortfalls  will not be covered by the Group I
Policy.

         On any payment  date on which  interest  accrued on the Class I Notes or Class II Notes  during the related  Interest  Accrual
Period at the related Note Rate is less than the interest that would have accrued on those notes without the  application  of the Group
I Net WAC Rate or Group II Net WAC  Rate,  as  applicable,  the  amount  of the  resulting  Group I Net WAC Cap  Shortfall  will not be included  as interest  payments on the related  class of Class I Notes for that  payment  date and the  resulting  Group II Net WAC Cap
Shortfall  will not be included as interest  payments on the Class II Notes for that payment  date.  Any Group I Net WAC Cap  Shortfall or Group II Net WAC Cap Shortfall will be payable from excess  interest to the extent  available for that purpose,  as described  under
"-Allocations  of Payments." Any Group I Net WAC Cap Shortfall not covered by excess  interest on the payment date it was incurred will accrue  interest at the  applicable  Note Rate for the related class of Class I Notes,  as adjusted from time to time, and will be paid on future payment dates on a pro rata basis based on the respective  amounts of unpaid Group I Net WAC Cap Shortfalls,  but only to the extent that excess  interest on the Group I Loans is  available  for that  purpose,  as  described  under  "-Allocation  of  Payments."
Similarly,  any Group II Net WAC Cap Shortfall not covered by excess  interest on the payment date it was incurred will accrue interest at the  applicable  Note Rate for the  applicable  Class II Notes,  as adjusted from time to time,  and will be paid on future  payment dates on a pro rata basis with the related  variable  funding  notes  based on the  respective  amounts of unpaid  Group II Net WAC Cap
Shortfalls,  but only to the extent that excess  interest on the Group II Loans is  available  for that  purpose,  as  described  under
"-Allocation  of Payments."  Group I Net WAC Cap  Shortfalls  allocated to the Class I Notes will not be covered by the Group I Policy, and may remain  unpaid on the final  payment  date.  Group II Net WAC Cap  Shortfalls  allocated to the Class A-II Notes and Class A-II variable  funding notes will not be covered by the Group II Policy,  and may remain unpaid on the final payment date. In addition,  the securities  ratings  on the notes do not  address  the  likelihood  of the  receipt  of any  amounts  in payment of Group I Net WAC Cap
Shortfalls or Group II Net WAC Cap Shortfalls.

         Interest on the notes will accrue during the related  Interest  Accrual  Period,  on the basis of the actual number of days in the Interest  Accrual  Period and a 360-day  year,  in the case of the Class A-I-1 Notes and the Class II Notes,  and on the basis of a
360-day year composed of twelve 30-day months, in the case of the remaining classes of notes.

Determination of LIBOR

         The Note Rate on the  Class  A-I-1  Notes  and the Class II Notes for any  Interest  Accrual  Period,  including  the  initial
Interest  Accrual Period,  will be determined on the second LIBOR business day prior to the first day of that Interest  Accrual Period, or the LIBOR rate adjustment date.

         On each LIBOR rate  adjustment  date,  LIBOR shall be established  by the indenture  trustee,  and as to any Interest  Accrual
Period,  LIBOR will equal the rate for United States dollar  deposits for one month which appears on the Reuters Screen LIBOR01 page as of 11:00 A.M.,  London time, on that LIBOR rate  adjustment  date.  Reuters  Screen  LIBOR01 page means the display  designated as page
LIBOR01 on the Reuters  Screen or any other page as may replace  LIBOR01  page on that  service  for the purpose of  displaying  London interbank  offered  rates of major banks.  If the rate does not appear on that page (or any other page as may replace that page on that service,  or if the service is no longer offered,  any other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the master servicer and the credit enhancer), the rate will be the reference bank rate.

         The  reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in transactions in the London  interbank  market,  selected by the indenture trustee after  consultation  with the master servicer and the credit enhancer.  The reference bank rate will be determined as of 11:00 A.M.,  London time, on the LIBOR rate adjustment date. The indenture  trustee will request the principal London office of each of the reference  banks to provide a quotation of its rate to prime banks in the London  interbank  market for a period of one month in amounts  approximately equal to the aggregate security balance of the Class A-I-1 Notes and the Class II Notes then outstanding.  If at least two quotations are provided,  the rate will be the arithmetic mean of the  quotations.  If on that date fewer than two quotations are  provided  as  requested,  the rate will be the  arithmetic  mean of the rates  quoted by one or more major banks in New York City, selected by the indenture  trustee after  consultation  with the master  servicer and the credit  enhancer,  as of 11:00 A.M., New York
City  time,  on that date for loans in U.S.  Dollars  to leading  European  banks for a period of one month in an amount  approximately equal to the aggregate  security  balance of the Class A-I-1 Notes and the Class II Notes then  outstanding.  If no  quotations  can be obtained,  the rate will be LIBOR for the prior payment date;  provided  however,  if, under the priorities  listed  previously in this paragraph,  LIBOR for a payment date would be based on LIBOR for the previous payment date for the third consecutive  payment date, the indenture trustee shall select an alternative  comparable index, over which the indenture trustee has no control,  used for determining one-month  Eurodollar  lending rates that is calculated and published,  or otherwise made  available,  by an independent  party.  LIBOR business  day means any day other than (a) a Saturday  or a Sunday or (b) a day on which  banking  institutions  in the city of London,
England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the indenture  trustee for the relevant  Interest  Accrual Period,  in the absence of manifest error, will be final and binding.

Principal Payments on the Notes

Class I Notes

         On each  payment  date,  other than the payment  date in March  2022,  in the case of the Class  A-I-1  Notes,  other than the payment date in April 2022,  in the case of the Class A-I-2 Notes,  other than the payment date in March 2025, in the case of the Class
A-I-3  Notes,  other than the payment  date in May 2031,  in the case of the Class A-I-4 Notes and other than the payment  date in June
2037, in the case of the Class A-I-5 Notes and the Class A-I-6 Notes,  principal  payments will be due and payable on the Class I Notes in a total amount equal to the Principal  Collection  Distribution  Amount,  together with any Group I  Overcollateralization  Increase
Amount and the  Liquidation  Loss  Distribution  Amount with respect to the Group I Loans for that payment  date,  as and to the extent described  below.  In addition,  on each payment date, the credit  enhancer is required under the Group I Policy to pay any Liquidation
Loss Amount not covered from excess  interest or the Group I  Overcollateralization  Amount for that payment date,  as described  under
"-Description of the Policies" below.

         On the payment date in March 2022,  principal  payments  will be due and payable on the Class A-I-1 Notes in amounts  equal to the related  security  balance,  if any. On the payment  date in April 2022,  principal  payments  will be due and payable on the Class
A-I-2 Notes in amounts equal to the related security  balance,  if any. On the payment date in March 2025,  principal  payments will be due and payable on the Class A-I-3 Notes in amounts  equal to the related  security  balance,  if any. On the payment date in May 2031, principal  payments will be due and payable on the Class A-I-4 Notes in amounts equal to the related security  balance,  if any. On the payment date in June 2037,  principal  payments will be due and payable on the Class A-I-5 Notes and the Class A-I-6 Notes,  in amounts equal to the related security  balance,  if any. In no event will principal  payments on any class of Class I Notes on any payment date exceed the related security balance on that date.

Class II Notes

         On each payment  date,  other than the payment date in May 2037,  principal  payments  will be due and payable on the Class II
Notes in an amount equal to the Principal  Collection  Distribution Amount with respect to the Class II Notes,  together with any Group
II  Overcollateralization  Increase Amount and the  Liquidation  Loss  Distribution  Amount with respect to the Group II Loans for that payment date, as and to the extent  described  below.  In addition,  on each payment date,  the credit  enhancer is required  under the
Group II Policy to pay any Liquidation  Loss Amount not covered from excess interest or the Group II  Overcollateralization  Amount for that payment date, as described under "-Description of the Policies" below.

         On the payment date in May 2037,  principal  will be due and payable on the Class II Notes,  in amounts  equal to the security balances,  if any, of the Class II Notes on that payment  date. In no event will  principal  payments on any class of Class II Notes on any payment date exceed the security balance of such class on that date.

Allocation of Payments

General

         The indenture  trustee on behalf of the trust will establish the Payment  Account into which the master servicer will remit to the indenture  trustee for deposit P&I  Collections  for each payment date on the business day prior thereto.  The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in permitted investments.

         The Class I Notes will not be entitled to receive  payments from  collections  on the Group II Loans under any  circumstances, and the Class II Notes will not be entitled to receive payments from collections on the Group I Loans under any circumstances.

Group I Loans

         On each  payment  date,  P&I  Collections  relating to the Group I Loans will be  allocated  from the  Payment  Account in the following order of priority:

                  (a)      first,  to pay the Interest  Distribution  Amount for the Class I Notes for that payment  date,  pro rata as described below;

                  (b)      second, to pay as principal on the Class I Notes the Principal  Collection  Distribution Amount with respect to the Class I Notes for that payment date, to be allocated as described  under  "-Priority of  Distributions  of Principal on the Class I Notes;"

                  (c)      third, to pay as principal on the Class I Notes an amount equal to the Liquidation Loss Distribution  Amount with respect to the Group I Loans for that payment date, to be allocated as described  under  "-Priority of  Distributions  of
         Principal on the Class I Notes;"

                  (d)      fourth,  to pay to the credit enhancer the premium for the Group I Policy and any previously unpaid premiums for the Group I Policy, with interest;

                  (e)      fifth, to reimburse the credit enhancer for prior draws made on the Group I Policy, with interest;

                  (f)      sixth,  on and after the payment date in December 2007, to pay as principal on the Class I Notes the Group I
         Overcollateralization  Increase Amount for that payment date, to be allocated as described under  "-Priority of  Distributions of Principal on the Class I Notes;"

                  (g) seventh, to pay to the credit enhancer any other amounts owed to it under the insurance agreement with respect to the Class I Notes;

                  (h) eighth,  to pay to the Class I Notes any Prepayment  Interest  Shortfalls,  pro rata, with respect to the related
         Collection Period or remaining unpaid from any previous Collection Period, with interest;

                  (i) ninth,  to pay to the Class I Notes,  pro rata, any Group I Net WAC Cap  Shortfalls  with respect to that payment date or remaining unpaid from any previous payment date, with interest;

                  (j) tenth, to pay any Relief Act Shortfalls with respect to the Group I Loans incurred during the related  Collection
         Period,  pro rata in  accordance  with the amount of Relief Act  Shortfalls  allocated  to each class of Class I Notes on that payment date; and

                  (k) eleventh, to pay any remaining amounts to the holders of the certificates.

                  Payments  to the Class I Notes  under  clause  (a) will be  allocated  among the Class I Notes on a pro rata basis in accordance  with the  respective  amounts of accrued  interest on each class of Class I Notes less Relief Act  Shortfalls  and
         Prepayment  Interest  Shortfalls  allocated  to each such class for that  payment  date.  Payments  to the Class I Notes under clauses  (h),  (i) and (j) above will be made on a pro rata basis in  accordance  with the  respective  amounts of  Prepayment
         Interest  Shortfalls,  Group I Net WAC Cap Shortfalls  and Relief Act Shortfalls  allocated to each class of Class I Notes and remaining unpaid;  provided,  however, that no payments in respect of Group I Net WAC Cap Shortfalls will be made to any class of Class I Notes after the outstanding security balance of such class has been reduced to zero.

         Priority of Distributions of Principal on the Class I Notes

         On each payment date payments in respect of principal on the Class I Notes will be distributed as follows:

                  (1) to the Class A-I-6 Notes, an amount equal to the Class A-I-6 Lockout  Distribution  Amount for that payment date, until the outstanding security balance of the Class A-I-6 Notes has been reduced to zero;

                  (2) to the Class A-I-1 Notes,  until the  outstanding  security  balance of the Class A-I-1 Notes has been reduced to zero;

                  (3) to the Class A-I-2 Notes,  until the  outstanding  security  balance of the Class A-I-2 Notes has been reduced to zero;

                  (4) to the Class A-I-3 Notes,  until the  outstanding  security  balance of the Class A-I-3 Notes has been reduced to zero;

                  (5) to the Class A-I-4 Notes,  until the  outstanding  security  balance of the Class A-I-4 Notes has been reduced to zero;

                  (6) to the Class A-I-5 Notes,  until the  outstanding  security  balance of the Class A-I-5 Notes has been reduced to zero; and

                  (7) to the Class A-I-6 Notes,  until the  outstanding  security  balance of the Class A-I-6 Notes has been reduced to zero.

         Payments  made under the Group I Policy will be allocated to  principal  and interest on the Class I Notes as described  under
"Description of the Policies" below.

Group II Loans

         During the Revolving Period,  unless an Amortization Event has occurred,  Principal  Collections on the Group II Loans will be used first to acquire additional  balances that are created by draws on the Group II Loans.  Accordingly,  unless an Amortization Event has occurred,  principal  payments on the Class II Notes during the Revolving Period will only be made from Principal  Collections,  if any,  not used to  acquire  additional  balances  and in  connection  with  Liquidation  Loss  Distribution  Amounts  and any  Group II
Overcollateralization Increase Amount, to the extent funds are available to make those payments.

         On each  payment  date,  P&I  Collections  relating to the Group II Loans will be  allocated  from the Payment  Account in the following order of priority:

                  (a)      first,  to pay the  Interest  Distribution  Amount  with  respect to the Class A-II Notes and the Class A-II variable funding notes, pro rata;

                  (b)      second,  to pay as principal on the Class A-II Notes and the Class A-II variable  funding  notes,  pro rata, the Principal  Collection  Distribution  Amount with respect to the Class A-II Notes and Class A-II variable funding notes for that payment date;

                  (c)      third,  to pay as principal on the Class A-II Notes and Class A-II  variable  funding  notes,  pro rata,  an amount equal to the Liquidation Loss Distribution Amount with respect to the Group II Loans for that payment date;

                  (d)      fourth,  to pay to the  credit  enhancer  the  premium  for the Group II Policy  and any  previously  unpaid premiums for the Group II Policy, with interest;

                  (e)      fifth, to reimburse the credit enhancer for prior draws made on the Group II Policy, with interest;

                  (f)      sixth,  on and after the payment date in December  2007, to pay as principal on the Class A-II Notes and the
         Class A-II variable funding notes, pro rata, the Group II Overcollateralization Increase Amount for that payment date;

                  (g)      seventh,  to pay to the credit  enhancer any other  amounts owed to it under the  insurance  agreement  with respect to the Class II Notes;

                  (h)      eighth,  to pay to the Class A-II Notes and the Class A-II variable  funding  notes,  pro rata, any Group II
         Net WAC Cap Shortfalls for that payment date and any Group II Net WAC Cap Shortfalls not previously paid, with interest;

                  (i)      ninth, to pay to the holders of the Class A-II Notes and the Class A-II variable  funding notes, pro rata in accordance  with the  respective  amounts  of Relief  Act  Shortfalls  allocated  to each  class of the Class II Notes on that payment  date,  any Relief Act  Shortfalls  on the home equity loans in Loan Group II incurred  during the related  Collection
         Period; and

                  (j)      tenth, to pay any remaining amounts to the holders of the certificates.

         Payments made under the Group II Policy will be allocated to principal  and interest on the Class II Notes as described  under
"Description  of the  Policies"  below.  The  security  balance of any class of Class II Notes on any day is, with respect to the Class
A-II Notes,  the initial  security  balance thereof as of the closing date, and with respect to the Class A-II variable  funding notes, the aggregate  principal  amount added to the Class A-II variable funding notes prior to such day, in each case reduced by all payments of principal on such notes prior to and as of that day.

         Payments  under clause (a) will be  allocated to the Class A-II Notes and the Class A-II  variable  funding  notes,  pro rata, based on the amount of interest  each  security is entitled to receive  under that  clause.  Payments  under  clauses  (b), (c) and (f)
above will  constitute  payments of principal  and will be  allocated  among the Class A-II Notes and the Class A-II  variable  funding notes pro rata based on their outstanding  security  balances.  Payments under clauses (h) and (i) above will be allocated to the Class
A-II Notes and the Class A-II variable  funding notes pro rata based on the  respective  amounts of Group II Net WAC Cap Shortfalls and
Relief Act Shortfalls  allocated to each such class of notes and not previously paid;  provided,  however,  that no payments in respect of Group II Net WAC Cap Shortfalls  will be made to any class of Class II Notes after the  outstanding  security  balance of such class has been reduced to zero.

Optional Transfers of Group II Loans to Holders of Group II Certificates

         Subject to the conditions  specified in the servicing  agreement,  on any payment date the issuing entity may, but will not be obligated  to,  direct  the  master  servicer  to  remove  certain  Group II Loans  from the trust  fund  without  prior  notice to the noteholders.  Group II Loans so designated  will be removed only upon  satisfaction  of certain  conditions  specified in the servicing agreement, including, among other things, that:

o        as of the applicable payment date, after giving effect to the removal of the applicable Group II Loans, the Group II
         Overcollateralization Amount will equal or exceed the Group II Required Overcollateralization Amount;

o        the selection of Group II Loans to be removed was random;

o        the credit enhancer shall have certain approval rights as set forth in the servicing agreement; and

o        notice of the removal of Group II Loans is given to the rating agencies.

Initial Overcollateralization of the Class I Notes

         As of the closing date, the aggregate  principal  balance of the Group I Loans will exceed the aggregate  security  balance of the Class I Notes by approximately  4.95% of the aggregate  principal  balance of the Group I Loans as of the cut-off date. This amount represents an initial  overcollateralization  of the Class I Notes  relative to the Group I Loans.  On each payment date beginning with the payment date in December  2007, the Group I  Overcollateralization  Increase  Amount,  if any, will be used to increase the Group I
Overcollateralization Amount until such amount is equal to the Group I Required Overcollateralization Amount.

Initial Overcollateralization of the Class II Notes

         As of the closing date, the aggregate  principal  balance of the Group II Loans will exceed the aggregate  security balance of the Class II Notes by  approximately  0.90% of the  aggregate  principal  balance of the Group II Loans as of the  cut-off  date.  This amount  represents  an  initial  overcollateralization  of the Class II Notes  relative  to the Group II Loans.  On each  payment  date beginning  with the payment  date in  December  2007,  the Group II  Overcollateralization  Increase  Amount,  if any,  will be used to increase the Group II Overcollateralization Amount until such amount is equal to the Group II Required Overcollateralization Amount.

Residual Interests

         Excess  cash flow with  respect to the Group I Loans not used to make  payments on the Class I Notes will be paid to the Class
SB-I  Certificateholders.  Holders of the Class R-I  Certificates  and the Class R-II  Certificates  will be  entitled  to receive  any residual cash flow from the Group I Loans that is not required to be paid to the Class SB-I  Certificateholders,  which is not expected to be significant.  The Class R Certificates  will not be entitled to any payments unless the aggregate  amount received by the issuing entity with respect to the home equity loans exceeds the  aggregate  amount  payable to the Class I noteholders  and the holders of the
Class SB-I  Certificates,  which is highly  unlikely.  Excess cash flow with respect to the Group II Loans not used to make payments on the Class II Notes  will be paid to the Class  SB-II  Certificateholders.  A holder of Class SB  Certificates  or Class R  Certificates will not have a right to alter the structure of this  transaction.  The Class SB Certificates  and Class R Certificates may be retained by the depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

Allocation of Losses

General

         With respect to any defaulted  home equity loan that is finally  liquidated,  through  foreclosure  sale,  disposition  of the related  mortgaged  property if acquired on behalf of the trust fund by deed in lieu of foreclosure,  or otherwise,  the amount of loss realized,  if any, will equal the portion of the principal  balance of the home equity loan  remaining,  if any, plus interest  thereon through  the date of deemed  liquidation,  after  application  of all  amounts  recovered,  net of amounts  reimbursable  to the master servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the home equity loan.

Group I Loans

         On each payment date, with respect to the Group I Loans,  the Group I  Overcollateralization  Amount as in effect  immediately prior to that payment date,  if any,  shall be deemed to be reduced by an amount equal to any  Liquidation  Loss Amounts on the Group I
Loans for that  payment  date,  except to the extent  that those  Liquidation  Loss  Amounts  were  covered on that  payment  date by a
Liquidation  Loss  Distribution  Amount from P&I Collections on the Group I Loans. Any Liquidation Loss Amounts not so covered that are in excess of the Group I  Overcollateralization  Amount are to be covered by draws on the Group I Policy to the extent provided in this prospectus supplement.

         To the extent that the Group I  Overcollateralization  Amount and excess  interest from Loan Group I are  insufficient  or not available to absorb  Liquidation Loss Amounts,  and if payments are not made under the Group I Policy as required,  a holder of a Class
I Note may incur a loss.

Group II Loans

         On each payment date, with respect to the Group II Loans, the Group II  Overcollateralization  Amount as in effect immediately prior to that payment date, if any,  shall be deemed to be reduced by an amount equal to any  Liquidation  Loss Amounts on the Group II
Loans for that  payment  date,  except to the extent  that those  Liquidation  Loss  Amounts  were  covered on that  payment  date by a
Liquidation  Loss  Distribution  Amount from P&I Collections on the Group II Loans.  Any  Liquidation  Loss Amounts not so covered that are in excess of the Group II  Overcollateralization  Amount are to be  covered by draws on the Group II Policy to the extent  provided in this  prospectus  supplement.  To the extent that the Group II  Overcollateralization  Amount and excess interest from Loan Group II are  insufficient  or not  available  to absorb  Liquidation  Loss  Amounts,  and if payments are not made under the Group II Policy as required, a holder of a Class II Note may incur a loss.

The Paying Agent

         The paying agent shall initially be the indenture trustee,  together with any successor  thereto.  The paying agent shall have the revocable  power to withdraw funds from the Payment  Account for the purpose of making  payments to the  noteholders and the credit enhancer.

Maturity and Optional Redemption

         The Class  A-I-1 Notes will be payable in full on the  payment  date in March  2022,  the Class A-I-2 Notes will be payable in full on the payment  date in April 2022,  the Class  A-I-3 Notes will be payable in full on the payment  date in March 2025,  the Class
A-I-4  Notes will be payable in full on the payment  date in May 2031,  the Class A-I-5 Notes and the Class A-I-6 Notes will be payable in full on the  payment  date in June 2037 and the Class  A-II  Notes  will be  payable  in full on the  payment  date in May 2037.  In addition,  a payment may be made in  redemption  of either of the Class I Notes or the Class A-II Notes upon the exercise by the master servicer of its option to either (i) purchase all of the remaining  related home equity loans  together with the related  assets in the related  Loan Group,  thereby  effecting  early  retirement  of the related  Notes or (ii) to purchase in whole,  but not in part,  the related Notes;  provided,  however,  that no such optional  redemption will be permitted if it would result in a draw under the related
Policy, or will result in any amounts owing to the credit enhancer remaining  unreimbursed  unless, in either case, the credit enhancer consents to the  redemption.  The master  servicer may exercise  this option with  respect to Loan Group I if the  aggregate  principal balance of the home equity  loans in Loan Group I, after  applying  collections  received in the related  Collection  Period,  has been reduced to an amount equal to or less than 10% of the  aggregate  principal  balance of the home equity loans in Loan Group I as of the cut-off date.  The master  servicer may exercise this option with respect to Loan Group II if the  aggregate  principal  balance of the home equity  loans in Loan Group II, after  applying  collections  received in the related  Collection  Period,  has been reduced to an amount equal to or less than 10% of the aggregate  principal  balance of the home equity loans in Loan Group II as of the cut-off date.
Any such  purchase of home equity loans and other assets shall be made at a price equal to the sum of (a) 100% of the unpaid  principal balance of each home equity loan in the related Loan Group,  or, if less than such unpaid principal  balance,  the fair market value of the related  underlying  mortgaged  properties  with  respect to the home equity loans as to which title to such  underlying  mortgaged properties has been  acquired,  as of the date of repurchase  plus (b) accrued  interest on the home equity loans at the applicable Net
Mortgage Rates,  plus the related Policy premium rate, to, but not including,  the first day of the month in which the repurchase price is distributed and (c) any amounts due to the credit enhancer  pursuant to the insurance  agreement in respect of the related policy or related  notes.  The optional  redemption  price paid by the master  servicer  will also include  certain  amounts owed by  Residential
Funding Company,  LLC as seller of the home equity loans, under the terms of the agreement  pursuant to which Residential  Funding sold the home equity  loans to the  depositor,  that  remain  unpaid on the date of the  optional  redemption.  With  respect to the Group I
Loans,  distributions  on the offered  notes in respect of any optional  redemption  will be paid first,  to the Class I Notes on a pro rata basis and second,  to the certificates.  With respect to the Group II Loans,  distributions on the offered notes in respect of any optional  redemption will be paid first,  to the Class II Notes on a pro rata basis and second,  to the  certificates.  The proceeds of any such  distribution  may not be  sufficient  to  distribute  the full amount of principal  and accrued  interest to the notes if the purchase price is based in part on the fair market value of any underlying  mortgaged  property and such fair market value is less than
100% of the unpaid principal balance of the related home equity loan.

         Any such purchase of the offered notes as discussed  above will be made at a price equal to 100% of its security  balance plus the sum of interest accrued thereon at the applicable Note Rate and any previously  accrued and unpaid interest at the  then-applicable
Note Rate,  together  with all amounts due and owing to the credit  enhancer in respect of the related  policy or related  notes.  Upon presentation  and surrender of the offered notes in connection  with their  purchase,  the holders of the offered notes will receive an amount  equal to the  security  balance of their  class plus  interest  accrued  thereon at the related  Note Rate plus any  previously accrued and unpaid  interest.  Promptly  after the purchase of the offered  notes,  the master  servicer  shall  terminate the trust in accordance with the terms of the trust agreement.

                                                      Description of the Policies

         The following  information has been supplied by the credit enhancer for inclusion in this  prospectus  supplement.  The credit enhancer does not accept any  responsibility  for the accuracy or  completeness  of this  prospectus  supplement or any  information or disclosure  contained  in this  prospectus  supplement,  or omitted  from this  prospectus  supplement,  other than with respect to the accuracy of the  information  regarding the Group I Policy and the Group II Policy and the credit enhancer set forth under the headings
"The Credit Enhancer" and "Description of the Policies" herein.  Additionally,  the credit enhancer makes no  representation  regarding the term notes or the advisability of investing in the term notes.

         The credit enhancer,  in consideration of the payment of a premium and subject to the terms of the applicable Policy,  thereby unconditionally  and irrevocably  guarantees to any holder of a term note that an amount equal to each full and complete Insured Amount will be received  from the credit  enhancer by the indenture  trustee or its  successors,  as indenture  trustee for the holders of the term notes,  on behalf of the holders of the term notes,  for  distribution  by the indenture  trustee to each holder of a term note of that noteholder's proportionate share of the Insured Amount.

         The credit enhancer's  obligations under the Policies,  with respect to a particular Insured Amount, will be discharged to the extent funds equal to the  applicable  Insured  Amount are received by the indenture  trustee,  whether or not those funds are properly applied  by the  indenture  trustee.  Insured  Amounts  will be made only at the time set  forth in the  Policies,  and no  accelerated
Insured Amounts will be made regardless of any  acceleration  of the term notes,  unless the  acceleration is at the sole option of the credit enhancer.

         Notwithstanding  the foregoing,  the Policies do not cover  shortfalls,  if any,  attributable to the liability of the issuing entity,  any REMIC or the  indenture  trustee for  withholding  taxes,  if any  (including  interest  and  penalties  in respect of any liability for withholding taxes).

         The credit  enhancer  will pay any Insured  Amount that is a  Preference  Amount on the business  day  following  receipt on a business day by the credit enhancer's fiscal agent of the following:

         a certified copy of the order requiring the return of a preference payment;

         an opinion of counsel satisfactory to the credit enhancer that the order is final and not subject to appeal;

         an assignment in a form that is reasonably required by the credit enhancer,  irrevocably  assigning to the credit enhancer all rights  and  claims of the  holder of a term note  relating  to or arising  under the term  notes  against  the  debtor  which made the preference payment or otherwise with respect to the preference payment; and

         appropriate  instruments to effect the  appointment of the credit enhancer as agent for the holder of a term note in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the credit enhancer;

         provided that if these  documents are received  after 12:00 p.m.,  New York time, on that business day, they will be deemed to be received on the  following  business  day.  Payments by the credit  enhancer  will be  disbursed  to the  receiver or the trustee in bankruptcy named in the final order of the court  exercising  jurisdiction on behalf of the holder of a term note and not to any holder of a term note directly  unless the holder of a term note has returned  principal or interest paid on the term notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the holder of a term note.

         The credit  enhancer  will pay any other amount  payable  under the Policies no later than 12:00 p.m.,  New York time,  on the later of the payment date on which the related  Deficiency  Amount is due or the second business day following receipt in New York, New
York on a business day by U.S. Bank Trust National  Association,  as fiscal agent for the credit enhancer or any successor fiscal agent appointed by the credit  enhancer of a notice from the indenture  trustee  specifying  the Insured Amount which is due and owing on the applicable  payment  date,  provided that if the notice is received  after 12:00 p.m.,  New York time, on that business day, it will be deemed to be received on the following  business  day. If any notice  received by the credit  enhancer's  fiscal agent is not in proper form or is  otherwise  insufficient  for the purpose of making a claim under a Policy,  it will be deemed not to have been  received by the credit  enhancer's  fiscal agent for the purposes of this  paragraph,  and the credit enhancer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Insured Amounts due under the Policies,  unless otherwise stated therein,  will be disbursed by the credit  enhancer's  fiscal agent to the indenture  trustee,  on behalf of the holders of the  applicable  term notes,  by wire transfer of  immediately  available funds in the amount of the Insured Amount less, in respect of Insured  Amounts  related to Preference  Amounts,  any amount held by the indenture trustee for the payment of the Insured Amount and legally available therefor.

         The fiscal  agent is the agent of the credit  enhancer  only and the fiscal agent will in no event be liable to holders of the term  notes for any acts of the fiscal  agent or any  failure of the credit  enhancer  to deposit or cause to be  deposited  sufficient funds to make payments due under the Policies.
         Subject to the terms of the indenture,  the credit  enhancer will be subrogated to the rights of each holder of a term note to receive payments under the term notes to the extent of any payment by the credit enhancer under the related Policy.

         As used in the Policies, the following terms shall have the following meanings:

         "Deficiency  Amount" for any payment date, an amount equal to the excess, if any, of: (a) Scheduled  Payments over (b) amounts on deposit in the Note Account  available to pay such Scheduled  Payments and any other amounts  available to the indenture trustee for payment of such Scheduled Payments.

         "Insured Amount" means (a) as of any payment date, any Deficiency Amount and (b) any Preference Amount.

         "Preference  Amount" means any amount previously  distributed to a holder of a term note on the term notes that is recoverable and sought to be recovered as a voidable  preference  by a trustee in  bankruptcy  pursuant to the United  States  Bankruptcy  Code (11
U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         "Scheduled  Payments"  means,  with  respect to each payment  date,  the payment to be made to holders of the term notes in an aggregate  amount equal to (i) the related  Interest  Distribution  Amount due on the applicable term notes for that payment date, (ii)
for the payment date  occurring in March 2022 with respect to the Class A-I-1 Notes,  for the payment date occurring in April 2022 with respect to the Class A-I-2 Notes,  for the payment date occurring in March 2025 with respect to the Class A-I-3 Notes,  for the payment date  occurring  in May 2031 with respect to the Class A-I-4  Notes,  for the payment  date  occurring in June 2037 with respect to the
Class A-I-5 Notes and the Class A-I-6 Notes and for the payment date  occurring  in May 2037 with respect to the Class A-II Notes,  the
Guaranteed  Payment Amount,  (iii) for any other payment date, the principal  portion of any  Liquidation  Loss Amount from the related loan group, to the extent not covered by the Group I  Overcollateralization  Amount or the Group II  Overcollateralization  Amount,  as
applicable,  and after  application  of any excess  interest,  in each case in accordance  with the original terms of the indenture and the  applicable  term notes when issued and without regard to any amendment or  modification  of the indenture or the term notes except amendments or modifications to which the credit enhancer has given its prior written consent.

         Scheduled  Payments  will not  include,  nor shall  coverage  be  provided  under the  Policies  in respect of, any Relief Act
Shortfalls,  Prepayment  Interest  Shortfalls  (with  respect  to the  Class I Notes  only) or any Net WAC Cap  Shortfalls  that may be incurred or that may be  distributable  to the related  term  notes.  Scheduled  Payments  shall not include  payments  that become due on an  accelerated  basis as a result of a default by the issuing  entity,  an election by the issuing  entity to pay  principal  on an accelerated  basis,  the occurrence of an event of default under the indenture or any other cause,  unless the credit enhancer  elects, in its sole  discretion,  to pay in whole or in part such principal due upon  acceleration,  together with any accrued  interest to the date of  acceleration.  In the event the credit  enhancer does not so elect,  the related Policy will continue to guarantee  payment on the  applicable  term notes in  accordance  with their  original  terms.  Scheduled  Payments  shall not  include  any  amounts  due in respect of the term notes  attributable  to any  increase in  interest  rate,  penalty or other sum  payable by the  issuing  entity by reason of any default or event of default in respect of the term notes, or by reason of any  deterioration of the  creditworthiness  of any party to the indenture,  nor shall  Scheduled  Payments  include,  nor shall coverage be provided under the Policies in respect of, any taxes,  withholding  or other charge  imposed by any  governmental  authority due in  connection  with the payment of any Scheduled
Payment to a holder of a term note.

         Capitalized  terms used in the Policies  and not  otherwise  defined in the Policies  shall have the meanings set forth in the indenture as of the date of execution of the  Policies,  without  giving  effect to any  subsequent  amendment or  modification  to the indenture unless such amendment or modification has been approved in writing by the credit enhancer.

         The Policies are being issued under and pursuant to, and will be construed under,  the laws of the State of New York,  without giving effect to the conflict of laws principles thereof.

         The insurance  provided by the Policies is not covered by the  Property/Casualty  Insurance Security Fund specified in Article
76 of the New York Insurance Law.

         The  Policies  are not  cancelable  for any  reason.  The premium on each Policy is not  refundable  for any reason  including payment, or provision being made for payment, prior to the related maturity of the applicable term notes.

                                                  Yield and Prepayment Considerations

General

         The yield to maturity on each class of offered notes will be primarily affected by the following factors:

o        the rate and timing of  principal  payments  on the home  equity  loans in the  related  Loan  Group,  including  prepayments, defaults and  liquidations,  repurchases and, in the case of the Group II Loans, the rate and timing of draws and the allocations thereof;

o        the allocation of principal payments among the various classes of offered notes;

o        realized losses and interest shortfalls on the home equity loans;

o        the note rate on the offered notes; and

o        the purchase price paid for the offered notes.

         For  additional  considerations  relating to the yields on the offered  notes,  see "Yield  Considerations"  and "Maturity and
Prepayment Considerations" in the prospectus.

         As of the  cut-off  date,  approximately  22.5% of the Group I Loans by cut-off  date  principal  balance  require the related borrowers  to  make  monthly  payments  of  accrued  interest,  but  not  principal,  for up to ten  years  following  origination  and approximately  90.8% of the Group II Loans by cut-off date principal  balance require the related borrowers to make monthly payments of accrued  interest,  but not  principal,  for up to fifteen years  following  origination.  After the interest only period,  the related borrower's  monthly  payment will be  recalculated  to cover both  interest and  principal so that the home equity loan will be paid in full by its final  payment  date.  As a result,  if the monthly  payment  increases,  the related  borrower  may not be able to pay the increased  amount and may default or may refinance the loan to avoid the higher payment.  In addition,  because no scheduled  principal payments are  required to be made on these home equity loans for a period of time,  the offered  notes will receive  smaller  scheduled principal  distributions  during that period than they would have  received if the  related  borrowers  were  required to make  monthly payments of interest and principal from origination of these home equity loans.

Substitution or Repurchase of Delinquent Loans

         Residential  Funding  Company,  LLC, will have the  obligation to repurchase or substitute any home equity loan from the trust if the first,  second or third  scheduled  payment due subsequent to the cut-off date is not made within thirty days of the related due date, subject to certain  notification  requirements set forth in the home equity loan purchase agreement.  Any repurchases may shorten the weighted  average lives of the offered notes.  If Residential  Funding  Company,  LLC defaults on this  repurchase or  substitution obligation, these home equity loans will remain in the trust.

Prepayment Considerations

         The yields to maturity on the offered  notes will be affected by the rate and timing of principal  payments on the home equity loans.  Yields may be adversely  affected by a higher or lower than  anticipated  rate of principal  payments on the home equity loans.
The rate of  principal  payments on the home equity  loans will in turn be affected by the  amortization  schedules  of the home equity loans,  the rate and timing of Principal  Prepayments or draws on the Group II Loans by the mortgagors,  liquidations of defaulted home equity loans and  repurchases of home equity loans.  The timing of changes in the rate of  prepayments,  liquidations  and purchases of the home equity loans may  significantly  affect the yield to an investor in the offered  notes,  even if the average rate of principal payments  experienced over time is consistent with an investor's  expectation.  Since the rate and timing of principal  payments on the home  equity  loans and draws on the Group II Loans will  depend on future  events and on a variety of factors,  as  described  in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the offered notes.

         The home  equity  loans may be prepaid by the  mortgagors  at any time in full or in part,  although  some of the home  equity loans  provide for payment of a  prepayment  charge.  Prepayment  charges may reduce the rate of  prepayment  on the home equity  loans until the end of the period  during  which these  prepayment  charges  apply.  See  "Description  of the Home Equity Loan Pool" in this prospectus  supplement  and "Certain  Legal Aspects of Trust Assets and Related  Matters-Enforceability  of Certain  Provisions" in the
prospectus.

         Some state laws  restrict the  imposition  of  prepayment  charges even when the home equity loans  expressly  provide for the collection of those charges.  The Alternative  Mortgage  Transaction  Parity Act of 1982, or the Parity Act,  permits the collection of prepayment  charges in  connection  with some types of loans  subject to the Parity Act, or Parity Act loans,  preempting  any contrary state law  prohibitions.  However,  some states may not recognize the  preemptive  authority of the Parity Act or have opted out of the
Parity Act.  Moreover,  the OTS, the agency that  administers the application of the Parity Act to some types of mortgage  lenders that are not chartered  under federal law,  withdrew its  favorable  regulations  and opinions that  previously  authorized  those  lenders, notwithstanding  contrary state law, to charge  prepayment  charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal  is  effective  with  respect to Parity Act loans  originated  on or after July 1, 2003.  The OTS's  action  does not affect
Parity Act loans  originated  before  July 1, 2003.  As a result,  it is  possible  that  prepayment  charges  and late fees may not be collected  even on loans that  provide  for the  payment  of these  charges.  In any case,  these  amounts  will not be  available  for distribution on the offered notes.

         Some of the home  equity  loans may be  assumable  under the terms of the  mortgage  note,  and the  remainder  are subject to customary  due-on-sale  provisions.  The master  servicer  shall  enforce any  due-on-sale  clause  contained in any  mortgage  note or mortgage,  to the extent permitted under applicable law and governmental  regulations.  However, if the master servicer determines that it is reasonably  likely that any mortgagor will bring,  or if any mortgagor does bring,  legal action to declare  invalid or otherwise avoid  enforcement of a due-on-sale  clause  contained in any mortgage note or mortgage,  the master  servicer shall not be required to enforce the  due-on-sale  clause or to contest the action.  The extent to which some of the home equity loans are assumed by purchasers of the mortgaged  properties  rather than prepaid by the related  mortgagors in connection  with the sales of the mortgaged  properties will affect the weighted  average  lives of the offered  notes and may result in a prepayment  experience on the home equity loans that differs from that on other conventional mortgage loans.

         Prepayments,  liquidations  and  purchases  of the home equity  loans will result in  distributions  to holders of the offered notes of principal  amounts which would otherwise be distributed over the remaining terms of the home equity loans.  Factors  affecting prepayment,  including  defaults and  liquidations,  of home equity loans include changes in mortgagors'  housing needs, job transfers, unemployment,  mortgagors' net equity in the mortgaged properties,  changes in the value of the mortgaged  properties,  mortgage market interest  rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage  rates fell  significantly  below the mortgage rates on the home equity loans, the rate of prepayments,  including refinancings,  would be expected to increase.  Conversely, if prevailing  mortgage  rates rose  significantly  above the mortgage  rates on the home equity loans,  the rate of prepayments on the home equity loans would be expected to decrease.  Prepayment of the related first lien may also affect the rate of  prepayments  on the home equity loans.

         The rate of defaults on the home equity  loans will also  affect the rate and timing of  principal  payments  and draws on the home equity loans. In general,  defaults on home equity loans are expected to occur with greater frequency in their early years.  Also, the rate of default of home equity loans  secured by second  liens is likely to be greater  than that of home equity  loans  secured by first liens on comparable  properties.  Furthermore,  the rate and timing of prepayments,  defaults and liquidations on the home equity loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater  and  prepayments  are less likely in regions  where a weak or  deteriorating economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.  See "Risk Factors"
in this prospectus supplement.

         Borrowers of Balloon Loans are required to make a relatively large single payment upon maturity,  therefore,  the default risk associated with Balloon Loans is greater than that  associated with  fully-amortizing  home equity loans.  Additionally,  a mortgagor's ability to make a balloon  payment may depend on its ability to sell or refinance the related  mortgaged  property.  The existence of a balloon payment  generally will require the related  mortgagor to refinance such home equity loan or to sell the mortgaged  property on or prior to the scheduled  maturity date.  The ability of a mortgagor to accomplish  either of these goals will be affected by a number of factors,  including the level of available mortgage rates at the time of sale or refinancing,  the mortgagor's equity in the related mortgaged  property,  the financial  condition of the  mortgagor,  tax laws and prevailing  general  economic  conditions.  None of the company, the master servicer, any subservicer or the indenture trustee is obligated to refinance any Balloon Loan.

         A  subservicer  may allow the  refinancing  of a home  equity  loan by  accepting  prepayments  on such home  equity  loan and permitting  a new loan  secured by a  mortgage  on the same  property.  In the event of such a  refinancing,  the new loan would not be included in the trust and,  therefore,  the  refinancing  would have the same effect as a prepayment in full of the related home equity loan. A subservicer  or the master  servicer will,  from time to time,  implement  programs  designed to encourage  refinancing.  These programs may include,  without  limitation,  modifications  of existing  loans,  targeted  solicitations,  the offering of pre-approved applications,  reduced  origination  fees or closing costs, or other financial  incentives.  Targeted  solicitations  may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged property.  In addition,  subservicers or the master  servicer may  encourage  the  refinancing  of home equity  loans,  including  defaulted  home equity  loans,  that would permit creditworthy borrowers to assume the outstanding indebtedness of these home equity loans.

         The  servicing  agreement  permits the  issuing  entity,  at its option,  subject to the  satisfaction  of certain  conditions specified in the servicing  agreement,  to direct the master  servicer to remove certain Group II Loans from the trust fund at any time during  the life of the  trust  fund,  if,  after  giving  effect  to the  removal  of the  applicable  Group II  Loans,  the  Group II
Overcollateralization  Amount  equals or exceeds the Group II  Required  Overcollateralization  Amount.  Removals of Group II Loans may
affect the rate at which principal is distributed to Class II noteholders by reducing the aggregate  principal  balance of the Group II
Loans and thus the amount of principal  collections on the Group II Loans.  See  "Description of the  Securities-Optional  Transfers of
Group II Loans to Holders of Group II Certificates" in this prospectus supplement.

Allocation of Principal Payments

         The yields to maturity  of the  offered  notes will be affected by the  allocation  of  principal  payments  among the offered notes.  The Class I Notes and the Class A-II Notes are entitled to receive  distributions  in accordance  with various  priorities  for payment of principal as described in this prospectus  supplement.  Distributions  of principal on classes having an earlier priority of payment  will be  affected by the rates of  prepayment  of the home  equity  loans early in the life of the home equity loan pool.  The timing of  commencement  of principal  distributions  and the weighted  average lives of offered notes with a later priority of payment will be  affected  by the  rates of  prepayment  of the home  equity  loans  both  before  and  after  the  commencement  of  principal distributions on those classes.

         The yields to maturity of the Class I Notes may be affected to the extent any Group I  Overcollateralization  Increase  Amount is used to accelerate  payments of principal on the Class I Notes, and to the extent the Principal  Collection  Distribution Amount for the Class I Notes is reduced if the Group I  Overcollateralization  Amount exceeds the Group I Required  Overcollateralization  Amount.
In  addition,  the amount of the Group I  Overcollateralization  Increase  Amount paid to the Class I Notes on any payment date will be affected by, among other things,  the level of  delinquencies  and losses on the Group I Loans and the amount of excess interest on the
Group I Loans,  which will be affected by the level of LIBOR as long as the Class A-I-1 Notes are  outstanding.  Similarly,  the yields to  maturity  of the Class A-II Notes may be  affected  to the extent  any Group II  Overcollateralization  Increase  Amount is used to accelerate  payments of principal  on the Class A-II Notes,  and to the extent the  Principal  Collection  Distribution  Amount for the
Class A-II Notes is reduced if the Group II Overcollateralization  Amount exceeds the Group II Required  Overcollateralization  Amount.
In addition,  the amount of the Group II  Overcollateralization  Increase  Amount paid to the Class A-II Notes on any payment date will be affected by, among other things,  the level of delinquencies  and losses on the Group II Loans, and the amount of excess interest on the  Group II  Loans,  which  will be  affected  by the  levels  of LIBOR and the  prime  rate  applicable  to the Group II Loans.  See
"Description of the Securities-Allocation of Payments" in this prospectus supplement.

Liquidation Loss Amounts and Interest Shortfalls

         The yields to maturity  and the  aggregate  amount of  distributions  on the  offered  notes will be affected by the timing of mortgagor  defaults  resulting in  Liquidation  Loss Amounts,  to the extent such losses are not covered by excess  interest or, in the case of the Class I Notes,  the Group I  Overcollateralization  Amount or the Group I Policy,  and in the case of the Class A-II Notes, the Group II  Overcollateralization  Amount or the Group II Policy.  The timing of  Liquidation  Loss  Amounts on the home equity loans and the allocation of Liquidation Loss Amounts to the offered notes will  significantly  affect the yield to an investor in the offered notes.

         The yields to  maturity  and the  aggregate  amount of  distributions  on the  offered  notes  will be  affected  by  interest shortfalls.  The  amount of  interest  otherwise  available  to pay to  holders  of the term  notes  will be  reduced  by any  interest shortfalls  on the home  equity  loans in the  related  Loan  Group,  by  reducing  the amount of excess  interest  available  to cover
Prepayment  Interest  Shortfalls  and Group I Net WAC Cap  Shortfalls  on the Class I Notes and Group II Net WAC Cap  Shortfalls on the
Class A-II Notes.

         The  recording  of mortgages in the name of MERS is a relatively  new  practice in the mortgage  lending  industry.  While the depositor  expects  that the master  servicer  or  applicable  subservicer  will be able to  commence  foreclosure  proceedings  on the mortgaged  properties,  when necessary and appropriate,  public recording  officers and others in the mortgage industry,  however,  may have  limited,  if any,  experience  with lenders  seeking to  foreclose  mortgages,  assignments  of which are  registered  with MERS.
Accordingly,  delays and additional  costs in commencing,  prosecuting and completing  foreclosure  proceedings,  defending  litigation commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the  distribution  of  liquidation  proceeds to the offered  noteholders  and increase the amount of Realized
Losses on the home equity  loans.  In addition,  if, as a result of MERS  discontinuing  or becoming  unable to continue  operations in connection  with the MERS® System,  it becomes  necessary to remove any home equity loan from  registration  on the MERS® System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable by the trust to the master  servicer,  which will reduce the amount  available to pay principal of and interest on the outstanding  class or classes of offered  notes.  For  additional  information  regarding  the recording of mortgages in the name of MERS see  "Description  of the Home
Equity Loan  Pool-General"  in this prospectus  supplement and  "Description of the  Securities-Assignment  of the Trust Assets" in the
prospectus.

Note Rates

         The yields to  maturity on the  offered  notes will be  affected  by their Note  Rates.  Because the Note Rates on the offered notes are fixed,  except for the Class  A-I-1  Notes and the Class A-II  Notes,  such rates will not change in  response  to changes in market  interest  rates.  Accordingly,  if market  interest rates or market yields for  securities  similar to those classes of offered notes were to rise,  the market value of those  offered  notes may decline.  In  addition,  the Note Rates on the offered  notes may be subject to a cap equal to the  related Net WAC Rate.  Therefore,  the  prepayment  of the  related  home  equity  loans with higher Net
Mortgage  Rates may result in lower Note Rates on the  offered  notes,  particularly  after the rate on the Class A-I-5 Notes and Class
A-I-6 Notes  increases by 0.50% per annum on and after the Step-Up  Date.  The index used to calculate  the interest  rate on the Group
II Loans is different  than the index used to calculate the Note Rate on the Class II Notes.  Therefore,  in an  environment  of rising interest  rates,  the interest rate on the Class II Notes could increase more rapidly than the interest rate on the Group II Loans.  If the Note Rate on the Class II Notes were to increase  more rapidly than the interest  rate on the Group II Loans,  the Note Rate on the
Class II Notes could be limited to the Group II Net WAC Rate.

         To the extent the related Net WAC Rate  becomes the Note Rate on any class of notes,  then in such case,  less  interest  will accrue on such notes than would  otherwise be the case.  Any  resulting  Group I Net WAC Cap  Shortfall  allocated to the Class I Notes will only be payable from excess  interest on the Group I Loans to the extent  available.  Any resulting Group II Net WAC Cap Shortfall allocated to the Class A-II Notes will only be payable from excess  interest on the Group II Loans to the extent  available.  The Group
I Policy and the Group II Policy will not cover any Group I Net WAC Cap Shortfall or any Group II Net WAC Cap Shortfall, respectively.

         The yields to maturity on the Class  A-I-1  Notes and Class A-II Notes will be  affected by the level of LIBOR.  In  addition, the Class A-I-1 Notes and the Class A-II Notes are subject to a fixed interest rate cap, in addition to the related Net WAC Rate.

Purchase Price

         The yields to maturity on the offered notes will depend on, among other  things,  the price paid by the holders of the offered notes. The extent to which the yield to maturity of an offered note is sensitive to prepayments  will depend,  in part, upon the degree to which it is  purchased  at a  discount  or  premium.  In  general,  if an  offered  note is  purchased  at a premium  and  principal distributions  thereon  occur at a rate faster than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than that  anticipated  at the time of  purchase.  Conversely,  if an offered  note is  purchased  at a  discount  and  principal distributions  thereon  occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than that anticipated at the time of purchase.

Assumed Final Payment Dates

         Using the  structuring  assumptions  set forth on pages S-82  through  S-92 in this  prospectus  supplement  and assuming a 0%
prepayment  assumption,  a Group I  Overcollateralization  Floor of $0, no excess interest on any payment date, the master servicer has not caused an optional  redemption  of the Class I Notes and no losses or  delinquencies  on the home equity  loans,  the assumed final payment  date for the Class A-I-1 Notes will be the payment  date in March 2022,  the assumed  final  payment  date for the Class A-I-2
Notes will be the payment  date in April 2022,  the assumed  final  payment  date for the Class A-I-3 Notes will be the payment date in
March 2025 and the assumed final payment date for the Class A-I-4 Notes will be the payment date in May 2031.

         The assumed  final  payment  date with  respect to the Class A-I-5 Notes and the Class A-I-6 Notes will be the payment date in
June 2037, which is the payment date in the month immediately following the latest maturity date of any Group I Loan.

         The assumed final  payment date with respect to the Class II Notes will be the payment date in May 2037,  which is the payment date in the month immediately following the latest maturity date of any Group II Loan.

         Due to losses and  prepayments  on the home equity loans,  the actual final payment date on each class of offered notes may be substantially  earlier than the assumed  final  payment  dates.  No event of default,  change in the  priorities  for payment among the various classes or other provisions under the indenture will arise or become  applicable  solely by reason of the failure to retire the entire  security  balance of any class of notes  (other  than the Class  A-I-5,  Class  A-I-6 or the Class A-II Notes) on or before its assumed final payment date.

Weighted Average Life

         Weighted  average  life refers to the  average  amount of time that will elapse from the date of issuance of a security to the date of distribution  to the investor of each dollar  distributed in reduction of principal of that security,  assuming no losses.  The weighted  average  lives of the offered notes will be influenced  by, among other  things,  the rate of principal  payments and, in the case of the Class II Notes, draws on the Group II Loans.

         Prepayments  on the home equity  loans are  commonly  measured  relative to a  prepayment  standard or model.  The  prepayment assumption used in this prospectus supplement with respect to the Class I Notes, or Prepayment  Assumption,  represents an assumed rate of  prepayment  each month  relative to the then  outstanding  principal  balance of a pool of home  equity  loans.  A 100%  Prepayment
Assumption  assumes a constant  prepayment rate, or CPR (as defined below), of 10% per annum of the then outstanding  principal balance of the home equity loans in the first month of the life of the home equity loans,  and an additional  approximate  1.6364% per annum in each month  thereafter until the twelfth month.  Beginning in the twelfth month,  and in each month  thereafter  during the life of the home  equity  loans,  a 100%  Prepayment  Assumption  assumes a CPR of 28% per annum  each  month.  As used in the  table  below,  a 0%
Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment  Assumption,  or no prepayments.  Correspondingly,  a 150%
Prepayment  Assumption assumes a prepayment rate equal to 150% of the Prepayment  Assumption,  and so forth. The Prepayment  Assumption does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans in this home equity loan pool.

         The prepayment  model used in this prospectus  supplement  with respect to the Class A-II Notes,  assumes that the outstanding principal  balance of a pool of home equity line of credit loans prepays at a specified  constant  annual rate  ("CPR").  In generating monthly cash flows,  this rate is converted to an equivalent  constant  monthly rate. To assume 40% of CPR or any other CPR  percentage is to assume that the stated  percentage  of the  outstanding  principal  balance of the pool is prepaid over the course of a year.  No representation  is made that the  revolving  credit loans will prepay at that or any other rate.  In addition,  the model  assumes that the amount of  additional  balances on the Group II Loans drawn each month is drawn at a specified  annual rate (the constant draw rate or "Draw Rate").  This rate is converted to a constant  monthly  rate. To assume a 10% Draw Rate is to assume the stated  percentage of the outstanding  principal  balance of the pool is drawn on over the course of the year. No  representation  is made that draws will be made on the revolving credit loans at that or any other rate.

         The tables set forth below are based on the  indicated  percentages  of the  Prepayment  Assumption in the case of the Group I
Loans, indicated percentages of CPR and Draw Rate in the case of the Group II Loans and other assumptions as indicated below:

o        as of the date of the issuance of the notes, the Group I Loans have the following characteristics:

                                                             Group I Loans

                                                                                                                            Original                                            Original
                                                                                       Original           Remaining          Term to      Remaining Term      Original         Prepayment
        Original Principal      Current Principal  Mortgage Rate    Net Mortgage    Amortization Term   Amortization Term     Maturity       to Maturity      Interest Only     Penalty Term
            Balance ($)             Balance ($)        (%)            Rate (%)         (months)            (months)         (months)         (months)       Term (months)        (months)
             31,100.00              30,737.98       10.47000000       9.97000000         360                 335               180             155                0                 0
             55,000.00              54,250.73        8.25000000       7.75000000         360                 340               180             160                0                 0
            117,200.00             115,662.17        8.24008428       7.74008428         360                 341               180             161                0                 0
             23,000.00              22,705.58        8.50000000       8.00000000         360                 342               180             162                0                 0
             92,150.00              91,721.85       12.06291782      11.56291782         360                 345               180             165                0                 0
             49,350.00              49,213.66       13.62500000      13.12500000         360                 346               180             166                0                 0
            189,528.00             188,383.84        9.66491989       9.16491989         360                 347               180             167                0                 0
            577,665.00             574,597.76       10.16330368       9.66330368         360                 348               180             168                0                 0
            147,890.00             146,750.17        9.50149517       9.00149517         360                 349               180             169                0                 0
            646,418.00             643,671.09       10.17039792       9.67039792         360                 350               180             170                0                 0
            919,768.00             915,285.18       10.82095913      10.32095913         360                 351               180             171                0                 0
          1,805,245.00           1,799,446.95       10.25327307       9.75327307         360                 352               180             172                0                 0
             45,800.00              45,733.61       12.87500000      12.37500000         360                 352               180             172                0                 24
            767,000.00             765,295.62       11.60192639      11.10192639         360                 352               180             172                0                 36
          2,471,844.00           2,464,737.46       10.44543825       9.94543825         360                 353               180             173                0                 0
            197,998.00             197,698.55       12.84766178      12.34766178         360                 353               180             173                0                 24
             61,000.00              60,889.09       10.99500000      10.49500000         360                 353               180             173                0                 36
            179,290.00             178,849.83       11.02706596      10.52706596         360                 353               180             173                0                 36
             92,800.00              92,555.82        9.37500000       8.87500000         360                 354               180             174                0                 0
          5,512,519.00           5,499,094.40       10.81242112      10.31242112         360                 354               180             174                0                 0
            149,800.00             149,555.97       11.50000000      11.00000000         360                 354               180             174                0                 12
            314,000.00             313,427.28       11.16215601      10.66215601         360                 354               180             174                0                 24
             87,600.00              87,387.16       10.27925198       9.77925198         360                 354               180             174                0                 36
            172,980.00             172,745.15       12.02629060      11.52629060         360                 354               180             174                0                 36
         19,819,101.00          19,639,215.19        9.17895692       8.67895692         360                 355               180             175                0                 0
            132,000.00             131,862.75       12.50000000      12.00000000         360                 355               180             175                0                 12
             52,200.00              51,761.04       10.34000000       9.84000000         360                 355               180             175                0                 24
             94,665.00              94,536.81       10.79508598      10.29508598         360                 355               180             175                0                 36
            420,900.00             420,456.72       11.74107443      11.24107443         360                 355               180             175                0                 36
         38,340,857.30          38,179,798.89        9.42159567       8.92159567         360                 356               180             176                0                 0
             86,000.00              85,867.23        9.32267564       8.82267564         360                 356               180             176                0                 12
            312,550.00             312,229.19       10.63894530      10.13894530         360                 356               180             176                0                 24
            196,000.00             195,863.85       11.85648393      11.35648393         360                 356               180             176                0                 24
             25,800.00              25,762.74        9.64000000       9.14000000         360                 356               180             176                0                 36
            529,350.00             528,591.35       11.47013627      10.97013627         360                 356               180             176                0                 36
            190,000.00             189,738.90        8.60926583       8.10926583         360                 357               180             177                0                 0
         63,467,311.30          62,896,778.83       10.11318438       9.61318438         360                 357               180             177                0                 0
             22,000.00              21,982.44       10.50000000      10.00000000         360                 357               180             177                0                 12
          2,223,630.00           2,221,490.45       11.13648358      10.63648358         360                 357               180             177                0                 12
             58,000.00              57,918.16        9.75000000       9.25000000         360                 357               180             177                0                 24
             44,000.00              43,960.89       10.00000000       9.50000000         360                 357               180             177                0                 24
          1,569,816.00           1,568,211.44       11.09136285      10.59136285         360                 357               180             177                0                 24
            263,324.00             263,059.49       11.43173285      10.93173285         360                 357               180             177                0                 36
             42,000.00              41,969.50       10.99000000      10.49000000         360                 357               180             177                0                 36
             81,000.00              80,960.61       12.75000000      12.25000000         360                 357               180             177                0                 36
            126,400.00             126,302.62       10.64547752      10.14547752         360                 357               180             177                0                 36
            162,000.00             161,904.00       12.18685078      11.68685078         360                 357               180             177                0                 36
          3,974,333.00           3,954,743.56       11.23653315      10.73653315         360                 357               180             177                0                 36
            216,478.00             216,190.55        9.09902579       8.59902579         360                 357               180             177                0                 6
             79,000.00              78,213.75       10.37500000       9.87500000         360                 358               180             178                0                 0
         97,727,706.25          97,516,536.42       10.91859338      10.41859338         360                 358               180             178                0                 0
             70,600.00              70,579.80       12.00000000      11.50000000         360                 358               180             178                0                 12
             80,848.00              80,820.51       11.26938933      10.76938933         360                 358               180             178                0                 12
             75,000.00              74,992.34       13.54995506      13.04995506         360                 358               180             178                0                 12
             25,500.00              25,492.70       12.00000000      11.50000000         360                 358               180             178                0                 12
             72,250.00              72,221.66       12.39254850      11.89254850         360                 358               180             178                0                 12
          2,848,079.00           2,845,169.27       11.40823044      10.90823044         360                 358               180             178                0                 12
            311,450.00             311,324.01       12.55352800      12.05352800         360                 358               180             178                0                 24
             68,850.00              68,820.62       10.71421352      10.21421352         360                 358               180             178                0                 24
             38,450.00              38,441.35       13.07626989      12.57626989         360                 358               180             178                0                 24
          1,860,522.00           1,859,708.34       11.12397969      10.62397969         360                 358               180             178                0                 24
            323,609.00             323,460.32       10.67920883      10.17920883         360                 358               180             178                0                 36
             99,500.00              99,470.83       12.52235183      12.02235183         360                 358               180             178                0                 36
            168,500.00             168,440.07       11.46966291      10.96966291         360                 358               180             178                0                 36
             87,650.00              87,503.13       10.73180918      10.23180918         360                 358               180             178                0                 36
          7,492,738.00           7,487,281.57       10.87323621      10.37323621         360                 358               180             178                0                 36
          1,280,848.00           1,280,186.42       10.52529195      10.02529195         360                 358               180             178                0                 6
            150,000.00             150,000.00       12.00000000      11.50000000         360                 359               180             179                0                 0
         90,241,316.00          90,180,372.73       11.58254895      11.08254895         360                 359               180             179                0                 0
             47,400.00              47,400.00       10.50000000      10.00000000         360                 359               180             179                0                 12
          1,799,468.00           1,799,345.08       11.88985253      11.38985253         360                 359               180             179                0                 12
            110,200.00             110,167.39       10.84151149      10.34151149         360                 359               180             179                0                 24
            841,923.00             840,563.82       12.38005050      11.88005050         360                 359               180             179                0                 24
            184,823.00             184,792.72       13.25444992      12.75444992         360                 359               180             179                0                 36
             82,537.00              82,504.20       10.05485436       9.55485436         360                 359               180             179                0                 36
             85,000.00              85,000.00       11.22058824      10.72058824         360                 359               180             179                0                 36
             56,550.00              56,550.00       10.90543767      10.40543767         360                 359               180             179                0                 36
             67,780.00              67,753.20       10.76819397      10.26819397         360                 359               180             179                0                 36
          2,823,377.00           2,818,818.41       11.24468477      10.74468477         360                 359               180             179                0                 36
          1,030,650.00           1,029,114.49       13.14980454      12.64980454         360                 359               180             179                0                 6
             28,700.00              28,700.00       11.50000000      11.00000000         360                 360               180             180                0                 0
         20,906,730.17          20,906,687.61       10.88754258      10.38754258         360                 360               180             180                0                 0
             78,500.00              78,500.00       11.67675159      11.17675159         360                 360               180             180                0                 12
             75,650.00              75,650.00       12.69629874      12.19629874         360                 360               180             180                0                 24
            105,200.00             105,200.00       11.32794677      10.82794677         360                 360               180             180                0                 36
             47,000.00              47,000.00       10.95000000      10.45000000         360                 360               180             180                0                 36
            376,550.00             376,550.00       11.24766963      10.74766963         360                 360               180             180                0                 36
             45,750.00              45,750.00       11.62500000      11.12500000         360                 360               180             180                0                 6
            134,500.00             133,970.56       11.68963512      11.18963512         360                 357               181             178                0                 0
             61,170.00              61,170.00       13.50000000      13.00000000         120                 120               180             173               60                 0
             57,100.00              57,100.00        9.62500000       9.12500000         120                 120               180             174               60                 24
             86,000.00              86,000.00       11.82500000      11.32500000         120                 120               180             175               60                 0
            270,000.00             270,000.00       10.51388889      10.01388889         120                 120               180             176               60                 0
            167,250.00             167,250.00        9.28811659       8.78811659         120                 120               180             177               60                 0
             50,000.00              50,000.00        7.37500000       6.87500000         120                 120               180             178               60                 0
            108,000.00             108,000.00        8.62500000       8.12500000         120                 120               180             178               60                 12
             40,000.00              40,000.00       13.50000000      13.00000000         120                 120               180             179               60                 0
            174,500.00             174,499.80       13.00193596      12.50193596         180                 180               240             234               60                 0
            280,000.00             280,000.00        9.96428571       9.46428571         180                 180               240             236               60                 0
            208,400.00             208,400.00       10.12500000       9.62500000         180                 180               240             236               60                 12
            121,000.00             120,998.76       10.45041656       9.95041656         180                 180               240             236               60                 36
             94,000.00              92,677.21       10.87500000      10.37500000         180                 180               240             238               60                 0
             48,500.00              47,396.13       10.40000000       9.90000000         240                 240               300             284               60                 0
             43,500.00              43,500.00        9.75000000       9.25000000         240                 240               300             292               60                 0
             84,250.00              83,583.64       10.37500000       9.87500000         240                 240               300             292               60                 36
            364,800.00             364,650.90       10.14117953       9.64117953         240                 240               300             293               60                 0
            759,250.00             759,238.24       11.33893036      10.83893036         240                 240               300             294               60                 0
             65,000.00              64,970.54       11.86915070      11.36915070         240                 240               300             294               60                 36
            150,000.00             150,000.00       12.25000000      11.75000000         180                 180               300             295               120                0
            636,189.00             597,623.21       11.08268444      10.58268444         240                 240               300             295               60                 0
             27,500.00              27,499.99       10.57500000      10.07500000         240                 240               300             295               60                 12
             79,480.00              79,474.95       12.47972787      11.97972787         240                 240               300             295               60                 36
          1,758,361.00           1,757,904.32        9.53571281       9.03571281         240                 240               300             296               60                 0
             40,000.00              40,000.00       13.25000000      12.75000000         240                 240               300             296               60                 24
            241,000.00             239,188.12       11.76665228      11.26665228         240                 240               300             296               60                 36
             45,000.00              45,000.00        9.75000000       9.25000000         180                 180               300             297               120                0
          9,425,532.00           9,421,427.82       10.08437520       9.58437520         240                 240               300             297               60                 0
            216,500.00             216,499.99       11.58181283      11.08181283         240                 240               300             297               60                 12
            196,925.00             196,736.85       10.08427815       9.58427815         240                 240               300             297               60                 24
          1,991,320.00           1,989,770.14       10.77288751      10.27288751         240                 240               300             297               60                 36
             48,000.00              48,000.00       13.62500000      13.12500000         240                 240               300             297               60                 60
             76,000.00              75,999.70       11.00000000      10.50000000         180                 180               300             298               120                36
         29,977,691.50          29,839,868.33       10.98975793      10.48975793         240                 240               300             298               60                 0
            889,020.00             888,915.27       10.73290243      10.23290243         240                 240               300             298               60                 12
            142,026.00             142,024.68       11.86886381      11.36886381         240                 240               300             298               60                 24
             53,000.00              53,000.00        8.92000000       8.42000000         240                 240               300             298               60                 36
          7,663,469.00           7,661,831.70       10.81148591      10.31148591         240                 240               300             298               60                 36
            721,100.00             721,060.63       11.13146562      10.63146562         180                 180               300             299               120                0
             55,000.00              55,000.00       10.87500000      10.37500000         180                 180               300             299               120                12
         43,057,618.00          42,958,874.25       11.21629943      10.71629943         240                 240               300             299               60                 0
            532,200.00             532,174.48       11.01847997      10.51847997         240                 240               300             299               60                 12
             31,000.00              31,000.00       11.87500000      11.37500000         240                 240               300             299               60                 24
          9,942,871.00           9,852,892.98       11.02534730      10.52534730         240                 240               300             299               60                 36
             50,300.00              50,300.00       10.62500000      10.12500000         180                 180               300             300               120                0
         16,065,224.00          16,065,224.00       10.52795656      10.02795656         240                 240               300             300               60                 0
            171,000.00             171,000.00       11.65277778      11.15277778         240                 240               300             300               60                 12
          2,604,334.00           2,604,334.00       10.22237462       9.72237462         240                 240               300             300               60                 36
             57,000.00              57,000.00       10.50000000      10.00000000         300                 300               360             353               60                 0
            110,000.00             109,957.56       11.57500000      11.07500000         300                 300               360             354               60                 0
             63,061.00              62,438.88       12.20000000      11.70000000         300                 300               360             354               60                 36
            188,999.80             188,959.89       12.60734464      12.10734464         300                 300               360             356               60                 0
             90,000.00              89,474.79        9.87500000       9.37500000         240                 240               360             357               120                36
            860,750.00             860,037.82       12.05330031      11.55330031         300                 300               360             357               60                 0
             43,700.00              43,700.00        8.87500000       8.37500000         300                 300               360             357               60                 12
            210,000.00             210,000.00       13.87500000      13.37500000         240                 240               360             358               120                6
            478,600.00             478,539.28       11.41587664      10.91587664         300                 300               360             358               60                 0
            316,000.00             316,000.00       12.42167722      11.92167722         300                 300               360             358               60                 24
             88,000.00              88,000.00       11.37500000      10.87500000         300                 300               360             358               60                 36
            734,380.00             734,380.00       13.13271059      12.63271059         300                 300               360             358               60                 6
            188,000.00             181,560.52        7.50000000       7.00000000         120                 113               120             113                0                 0
             45,800.00              45,226.68       12.87500000      12.37500000         120                 116               120             116                0                 0
            167,390.00             165,642.31       10.52847818      10.02847818         120                 117               120             117                0                 0
             20,000.00              19,790.77        8.85000000       8.35000000         120                 117               120             117                0                 36
            244,000.00             241,354.87        8.59228856       8.09228856         120                 117               120             117                0                 36
            353,980.00             351,490.48        9.66133779       9.16133779         120                 118               120             118                0                 0
             52,000.00              52,000.00        9.12000000       8.62000000         120                 118               120             118                0                 36
            238,400.00             237,875.56       10.33568089       9.83568089         120                 119               120             119                0                 0
             35,000.00              35,000.00       10.49000000       9.99000000         120                 119               120             119                0                 36
             45,000.00              45,000.00        8.62000000       8.12000000         120                 119               120             119                0                 36
            138,900.00             138,900.00        9.40524838       8.90524838         120                 120               120             120                0                 0
             33,900.00              31,851.33        6.75000000       6.25000000         180                 162               180             162                0                 0
             34,000.00              33,153.54        8.82000000       8.32000000         180                 169               180             169                0                 0
            167,200.00             164,098.19        9.08808481       8.58808481         180                 173               180             173                0                 0
             94,750.00              93,569.23       11.16394003      10.66394003         180                 174               180             174                0                 0
             48,800.00              48,146.85        9.10000000       8.60000000         180                 174               180             174                0                 36
            533,529.00             527,040.94        9.40443964       8.90443964         180                 175               180             175                0                 0
          1,019,308.00           1,009,216.11        9.88028722       9.38028722         180                 176               180             176                0                 0
             93,800.00              93,079.06        9.45620036       8.95620036         180                 176               180             176                0                 36
          3,678,180.00           3,650,533.32        9.46635521       8.96635521         180                 177               180             177                0                 0
             35,000.00              34,812.47        8.89000000       8.39000000         180                 177               180             177                0                 36
            112,211.00             111,734.84        9.49485164       8.99485164         180                 177               180             177                0                 36
             34,055.00              33,912.34       11.87500000      11.37500000         180                 177               180             177                0                 36
            550,407.00             545,251.33        8.70027161       8.20027161         180                 177               180             177                0                 36
            132,400.00             131,795.06        8.87500000       8.37500000         180                 178               180             178                0                 0
          7,617,727.00           7,578,370.04       10.39336538       9.89336538         180                 178               180             178                0                 0
            103,000.00             102,655.26       12.50616670      12.00616670         180                 178               180             178                0                 12
             51,750.00              51,633.50       10.75000000      10.25000000         180                 178               180             178                0                 24
             72,000.00              71,681.85       11.00000000      10.50000000         180                 178               180             178                0                 36
            100,800.00             100,542.11       11.13653350      10.63653350         180                 178               180             178                0                 36
             50,661.00              50,661.00        8.47000000       7.97000000         180                 178               180             178                0                 36
             56,000.00              55,870.61       10.47000000       9.97000000         180                 178               180             178                0                 36
            319,886.00             319,067.97        9.95230858       9.45230858         180                 178               180             178                0                 36
            896,181.00             893,956.00       10.36086194       9.86086194         180                 178               180             178                0                 36
             25,800.00              25,491.92       10.75000000      10.25000000         180                 178               180             178                0                 6
             55,000.00              55,000.00        8.00000000       7.50000000         180                 179               180             179                0                 36
          8,268,533.00           8,248,716.94       11.41179956      10.91179956         180                 179               180             179                0                 0
             29,500.00              29,425.44       10.25000000       9.75000000         180                 179               180             179                0                 12
             57,000.00              57,000.00        9.99000000       9.49000000         180                 179               180             179                0                 36
             33,435.00              33,435.00       11.60000000      11.10000000         180                 179               180             179                0                 36
            777,780.00             776,282.74       10.00866189       9.50866189         180                 179               180             179                0                 36
          2,261,207.00           2,260,882.91       10.62907397      10.12907397         180                 180               180             180                0                 0
            117,000.00             117,000.00       13.10865385      12.60865385         180                 180               180             180                0                 36
            298,856.00             297,556.76       11.19535270      10.69535270         181                 178               181             178                0                 0
             81,200.00              80,480.80       10.23884740       9.73884740         240                 233               240             233                0                 0
            155,975.00             155,165.99       10.74751288      10.24751288         240                 235               240             235                0                 0
             30,000.00              29,527.74        8.25000000       7.75000000         240                 236               240             236                0                 0
          1,025,854.00           1,022,004.09        9.51789813       9.01789813         240                 236               240             236                0                 0
          1,909,884.80           1,903,871.58       10.29106741       9.79106741         240                 237               240             237                0                 0
             35,200.00              35,086.26       11.60000000      11.10000000         240                 237               240             237                0                 12
             60,000.00              59,728.27       10.32599382       9.82599382         240                 237               240             237                0                 24
             40,000.00              39,818.53        9.75000000       9.25000000         240                 237               240             237                0                 36
             73,800.00              73,676.69       13.43800000      12.93800000         240                 237               240             237                0                 36
          1,491,434.00           1,490,239.90       10.97484793      10.47484793         240                 238               240             238                0                 0
             25,100.00              25,079.70       13.85000000      13.35000000         240                 238               240             238                0                 12
            128,400.00             128,192.89       10.72570514      10.22570514         240                 238               240             238                0                 12
            173,000.00             172,490.20        9.87500000       9.37500000         240                 238               240             238                0                 12
            130,000.00             129,921.24        9.96197960       9.46197960         240                 238               240             238                0                 36
             81,250.00              81,127.27       10.92751253      10.42751253         240                 238               240             238                0                 36
            114,100.00             114,100.00       11.33526731      10.83526731         240                 239               240             239                0                 0
             37,813.00              37,759.68       13.00000000      12.50000000         300                 294               300             294                0                 0
            135,000.00             134,209.17        7.91653897       7.41653897         300                 295               300             295                0                 0
            310,200.00             309,815.77       10.46552283       9.96552283         300                 297               300             297                0                 0
             91,400.00              91,344.49       11.25000000      10.75000000         300                 297               300             297                0                 36
             40,000.00              39,883.33        8.50000000       8.00000000         300                 298               300             298                0                 36
             94,500.00              74,667.04        9.30353251       8.80353251         300                 298               300             298                0                 0
            429,000.00             428,592.92        9.44572931       8.94572931         300                 298               300             298                0                 36
            361,050.00             361,050.00       10.43762678       9.93762678         300                 299               300             299                0                 0
             74,000.00              74,000.00       11.25000000      10.75000000         300                 299               300             299                0                 12
            204,000.00             204,000.00       10.94485294      10.44485294         300                 299               300             299                0                 36
             88,500.00              88,500.00        9.87500000       9.37500000         300                 300               300             300                0                 0
             57,000.00              57,000.00       11.00000000      10.50000000         300                 300               300             300                0                 36
             82,600.00              82,430.59       13.75000000      13.25000000         360                 350               360             350                0                 0
            232,770.00             232,188.35       12.05652238      11.55652238         360                 351               360             351                0                 0
             32,400.00              32,309.89       10.62500000      10.12500000         360                 352               360             352                0                 0
            171,978.00             171,625.64       13.29239347      12.79239347         360                 353               360             353                0                 0
             34,500.00              34,410.47       10.25000000       9.75000000         360                 353               360             353                0                 36
          1,250,371.00           1,247,569.91       12.11593472      11.61593472         360                 354               360             354                0                 0
             59,050.00              58,952.25       11.45000000      10.95000000         360                 354               360             354                0                 12
             50,800.00              50,711.63       11.20000000      10.70000000         360                 354               360             354                0                 12
             48,600.00              48,495.34       10.25000000       9.75000000         360                 354               360             354                0                 24
             79,950.00              79,832.02       11.95000000      11.45000000         360                 354               360             354                0                 36
             22,900.00              22,836.88       11.00000000      10.50000000         360                 354               360             354                0                 36
            150,000.00             149,354.45        7.75000000       7.25000000         360                 354               360             354                0                 36
          2,883,780.00           2,879,350.48       12.00152253      11.50152253         360                 355               360             355                0                 0
             31,500.00              31,456.12       11.20000000      10.70000000         360                 355               360             355                0                 12
            112,140.00             111,906.17       11.62475412      11.12475412         360                 355               360             355                0                 36
             66,600.00              66,517.32       11.70000000      11.20000000         360                 355               360             355                0                 36
             47,450.00              47,268.29       13.87037698      13.37037698         360                 355               360             355                0                 36
          2,602,515.00           2,598,294.62       10.72508599      10.22508599         360                 356               360             356                0                 0
            117,580.00             117,472.87       11.33363101      10.83363101         360                 356               360             356                0                 36
            210,500.00             208,081.60       12.70000000      12.20000000         360                 356               360             356                0                 36
             95,000.00              94,923.35       12.32500000      11.82500000         360                 356               360             356                0                 36
            336,630.00             336,223.42       10.34320361       9.84320361         360                 356               360             356                0                 36
         10,637,277.00          10,611,339.58       10.88197907      10.38197907         360                 357               360             357                0                 0
             88,150.00              88,047.97       10.69216485      10.19216485         360                 357               360             357                0                 12
             25,200.00              25,181.24       10.82500000      10.32500000         360                 357               360             357                0                 12
            335,650.00             335,338.36       11.59750289      11.09750289         360                 357               360             357                0                 12
             60,650.00              60,623.33       13.20000000      12.70000000         360                 357               360             357                0                 24
            115,600.00             115,517.04       10.99282062      10.49282062         360                 357               360             357                0                 36
             54,600.00              54,557.10       11.32936385      10.82936385         360                 357               360             357                0                 36
             88,200.00              88,128.81       11.69241745      11.19241745         360                 357               360             357                0                 36
            316,750.00             316,505.41       10.45793926       9.95793926         360                 357               360             357                0                 36
            100,000.00              99,872.02        8.25000000       7.75000000         360                 357               360             357                0                 6
         15,859,441.00          15,846,623.50       11.30215287      10.80215287         360                 358               360             358                0                 0
            205,000.00             204,947.54       12.50000000      12.00000000         360                 358               360             358                0                 12
            139,534.00             139,392.40        8.38236007       7.88236007         360                 358               360             358                0                 12
             98,000.00              97,949.58       12.50000000      12.00000000         360                 358               360             358                0                 24
             61,100.00              61,083.51       12.52674502      12.02674502         360                 358               360             358                0                 36
            150,000.00             150,000.00       13.12500000      12.62500000         360                 358               360             358                0                 36
            269,050.00             268,861.02       10.66363479      10.16363479         360                 358               360             358                0                 36
            114,000.00             113,942.44        9.37500000       8.87500000         360                 358               360             358                0                 6
          6,051,035.00           6,047,721.03       11.25739085      10.75739085         360                 359               360             359                0                 0
            176,600.00             176,600.00       11.71744054      11.21744054         360                 360               360             360                0                 0
             30,000.00              29,187.15        9.85000000       9.35000000          60                  57               60               57                0                 0
            110,500.00             109,894.24        8.98920636       8.48920636          60                  59               60               59                0                 0
             30,000.00              30,000.00        9.50000000       9.00000000          60                  60               60               60                0                 0
                Total:         591,103,280.60

o        as of the date of the issuance of the notes, the Group II Loans have the following characteristics:

                                                            Group II Loans

                                                                                               Original
                    Aggregate                             Original           Remaining          Term to      Remaining Term                                                                                                     Original
                Principal Balance    Current Gross      Amortization     Amortization Term     Maturity       to Maturity      Original Draw      Fully Indexed    Maximum Loan Rate       Months to           Maximum Draw   Interest Only
                       ($)              Rate (%)        Term (months)         (months)         (months)         (months)       Term (months)       Margin (%)             (%)             Fully Indexed          Amount ($)  Term (months)
                         27,674.21       10.37500000         120                120               180             172                60                2.12500000         18.00000000         0                  85,000.00        60
                         20,796.87        9.12500000         120                120               240             223               120                0.87500000         18.00000000         0                  50,000.00        120
                         69,701.16        9.71733612         120                120               240             229               120                1.46733612         19.69598325         0                 337,000.00        120
                         30,128.85       12.25000000         120                120               240             230               120                4.00000000         24.00000000         0                  30,800.00        120
                         32,500.00        9.50000000         120                120               240             231               120                1.25000000         25.00000000         0                  35,000.00        120
                         46,336.87       11.87500000         120                120               240             232               120                3.62500000         18.00000000         0                  46,800.00        120
                        153,400.00       11.79408409         120                120               240             235               120                3.54408409         20.89048240         0                 153,400.00        120
                        550,399.29        7.24536263         120                120               240             236               120                1.36878227         23.62495960         1                 597,240.00        120
                        333,600.00       10.97826739         120                120               240             236               120                2.72826739         18.35971223         0                 463,600.00        120
                        103,708.01        7.25000000         120                120               240             236               120                3.60421079         24.00000000         2                 104,000.00        120
                        317,691.40       11.59104262         120                120               240             237               120                3.34104262         18.41828913         0                 339,800.00        120
                      1,824,759.64        7.42476141         120                120               240             237               120                2.20753125         22.04729598         2               2,022,101.00        120
                        118,434.00        7.25000000         120                120               240             237               120                1.13969806         18.68058159         3                 125,000.00        120
                        255,327.63       11.65916023         120                120               240             238               120                3.40916023         18.00000000         0                 262,200.00        120
                      1,939,319.56        7.60585672         120                120               240             238               120                2.96556048         21.85120417         3               2,175,297.00        120
                         67,436.00        7.25000000         120                120               240             238               120                0.84128655         24.71599739         4                  91,400.00        120
                      1,512,072.00        7.28100051         120                120               240             239               120                2.03587461         21.50867485         4               1,801,072.00        120
                        179,150.00        7.25000000         120                120               240             239               120                2.34817192         22.93162155         5                 179,150.00        120
                         55,857.24        8.75000000         180                152               180             152                60                0.50000000         18.00000000         0                  64,300.00         0
                        134,104.50       13.00000000         180                166               180             166                60                4.75000000         18.00000000         0                 136,000.00         0
                          5,014.00        8.75000000         180                167               180             167                60                0.50000000         18.00000000         0                  35,000.00         0
                        357,820.78        8.25000000         180                170               180             170                60                0.00000000         18.00000000         0                 367,000.00         0
                         16,323.84       10.37500000         180                171               180             171                60                2.12500000         24.00000000         0                  35,500.00         0
                         65,902.05       15.50000000         180                171               180             171               180                7.25000000         24.00000000         0                  66,000.00         0
                        156,991.31       11.24204160         180                173               180             173                60                2.99204160         17.93633278         0                 259,000.00         0
                        104,619.20       14.37500000         180                173               180             173               180                6.12500000         24.00000000         0                 106,000.00         0
                        164,945.21       11.77029716         180                174               180             174                60                3.52029716         18.00000000         0                 190,000.00         0
                        199,867.24       14.75000000         180                174               180             174               180                6.50000000         24.00000000         0                 200,000.00         0
                        167,093.73       11.56003882         180                175               180             175                60                3.31003882         18.00000000         0                 171,000.00         0
                         49,847.60        8.75000000         180                175               180             175               120                0.50000000         18.00000000         0                  50,000.00         0
                        768,101.50        8.99875538         180                176               180             176                60                2.69261143         18.32739197         1                 915,200.00         0
                         52,405.81        9.90396971         180                176               180             176               180                3.25586013         18.00000000         1                  99,800.00         0
                        170,142.52       10.04337136         180                176               180             176                60                1.79337136         18.00000000         0                 362,050.00         0
                         13,790.17        7.25000000         180                176               180             176                60                0.12500000         18.00000000         2                  75,000.00         0
                         58,052.73        9.96910119         180                177               180             177                60                1.71910119         17.14771002         0                  58,200.00         0
                        628,407.60        7.25000000         180                177               180             177                60                2.34415719         18.00000000         2                 806,850.00         0
                         94,593.39        7.75000000         180                177               180             177               180                2.75000000         20.66403392         2                 159,800.00         0
                         14,902.47        7.25000000         180                177               180             177                60                3.62500000         18.00000000         3                  15,000.00         0
                         19,875.00       10.50000000         180                178               180             178                60                2.25000000         18.00000000         0                  19,875.00         0
                        972,210.68        7.26092870         180                178               180             178                60                2.04585037         17.80530187         3               1,049,949.00         0
                         15,000.00       10.87500000         180                179               180             179                60                2.62500000         18.00000000         0                  15,000.00         0
                        790,247.54        7.25000000         180                179               180             179                60                1.83858206         17.79449477         4               1,144,900.00         0
                         20,000.00        9.12500000         180                180               300             280               120                0.87500000         24.00000000         0                  40,500.00        120
                         47,417.04       10.50000000         180                180               300             282               120                2.25000000         18.00000000         0                  47,550.00        120
                         32,277.73       10.11078931         180                180               300             283               120                1.86078931         18.00000000         0                  84,000.00        120
                        168,322.08        9.03819808         180                180               300             285               120                0.78819808         18.00000000         0                 249,100.00        120
                         63,758.42        9.29126406         180                180               300             286               120                1.04126406         19.31964970         0                 250,000.00        120
                        366,661.33       11.99534901         180                180               300             287               120                3.77248577         18.00000000         0                 367,791.00        120
                        419,762.44       10.94626763         180                180               300             288               120                2.69626763         18.78654307         0                 715,000.00        120
                        708,764.73        9.48782217         180                180               300             289               120                1.23782217         18.38048047         0                 905,975.00        120
                        929,947.55       11.49622859         180                180               300             290               120                3.24622859         18.00000000         0               1,070,300.00        120
                      1,252,139.02       10.52159334         180                180               300             291               120                2.27159334         18.93085731         0               1,362,526.00        120
                      4,119,997.45       11.05696925         180                180               300             292               120                2.80696925         18.00000000         0               4,948,209.00        120
                      4,799,635.04       10.91499420         180                180               300             293               120                2.66499420         18.37695264         0               5,127,851.00        120
                      4,478,326.38       11.01159677         180                180               300             294               120                2.76159677         18.31390467         0               4,863,458.00        120
                     14,933,249.05       10.76163771         180                180               300             295               120                2.51163771         18.00758444         0              16,005,387.00        120
                      8,474,529.36        9.69986128         180                180               300             296               120                3.10813318         18.62419246         1               9,071,755.00        120
                     11,296,511.94       11.06354361         180                180               300             296               120                2.81354361         18.05952550         0              12,154,862.00        120
                        957,206.63        7.25000000         180                180               300             296               120                2.92352660         20.21458454         2               1,059,800.00        120
                      2,736,717.50       10.68874246         180                180               300             297               120                2.43874246         18.27071875         0               3,697,185.00        120
                      8,568,221.09        7.36539983         180                180               300             297               120                3.01384780         19.78831609         2               9,299,731.00        120
                      4,015,783.33        7.25000000         180                180               300             297               120                2.97077926         19.32753257         3               4,168,353.00        120
                      3,484,706.99       11.16476381         180                180               300             298               120                2.91476381         18.19754315         0               3,687,720.00        120
                      8,963,542.46        7.28659902         180                180               300             298               120                3.07046787         19.12790402         3               9,407,946.00        120
                      4,223,764.78        7.25000000         180                180               300             298               120                2.93033262         18.12429669         4               4,224,059.00        120
                        379,500.00        9.91716074         180                180               300             299               120                1.66716074         20.39262187         0                 379,500.00        120
                      3,617,900.01        7.31564319         180                180               300             299               120                2.76629136         20.58219547         4               3,905,825.00        120
                        230,000.00        7.25000000         180                180               300             299               120                4.31793478         24.54347826         5                 230,000.00        120
                         62,489.03       11.50000000         240                232               240             232               120                3.25000000         18.00000000         0                  62,995.00         0
                         78,431.88       10.88656854         240                234               240             234               120                2.63656854         18.00000000         0                 175,000.00         0
                         46,769.93       11.87500000         240                235               240             235               120                3.62500000         18.00000000         1                  47,000.00         0
                        217,941.92        8.73913236         240                235               240             235               120                0.48913236         18.00000000         0                 350,000.00         0
                         56,439.63        7.25000000         240                236               240             236               120                4.87500000         18.00000000         1                  57,000.00         0
                         61,215.17       12.27097358         240                236               240             236               120                4.02097358         18.00000000         0                 136,500.00         0
                         35,602.53        9.15000000         240                237               240             237               120                0.90000000         18.00000000         0                  35,700.00         0
                         90,604.28        7.25000000         240                237               240             237               120                1.62660831         18.00000000         2                  91,000.00         0
                         30,000.00       12.41666667         240                238               240             238               120                4.16666667         18.00000000         0                  60,000.00         0
                          9,950.00        8.37500000         240                240               360             332               120                0.12500000         18.00000000         0                 100,000.00        120
                         24,202.00        8.37500000         240                240               360             333               120                0.12500000         24.00000000         0                  50,000.00        120
                          3,399.00        8.87500000         240                240               360             334               120                0.62500000         18.00000000         0                  25,000.00        120
                          3,335.05        8.75000000         240                240               360             335               120                0.50000000         18.00000000         0                  25,000.00        120
                         32,614.39       12.87500000         240                240               360             339               120                4.62500000         24.00000000         0                  39,500.00        120
                         25,000.00        9.12500000         240                240               360             340               120                0.87500000         18.00000000         0                 100,000.00        120
                         12,939.25        9.12500000         240                240               360             341               120                0.87500000         18.00000000         0                 100,000.00        120
                         95,810.09       11.38838421         240                240               360             346               120                3.13838421         24.46237301         0                 143,298.00        120
                         57,810.61       10.12385419         240                240               360             348               120                1.87385419         21.76601786         0                 237,200.00        120
                         48,779.05        8.90355078         240                240               360             349               120                0.65355078         23.67676144         0                 300,000.00        120
                        201,959.31       11.62295283         240                240               360             350               120                3.37295283         23.85504258         0                 323,500.00        120
                        381,977.77       11.62476702         240                240               360             351               120                3.37476702         22.24728789         0                 501,294.00        120
                        491,167.77       12.01362280         240                240               360             352               120                3.76362280         21.72955449         0                 709,600.00        120
                        689,973.55       11.25383724         240                240               360             353               120                3.00383724         22.61203479         0                 932,739.00        120
                        838,822.54       11.57332224         240                240               360             354               120                3.32332224         23.86600910         0               1,057,493.00        120
                         39,917.80        7.25000000         240                240               360             355               120                2.87500000         24.00000000         1                  75,000.00        120
                        879,691.56        9.95031971         240                240               360             355               120                1.70031971         19.26663950         0               1,243,000.00        120
                      5,256,157.91        7.55643112         240                240               360             356               120                2.42884174         20.69211976         1               6,758,655.00        120
                      1,138,790.88       10.71873757         240                240               360             356               120                2.46873757         18.37149322         0               1,338,400.00        120
                      1,275,799.20        7.25000000         240                240               360             356               120                2.14888431         24.17867609         2               1,484,933.00        120
                        815,596.40       10.19567529         240                240               360             357               120                1.94567529         20.12281476         0                 957,125.00        120
                     13,308,980.44        7.39075998         240                240               360             357               120                2.68015675         21.74733258         2              15,764,736.00        120
                      1,372,519.49        7.25000000         240                240               360             357               120                2.08295125         22.94943568         3               1,567,355.00        120
                         51,064.11        7.25000000         240                240               360             357               180                3.50000000         24.00000000         3                  51,375.00        120
                        639,656.17        9.73617059         240                240               360             358               120                1.48617059         19.33637748         0                 774,531.00        120
                     17,947,636.37        7.44063470         240                240               360             358               120                3.12630937         21.70132157         3              20,629,760.00        120
                      1,636,967.00        7.25000000         240                240               360             358               120                2.73236266         23.90454908         4               1,958,400.00        120
                        476,050.00       11.20982565         240                240               360             359               120                2.95982565         20.31593320         0                 522,450.00        120
                     10,222,891.48        7.39924615         240                240               360             359               120                1.99919436         22.23136803         4              11,488,228.00        120
                        213,500.00        7.25000000         240                240               360             359               120                2.42365340         24.07072600         5                 248,500.00        120
                         25,000.00        8.50000000         263                240               263             240                84                0.25000000         18.00000000         0                  50,000.00         0
                         39,776.48        9.75000000         300                253               300             253               180                1.50000000         18.00000000         0                  48,900.00         0
                          3,209.42        8.25000000         300                256               300             256               180                0.00000000         18.00000000         0                  50,000.00         0
                          8,390.78        9.12500000         300                273               300             273               180                0.87500000         18.00000000         0                  40,000.00         0
                         55,859.93        9.62500000         300                276               300             276               180                1.37500000         18.00000000         0                 100,000.00         0
                         11,916.00        9.12500000         300                279               300             279               180                0.87500000         18.00000000         0                  20,000.00         0
                          9,555.77       10.12500000         300                280               300             280               180                1.87500000         18.00000000         0                  28,150.00         0
                          1,359.76        9.12500000         300                283               300             283               180                0.87500000         18.00000000         0                  20,000.00         0
                         25,479.08        9.46841899         300                284               300             284               180                1.21841899         18.00000000         0                 124,000.00         0
                         30,000.00        9.75000000         300                285               300             285               180                1.50000000         18.00000000         0                  32,385.00         0
                          9,894.49        9.99600118         300                286               300             286               180                1.74600118         18.00000000         0                  30,000.00         0
                         21,500.00        9.12500000         300                287               300             287               180                0.87500000         18.00000000         0                  55,000.00         0
                         89,379.06       10.66059458         300                288               300             288               180                2.41059458         18.00000000         0                  91,000.00         0
                         25,000.00        9.25000000         300                289               300             289               180                1.00000000         18.00000000         0                 100,000.00         0
                         53,526.66       11.12500000         300                290               300             290               180                2.87500000         18.00000000         0                  53,500.00         0
                        621,969.98       10.74913063         300                291               300             291               180                2.49913063         18.00000000         0                 802,023.00         0
                        125,774.00       12.12500000         300                292               300             292               120                3.87500000         18.00000000         0                 126,000.00         0
                        125,718.45       12.61635549         300                292               300             292               180                4.36635549         18.00000000         0                 278,400.00         0
                        312,288.94       10.73350146         300                293               300             293               180                2.48350146         18.00000000         0                 363,250.00         0
                        286,559.79       10.28660376         300                294               300             294               180                2.03660376         18.00000000         0                 290,000.00         0
                        205,735.48       11.15518276         300                295               300             295               180                2.90518276         18.00000000         0                 322,220.00         0
                      1,069,636.59        7.60703469         300                296               300             296               180                2.18265619         17.93693355         1               1,222,280.00         0
                        149,385.62       10.65432217         300                296               300             296               120                2.40432217         18.00000000         0                 149,500.00         0
                        353,924.69        9.59269073         300                296               300             296               180                1.34269073         17.86267790         0                 481,324.00         0
                        470,505.98        7.25000000         300                296               300             296               180                2.15464736         18.00000000         2                 531,000.00         0
                      1,726,384.02       11.41723029         300                297               300             297               120                3.16723029         18.00000000         0               1,756,500.00         0
                        376,056.86       11.66351904         300                297               300             297               180                3.41351904         18.00000000         0                 535,100.00         0
                      2,299,100.70        7.36651105         300                297               300             297               180                2.38400943         17.97702304         2               2,773,230.00         0
                        153,170.82        7.25000000         300                297               300             297               180                3.45605787         18.00000000         3                 160,800.00         0
                        325,850.00       12.51461562         300                298               300             298               180                4.26461562         18.00000000         0                 325,850.00         0
                      4,322,773.07        7.33151923         300                298               300             298               180                2.59663303         18.15580277         3               5,275,195.00         0
                        290,500.00        7.25000000         300                298               300             298               180                2.06820138         18.00000000         4                 314,500.00         0
                        284,597.00       10.50455205         300                299               300             299               180                2.25455205         18.00000000         0                 284,597.00         0
                      2,240,181.84        7.27096147         300                299               300             299               180                2.13358546         17.98660823         4               3,056,584.00         0
                        128,079.70       12.14620801         360                356               360             356               180                3.89620801         18.00000000         0                 129,000.00         0
                         72,173.53        8.75000000          0                  0                180             105               180                0.50000000         24.00000000         0                 100,000.00        180
                          1,383.23        8.25000000          0                  0                180             109               180                0.00000000         21.75000000         0                 200,000.00        180
                         67,000.00        9.01865672          0                  0                180             134               180                0.76865672         24.00000000         0                 200,000.00        180
                          4,750.70        8.75000000          0                  0                180             139               180                0.50000000         24.00000000         0                 100,000.00        180
                        100,594.54       10.25000000          0                  0                180             142               180                2.00000000         18.00000000         0                 100,600.00        180
                         69,626.48        8.57887595          0                  0                180             143               180                0.32887595         21.94651144         0                 130,000.00        180
                         25,550.00       11.75000000          0                  0                180             144               180                3.50000000         18.00000000         0                  25,550.00        180
                        128,205.89        9.35246023          0                  0                180             145               180                1.10246023         22.04800138         0                 143,200.00        180
                         96,487.43        8.75000000          0                  0                180             146               180                0.50000000         18.00000000         0                 100,000.00        180
                         15,867.63        9.25000000          0                  0                180             147               180                1.00000000         18.00000000         0                  16,000.00        180
                         11,256.88       10.75000000          0                  0                180             148               180                2.50000000         24.00000000         0                  85,500.00        180
                         27,744.61       11.75000000          0                  0                180             149               180                3.50000000         18.00000000         0                  27,850.00        180
                         94,106.58        9.22250833          0                  0                180             150               180                0.97250833         20.36301734         0                 262,500.00        180
                         18,232.17        9.25000000          0                  0                180             151               180                1.00000000         18.00000000         0                  19,300.00        180
                         11,633.98        9.25000000          0                  0                180             152               180                1.00000000         18.00000000         0                  50,000.00        180
                         25,212.14       10.75000000          0                  0                180             153               180                2.50000000         24.00000000         0                  25,650.00        180
                         56,997.31       10.27301670          0                  0                180             154               180                2.02301670         20.93094990         0                  77,200.00        180
                        180,000.00        8.75000000          0                  0                180             155               180                0.50000000         18.00000000         0                 180,000.00        180
                        187,243.31       10.65451747          0                  0                180             157               180                2.40451747         18.63446860         0                 334,900.00        180
                        127,289.15       10.04094590          0                  0                180             158               180                1.79094590         19.59782495         0                 214,050.00        180
                         93,624.95       11.46681942          0                  0                180             159               180                3.21681942         21.88525345         0                 261,250.00        180
                          9,973.73        9.62500000          0                  0                180             160               180                1.37500000         24.00000000         0                  10,000.00        180
                         24,021.68        9.59485640          0                  0                180             161               180                1.34485640         22.57026653         0                 160,499.00        180
                         47,400.91        8.32314649          0                  0                180             162               180                0.07314649         18.00000000         0                 145,700.00        180
                        184,180.58       10.00339341          0                  0                180             163               180                1.75339341         19.07503191         0                 216,200.00        180
                         31,242.89       11.41495673          0                  0                180             164               180                3.16495673         24.00000000         0                  51,500.00        180
                          6,400.00       10.87500000          0                  0                180             165               180                2.62500000         24.00000000         0                  10,000.00        180
                         68,846.70        9.01808366          0                  0                180             166               180                0.76808366         23.13198454         0                 160,000.00        180
                        337,354.80        9.75959168          0                  0                180             167               180                1.50959168         24.06521324         0                 543,250.00        180
                         77,930.23        8.94729186          0                  0                180             168               180                0.69729186         22.85049255         0                 114,500.00        180
                        232,262.71        8.44366508          0                  0                180             169               180                0.19366508         24.10767639         0                 519,200.00        180
                        345,012.53       11.93988914          0                  0                180             170               180                3.68988914         21.77127642         0                 536,500.00        180
                        419,531.11       10.58902339          0                  0                180             171               180                2.33902339         21.89845387         0                 602,900.00        180
                        268,618.62       11.03485600          0                  0                180             172               180                2.78485600         23.73381638         0                 481,030.00        180
                      1,079,228.75       11.36207847          0                  0                180             173               180                3.11207847         21.57006209         0               1,408,640.00        180
                        546,382.06       10.55462908          0                  0                180             174               180                2.30462908         23.69984373         0                 902,500.00        180
                        100,000.00        7.25000000          0                  0                180             175               180                5.00000000         25.00000000         1                 100,000.00        180
                      2,378,916.11       10.56452623          0                  0                180             175               180                2.31452623         22.89244605         0               3,085,225.00        180
                     15,066,221.24        7.31879619          0                  0                180             176               180                2.91406835         21.84460669         1              17,205,106.00        180
                      1,641,565.21        9.51288139          0                  0                180             176               180                1.26288139         20.49689252         0               1,945,184.00        180
                        723,408.40        7.25000000          0                  0                180             176               180                2.45062548         22.76027467         2                 904,036.00        180
                         49,422.60        7.25000000          0                  0                180             176               180                4.37500000         24.00000000         4                  50,000.00        180
                        142,500.00        7.75000000          0                  0                180             177               180                2.75000000         18.00000000         1                 142,500.00        180
                         91,795.00       11.99000000          0                  0                180             177                60                3.74000000         18.00000000         0                  91,800.00        180
                      2,263,927.52       10.34005069          0                  0                180             177               180                2.09005069         23.71914904         0               2,438,172.00        180
                     19,233,627.45        7.27691490          0                  0                180             177               180                2.78834557         21.66472195         2              22,708,445.00        180
                        861,249.98        7.25000000          0                  0                180             177               180                3.59993472         24.13283019         3                 948,700.00        180
                      2,065,441.97        9.86463151          0                  0                180             178               180                1.61463151         22.43022649         0               2,299,177.00        180
                      9,292,156.66        7.38604794          0                  0                180             178               180                2.55998807         21.14564003         3              10,745,786.00        180
                        244,280.00        7.25000000          0                  0                180             178               180                2.00321353         24.00000000         4                 379,280.00        180
                         38,000.00       15.87500000          0                  0                180             178               180                7.62500000         24.00000000         6                  38,000.00        180
                        278,083.00       10.88033713          0                  0                180             179               180                2.63033713         21.78618973         0                 365,683.00        180
                      2,979,424.39        7.36805972          0                  0                180             179               180                1.69305694         22.41186322         4               3,531,652.00        180
                        207,400.00        7.25000000          0                  0                180             179               180                2.20835342         25.00000000         5                 225,900.00        180

       Total:       239,848,475.81

o        the sum of the master servicing and subservicing fee rate is 0.50% per annum,

o        the Policy premium rate is as set forth in the indenture,

o        payments are made in accordance with the description set forth under "Description of the Securities,"

o        payments on the notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in June 2007,

o        no extension past the scheduled maturity date of a home equity loan is made, no delinquencies or defaults occur,

o        with respect to the Group II Loans, monthly draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments,

o        the home equity loans pay on the basis of a 360-day year consisting of twelve 30-day months,

o        there is no restriction on the maximum variable funding note balance,

o        no Amortization Event occurs,

o        the scheduled due date for each of the home equity loans is the first day of each month,

o        the closing date is May 30, 2007,

o        with respect to the Group II Loans and the table entitled "Percent of Initial Security Balance Outstanding at the Following
         Percentages of CPR," the Draw Rate is 10%,

o        with respect to each payment date, LIBOR is equal to 5.32% per annum, and

o        the prime rate is equal to 8.25% per annum.

         The actual  characteristics  and  performance of the home equity loans will differ from the  assumptions  used in constructing the tables set forth below,  which are  hypothetical  in nature and are provided only to give a general sense of how the principal cash flows might behave under varying  prepayment and, in the case of the Group II Loans, draw scenarios.  For example,  it is very unlikely that the home equity loans will prepay and/or  experience  draws at a constant rate until maturity or that all of the home equity loans will prepay and/or  experience draws at the same rate.  Moreover,  the diverse remaining terms to stated maturity and mortgage rates of the home equity loans could produce slower or faster principal  distributions  than indicated in the tables at the various  assumptions specified,  even if the weighted  average  remaining  terms to stated maturity and weighted  average  mortgage rates of the home equity loans are as assumed.  Any  difference  between such  assumptions  and the actual  characteristics  and  performance of the home equity loans,  or actual  prepayment  experience,  will affect the  percentages  of initial  security  balance  outstanding  over time and the weighted average lives of the offered notes.

         Subject to the foregoing discussion and structuring  assumptions,  the following tables indicate the weighted average lives of the offered notes, and set forth the percentages of the initial  security balance of the offered notes that would be outstanding  after each of the payment dates shown at the indicated percentages of the Prepayment  Assumption,  with respect to the Class I Notes, and the indicated percentages of CPR and Draw Rate, with respect to the Class A-II Notes.

                                        Percent of Initial Security Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                             Class A-I-1 Notes

Prepayment Assumption                                   0%            50%            75%          100%          125%          150%          175%
Payment date
Initial Percentage.................................    100%           100%          100%          100%         100%          100%          100%
May 2008...........................................     93             67            54            41           27            14             1
May 2009...........................................     90             34             9             0            0             0             0
May 2010...........................................     89             7              0             0            0             0             0
May 2011...........................................     87             0              0             0            0             0             0
May 2012...........................................     85             0              0             0            0             0             0
May 2013...........................................     82             0              0             0            0             0             0
May 2014...........................................     79             0              0             0            0             0             0
May 2015...........................................     77             0              0             0            0             0             0
May 2016...........................................     74             0              0             0            0             0             0
May 2017...........................................     71             0              0             0            0             0             0
May 2018...........................................     67             0              0             0            0             0             0
May 2019...........................................     63             0              0             0            0             0             0
May 2020...........................................     59             0              0             0            0             0             0
May 2021...........................................     53             0              0             0            0             0             0
May 2022...........................................     0              0              0             0            0             0             0
May 2023...........................................     0              0              0             0            0             0             0
May 2024...........................................     0              0              0             0            0             0             0
May 2025...........................................     0              0              0             0            0             0             0
May 2026...........................................     0              0              0             0            0             0             0
May 2027...........................................     0              0              0             0            0             0             0
May 2028...........................................     0              0              0             0            0             0             0
May 2029...........................................     0              0              0             0            0             0             0
May 2030...........................................     0              0              0             0            0             0             0
May 2031...........................................     0              0              0             0            0             0             0
May 2032...........................................     0              0              0             0            0             0             0
May 2033...........................................     0              0              0             0            0             0             0
May 2034...........................................     0              0              0             0            0             0             0
May 2035...........................................     0              0              0             0            0             0             0
May 2036...........................................     0              0              0             0            0             0             0
May 2037...........................................     0              0              0             0            0             0             0
Weighted Average Life in Years* (to Call)..........   11.32           1.60          1.14          0.90          0.75          0.65          0.58
Weighted Average Life in Years** (to Maturity).....   11.32           1.60          1.14          0.90          0.75          0.65          0.58

____________________
*        The weighted  average life of an offered note is  determined by (i)  multiplying  the net  reduction,  if any, of its security balance by the number of years from the date of issuance of the offered  notes to the related  payment  date,  (ii) adding the results, and (iii)  dividing the sum by the aggregate of the net reductions of the security  balance  described in (i) above and assumes that an optional redemption is exercised on the earliest possible date.

**       The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions  regarding  the  characteristics  and performance of the home equity loans which may differ from the actual  characteristics  and performance of the home equity loans.  This table should be read in conjunction with these structuring assumptions.

(Table continued on next page.)

                                        Percent of Initial Security Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                             Class A-I-2 Notes

Prepayment Assumption                                   0%            50%            75%          100%          125%          150%          175%
Payment date
Initial Percentage.................................    100%           100%           100%         100%         100%          100%          100%
May 2008...........................................    100            100            100          100          100           100           100
May 2009...........................................    100            100            100           44            0             0             0
May 2010...........................................    100            100             6             0            0             0             0
May 2011...........................................    100             49             0             0            0             0             0
May 2012...........................................    100             0              0             0            0             0             0
May 2013...........................................    100             0              0             0            0             0             0
May 2014...........................................    100             0              0             0            0             0             0
May 2015...........................................    100             0              0             0            0             0             0
May 2016...........................................    100             0              0             0            0             0             0
May 2017...........................................    100             0              0             0            0             0             0
May 2018...........................................    100             0              0             0            0             0             0
May 2019...........................................    100             0              0             0            0             0             0
May 2020...........................................    100             0              0             0            0             0             0
May 2021...........................................    100             0              0             0            0             0             0
May 2022...........................................     0              0              0             0            0             0             0
May 2023...........................................     0              0              0             0            0             0             0
May 2024...........................................     0              0              0             0            0             0             0
May 2025...........................................     0              0              0             0            0             0             0
May 2026...........................................     0              0              0             0            0             0             0
May 2027...........................................     0              0              0             0            0             0             0
May 2028...........................................     0              0              0             0            0             0             0
May 2029...........................................     0              0              0             0            0             0             0
May 2030...........................................     0              0              0             0            0             0             0
May 2031...........................................     0              0              0             0            0             0             0
May 2032...........................................     0              0              0             0            0             0             0
May 2033...........................................     0              0              0             0            0             0             0
May 2034...........................................     0              0              0             0            0             0             0
May 2035...........................................     0              0              0             0            0             0             0
May 2036...........................................     0              0              0             0            0             0             0
May 2037...........................................     0              0              0             0            0             0             0
Weighted Average Life in Years* (to Call)..........   14.83           4.03          2.66          2.00          1.60          1.34          1.17
Weighted Average Life in Years** (to Maturity).....   14.83           4.03          2.66          2.00          1.60          1.34          1.17

_________________________________

*        The weighted  average life of an offered note is  determined by (i)  multiplying  the net  reduction,  if any, of its security balance by the number of years from the date of issuance of the offered  notes to the related  payment  date,  (ii) adding the results, and (iii)  dividing the sum by the aggregate of the net reductions of the security  balance  described in (i) above and assumes that an optional redemption is exercised on the earliest possible date.

**       The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions  regarding  the  characteristics  and performance of the home equity loans which may differ from the actual  characteristics  and performance of the home equity loans.  This table should be read in conjunction with these structuring assumptions.

(Table continued from previous page and continued on next page.)

                                        Percent of Initial Security Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                          Class A-I-3 Notes

Prepayment Assumption                                   0%            50%            75%          100%          125%          150%          175%
Payment date
Initial Percentage.................................    100%           100%           100%          100%         100%          100%          100%
May 2008...........................................    100            100            100           100          100           100           100
May 2009...........................................    100            100            100           100          76             26            0
May 2010...........................................    100            100            100           45            0             0             0
May 2011...........................................    100            100            53             0            0             0             0
May 2012...........................................    100             90            14             0            0             0             0
May 2013...........................................    100             60             0             0            0             0             0
May 2014...........................................    100             36             0             0            0             0             0
May 2015...........................................    100             24             0             0            0             0             0
May 2016...........................................    100             10             0             0            0             0             0
May 2017...........................................    100             0              0             0            0             0             0
May 2018...........................................    100             0              0             0            0             0             0
May 2019...........................................    100             0              0             0            0             0             0
May 2020...........................................    100             0              0             0            0             0             0
May 2021...........................................    100             0              0             0            0             0             0
May 2022...........................................     20             0              0             0            0             0             0
May 2023...........................................     13             0              0             0            0             0             0
May 2024...........................................     6              0              0             0            0             0             0
May 2025...........................................     0              0              0             0            0             0             0
May 2026...........................................     0              0              0             0            0             0             0
May 2027...........................................     0              0              0             0            0             0             0
May 2028...........................................     0              0              0             0            0             0             0
May 2029...........................................     0              0              0             0            0             0             0
May 2030...........................................     0              0              0             0            0             0             0
May 2031...........................................     0              0              0             0            0             0             0
May 2032...........................................     0              0              0             0            0             0             0
May 2033...........................................     0              0              0             0            0             0             0
May 2034...........................................     0              0              0             0            0             0             0
May 2035...........................................     0              0              0             0            0             0             0
May 2036...........................................     0              0              0             0            0             0             0
May 2037...........................................     0              0              0             0            0             0             0
Weighted Average Life in Years* (to Call)..........   15.23           6.76          4.15          3.00          2.30          1.86          1.57
Weighted Average Life in Years** (to Maturity).....   15.23           6.76          4.15          3.00          2.30          1.86          1.57

___________________________________________
*        The weighted  average life of an offered note is  determined by (i)  multiplying  the net  reduction,  if any, of its security balance by the number of years from the date of issuance of the offered  notes to the related  payment  date,  (ii) adding the results, and (iii)  dividing the sum by the aggregate of the net reductions of the security  balance  described in (i) above and assumes that an optional redemption is exercised on the earliest possible date.

**       The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.
This table has been prepared  based on the  structuring  assumptions,  including the  assumptions  regarding  the  characteristics  and performance of the home equity loans which may differ from the actual  characteristics  and performance of the home equity loans.  This table should be read in conjunction with these structuring assumptions.

(Table continued from previous page and continued on next page.)

                                        Percent of Initial Security Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                          Class A-I-4 Notes

Prepayment Assumption                                   0%            50%            75%          100%          125%          150%          175%
Payment date
Initial Percentage.................................    100%           100%          100%          100%          100%          100%          100%
May 2008...........................................    100            100            100           100          100           100           100
May 2009...........................................    100            100            100           100          100           100            72
May 2010...........................................    100            100            100           100           94            34            0
May 2011...........................................    100            100            100           93            29            0             0
May 2012...........................................    100            100            100           42            0             0             0
May 2013...........................................    100            100            81            13            0             0             0
May 2014...........................................    100            100            53             0            0             0             0
May 2015...........................................    100            100            44             0            0             0             0
May 2016...........................................    100            100            30             0            0             0             0
May 2017...........................................    100             95            16             0            0             0             0
May 2018...........................................    100             75             3             0            0             0             0
May 2019...........................................    100             57             0             0            0             0             0
May 2020...........................................    100             41             0             0            0             0             0
May 2021...........................................    100             26             0             0            0             0             0
May 2022...........................................    100             0              0             0            0             0             0
May 2023...........................................    100             0              0             0            0             0             0
May 2024...........................................    100             0              0             0            0             0             0
May 2025...........................................     98             0              0             0            0             0             0
May 2026...........................................     85             0              0             0            0             0             0
May 2027...........................................     71             0              0             0            0             0             0
May 2028...........................................     56             0              0             0            0             0             0
May 2029...........................................     39             0              0             0            0             0             0
May 2030...........................................     20             0              0             0            0             0             0
May 2031...........................................     0              0              0             0            0             0             0
May 2032...........................................     0              0              0             0            0             0             0
May 2033...........................................     0              0              0             0            0             0             0
May 2034...........................................     0              0              0             0            0             0             0
May 2035...........................................     0              0              0             0            0             0             0
May 2036...........................................     0              0              0             0            0             0             0
May 2037...........................................     0              0              0             0            0             0             0
Weighted Average Life in Years* (to Call)..........   21.03          12.33          7.66          5.00          3.70          2.81          2.16
Weighted Average Life in Years** (to Maturity).....   21.22          12.49          7.84          5.00          3.70          2.81          2.16

_____________________________
*        The weighted  average life of an offered note is  determined by (i)  multiplying  the net  reduction,  if any, of its security balance by the number of years from the date of issuance of the offered  notes to the related  payment  date,  (ii) adding the results, and (iii)  dividing the sum by the aggregate of the net reductions of the security  balance  described in (i) above and assumes that an optional redemption is exercised on the earliest possible date.

**       The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.
This table has been prepared  based on the  structuring  assumptions,  including the  assumptions  regarding  the  characteristics  and performance of the home equity loans which may differ from the actual  characteristics  and performance of the home equity loans.  This table should be read in conjunction with these structuring assumptions.
(Table continued from previous page and continued on next page.)

                                        Percent of Initial Security Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                          Class A-I-5 Notes

Prepayment Assumption                                   0%            50%            75%          100%          125%          150%          175%
Payment date
Initial Percentage.................................    100%           100%          100%          100%          100%          100%          100%
May 2008...........................................    100            100            100           100          100           100           100
May 2009...........................................    100            100            100           100          100           100           100
May 2010...........................................    100            100            100           100          100           100            69
May 2011...........................................    100            100            100           100          100            62            0
May 2012...........................................    100            100            100           100           78            6             0
May 2013...........................................    100            100            100           100           42            0             0
May 2014...........................................    100            100            100           91            27            0             0
May 2015...........................................    100            100            100           89            27            0             0
May 2016...........................................    100            100            100           73            25            0             0
May 2017...........................................    100            100            100           55            15            0             0
May 2018...........................................    100            100            100           38            7             0             0
May 2019...........................................    100            100            83            24            1             0             0
May 2020...........................................    100            100            64            14            0             0             0
May 2021...........................................    100            100            49             7            0             0             0
May 2022...........................................    100             39             4             0            0             0             0
May 2023...........................................    100             30             1             0            0             0             0
May 2024...........................................    100             22             0             0            0             0             0
May 2025...........................................    100             16             0             0            0             0             0
May 2026...........................................    100             10             0             0            0             0             0
May 2027...........................................    100             6              0             0            0             0             0
May 2028...........................................    100             2              0             0            0             0             0
May 2029...........................................    100             0              0             0            0             0             0
May 2030...........................................    100             0              0             0            0             0             0
May 2031...........................................     99             0              0             0            0             0             0
May 2032...........................................     55             0              0             0            0             0             0
May 2033...........................................     45             0              0             0            0             0             0
May 2034...........................................     32             0              0             0            0             0             0
May 2035...........................................     19             0              0             0            0             0             0
May 2036...........................................     3              0              0             0            0             0             0
May 2037...........................................     0              0              0             0            0             0             0
Weighted Average Life in Years* (to Call)..........   22.65          13.99          9.57          7.05          5.30          4.15          3.19
Weighted Average Life in Years** (to Maturity).....   26.04          15.97          13.62         10.46         6.80          4.26          3.20

____________________________________
*        The weighted  average life of an offered note is  determined by (i)  multiplying  the net  reduction,  if any, of its security balance by the number of years from the date of issuance of the offered  notes to the related  payment  date,  (ii) adding the results, and (iii)  dividing the sum by the aggregate of the net reductions of the security  balance  described in (i) above and assumes that an optional redemption is exercised on the earliest possible date.

**       The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.
This table has been prepared  based on the  structuring  assumptions,  including the  assumptions  regarding the  characteristics  and performance of the home equity loans which may differ from the actual  characteristics  and performance of the home equity loans.  This table should be read in conjunction with these structuring assumptions.

(Table continued from previous page and continued on next page.)

                                        Percent of Initial Security Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                          Class A-I-6 Notes

Prepayment Assumption                                   0%            50%            75%          100%          125%          150%          175%
Payment date
Initial Percentage.................................    100%           100%          100%          100%          100%          100%          100%
May 2008...........................................    100            100            100           100          100           100           100
May 2009...........................................    100            100            100           100          100           100           100
May 2010...........................................    100            100            100           100          100           100           100
May 2011...........................................    100             92            90            86            82            78            70
May 2012...........................................     99             85            80            74            68            61            35
May 2013...........................................     98             75            66            56            48            37            16
May 2014...........................................     97             63            51            40            30            20            5
May 2015...........................................     92             38            24            15            14            9             *
May 2016...........................................     86             23            11             5            3             3             0
May 2017...........................................     81             14             5             2            *             0             0
May 2018...........................................     75             8              2             1            *             0             0
May 2019...........................................     68             5              1             *            0             0             0
May 2020...........................................     62             3              *             *            0             0             0
May 2021...........................................     55             2              *             *            0             0             0
May 2022...........................................     0              0              0             0            0             0             0
May 2023...........................................     0              0              0             0            0             0             0
May 2024...........................................     0              0              0             0            0             0             0
May 2025...........................................     0              0              0             0            0             0             0
May 2026...........................................     0              0              0             0            0             0             0
May 2027...........................................     0              0              0             0            0             0             0
May 2028...........................................     0              0              0             0            0             0             0
May 2029...........................................     0              0              0             0            0             0             0
May 2030...........................................     0              0              0             0            0             0             0
May 2031...........................................     0              0              0             0            0             0             0
May 2032...........................................     0              0              0             0            0             0             0
May 2033...........................................     0              0              0             0            0             0             0
May 2034...........................................     0              0              0             0            0             0             0
May 2035...........................................     0              0              0             0            0             0             0
May 2036...........................................     0              0              0             0            0             0             0
May 2037...........................................     0              0              0             0            0             0             0
Weighted Average Life in Years** (to Call).........   12.72           7.55          6.70          5.90          4.97          4.25          3.60
Weighted Average Life in Years*** (to Maturity)....   12.72           7.56          6.79          6.28          5.94          5.58          4.77

________________________________
*        Indicates a number that is greater than zero but less than 0.5%.

**       The weighted  average life of an offered note is  determined by (i)  multiplying  the net  reduction,  if any, of its security balance by the number of years from the date of issuance of the offered  notes to the related  payment  date,  (ii) adding the results, and (iii)  dividing the sum by the aggregate of the net reductions of the security  balance  described in (i) above and assumes that an optional redemption is exercised on the earliest possible date.

***      The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.
This table has been prepared  based on the  structuring  assumptions,  including the  assumptions  regarding the  characteristics  and performance of the home equity loans which may differ from the actual  characteristics  and performance of the home equity loans.  This table should be read in conjunction with these structuring assumptions.

(Table continued from previous page and continued on next page.)

                                            Percent of Initial Security Balance Outstanding
                                                  at the Following Percentages of CPR
                                                                                           Class A-II Notes

CPR                                                     0%            20%            30%           40%          50%           60%           70%
Payment date
Initial Percentage.................................    100%           100%          100%          100%          100%          100%          100%
May 2008...........................................     98             87            76            65            54            43            32
May 2009...........................................     98             77            58            42            28            17            8
May 2010...........................................     98             68            45            28            16            8             3
May 2011...........................................     98             60            35            19            9             4             1
May 2012...........................................     98             53            27            13            5             1             0
May 2013...........................................     98             42            19             8            2             *             0
May 2014...........................................     98             33            13             4            1             0             0
May 2015...........................................     97             26             9             2            *             0             0
May 2016...........................................     97             21             6             1            *             0             0
May 2017...........................................     97             17             4             1            0             0             0
May 2018...........................................     95             13             3             *            0             0             0
May 2019...........................................     93             10             2             *            0             0             0
May 2020...........................................     90             8              1             0            0             0             0
May 2021...........................................     87             6              1             0            0             0             0
May 2022...........................................     58             3              *             0            0             0             0
May 2023...........................................     54             2              *             0            0             0             0
May 2024...........................................     51             1              0             0            0             0             0
May 2025...........................................     47             1              0             0            0             0             0
May 2026...........................................     42             1              0             0            0             0             0
May 2027...........................................     38             *              0             0            0             0             0
May 2028...........................................     33             *              0             0            0             0             0
May 2029...........................................     28             *              0             0            0             0             0
May 2030...........................................     22             0              0             0            0             0             0
May 2031...........................................     16             0              0             0            0             0             0
May 2032...........................................     11             0              0             0            0             0             0
May 2033...........................................     9              0              0             0            0             0             0
May 2034...........................................     7              0              0             0            0             0             0
May 2035...........................................     4              0              0             0            0             0             0
May 2036...........................................     2              0              0             0            0             0             0
May 2037...........................................     0              0              0             0            0             0             0
Weighted Average Life in Years** (to Call).........   18.05           5.73          3.37          2.18          1.51          1.10          0.82
Weighted Average Life in Years*** (to Maturity)....   18.19           5.82          3.51          2.33          1.64          1.19          0.88

___________________________________
*        Indicates a number that is greater than zero but less than 0.5%.

**       The weighted  average life of an offered note is  determined by (i)  multiplying  the net  reduction,  if any, of its security balance by the number of years from the date of issuance of the offered  notes to the related  payment  date,  (ii) adding the results, and (iii)  dividing the sum by the aggregate of the net reductions of the security  balance  described in (i) above and assumes that an optional redemption is exercised on the earliest possible date.

***      The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.
This table has been prepared  based on the  structuring  assumptions,  including the  assumptions  regarding  the  characteristics  and performance of the home equity loans which may differ from the actual  characteristics  and performance of the home equity loans.  This table should be read in conjunction with these structuring assumptions.
(Table continued from previous page.)

                                            Weighted Average Life ("WAL") and Assumed Final
                                       Payment Date ("Date") Sensitivity of the Class A-II Notes
                                                       to Prepayments and Draws

           CPR                   0%                      30%                      35%                      40%                     45%                    50%                      55%

    Draw Rate                WAL        Date         WAL        Date          WAL        Date        WAL         Date          WAL        Date         WAL       Date          WAL         Date
       0%                   18.20    01/25/2037     2.68     11/25/2021      2.23      07/25/2019    1.88      10/25/2017     1.61     04/25/2016     1.39    01/25/2015      1.20      01/25/2014
      10%                   18.19    01/25/2037     3.51     10/25/2023      2.83      01/25/2022    2.33      12/25/2019     1.95     01/25/2018     1.64    06/25/2016      1.40      02/25/2015
      15%                   18.19    01/25/2037     4.10     03/25/2025      3.26      07/25/2022    2.64      04/25/2021     2.18     02/25/2019     1.81    06/25/2017      1.53      10/25/2015
      20%                   18.20    01/25/2037     4.88     08/25/2026      3.81      11/25/2023    3.04      02/25/2022     2.47     05/25/2020     2.03    05/25/2018      1.68      09/25/2016
      25%                   18.20    01/25/2037     5.96     01/25/2028      4.55      04/25/2025    3.57      11/25/2022     2.85     01/25/2022     2.30    07/25/2019      1.88      09/25/2017

The above table assumes no optional redemption is exercised.

           CPR                   0%                      30%                      35%                      40%                     45%                    50%                      55%

    Draw Rate                WAL        Date         WAL        Date          WAL        Date        WAL         Date          WAL        Date         WAL       Date          WAL         Date
       0%                   18.00    01/25/2033     2.46     11/25/2013      2.04      10/25/2012    1.73      12/25/2011     1.48     04/25/2011     1.27    09/25/2010      1.10      04/25/2010
      10%                   18.05    10/25/2033     3.37     08/25/2016      2.68      07/25/2014    2.18      02/25/2013     1.80     02/25/2012     1.51    05/25/2011      1.28      10/25/2010
      15%                   18.05    10/25/2033     4.02     06/25/2018      3.16      01/25/2016    2.52      02/25/2014     2.05     10/25/2012     1.68    10/25/2011      1.41      02/25/2011
      20%                   18.06    10/25/2033     4.85     10/25/2020      3.76      12/25/2017    2.97      07/25/2015     2.36     08/25/2013     1.90    05/25/2012      1.56      06/25/2011
      25%                   18.06    10/25/2033     5.95     02/25/2022      4.53      01/25/2020    3.53      07/25/2017     2.78     12/25/2014     2.21    03/25/2013      1.77      01/25/2012

The above table assumes that an optional redemption is exercised on the first payment date when the aggregate principal balance of the Group II Loans is less than or equal to 10% of the cut-off date balance of the Group II Loans.

In the above tables the weighted average life ("WAL") of the offered notes is determined by:

o        multiplying the amount of each payment allocated to principal by the number of years from the date of issuance to the related payment date,

o        adding the results, and

o        dividing the sum by the related original security balance.

         The assumed final payment date of the offered notes in the above tables is the date on which the related  security  balance is reduced to zero.

                                        Description of the Home Equity Loan Purchase Agreement

Transfer of Home Equity Loans

         Under the home equity loan purchase agreement,  Residential  Funding Company,  LLC, as the seller, will transfer and assign to the  depositor  all of its right,  title and interest in and to the home equity loans,  the related  credit line  agreement or mortgage note,  mortgages and other related  documents  and all of the  additional  balances  thereafter  created prior to the  occurrence of an
Amortization  Event or the end of the Revolving  Period.  The purchase price of the home equity loans is a specified  percentage of the face  amount  thereof as of the time of  transfer  and is  payable by the  depositor  as  provided  in the home  equity  loan  purchase agreement.  The  purchase  price of each  additional  balance is the amount of the  related  new  advance  and is payable by the trust, either in cash or in the form of an increase in the security  balance of the variable  funding notes or the certificates or, in certain circumstances, the issuance of additional certificates, as provided in the trust agreement.

         The home equity loan purchase  agreement will require that,  within the time period specified  therein,  the seller deliver to the  custodian or master  servicer  the home equity loans and the related  documents.  In lieu of delivery of original  mortgages,  the seller may deliver true and correct copies thereof which have been certified as to  authenticity by the  appropriate  county  recording office  where such  mortgage is recorded.  In addition,  under the terms of the home equity loan  purchase  agreement,  the seller will cause the custodian to record assignments of mortgages relating to the home equity loans.

         We refer you also to the prospectus  for important  information  in addition to that set forth in this  prospectus  supplement regarding the terms and conditions of the home equity loan purchase agreement and the offered term notes.

Representations and Warranties

         The seller will  represent and warrant to the depositor  that,  among other things,  (a) the  information  with respect to the home equity loans set forth in the  schedule  attached to the home equity loan  purchase  agreement is true and correct in all material respects and (b) immediately  prior to the sale of the home equity loans to the depositor,  the seller was the sole owner and holder of the home equity loans free and clear of any and all liens and security  interests.  The seller will also  represent  and warrant to the depositor that,  among other things,  as of the closing date, (a) the home equity loan purchase  agreement  constitutes a legal,  valid and binding  obligation of the seller and (b) the home equity loan purchase  agreement  constitutes a valid  transfer and assignment to the  depositor of all right,  title and interest of the seller in and to the home equity  loans and the proceeds  thereof.  The benefit of the  representations  and warranties made to the depositor by the seller in the home equity loan purchase agreement will be assigned by the depositor to the trust.

         Within 90 days of the closing  date,  Wells Fargo Bank,  N.A.,  the  custodian,  will review or cause to be reviewed  the home equity  loans and the  related  documents.  If any home equity loan or related  document is found to be missing or  defective,  and the defect or omission  materially  and  adversely  affect the value of the related home equity  loan,  or the  interests of the  indenture trustee,  the  securityholders  or the credit  enhancer in that home equity loan and the defect is not cured  within 90 days  following notification  of the defect to the seller and the trust by the  custodian,  the seller  will be  obligated  under the home  equity loan purchase  agreement  to  deposit  the  repurchase  price  into the  Custodial  Account.  In lieu of any such  deposit,  the  seller may substitute  an  eligible  substitute  loan;  provided  that the  substitution  may be subject to the  delivery of an opinion of counsel regarding  tax matters.  Any such  purchase or  substitution  will result in the removal of the home equity loan required to be removed from the  trust.  A removed  home  equity  loan is  referred  to as a deleted  loan.  The  obligation  of the seller to  repurchase  or substitute  for loans sold by it to the trust is the sole remedy  regarding any defects in the home equity loans and related  documents available against the seller.

         As to any home equity loan, the repurchase price referred to in the preceding  paragraph is equal to the principal  balance of such home equity loan at the time of any removal  described above plus accrued and unpaid interest  thereon to the date of removal.  In connection with the  substitution  of an eligible  substitute  loan, the seller will be required to deposit in the Custodial  Account a substitution  adjustment  amount equal to the excess of the principal  balance of the related deleted loan to be removed from the trust over the principal balance of the eligible substitute loan.

         An eligible  substitute  loan is a home equity loan  substituted  by the seller for a deleted loan which must,  on the date of such substitution:

o        have an outstanding principal balance, or in the case of a substitution of more than one home equity loan for a deleted loan, an aggregate principal balance not in excess of the principal balance relating to the deleted loan;

o        have a loan rate, net loan rate and gross margin, if applicable, no lower than and not more than 1.00% in excess of the loan rate, net loan rate and gross margin, respectively, of the deleted loan;

o        have a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

o        have, at the time of substitution, a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the deleted loan;

o        comply with each representation and warranty as to the home equity loans set forth in the home equity loan purchase agreement, deemed to be made as of the date of substitution; and

o        satisfy some other conditions specified in the indenture.

         In addition the seller will be obligated to deposit the  repurchase  price or  substitute  an eligible  substitute  loan for a home equity loan as to which there is a breach of a  representation  or  warranty  in the home equity loan  purchase  agreement  if the breach  materially  and adversely  affects the value of the related home equity loan, or the  interests of the indenture  trustee,  the securityholders  or the credit  enhancer in that home equity loan and the breach is not cured by the seller within the time provided in the home equity loan purchase agreement.

                                                Description of the Servicing Agreement

The Master Servicer and Subservicers

         Master Servicer.  The master  servicer,  an indirect  wholly-owned  subsidiary of GMAC Mortgage Group, LLC and an affiliate of the depositor,  will be  responsible  for master  servicing the home equity loans under the servicing  agreement.  Residential  Funding
Company,  LLC will also be responsible  for servicing the home equity loans in accordance  with its servicing guide directly or through one or more subservicers.  Master servicing responsibilities include:

o        receiving funds from subservicers,

o        reconciling servicing activity with respect to the home equity loans,

o        calculating remittance amounts to noteholders,

o        sending remittances to the indenture trustee and the owner trustee for payments to noteholders,

o        investor and tax reporting,

o        coordinating loan repurchases,

o        oversight of all servicing activity, including subservicers,

o        following up with  subservicers  with respect to home equity loans that are  delinquent or for which  servicing  decisions may need to be made,

o        approval of loss mitigation strategies,

o        management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,

o        providing certain notices and other responsibilities as detailed in the servicing agreement.

         In addition,  Residential  Funding Company,  LLC will take over collection  activity and default management of the home equity loans,  if such home  equity  loans  become  delinquent.  Neither  the master  servicer  nor any  subservicer  will be required to make advances relating to delinquent payments of principal and interest on the home equity loans.

         For information regarding foreclosure  procedures,  see "Description of the  Securities-Servicing  and Administration of Trust
Assets-Realization  upon Defaulted  Loans" in the  prospectus.  Servicing and charge-off  policies and collection  practices may change over time in accordance with Residential  Funding  Company,  LLC's business  judgment,  changes in Residential  Funding Company,  LLC's portfolio of home equity loans of the types  included in the home equity loan pool that it services  for its clients,  applicable  laws and regulations, and other considerations.

         The master servicer may, from time to time,  outsource  certain of its servicing  functions,  such as foreclosure  management, although any such outsourcing will not relieve the master servicer of any of its  responsibilities  or liabilities  under the servicing agreement.

         For a general  description of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this prospectus supplement.  For a general  description  of  material  terms  relating  to the  master  servicer's  removal  or  replacement,  see "The
Agreements-Events of Default; Rights Upon Event of Default" in the prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o        communicating with borrowers;

o        sending monthly remittance statements to borrowers;

o        collecting payments from borrowers;

o        recommending a loss mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan,  modification, foreclosure, etc.);

o        accurate and timely  accounting,  reporting  and  remittance of the  principal  and interest  portions of monthly  installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;

o        accurate and timely reporting of negative amortization amounts, if any;

o        paying escrows for borrowers, if applicable;

o        calculating and reporting payoffs and liquidations;

o        maintaining an individual file for each loan; and

o        maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage  insurance claims.

         Homecomings  Financial,  LLC Homecomings  will subservice  95.3% of the Group I Loans and 84.5% of the Group II Loans pursuant to the terms of a subservicing  agreement with the master servicer.  The subservicing  agreement provides that Homecomings will provide all of the services  described in the preceding  paragraph.  Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to  four-family  residential  properties  since 1996.  Homecomings  was  incorporated as a wholly-owned  subsidiary  of  Residential  Funding in 1995 to service and  originate  mortgage  loans.  In 1996,  Homecomings  acquired
American Custody  Corporation to begin servicing  subprime  mortgage loans, and in 1999 Homecomings  acquired Capstead Inc. to focus on servicing  prime loans such as the mortgage loans  described  herein.  After Capstead Inc. was acquired,  Homecomings'  total servicing portfolio  was  164,000  loans with an  aggregate  principal  balance of $25  billion,  with 20% being  subprime.  The three  servicing locations were  integrated onto one servicing  system/platform  by the end of 2001,  becoming one of the first servicing  operations to service all loan  products on one  servicing  system.  The  operations  of each of the acquired  companies  have been  integrated  into
Homecomings'  servicing  operations.  Approximately  85% of the mortgage loans  currently  master  serviced by Residential  Funding are subserviced by  Homecomings.  As of December 31, 2006,  Homecomings  serviced  approximately  881,000  mortgage loans with an aggregate principal  balance of  approximately  $128  billion.  In addition to servicing  mortgage  loans  secured by first liens on  one-to-four family residential  properties,  Homecomings services mortgage loans secured by second and more junior liens on residential properties, mortgage loans made to borrowers  with imperfect  credit  histories and subprime  mortgage  loans.  Homecomings  also performs  special servicing  functions where the servicing  responsibilities  with respect to delinquent  mortgage loans that have been serviced by third parties are  transferred  to  Homecomings.  Homecomings'  servicing  activities  have  included the  activities  specified  above under
"-Subservicer responsibilities".

         Homecomings  may,  from  time to  time,  outsource  certain  of its  subservicing  functions,  such as  contacting  delinquent borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any such  outsourcing  will  not  relieve
Homecomings of any of its  responsibilities  or liabilities as a subservicer.  If Homecomings engages any subservicer to subservice 10%
or more of the mortgage loans, or any subservicer performs the types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

         See "The  Agreements - Events of Default;  Rights Upon Event of Default" in the prospectus and  "Description of the Securities
- Servicing and  Administration of Trust Assets - Certain Matters Regarding Master Servicer and Depositor" for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

         The following  table sets forth the aggregate  principal  amount of mortgage loans  serviced by Homecomings  for the past five years and for the three months ended March 31, 2007. The  percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                                    Volume by Outstanding Principal Balance
                                                                                                                                                           Three Months Ended
      First Lien Mortgages                  2002                   2003                   2004                   2005                    2006                    3/31/07
            Prime (1)                 $27,343,774,000         $29,954,139,212        $31,943,811,060        $44,570,851,126         $67,401,832,594          $70,946,676,717
          Non-Prime (2)               $27,384,763,000         $39,586,900,679        $44,918,413,591        $52,102,835,214         $49,470,359,806          $46,994,401,753
              Total                   $54,728,537,000         $69,541,039,891        $76,862,224,651        $96,673,686,340        $116,872,192,400         $117,941,078,470
            Prime (1)                           49.96%                 43.07%                 41.56%                 46.10%                  57.67%                   60.15%
          Non-Prime (2)                         50.04%                 56.93%                 58.44%                 53.90%                  42.33%                   39.85%
              Total                            100.00%                 100.00%                100.00%                100.00%                 100.00%                  100.00%

Percentage change from the prior
            year (3)
            Prime (1)                            7.09%                  9.55%                  6.64%                 39.53%                   51.22%                       -
          Non-Prime (2)                         60.71%                 44.56%                 13.47%                 15.99%                  (5.05)%                       -
              Total                             28.55%                 27.07%                 10.53%                 25.78%                   20.89%                       -

                                                                  Volume by Outstanding Principal Balance
                                                                                                                                                        Three Months Ended
      Junior Lien Mortgages                 2002                   2003                   2004                   2005                   2006                 3/31/07
            Prime (1)                  $7,627,424,000         $7,402,626,296         $7,569,300,685         $7,442,264,087         $11,418,858,741       $11,505,749,849
          Non-Prime (2)                             -                      -                      -                      -                      -                     -
              Total                    $7,627,424,000         $7,402,626,296         $7,569,300,685         $7,442,264,087         $11,418,858,741       $11,505,749,849
            Prime (1)                          100.00%                100.00%                100.00%                100.00%                 100.00%               100.00%
          Non-Prime (2)                             -                      -                      -                      -                       -                     -
              Total                            100.00%                100.00%                100.00%                100.00%                 100.00%               100.00%

Percentage change from the prior
            year (3)
            Prime (1)                          (4.94)%                (2.95)%                  2.25%                (1.68)%                  53.43%                    -
          Non-Prime (2)                             -                      -                      -                      -                       -                     -
              Total                            (4.94)%                (2.95)%                  2.25%                (1.68)%                  53.43%                    -

                                                                        Volume by number of loans
                                                                                                                                                      Three Months Ended
      First Lien Mortgages                      2002                   2003                   2004                   2005                   2006                 3/31/07
            Prime (1)                         125,209                143,645                150,297                187,773                 252,493               262,348
          Non-Prime (2)                       257,077                341,190                373,473                394,776                 361,125               342,150
              Total                           382,286                484,835                523,770                582,549                 613,618               604,498
            Prime (1)                           32.75%                 29.63%                 28.70%                 32.23%                  41.15%                43.40%
          Non-Prime (2)                         67.25%                 70.37%                 71.30%                 67.77%                  58.85%                56.60%

Percentage change from the prior
            year (3)
            Prime (1)                          (6.30)%                 14.72%                  4.63%                 24.93%                  34.47%                    -
          Non-Prime (2)                         52.85%                 32.72%                  9.46%                  5.70%                 (8.52)%                    -
              Total                             26.66%                 26.83%                  8.03%                 11.22%                   5.33%                    -

                                                                          Volume by number of loans
                                                                                                                                                      Three Months Ended
        Junior Lien Mortgages                  2002                   2003                   2004                   2005                    2006                 3/31/07
              Prime (1)                       217,031                211,585                210,778                199,600                 266,900               265,821
            Non-Prime (2)                           -                      -                      -                      -                       -                     -
                Total                         217,031                211,585                210,778                199,600                 266,900               265,821
              Prime (1)                        100.00%                100.00%                100.00%                100.00%                 100.00%               100.00%
            Non-Prime (2)                           -                      -                      -                      -                       -                     -
                Total                          100.00%                100.00%                100.00%                100.00%                 100.00%               100.00%

  Percentage change from the prior
              year (3)
              Prime (1)                        (5.20)%                (2.51)%                (0.38)%                (5.30)%                  33.72%                    -
            Non-Prime (2)                           -                      -                      -                      -                       -                     -
                Total                          (5.20)%                (2.51)%                (0.38)%                (5.30)%                  33.72%                    -

  (1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line
     junior lien programs.
  (2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.
  (3)      Represents year to year growth or decline as a percentage of the prior year's volume.

Additional Subservicer

         GMAC Mortgage,  LLC ("GMACM") will subservice  approximately  4.7% of the Group I Loans and 15.5% of the Group II Loans.  GMAC
Mortgage,  LLC is a Delaware limited liability company and a wholly-owned  subsidiary of GMAC Residential  Holding Company,  LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap").  ResCap is a wholly-owned  subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC, referred to in this prospectus supplement as GMAC.

         GMAC Mortgage,  LLC began acquiring,  originating and servicing  residential mortgage loans in 1985 through its acquisition of
Colonial  Mortgage  Service  Company,  which was formed in 1926,  and the loan  administration,  servicing  operations and portfolio of
Norwest Mortgage,  which entered the residential  mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

         GMAC  Mortgage,  LLC  maintains  its executive and principal  offices at 100 Witmer Road,  Horsham,  Pennsylvania  19044.  Its
telephone number is (215) 682 1000.

         In addition,  GMAC  Mortgage,  LLC purchases  mortgage  loans  originated by GMAC Bank,  which is  wholly-owned  by IB Finance
Holding  Company,  LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMAC  Mortgage,  LLC.  Formerly known as GMAC
Automotive  Bank,  GMAC Bank, a Utah  industrial bank was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially  all of the assets and  liabilities  of GMAC Bank,  a federal  savings  bank.  All of the  mortgage  loans that GMAC Bank originates are originated in accordance with GMAC Mortgage, LLC's underwriting standards described below.

         GMAC  Mortgage,  LLC  generally  retains  the  servicing  rights  with  respect  to loans it  sells or  securitizes,  and also occasionally  purchases  mortgage  servicing  rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

         As of the three  months  ended March 31,  2007,  GMAC  Mortgage,  LLC acted as primary  servicer  and owned the  corresponding servicing  rights on  approximately  2,260,870  of  residential  mortgage  loans  having  an  aggregate  unpaid  principal  balance  of approximately  $280 billion,  and GMAC  Mortgage,  LLC acted as subservicer  (and did not own the  corresponding  servicing  rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

         The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage,  LLC for the periods  indicated, and the number of such loans for the same period.  GMAC  Mortgage,  LLC was the servicer of a residential  mortgage  loan  portfolio of approximately  $153.6  billion,  $13.9 billion,  $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime
conforming  mortgage  loans,  prime  non-conforming   mortgage  loans,  government  mortgage  loans  and  second-lien  mortgage  loans, respectively.  GMAC Mortgage,  LLC was the servicer of a residential  mortgage loan portfolio of  approximately  $207.0 billion,  $31.8 billion,  $18.7  billion and $22.4  billion  during the three months ended March 31, 2007 backed by prime  conforming  mortgage  loans, prime  non-conforming  mortgage loans,  government mortgage loans and second-lien mortgage loans,  respectively.  The percentages shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the  difference  between the current and prior year volume over
(b) the prior year volume.

                                            GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                                            ($ IN MILLIONS)

                                                                                                                                             For the Three
                                                                                                                                           Months Ended March
                                                                             For the Year Ended December 31,                                      31,

                                                          2003                  2004                  2005                  2006                   2007
Prime conforming mortgage loans
     No. of Loans...................                   1,308,284              1,323,249             1,392,870              1,455,919             1,469,628
     Dollar Amount of Loans.........                    $153,601               $165,521              $186,364               $203,894              $207,037
     Percentage Change
          from Prior Year...........                        2.11%                  7.76%                12.59%                 9.41%                  1.54%
Prime non-conforming mortgage loans
     No. of Loans                                         34,041                 53,119                69,488                 67,462                66,981
     Dollar Amount of Loans                              $13,937                $23,604               $32,385                $32,220               $31,797
     Percentage Change
          from Prior Year...........                      11.12%                  69.36%                37.20%                (0.51)%               (1.31)%
Government mortgage loans
     No. of Loans                                        191,023                191,844               181,679                181,563               179,431
     Dollar Amount of Loans                              $17,594                $18,328               $18,098                $18,843               $18,692
     Percentage Change
          from Prior Year...........                     (16.91)%                  4.17%                (1.25)%                4.12%                (0.80)%
Second-lien mortgage loans
     No. of Loans                                        282,128                350,334               392,261                514,085               544,830
     Dollar Amount of Loans                               $7,023                $10,374               $13,034                $20,998               $22,446
     Percentage Change
          from Prior Year...........                        5.36%                 47.71%                25.64%                 61.10%                 6.90%
Total mortgage loans serviced
     No. of Loans                                      1,815,476              1,918,546             2,036,298              2,219,029             2,260,870
     Dollar Amount of Loans                             $192,155               $217,827              $249,881               $275,955               279,972
     Percentage Change
          from Prior Year...........                        0.71%                 13.36%                14.72%                 10.43%                 1.46%

         As servicer,  GMAC Mortgage,  LLC collects and remits  mortgage loan payments,  responds to borrower  inquiries,  accounts for principal and interest,  holds custodial and escrow funds for payment of property taxes and insurance  premiums,  counsels or otherwise works with  delinquent  borrowers,  supervises  foreclosures  and property  dispositions  and  generally  administers  the loans.  GMAC
Mortgage, LLC may, from time to time, outsource certain of its servicing functions,  such as contacting delinquent borrowers,  property tax administration  and hazard insurance  administration,  although any such outsourcing will not relieve GMAC Mortgage,  LLC of any of its responsibilities or liabilities as a servicer.

P&I Collections

         The master  servicer shall  establish and maintain a Custodial  Account in which the master servicer shall deposit or cause to be deposited any amounts  representing  payments on and any collections received relating to the home equity loans received by it on or after the cut-off date.  The  Custodial  Account  shall be an Eligible  Account.  On the 15th day of each month or if such day is not a business day, the next  succeeding  business day, which is referred to as the  determination  date, the master servicer will notify the paying agent and the  indenture  trustee of the aggregate  amounts  required to be withdrawn  from the Custodial  Account and deposited into the Payment Account prior to the close of business on the business day next succeeding each determination date.

         Permitted  investments are specified in the servicing  agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then-current ratings of the securities.

         The master servicer will make the following withdrawals from the Custodial Account and deposit those amounts as follows:

o        to the Payment Account, an amount equal to the P&I Collections on the business day prior to each payment date; and

o        to pay to itself or the seller various reimbursement amounts and other amounts as provided in the servicing agreement.

         All  collections  on the home equity loans will generally be allocated in accordance  with the related credit line  agreements or mortgage notes, as applicable, between amounts collected for interest and amounts collected for principal.

Servicing and Other Compensation and Payment of Expenses

         The  servicing  fees for each home  equity  loan is  payable  out of the  interest  payments  on each home  equity  loan.  The servicing fee relating to each home equity loan will be 0.50% per annum of the  outstanding  principal  balance of that home loan.  The servicing fee consists of subservicing  and other related  compensation  payable to the subservicer and such  compensation  paid to the master  servicer as the direct  servicer of a home equity loan for which there is no  subservicer.  As described in the  prospectus,  a subservicer is entitled to servicing  compensation  in a minimum amount equal to 0.50% per annum of the outstanding  principal  balance of each home equity loan serviced by it.  Servicing  compensation for the master servicer will consist  primarily of interest  earnings on the money on deposit in the Custodial  Account and the Note Account.  The master servicer is obligated to pay some ongoing  expenses associated with the trust and incurred by the master servicer in connection with its  responsibilities  under the servicing  agreement.
See "Description of the  Securities-Servicing  and  Administration  of Trust Assets" in the prospectus for information  regarding other possible  compensation  to the master  servicer and the  subservicers  and for  information  regarding  expenses  payable by the master servicer.  The master servicing  compensation  may be changed if a successor  master servicer is appointed,  but it will not exceed the amount  currently  paid to the master  servicer.  See "The  Agreements-Events  of Default;  Rights upon Events of Default;  Pooling and
Servicing Agreement; Servicing Agreement" in the prospectus.

         The  following  table sets forth the fees and  expenses  that are payable out of payments on the home equity  loans,  prior to distributions of interest and principal to the noteholders:

------------------------------------ ------------------------------------------------ -------------------------------
          Description                                 Amount                                 Receiving Party
------------------------------------ ------------------------------------------------ -------------------------------
Master Servicer Compensation          Interest earnings on money in the Custodial      Master Servicer
                                     Account and the Note Account
------------------------------------ ------------------------------------------------ -------------------------------
Subservicer Fee                       0.50% per annum of the principal balance of      Subservicer
                                     each home equity loan serviced by a subservicer
------------------------------------ ------------------------------------------------ -------------------------------
Credit Enhancer Premium               0.22% per annum of the aggregate security        Credit Enhancer
                                     balance of the Class I Notes and 0.18% per
                                     annum of the aggregate security balance of the
                                     Class II Notes
------------------------------------ ------------------------------------------------ -------------------------------

         In  addition,  the master  servicer or any  applicable  subservicer  may  recover  from  payments on the home equity  loans or withdraw from the Custodial Account the amount of any interest and investment income,  foreclosure  profits,  indemnification  payments payable under the servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Release of Lien

         The servicing  agreement  permits the master servicer to release the lien on the mortgaged  property  securing a Group II Loan under  certain  circumstances,  if the Group II Loan is  current  in  payment.  A release  may be made in any case  where the  borrower simultaneously  delivers a mortgage on a substitute  mortgaged  property,  if the combined  LTV ratio is not  increased.  A release may also be made, in connection with a simultaneous  substitution of the mortgaged  property,  if the combined LTV ratio would be increased to not more than the  lesser of (a) 100% and (b) 105% times the  combined  LTV ratio  previously  in  effect,  if the  master  servicer determines  that  appropriate  compensating  factors  are  present.  Furthermore,  a release  may also be  permitted  in cases where no substitute mortgaged property is provided,  causing the Group II Loan to become unsecured,  subject to the limitations in the servicing agreement.  At the time a lien is released,  the terms of the Group II Loan may be modified,  including to increase the mortgage  rate.
The terms of the Group II Loan also may be  modified  if the  borrower  subsequently  delivers a  mortgage  on a  substitute  mortgaged property.

Refinancing of Senior Lien

         The master  servicer  may permit the  refinancing  of any  existing  lien senior to a home  equity  loan  subject to the terms described in the servicing agreement.

Collection and Liquidation Practices; Loss Mitigation

         Under the servicing  agreement,  the master servicer may use a wide variety of loss mitigation  practices,  including waivers, modifications,  payment  forbearances,  partial  forgiveness,  entering into repayment  schedule  arrangements,  and  capitalization of arrearages;  provided,  however,  in any case that the master  servicer  determines  that the action is not  materially  adverse to the interests  of the holders of the related  securities  or the credit  enhancer and is generally  consistent  with the master  servicer's policies relating to similar loans; and provided further that reductions in the loan rate, partial  forgiveness or maturity  extensions may only be taken if the home  equity  loan is in  default  or if  default  is  reasonably  foreseeable.  If a home  equity  loan is in default, the master servicer may take a variety of actions including  foreclosure upon the mortgaged property,  writing off the balance of the home equity loan as a bad debt, taking a deed in lieu of foreclosure,  accepting a short sale,  permitting a short  refinancing, arranging  for  a  repayment  plan,  modifications  as  described  above,  or  taking  an  unsecured  note.  See  "Description  of  the
Securities-Servicing and Administration of Trust Assets" in the prospectus.

Optional Repurchase of Home Equity Loans

         In accordance with the terms of the servicing  agreement,  the master servicer will have the option to purchase from the trust any home equity loan that is 90 days or more delinquent at a purchase price equal to the unpaid balance  thereof plus accrued  interest thereon.

                                           Description of the Trust Agreement and Indenture

         The following  summary  describes terms of the trust agreement and the indenture.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the  provisions of the trust  agreement and the  indenture.  Whenever particular  defined  terms of the indenture are referred to, those defined  terms are  incorporated  in this  prospectus  supplement by reference.  We refer you also to the prospectus for important  information in addition to that set forth in this prospectus  supplement regarding the terms and  conditions  of the trust  agreement and  indenture  and the offered term notes.  See "The  Agreements"  in the prospectus.

The Owner Trustee

         Wilmington  Trust Company is a Delaware  banking  corporation  with trust powers  incorporated in 1903.  Wilmington  Trust has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

         Wilmington  Trust  Company is subject to various  legal  proceedings  that arise from time to time in the  ordinary  course of business.  Wilmington  Trust Company does not believe that the ultimate  resolution of any of these  proceedings will have a materially adverse effect on its services as owner trustee.

         The owner trustee's duties and  responsibilities  under the trust agreement include  collecting funds from the master servicer to distribute to the certificateholders and effecting any optional termination of the trust.

         The owner trustee as described in the indenture may also remove the indenture  trustee if the indenture  trustee  ceases to be eligible to continue as indenture  trustee under the indenture or if the indenture trustee becomes  insolvent.  After becoming aware of those circumstances, the owner trustee will be obligated to appoint a successor indenture trustee.

         The master  servicer will pay to the owner trustee  reasonable  compensation  for its services and reimburse the owner trustee for all reasonable  expenses  incurred or made by the owner trustee in accordance  with any of the  provisions of the trust  agreement.
The holder of the  majority  certificate  percentage  interest  of the Class SB  Certificates  has also agreed to  indemnify  the owner trustee for any losses and expenses  incurred without  negligence or willful  misconduct on the owner trustee's part arising out of the acceptance and administration of the trust.

         The owner  trustee may resign at any time,  in which event the  indenture  trustee  will be  obligated  to appoint a successor owner  trustee.  The  indenture  trustee may also remove the owner  trustee if the owner  trustee  ceases to be eligible to continue as owner trustee under the trust  agreement or if the owner trustee becomes  insolvent.  Upon becoming aware of those  circumstances,  the indenture  trustee  will be  obligated  to appoint a successor  owner  trustee.  Any  resignation  or removal of the owner  trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

         Any costs associated with removing and replacing an owner trustee will be paid by the master servicer.

         Neither the owner  trustee nor any  director,  officer or employee of the owner  trustee  will be under any  liability  to the issuing  entity or the  securityholders  for any action taken or for  refraining  from the taking of any action in good faith under the trust  agreement.  However,  none of the owner  trustee and any  director,  officer or employee  thereof will be protected  against any liability  which would  otherwise be imposed by reason of willful  misconduct,  bad faith or negligence in the  performance  of duties.
All persons into which the owner trustee may be merged or with which it may be  consolidated  or any person  resulting from such merger or consolidation shall be the successor of the owner trustee under the trust agreement.

The Indenture Trustee

         LaSalle Bank National  Association,  or LaSalle, is a national banking association formed under the federal laws of the United
States of America.  Its parent  company,  LaSalle Bank  Corporation,  is an indirect  subsidiary  of ABN AMRO Bank N.V., a  Netherlands banking corporation.

         LaSalle has extensive  experience  serving as trustee on  securitizations  of residential  mortgage loans. Since January 1994,
LaSalle has served as trustee,  securities administrator or paying agent on over 550 residential  mortgage-backed security transactions involving  assets similar to the mortgage loans.  As of March 31, 2007 LaSalle serves as trustee,  securities  administrator  or paying agent  on over 500  residential  mortgage-backed  security  transactions.  The  depositor  and  servicer  may  maintain  other  banking relationships  in the  ordinary  course of business  with the trustee.  The  trustee's  corporate  trust office is located at 135 South
LaSalle Street, Suite 1511, Chicago,  Illinois,  60603.  Attention:  Global Securities and Trust Services - RFMSII 2007-HSA3 or at such other address as the trustee may designate from time to time.

         On April 22,  2007,  ABN AMRO Holding N.V.  agreed to sell ABN AMRO North  America  Holding  Company,  the indirect  parent of
LaSalle Bank  National  Association,  to Bank of America  Corporation.  The proposed  sale  currently  includes all parts of the Global
Securities  and Trust  Services  Group within  LaSalle Bank  engaged in the  business of acting as trustee,  securities  administrator, master  servicer,  custodian,  collateral  administrator,  securities  intermediary,  fiscal  agent and  issuing  and  paying  agent in connection with securitization transactions.

         The  contract  between ABN AMRO Bank N.V.  and Bank of America  Corporation  contains a 14 calendar day "go shop" clause which continued  until  11:59 PM New York  time on May 6th,  2007.  ABN AMRO  Bank N.V.  filed a copy of this  contract  on Form 6-K with the
Securities  and Exchange  Commission on April 25, 2007.  The contract  provides that the sale of LaSalle Bank National  Association  is subject to regulatory approvals and other customary closing conditions.

         The  contract  referenced  above was  entered  into by ABN AMRO Bank N.V.  without  shareholder  approval.  In  response  to a challenge of the sale by a shareholders  group, a judge in the Enterprise  Chamber of the Amsterdam  Superior Court in the  Netherlands
ruled on May 3, 2007 that ABN AMRO  Holding  N.V.  was not  permitted  to proceed  with the sale of LaSalle  Bank  without  shareholder approval.  As of the date hereof,  a  shareholders'  meeting to vote on the proposed sale of LaSalle Bank National  Association has not occurred.  Various  interested  parties have filed or have indicated that they will file an appeal of the ruling.  On May 4, 2007, Bank of America  Corporation  filed a lawsuit  against  ABN AMRO Bank N.V.  and ABN AMRO  Holding  N.V. in the U.S.  District  Court for the
Southern  District of New York  (Manhattan)  seeking,  among other things,  an injunction  prohibiting  ABN AMRO Bank N.V. and ABN AMRO
Holding N.V. from  negotiating a sale of LaSalle Bank National  Association or selling  LaSalle Bank National  Association to any third party other than as provided for in the contract referenced above, monetary damages and specific performance.

         The indenture trustee's duties and  responsibilities  under the indenture include collecting funds from the master servicer to distribute to noteholders  and the credit  enhancer at the direction of the master  servicer and providing  noteholders  and the credit enhancer with monthly distribution statements.

         Unless an event of default has occurred and is continuing under the servicing  agreement,  the indenture  trustee will perform only such duties under the servicing agreement as are specifically set forth in the servicing agreement.

         The  indenture  trustee may resign at any time,  in which case the issuing  entity  will be  obligated  to appoint a successor indenture  trustee as described in the  indenture.  The issuing  entity as described  in the  indenture  may also remove the  indenture trustee if the  indenture  trustee  ceases to be eligible to continue as indenture  trustee  under the  indenture  or if the  indenture trustee becomes  insolvent.  After becoming aware of those  circumstances,  the issuing entity will be obligated to appoint a successor indenture  trustee.  The  indenture  trustee may also be removed at any time by the  holders of a majority  by security  balance of the notes or the credit  enhancer.  Any resignation or removal of the indenture  trustee and appointment of a successor  indenture  trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

         Any costs associated with removing and replacing an indenture trustee will be paid by the master servicer.

         Neither the indenture  trustee nor any director,  officer or employee of the indenture  trustee will be under any liability to the issuing  entity or the  related  noteholders  for any action  taken or for  refraining  from the taking of any action in good faith pursuant to the indenture.  None of the indenture  trustee or any director,  officer or employee thereof will be protected  against any liability  which would  otherwise be imposed by reason of willful  misconduct,  bad faith or  negligence in the  performance  of duties under the  indenture.  All persons into which the indenture  trustee may be merged or with which it may be  consolidated  or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under the indenture.

The Trust Fund

         Simultaneously  with the  issuance of the notes,  the issuing  entity will pledge the trust fund to the  indenture  trustee as collateral for the notes and the amounts due to the credit enhancer.  As pledgee of the home equity loans,  the indenture  trustee will be entitled to direct the issuing  entity in the  exercise of all rights and  remedies of the  depositor  against the seller  under the home equity loan purchase agreement and against the master servicer under the servicing agreement.

Reports To Holders

         The indenture  trustee will make available on its website,  at  www.etrustee.net,  to each holder of term notes and the credit enhancer a report setting forth amounts relating to the notes for each payment date, among other things:

                           1.       the amount of principal, if any, payable on that payment date to securityholders;

                           2.       the amount of interest  payable on that payment  date to  securityholders,  separately  stating the portion thereof in respect of overdue accrued interest;

                           3.       the security  balances of the notes after giving effect to the payment of principal on that payment date;

                           4.       P&I Collections for the related Collection Period;

                           5.       the aggregate principal balance of the home equity loans as of the end of the preceding  Collection
                                    Period;

                           6.       the Group I Overcollateralization  Amount and the Group II  Overcollateralization  Amount as of the
                                    end of the related Collection Period; and

                           7.       the amount paid, if any, under each Policy for that payment date.

In the case of information  furnished under clauses (1) and (2) above,  the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.

         For purposes of any electronic  version of this prospectus  supplement,  the uniform resource locator,  or URL,  referenced in the preceding  paragraph is an inactive  textual  reference only. We have taken steps to ensure that this URL reference was inactive at the time the  electronic  version of this  prospectus  supplement  was  created.  In  addition,  for so long as the  issuing  entity is required to file reports with the Commission  under the Securities  Exchange Act of 1934,  the issuing  entity's  annual report on Form
10-K,  distribution  reports on Form 10-D,  current  reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably  practicable  after such materials are  electronically  filed with, or furnished to, the Commission.  See also  "Description  of the Securities - Reports to  Securityholders"  in the  prospectus for a more detailed  description of noteholder reports.

         Assistance in using the indenture trustee's website can be obtained by calling the indenture trustee's service desk at (312)
992-2834.

Certain Covenants

         The indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

o        the entity formed by or surviving the  consolidation or merger is organized under the laws of the United States,  any state or the District of Columbia;

o        the entity expressly assumes, by an indenture  supplemental to the indenture,  the issuing entity's obligation to make due and punctual  payments upon the notes and the  performance or observance of any agreement and covenant of the issuing entity under the indenture;

o        no event of default shall have occurred and be continuing immediately after the merger or consolidation;

o        the issuing  entity has received  consent of the credit  enhancer  and has been  advised  that the ratings of the  securities, without  regard to the related  Policy,  then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

o        any action that is necessary to maintain the lien and security interest created by the indenture is taken;

o        the issuing  entity has received an opinion of counsel to the effect that the  consolidation  or merger would have no material adverse tax consequence to the issuing entity or to any noteholder or certificateholder; and

o        the issuing entity has delivered to the indenture  trustee and the credit enhancer an officer's  certificate and an opinion of counsel each stating that the consolidation or merger and such  supplemental  indenture comply with the indenture and that all conditions  precedent,  as  provided  in the  indenture,  relating  to such  transaction  have been complied with.

         The issuing entity will not, among other things:

o        except as expressly  permitted by the indenture,  sell,  transfer,  exchange or otherwise  dispose of any of the assets of the issuing entity;

o        claim any credit on or make any deduction  from the principal  and interest  payable on the notes other than amounts  withheld under the  Internal  Revenue  Code or  applicable  state law or assert any claim  against  any  present or former holder of notes because of the payment of taxes levied or assessed upon the issuing entity;

o        permit the validity or  effectiveness  of the  indenture to be impaired or permit any person to be released from any covenants or obligations  relating to the notes under the indenture except as may be expressly  permitted by the indenture;
         or

o        permit any lien, charge,  excise,  claim,  security  interest,  mortgage or other encumbrance to be created on or extend to or otherwise  arise upon or burden the assets of the issuing  entity or any part of its assets,  or any  interest in the issuing entity or the proceeds thereof.

         The issuing  entity may not engage in any activity  other than as  specified  under "The  Issuing  Entity" in this  prospectus supplement.

Modification of Indenture

         With the  consent of the  holders of a majority  of each of the  outstanding  term notes and  variable  funding  notes and the credit  enhancer,  the issuing entity and the indenture  trustee may execute a  supplemental  indenture to add provisions to, change in any manner or  eliminate  any  provisions  of, the  indenture,  or modify,  except as provided  below,  in any manner the rights of the noteholders.  Without the consent of the holder of each  outstanding  note affected  thereby and the credit  enhancer,  no supplemental indenture will:

o        change  the due date of any  installment  of  principal  of or  interest  on any note or reduce  its  principal  amount or its interest  rate or  change  any place of  payment  where or the coin or  currency  in which any note or any of its interest is payable;

o        impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

o        reduce the  percentage of the aggregate  principal  amount of the  outstanding  notes,  the consent of the holders of which is required  for any  supplemental  indenture  or the consent of the holders of which is required  for any waiver of compliance with some  provisions of the  indenture or of some  defaults  thereunder  and their  consequences  as provided for in the indenture;

o        modify or alter the  provisions of the indenture  regarding the voting of notes held by the issuing  entity,  the depositor or an affiliate of any of them;

o        decrease the  percentage  of the aggregate  principal  amount of notes  required to amend the sections of the indenture  which specify the applicable  percentage of aggregate  principal  amount of the notes  necessary to amend the indenture or some other related agreements;

o        modify any of the  provisions  of the  indenture in such manner as to affect the  calculation  of the amount of any payment of interest or principal  due on any note  including the  calculation  of any of the  individual  components of such calculation; or

o        permit the  creation of any lien  ranking  prior to or on a parity with the lien of the  indenture  with respect to any of the collateral for the notes or, except as otherwise  permitted or contemplated in the indenture,  terminate the lien of the  indenture on any  collateral  or deprive the holder of any note or the credit  enhancer of the  security afforded by the lien of the indenture.

However,  so long as there does not exist a failure by the credit  enhancer to make a required  payment under the Group I Policy or the
Group II Policy,  the credit  enhancer  shall have the right to exercise  all rights of the  holders of the Notes  under the  indenture without any consent of the holders of the Notes.

         The issuing  entity and the  indenture  trustee may also enter into  supplemental  indentures,  with the consent of the credit enhancer  and without  obtaining  the consent of the  noteholders,  for the purpose of,  among other  things,  curing any  ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision therein.

Custodial Arrangements

         At the  direction of the  depositor,  the owner  trustee  will appoint  Wells Fargo Bank,  National  Association,  to serve as custodian  of the home equity  loans.  The  custodian  is not an affiliate of the  depositor,  the master  servicer or the sponsor.  No servicer will have custodial  responsibility  for the credit line agreements or mortgage notes, as applicable.  Residential  Funding is required to deliver only the credit line  agreements or mortgage  notes,  as applicable,  to the custodian.  The credit line agreements or mortgage  notes,  as applicable (and any contents of a home equity loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor.  If these  documents  are  maintained  at the premises of the sponsor or an  affiliate,  then only the  custodian  will have access to the vaults,  and a shelving and filing  system will  segregate  the files relating to the home equity loans from other assets serviced by the sponsor.

                                                           Legal Proceedings

         There are no material  pending legal or other  proceedings  involving the home equity loans or  Residential  Funding  Company,
LLC, as sponsor and master servicer,  Residential  Funding Mortgage  Securities II, Inc. as depositor,  Home Equity Loan Trust,  Series
2007-HSA3 Trust as the issuing entity, Homecomings,  as subservicer,  GMAC Mortgage, LLC, as subservicer, or other parties described in
Item 1117 of Regulation AB promulgated  under the Securities Act of 1933, as amended,  that,  individually  or in the aggregate,  would have a material adverse impact on investors in these notes.

         Residential Funding,  Homecomings and GMAC Mortgage,  LLC are currently parties to various legal proceedings arising from time to time in the  ordinary  course of their  businesses,  some of which  purport  to be class  actions.  Based on  information  currently available,  it is the opinion of Residential  Funding,  Homecomings and GMAC Mortgage,  LLC that the eventual  outcome of any currently pending legal proceeding,  individually or in the aggregate,  will not have a material adverse effect on their ability to perform their obligations  in  relation  to the home  equity  loans.  No  assurance,  however,  can be given that the final  outcome  of these  legal proceedings,  if  unfavorable,  either  individually  or in the  aggregate,  would not have a material  adverse  impact on  Residential
Funding,  Homecomings or GMAC Mortgage,  LLC. Any such unfavorable  outcome could adversely affect the ability of Residential  Funding,
Homecomings or GMAC Mortgage,  LLC to perform its servicing  duties with respect to the home equity loans and  potentially  lead to the replacement of Residential Funding, Homecomings or GMAC Mortgage, LLC with a successor servicer.

                                               Material Federal Income Tax Consequences

Tax Considerations Applicable to the Class I Notes

         Upon the issuance of the Class I Notes, Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion generally to the effect that, assuming  compliance with all provisions of the indenture,  the trust agreement and the servicing agreement,  for federal  income tax  purposes,  the home equity  loans in Loan Group I will  qualify as two REMICs  under the  Internal
Revenue Code, referred to as REMIC I and REMIC II.

         For federal income tax purposes:

o        the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

o        the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II;

o        each class of Class I Notes will  represent  ownership of "regular  interests" in REMIC II, which will generally be treated as debt  instruments  of REMIC II,  coupled  with a right to  receive  payments  in  respect  of Group I Net WAC Cap Shortfalls from excess interest on the Group I Loans, which will not be an entitlement from any REMIC.

         See "Material Federal Income Tax Consequences-REMICs" in the prospectus.

         The  holders of the Class I Notes will be required to include in income  interest on their notes in  accordance  with the accrual method of accounting.

         Each holder of a Class I Note is deemed to own an  undivided  beneficial  ownership  interest in two assets,  a REMIC  regular interest  and an  interest  in payments  to be made in respect of Group I Net WAC Cap  Shortfalls  from excess  interest on the Group I
Loans.  The  treatment  of  amounts  received  by the holder of a Class I Note under  such  certificateholder's  right to receive  such payments  from excess  interest on the Group I Loans will depend on the portion,  if any, of such  holder's  purchase  price  allocable thereto.  Under the REMIC regulations,  each holder of a Class I Note must allocate its purchase price for that certificate between its undivided  interest in the REMIC regular  interest and its undivided  interest in the right to receive  payments of Group I Net WAC Cap
Shortfalls in accordance  with the relative fair market values of each property right.  The master  servicer  intends to treat payments made to the  holders  of the Class I Notes of Group I Net WAC Cap  Shortfalls  as  includible  in income  based on the tax  regulations relating to notional  principal  contracts.  The OID regulations  provide that the trust's  allocation of the issue price is binding on all holders unless the holder  explicitly  discloses on its tax return that its  allocation is different  from the trust's  allocation.
Under the REMIC  regulations,  the master  servicer  is required to account  for the REMIC  regular  interest  and the right to receive payments of Group I Net WAC Cap Shortfalls as discrete  property rights.  Holders of the Class I Notes are advised to consult their own tax advisors  regarding  the  allocation  of issue price,  timing,  character and source of income and  deductions  resulting  from the ownership of their certificates.  Treasury  regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing  for the  integration  of a  "qualifying  debt  instrument"  with a hedge if the combined  cash flows of the  components  are substantially  equivalent  to the cash flows on a variable  rate debt  instrument.  However,  such  regulations  specifically  disallow integration of debt instruments  subject to Section  1272(a)(6) of the Internal Revenue Code.  Therefore,  holders of the Class I Notes will be unable to use the  integration  method provided for under such  regulations  with respect to such  certificates.  If the master servicer's  treatment of payments of Group I Net WAC Cap  Shortfalls  is  respected,  ownership of the right to the payments of Group I
Net WAC Cap  Shortfalls  will  nevertheless  entitle the owner to amortize  the  separate  price paid for that right under the notional principal contract regulations.

         To the extent  that the right to receive  the  payments  of Group I Net WAC Cap  Shortfalls  is  characterized  as a "notional principal  contract" for federal income tax purposes,  upon the sale of a Class I Note, the amount of the sale allocated to the selling note holder's  right to receive  payments of Group I Net WAC Cap  Shortfalls  would be  considered a  "termination  payment"  under the notional principal contract regulations  allocable to the related certificate.  A holder of a Class I Note would have gain or loss from such a  termination  of the right to  receive  payments  of Group I Net WAC Cap  Shortfalls  equal to (i) any  termination  payment  it received or is deemed to have received minus (ii) the  unamortized  portion of any amount paid, or deemed paid, by the note holder upon entering into or acquiring its interest in the right to receive payments of Group I Net WAC Cap Shortfalls.

         Gain or loss realized upon the  termination of the right to receive  payments of Group I Net WAC Cap Shortfalls will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue  Code  Section  582(c)
would likely not apply to treat such gain or loss as ordinary income.

         The  REMIC  regular  interest  components  of the  Class I Notes  will be  treated  as assets  described  in  Section
7701(a)(19)(C)  of the  Internal  Revenue  Code and "real estate  assets"  under  Section  856(c)(5)(B)  of the  Internal  Revenue Code generally  in the same  proportion  that the  assets of the trust,  exclusive  of the assets  not  included  in any REMIC,  would be so treated.  In  addition,  interest  on the REMIC  regular  interest  components  of the Class I Notes will be treated  as  "interest  on obligations  secured by mortgages on real property"  under Section  856(c)(3)(B)  of the Internal  Revenue Code generally to the extent that such Class I Notes are treated as "real estate assets" under Section  856(c)(5)(B)  of the Internal  Revenue Code.  Moreover,  the
REMIC regular interest  components of the Class I Notes will be "qualified  mortgages" within the meaning of Section  860G(a)(3) of the
Internal Revenue Code. However,  prospective  investors should note that,  notwithstanding such treatment,  any repurchase of a Class I
Note pursuant to the right of the master  servicer or the depositor to repurchase  such note may adversely  affect any REMIC that holds such note if such  repurchase  is made under  circumstances  giving rise to a  Prohibited  Transaction  Tax.  See  "Description  of the
Securities-Maturity  and Optional  Redemption" in this  prospectus  supplement and "Material  Federal Income Tax  Consequences"  in the
prospectus.  Further,  because  the right to receive  payments  in respect of Group I Net WAC Cap  Shortfalls  is treated as a separate right of the Class I Notes not  payable by any REMIC,  such right  will not be treated as a  qualifying  asset for any such  noteholder that is a mutual  savings  bank,  domestic  building  and loan  association,  real estate  investment  trust,  or real estate  mortgage investment  conduit and any amounts  received in respect thereof will not be qualifying  real estate income for real estate  investment trusts.

         For further  information  regarding  federal income tax  consequences  of investing in the Class I Notes,  see "Original Issue
Discount, Market Discount and Premium" below and "Material Federal Income Tax Consequences-REMICs" in the prospectus.

Tax Considerations Applicable to the Class A-II Notes

         Upon the issuance of the Class A-II Notes, Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion  generally to the effect that,  assuming  compliance  with all  provisions  of the  indenture,  the trust  agreement and the servicing  agreement,  for federal income tax purposes,  the Class A-II Notes will be  characterized  as  indebtedness  and the issuing entity,  as created  pursuant to the terms and  conditions of the trust  agreement,  will not be  characterized  as an  association  or publicly traded  partnership  within the meaning of Section 7704 of the Internal  Revenue Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code.

         The Class A-II Notes will not be treated as assets described in Section  7701(a)(19)(C)  of the Internal Revenue Code
or "real estate assets" under Section  856(c)(5)(B)  of the Internal  Revenue Code. In addition,  interest on the Class A-II Notes will not be treated as "interest on obligations  secured by mortgages on real property" under Section  856(c)(3)(B) of the Internal  Revenue
Code.  The Class A-II Notes also will not be treated as "qualified  mortgages"  under  Section  860G(a)(3)(C)  of the Internal  Revenue
Code.

          For further  information  regarding  federal  income tax  consequences  of  investing  in the Class A-II  Notes,  see
"Original Issue  Discount,  Market Discount and Premium" below and "Material  Federal Income Tax  Consequences-Non-REMIC  Notes" in the
prospectus.

Original Issue Discount, Market Discount and Premium

         For federal  income tax  purposes,  the Class [ ] Notes will,  the Class [ ] will not, and all other  classes of offered notes may, be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining  the rate of accrual of original issue and market  discount,  if any, for federal  income tax purposes will be based on the assumption  that subsequent  to the date of any  determination  the Group I Loans will prepay at a rate equal to a 100%  Prepayment  Assumption  and the
Group II Loans will prepay at a rate equal to 40% of CPR.  No  representation  is made that the home equity  loans will prepay at those rates or at any other rate. The use of a zero  prepayment  assumption may be required in calculating the  amortization of premium.  See
"Material  Federal  Income Tax  Consequences--General"  and  "-REMICs-Taxation  of Owners of REMIC  Regular  Securities-Original  Issue
Discount" in the prospectus.

          The Internal Revenue Service,  or IRS, has issued OID Regulations under Sections 1271 to 1275 of the Internal Revenue
Code  generally  addressing the treatment of debt  instruments  issued with original  issue  discount.  Purchasers of the offered notes should be aware that the OID Regulations do not adequately  address  certain issues  relevant to, or are not applicable to,  prepayable securities  such as the offered  notes.  Purchasers  of Class A-I-1 Notes and Class A-II Notes should be aware that Section  1272(a)(6)
of the Code and the OID  Regulations  do not  adequately  address some issues  relevant to, or  applicable  to,  prepayable  securities bearing an  adjustable  rate of interest  such as the Class A-I-1 Notes and Class A-II Notes.  In the absence of other  authority,  the master servicer  intends to be guided by certain  principles of the OID Regulations  applicable to adjustable rate debt  instruments in determining  whether  the Class  A-I-1  Notes and Class A-II Notes  should be treated as issued with  original  issue  discount  and in adapting the  provisions  of Section  1272(a)(6) of the Code to the Class A-I-1 Notes and Class A-II Notes for the purpose of preparing reports  furnished to noteholders  and the IRS.  Because of the  uncertainty  concerning the  application of Section  1272(a)(6) of the
Code to the offered  notes and because the rules  relating to debt  instruments  having an  adjustable  rate of interest are limited in their  application in ways that could  preclude their  application to the Class A-I-1 Notes and Class A-II Notes even in the absence of
Section  1272(a)(6)  of the Code,  the IRS could  assert  that one or more  classes of offered  notes  should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments  having contingent  payments or by some other method not yet set forth in  regulations.  Prospective  purchasers  of the  offered  notes are  advised to consult  their tax  advisors concerning the tax treatment of the offered notes.

           If the method of computing  original issue discount  described in the prospectus results in a negative amount for any period with  respect to any  noteholder,  the amount of original  issue  discount  allocable  to such  period  would be zero,  and such noteholder  will be permitted  to offset such amounts only against the  respective  future  income,  if any,  from such note.  Although uncertain,  a  noteholder  may be  permitted  to deduct a loss to the extent that his or her  respective  remaining  basis in such note exceeds the maximum  amount of future  payments to which such  noteholders  is entitled,  assuming no further  prepayments  of the home equity loans.  Although the matter is not free from doubt, any such loss might be treated as a capital loss.

            In certain  circumstances  the OID  Regulations  permit the holder of a debt  instrument to recognize  original issue discount under a method that differs from that used by the issuing  entity.  Accordingly,  the holder of an offered note may be able to select a method for  recognizing  original  issue discount that differs from that used by the master  servicer in preparing  reports to the noteholders and the IRS.

          Some of the  classes of offered  notes may be treated  for  federal  income tax  purposes  as having been issued at a premium.
Whether any holder of one of those classes of notes will be treated as holding notes with  amortizable  bond premium will depend on the noteholder's  purchase price and the  distributions  remaining to be made on the note at the time of its acquisition by the noteholder.
Holders of those  classes of notes are  encouraged to consult their tax advisors  regarding  the  possibility  of making an election to amortize such premium. See "Material Federal Income Tax  Consequences-REMICs"  and "Material Federal Income Tax  Consequences-Non-REMIC
Notes" in the prospectus.

Penalty Protection

         If penalties  were asserted  against  purchasers  of the offered notes in respect of their  treatment of the offered notes for tax purposes,  the summary of tax  considerations  contained,  and the opinions  stated,  herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                         ERISA Considerations

         The term notes are eligible for purchase by any ERISA plan.  Any  fiduciary or other  investor of plan assets that proposes to acquire or hold the term notes on behalf of or with ERISA plan  assets of any ERISA  plan is  encouraged  to consult  with its  counsel with respect to the  potential  applicability  of the  fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction provisions  of ERISA and Section  4975 of the  Internal  Revenue Code to the proposed  investment.  See "ERISA  Considerations"  in the prospectus.

         The  treatment  of the term notes for ERISA  purposes  depends in part on whether,  in the absence of a REMIC  election,  they would be treated as debt or equity for federal  income tax  purposes.  Although no opinion on this matter was received  with respect to the Class I Notes because their tax treatment is governed by the REMIC  election,  the issuing entity  believes that, in the absence of the REMIC  election,  the Class I Notes would be treated for federal  income tax  purposes  as debt.  This  conclusion  is based on the reasonableness of the assumptions concerning the range of losses expected to be suffered by the trust.

         Each purchaser of a term note, by its acceptance of its term note, shall be deemed to have  represented  either that (a) it is not,  and is not using ERISA plan assets of, any ERISA plan to purchase  such term notes,  or (b) the  acquisition  of the term note by that  purchaser  does not  constitute  or give rise to a  prohibited  transaction  under  Section  406 of ERISA or Section  4975 of the
Internal Revenue Code, for which no statutory,  regulatory or  administrative  exemption is available.  See "ERISA  Considerations"  in the prospectus.

         The term notes may not be purchased  with the assets of an ERISA plan if the  depositor,  the master  servicer,  the indenture trustee, the owner trustee or any of their affiliates:

         (a)    has investment or administrative discretion with respect to the ERISA plan assets;

         (b)    has authority or responsibility  to give, or regularly gives,  investment advice with respect to the ERISA plan assets, for a fee and pursuant to an agreement or  understanding  that such advice will serve as a primary basis for investment  decisions with respect to the ERISA plan assets and will be based on the particular investment needs for the ERISA plan; or

         (c)    unless United States  Department of Labor Prohibited  Transaction  Class Exemption 90-1, 91-38 or 95-60 applies,  is an employer maintaining or contributing to the ERISA plan.

         The sale of any of the term notes to an ERISA plan is in no respect a  representation  by the depositor,  the  underwriters or the credit enhancer that such an investment meets all relevant legal  requirements  relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                           Legal Investment

         The term notes will not constitute  "mortgage related securities" for purposes of SMMEA.  Accordingly,  many institutions with legal  authority  to  invest  in  mortgage  related  securities  may  not be  legally  authorized  to  invest  in the  term  notes.  No representation  is made herein as to whether the term notes constitute legal  investments for any entity under any applicable  statute, law,  rule,  regulation or order.  Prospective  purchasers  are urged to consult with their counsel  concerning  the status of the term notes as legal investments for the purchasers prior to investing in term notes.

                                                        Method of Distribution

         Subject to the terms and conditions of an underwriting  agreement,  dated May [ ], 2007,  Residential Funding Securities,  LLC and  Credit  Suisse  Securities  (USA) LLC each have  severally  agreed to  purchase  and the  depositor  has agreed to sell to each of
Residential Funding Securities,  LLC and Credit Suisse Securities (USA) LLC 50% and 50%, respectively,  of the principal amount of each class of the term notes.  It is expected  that  delivery of the term notes will be made only in  book-entry  form  through the same day funds settlement system of DTC,  Clearstream and Euroclear on or about May 30, 2007, against payment therefor in immediately  available funds.

         In addition,  the  underwriting  agreement  provides that the obligation of the underwriters to pay for and accept delivery of the term notes is subject to, among other things,  the receipt of legal  opinions and to the  conditions,  among  others,  that no stop order  suspending the  effectiveness  of the depositor's  registration  statement shall be in effect,  and that no proceedings for such purpose shall be pending before or threatened by the Commission.

         The  distribution  of the  term  notes  by the  underwriters  may be  effected  from  time to  time in one or more  negotiated transactions,  or otherwise,  at varying  prices to be determined at the time of sale.  Proceeds to the depositor  from the sale of the term notes,  before deducting  expenses payable by the depositor,  will be approximately [ ]% of the aggregate  security balance,  plus accrued  interest,  if any, from the cut-off date. The  underwriters  may effect  transactions  by selling the term notes to or through dealers, and dealers may receive compensation in the form of underwriting  discounts,  concessions or commissions from the underwriters for whom  they act as  agent.  In  connection  with  the sale of the term  notes,  the  underwriters  may be  deemed  to have  received compensation  from the depositor in the form of underwriting  compensation.  The underwriters and any dealers that participate with the underwriters  in the  distribution  of the term notes are also  underwriters  under the Securities Act. Any profit on the resale of the term notes positioned by an underwriter would be underwriter  compensation in the form of underwriting  discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting  agreement provides that the depositor will indemnify the underwriters,  and that under limited circumstances the  underwriters  will indemnify the depositor,  against some civil  liabilities  under the Securities  Act, or contribute to payments required to be made in respect thereof.

         There can be no  assurance  that a  secondary  market for the term notes will  develop  or, if it does  develop,  that it will continue.  The  primary  source of  information  available  to  investors  concerning  the term  notes will be the  monthly  statements discussed in the prospectus under "Description of the  Securities-Reports  to  Securityholders,"  which will include  information as to the  outstanding  security  balance of the term notes.  There can be no assurance  that any additional  information  regarding the term notes will be  available  through  any other  source.  In  addition,  the  depositor  is not aware of any source  through  which  price information  about the term notes will be generally  available on an ongoing basis.  The limited nature of such  information  regarding the term notes may adversely affect the liquidity of the term notes, even if a secondary market for the term notes develops.

         Residential  Funding  Securities,  LLC is an affiliate of the master servicer and depositor.  Residential  Funding Securities,
LLC is also known as GMAC RFC Securities.

                                                            Use of Proceeds

         The net proceeds from the sale of the term notes to each  underwriter  will be paid to the  depositor.  The depositor will use the proceeds to purchase the home equity loans or for general corporate purposes.

                                                                Experts

         The financial statements,  financial statement schedules and management's  assessment of the effectiveness of internal control over financial  reporting  (which is included in  Management's  Report on Internal  Control Over Financial  Reporting) of MBIA Inc. and
subsidiaries and the financial  statements of MBIA Insurance  Corporation and subsidiaries  incorporated in this prospectus  supplement by reference to MBIA Inc.'s Annual Report on Form 10-K for the year ended  December 31, 2006 have been so  incorporated  in reliance on the reports of  PricewaterhouseCoopers  LLP, an independent  registered  public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                                             Legal Matters

         Legal matters  concerning  the offered term notes will be passed upon for the depositor and  Residential  Funding  Securities,
LLC by Orrick,  Herrington & Sutcliffe LLP, New York, New York and for Credit Suisse  Securities  (USA) LLC by Thacher  Proffitt & Wood
LLP, New York, New York.

                                                                Ratings

         It is a condition to issuance  that the Class I Notes and Class A-II Notes be rated "AAA" by Fitch  Ratings,  or Fitch,  "Aaa"
by Moody's  Investors  Service,  Inc.,  or Moody's,  and "AAA" by Standard & Poor's  Ratings  Services,  a division of The  McGraw-Hill
Companies,  Inc.,  or  Standard & Poor's.  The  depositor  has not  requested  a rating on the term notes by any other  rating  agency.
However,  there can be no assurance as to whether any other rating agency will rate the term notes,  or, if it does,  what rating would be assigned by any such other rating  agency.  A rating on the term notes by another  rating  agency,  if assigned at all, may be lower than the ratings assigned to the term notes by Fitch,  Moody's and Standard & Poor's.  A securities  rating addresses the likelihood of the receipt by holders of term notes of  distributions  on the home equity loans.  The rating takes into  consideration  the structural and legal aspects  associated  with the term notes.  The ratings on the Class I Notes and Class A-II Notes  assigned by Fitch,  Moody's and Standard & Poor's depend on the rating  assigned to the financial  strength of the credit  enhancer.  The ratings on the term notes do not,  however,  constitute  statements  regarding the  possibility  that holders might realize a lower than  anticipated  yield.  In addition,  such ratings do not address the rate of principal  prepayments  on the home equity loans or the likelihood of the receipt of any  amounts  in  respect  of  Group I Net WAC Cap  Shortfalls  or  Group  II Net WAC Cap  Shortfalls.  A  securities  rating  is not a recommendation  to buy,  sell or hold  securities  and may be subject to revision or  withdrawal  at any time by the  assigning  rating organization.  Each securities rating should be evaluated independently of similar ratings on different securities.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing  surveillance  by the rating agencies for so long as any notes are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the term notes.

                                                                ANNEX I

Global Clearance, Settlement and Tax Documentation Procedures

         Except in certain limited  circumstances,  the globally offered  Residential Funding Mortgage Securities II, Inc., Home Equity
Loan-Backed Term Notes,  Series 2007-HSA3,  which are referred to as the global securities,  will be available only in book-entry form.
Investors in the global  securities  may hold  interests in these  global  securities  through any of DTC,  Clearstream  or  Euroclear.
Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding  interests in global securities  through  Clearstream and Euroclear will be conducted in accordance  with their normal rules and  operating  procedures  and in accordance  with  conventional  eurobond  practice.
Secondary  market trading between  investors  holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities through Clearstream or Euroclear and investors  holding  interests  in global  securities  through DTC  participants  will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear, in that capacity, and other DTC participants.

         Although  DTC,  Euroclear  and  Clearstream  are  expected to follow the  procedures  described  below in order to  facilitate transfers of interests in the global securities among participants of DTC,  Euroclear and Clearstream,  they are under no obligation to perform or continue to perform those  procedures,  and those  procedures may be  discontinued at any time.  Neither the depositor,  the master servicer nor the indenture trustee will have any  responsibility  for the performance by DTC, Euroclear and Clearstream or their respective  participants  or indirect  participants  of their  respective  obligations  under the rules and procedures  governing their obligations.

         Non-U.S.  holders  of global  securities  will be  subject  to U.S.  withholding  taxes  unless  those  holders  meet  certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global  securities  will be  registered  in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the global securities  will be represented  through  financial  institutions  acting on their behalf as direct and indirect  participants  in DTC.
Clearstream and Euroclear will hold positions on behalf of their  participants  through their  respective  depositories,  which in turn will hold these positions in accounts as DTC participants.

         Investors  electing to hold  interests in global  securities  through DTC  participants,  rather than through  Clearstream  or
Euroclear  accounts,  will be  subject to the  settlement  practices  applicable  to similar  issues of note  certificates.  Investors'
securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing  to hold  interests  in global  securities  through  Clearstream  or  Euroclear  accounts  will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no temporary global security and no "lock-up"
or restricted  period.  Interests in global  securities  will be credited to the securities  custody  accounts on the  settlement  date against payment in same-day funds.

Secondary Market Trading

         Since the  purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between  DTC  Participants.  Secondary  market  trading  between  DTC  participants  will be settled  using the DTC procedures applicable to similar issues of prior mortgage loan-backed notes in same-day funds.

         Transfers between  Clearstream and/or Euroclear  Participants.  Secondary market trading between  Clearstream  participants or
Euroclear  participants  and/or  investors  holding  interests in global  securities  through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers  between  DTC seller  and  Clearstream  or  Euroclear  purchaser.  When  interests  in global  securities  are to be transferred  on behalf of a seller from the account of a DTC  participant  to the account of a Clearstream  participant  or a Euroclear participant  for a purchaser,  the purchaser will send  instructions to Clearstream or Euroclear  through a Clearstream  participant or
Euroclear  participant  at least one  business  day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository to receive an interest in the global  securities  against payment.  Payment will include interest accrued on the global  securities  from and including the last payment date to but excluding  the  settlement  date.  Payment will then be made by the respective  depository  to the DTC  participant's  account  against  delivery  of an  interest  in the  global  securities.  After this settlement  has been  completed,  the interest will be credited to the  respective  clearing  system,  and by the clearing  system,  in accordance  with its usual  procedures,  to the  Clearstream  participant's  or  Euroclear  participant's  account.  The credit of this interest  will appear on the next  business day and the cash debit will be  back-valued  to, and the interest on the global  securities will accrue  from,  the value date,  which would be the  preceding  day when  settlement  occurred in New York.  If  settlement  is not completed  through DTC on the intended  value date,  i.e.,  the trade fails,  the  Clearstream  or Euroclear  cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants and Euroclear  participants will need to make available to the respective  clearing system the funds necessary to process  same-day funds  settlement.  The most direct means of doing so is to pre-position  funds for settlement from cash on hand, in which case the  Clearstream  participants  or Euroclear  participants  will take on credit  exposure to  Clearstream or the
Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative,  if Clearstream or the Euroclear operator has extended a line of credit to them,  Clearstream  participants or  Euroclear  participants  can elect not to  pre-position  funds and allow that credit line to be drawn upon.  Under this  procedure,
Clearstream  participants  or Euroclear  participants  receiving  interests in global  securities for purchasers  would incur overdraft charges for one day,  to the extent  they  cleared  the  overdraft  when  interests  in the global  securities  were  credited to their accounts.  However,  interest on the global  securities  would  accrue from the value date.  Therefore,  the  investment  income on the interest in the global  securities  earned  during that  one-day  period  would tend to offset the amount of these  overdraft  charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the  settlement  through  DTC will take place  during New York  business  hours,  DTC  participants  are  subject to DTC procedures for  transferring  interests in global  securities to the respective  depository of Clearstream or Euroclear for the benefit of Clearstream  participants or Euroclear  participants.  The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the seller settling the sale through a DTC participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders that use  Clearstream  participants  or Euroclear  participants  to purchase  interests in global securities from DTC participants or sellers settling  through them for delivery to Clearstream  participants or Euroclear  participants should note that these trades will  automatically  fail on the sale side unless  affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o        borrowing  interests in global  securities  through  Clearstream  or  Euroclear  for one day,  until the purchase  side of the intra-day  trade is reflected in the relevant  Clearstream  or Euroclear  accounts,  in accordance  with the clearing system's customary procedures;

o        borrowing  interests  in  global  securities  in the  United  States  from a DTC  participant  no later  than one day prior to settlement,  which would give  sufficient  time for such  interests to be reflected  in the relevant  Clearstream  or
         Euroclear accounts in order to settle the sale side of the trade; or

o        staggering  the value  dates for the buy and sell  sides of the trade so that the  value  date for the  purchase  from the DTC participant  is at least one day prior to the value date for the sale to the  Clearstream  participant  or  Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  seller  and DTC  purchaser.  Due to time  zone  differences  in  their  favor,
Clearstream  participants  and Euroclear  participants  may employ their  customary  procedures for  transactions in which interests in global securities are to be transferred by the respective  clearing system,  through the respective  depository,  to a DTC participant.
The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or  Euroclear  will  instruct  its  respective  depository,  to credit an interest in the global  securities to the DTC  participant's  account against  payment.  Payment will include  interest  accrued on the global  securities  from and including the last payment date to but excluding the  settlement  date. The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant  the following  business day, and receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear  participant's  account  would be  back-valued  to the value date,  which would be the preceding day, when settlement  occurred  through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or  corporation  holding the global  security on its own behalf of global  securities holding securities through  Clearstream or Euroclear,  or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S.  withholding tax that typically  applies to payments of interest,  including  original issue discount,  on registered debt issued by U.S. persons, unless:

o        each clearing  system,  bank or other  institution  that holds  customers'  securities in the ordinary  course of its trade or business in the chain of  intermediaries  between the beneficial owner or a foreign  corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

o        the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o        Exemption for Non-U.S.  Persons-Form W-8BEN.  Beneficial holders of global securities that are Non-U.S.  persons generally can obtain a complete  exemption from the withholding tax by filing a signed Form W-8BEN,  or Certificate of
         Foreign  Status of  Beneficial  Owner for United States Tax  Withholding.  If the  information  shown on
         Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o        Exemption  for Non-U.S.  persons with  effectively  connected  income-Form  W-8ECI.  A Non-U.S.  person,  including a non-U.S.
         corporation or bank with a U.S.  branch,  for which the interest  income is  effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption  from the  withholding tax by filing Form W-8ECI,  or Certificate of Foreign  Person's Claim for Exemption from  Withholding on Income Effectively Connected with the Conduct of a Trade or
         Business in the United States.

o        Exemption or reduced rate for Non-U.S.  persons  resident in treaty  countries-Form  W-8BEN.  Non-U.S.  persons  residing in a country  that has a tax treaty  with the United  States can  obtain an  exemption  or reduced  tax rate, depending  on the treaty terms,  by filing Form  W-8BEN.  Form  W-8BEN may be filed by Bond  Holders or their agent.

o        Exemption for U.S.  Persons-Form  W-9. U.S.  persons can obtain a complete  exemption from the  withholding tax by filing Form
         W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting  Procedure.  The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent,  files by submitting the appropriate form to the person through whom it holds the  security-the  clearing agency,  in the case of persons holding  directly on the books of the clearing  agency.  Form W-8BEN and Form W-8ECI  generally are effective until the third  succeeding  calendar  year from the date the form is  signed.  However,  the Form  W-8BEN  and Form  W-8ECI  with a taxpayer identification  number will remain  effective until a change in  circumstances  makes any  information on the form incorrect,  provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

o        a citizen or resident of the United States;

o        a corporation,  partnership  or other entity  treated as a corporation  or a partnership  for United States federal income tax purposes,  organized in or under the laws of the United States or any state  thereof,  including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o        an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o        a trust if a court within the United States is able to exercise  primary  supervision of the  administration  of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Certain  trusts not  described in the final bullet of the  preceding  sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S.  person.  The term  "Non-U.S.  person"  means any person who is not a U.S.  person.  This summary does not deal with all aspects of U.S.  federal income tax  withholding  that may be relevant to foreign  holders of the global securities.  Investors are advised to consult their own tax advisors for specific tax advice  concerning their holding and disposing of the global securities.

                                                                       ANNEX II

                                                         HOME EQUITY LOAN STATISTICAL INFORMATION

Loan Group I

                                                 Credit Score as of the Date of Origination of Group I Loans

                                                                       Percent of
                                                                     Loan Group I by                       Weighted Average      Weighted        Weighted
                               Number of         Cut-off Date          Cut-off Date          Average         Combined LTV         Average      Average Junior
   Credit Score Ranges       Group I Loans     Principal Balance    Principal Balance   Principal Balance        Ratio        Residual Income     Ratio
Less than 600.....                  4             $110,789               0.02%            $27,697             86.90%             $3,814           15.58%
600 to 619........                  9              388,123               0.07              43,125             89.70               3,987           20.07
620 to 639........                582           28,107,735               4.76              48,295             90.07               8,235           19.15
640 to 659........              1,013           50,927,131               8.62              50,274             90.72               6,993           19.21
660 to 679........              1,883          101,234,232              17.13              53,762             93.88               7,960           19.37
680 to 699........              2,308          127,755,846              21.61              55,353             94.67               8,654           19.41
700 to 719........              1,550           81,201,206              13.74              52,388             94.64               8,010           18.92
720 to 739........              1,324           68,481,025              11.59              51,723             94.44               9,212           18.94
740 to 759........              1,069           55,054,227               9.31              51,501             93.88               9,324           18.86
760 to 779........                800           42,408,635               7.17              53,011             93.50               8,825           20.19
780 to 799........                510           24,944,770               4.22              48,911             93.99               9,216           18.57
Greater than or equal to
  800.............                216           10,489,560               1.77              48,563             94.65               7,234           19.67
   Total..........             11,268         $591,103,281             100.00%            $52,459             93.75%             $8,412           19.22%

As of the cut-off date, the weighted average credit score of the Group I Loans was approximately 704.

                                                                Mortgage Rates of Group I Loans

                                                                              Percent of
                                                                            Loan Group I by
                                                                              Cut-off Date      Average         Weighted      Weighted Average      Weighted          Weighted
                                     Number of    Cut-off Date Principal       Principal       Principal     Average Credit     Combined LTV        Average       Average Junior
  Range of Mortgage Rates (%)      Group I Loans         Balance                Balance         Balance           Score            Ratio        Residual Income        Ratio
5.501 to 6.000.........                 10              $971,159                 0.16%          $97,116            761             80.34%            $9,270            25.06%
6.001 to 6.500.........                 11               914,178                 0.15            83,107            740             95.15              8,430            18.19
6.501 to 7.000.........                 24             1,505,812                 0.25            62,742            748             94.87              6,683            17.04
7.001 to 7.500.........                 66             3,937,994                 0.67            59,667            747             88.29             23,786            17.77
7.501 to 8.000.........                362            18,410,201                 3.11            50,857            736             89.67              8,481            20.39
8.001 to 8.500.........                772            36,629,687                 6.20            47,448            731             92.72              6,522            19.68
8.501 to 9.000.........                970            51,641,502                 8.74            53,239            722             92.54              7,680            20.49
9.001 to 9.500.........                928            52,174,463                 8.83            56,222            718             93.16              8,387            19.22
9.501 to 10.000........              1,343            66,334,736                11.22            49,393            705             93.09              7,342            19.87
10.001 to 10.500.......                972            53,236,152                 9.01            54,770            705             93.41              8,104            18.65
10.501 to 11.000.......                983            52,977,251                 8.96            53,893            700             93.08              7,739            18.19
11.001 to 11.500.......                805            46,747,769                 7.91            58,072            696             93.78              8,677            18.76
11.501 to 12.000.......                908            51,708,665                 8.75            56,948            692             93.77             10,363            18.48
12.001 to 12.500.......                917            50,315,756                 8.51            54,870            691             95.79              9,293            19.11
12.501 to 13.000.......                747            37,565,907                 6.36            50,289            689             95.96              9,248            19.58
13.001 to 13.500.......                478            22,852,572                 3.87            47,809            684             95.57              7,813            19.03
13.501 to 14.000.......                439            19,087,450                 3.23            43,479            688             96.01              7,921            19.51
14.001 to 14.500.......                351            15,814,602                 2.68            45,056            688             96.45              8,882            19.18
14.501 to 15.000.......                113             5,164,566                 0.87            45,704            690             96.61              7,567            18.75
15.001 to 15.500.......                 24               973,445                 0.16            40,560            700             96.66              9,258            18.94
15.501 to 16.000.......                 17               746,194                 0.13            43,894            702             94.62             24,389            18.46
16.001 to 16.500.......                 16               800,401                 0.14            50,025            704             96.41              9,327            18.67
16.501 to 17.000.......                  8               469,112                 0.08            58,639            687             95.35             35,705            19.64
17.001 to 17.500.......                  1                53,712                 0.01            53,712            650            100.00            Not Available      20.00
17.501 to 18.000.......                  1                25,815                 0.00            25,815            679             95.00            Not Available      15.79
18.001 to 18.500.......                  1                31,500                 0.01            31,500            660             95.00            Not Available      15.79
18.501 to 19.000.......                  1                12,680                 0.00            12,680            678             95.00            Not Available      15.81
    Total..............             11,268          $591,103,281               100.00%          $52,459            704             93.75%            $8,412            19.22%

As of the cut-off date, the weighted average mortgage rate of the Group I Loans was approximately
10.7858% per annum.

                                                              Principal Balances of Group I Loans

                                                                                    Percent of
                                                                                   Loan Group I by       Weighted      Weighted Average     Weighted         Weighted
                                              Number of        Cut-off Date         Cut-off Date      Average Credit     Combined LTV       Average       Average Junior
       Range of Principal Balances          Group I Loans   Principal Balance     Principal Balance      Score             Ratio        Residual Income        Ratio
$0.01 to $25,000.00..........                  2,181          $40,021,567               6.77%             707              91.03%            $5,249            13.98%
$25,000.01 to $50,000.00.....                  4,569          168,186,853              28.45              704              93.73              5,789            17.18
$50,000.01 to $75,000.00.....                  2,413          146,936,405              24.86              705              94.65              7,213            18.81
$75,000.01 to $100,000.00....                  1,155          100,906,563              17.07              702              94.00              8,396            20.66
$100,000.01 to $125,000.00...                    433           48,581,456               8.22              707              95.88              9,000            21.17
$125,000.01 to $150,000.00...                    336           47,001,880               7.95              698              93.91             10,957            22.17
$150,000.01 to $175,000.00...                     60            9,758,652               1.65              707              93.62             10,892            25.84
$175,000.01 to $200,000.00...                     51            9,779,792               1.65              709              89.25             21,788            21.84
$200,000.01 to $225,000.00...                     19            3,998,144               0.68              717              97.19             17,688            24.64
$225,000.01 to $250,000.00...                     18            4,429,018               0.75              723              88.71             31,016            24.97
$250,000.01 to $275,000.00...                      4            1,059,928               0.18              682              92.31             16,148            30.95
$275,000.01 to $300,000.00...                     13            3,869,335               0.65              725              91.53             24,274            25.96
Over $300,000.00.............                     16            6,573,689               1.11              720              79.84             44,922            29.15
    Total....................                 11,268         $591,103,281             100.00%             704              93.75%            $8,412            19.22%

As of the cut-off date, the average unpaid principal balance of the Group I Loans was approximately
$52,459.

                                                          Original Combined LTV Ratios of Group I Loans

                                                                             Percent of
                                                                           Loan Group I by        Average         Weighted         Weighted          Weighted
        Range of Combined             Number of         Cut-off Date        Cut-off Date         Principal     Average Credit      Average            Average
         LTV Ratios (%)             Group I Loans     Principal Balance   Principal Balance       Balance          Score        Residual Income     Junior Ratio
10.01 to 20.00..........                  3               $156,030             0.03%             $52,010            750             $4,965             42.26%
20.01 to 30.00..........                  6                303,426             0.05               50,571            693              6,149             10.89
30.01 to 40.00..........                 12                968,630             0.16               80,719            743             35,051             51.98
40.01 to 50.00..........                 32              1,305,176             0.22               40,787            704              5,093             28.06
50.01 to 60.00..........                 47              3,178,824             0.54               67,635            694              6,418             34.19
60.01 to 70.00..........                146              9,185,511             1.55               62,914            697             21,964             24.98
70.01 to 75.00..........                151              8,801,045             1.49               58,285            679             18,292             23.22
75.01 to 80.00..........                382             22,959,883             3.88               60,104            695             16,766             20.56
80.01 to 85.00..........                439             17,068,791             2.89               38,881            697              9,174             16.60
85.01 to 90.00..........              3,148            139,158,247            23.54               44,205            699              9,832             15.27
90.01 to 95.00..........              2,320            117,518,121            19.88               50,654            711              8,091             18.19
95.01 to 100.00.........              4,582            270,499,596            45.76               59,035            706              6,334             21.12
    Total...............             11,268           $591,103,281           100.00%             $52,459            704             $8,412             19.22%

At origination, the weighted average combined LTV ratio of the Group I Loans was approximately 93.75%.

                                                                Junior Ratios of Group I Loans

                                                                                  Percent of
                                                                                Loan Group I by      Average          Weighted
                                         Number of          Cut-off Date         Cut-off Date       Principal      Average Credit    Weighted Average   Weighted Average
     Range of Junior Ratios (%)        Group I Loans     Principal Balance     Principal Balance     Balance           Score        Combined LTV Ratio   Residual Income
 0.01 to 5.00............                  102            $1,995,673                0.34%           $19,565           706              75.51%            $48,481
 5.01 to 10.00...........                  634            17,270,839                2.93             27,241           701              84.50               8,707
10.01 to 15.00...........                2,617           102,443,208               17.35             39,145           702              88.49              10,340
15.01 to 20.00...........                6,075           337,044,884               57.10             55,481           706              97.10               7,546
20.01 to 25.00...........                1,058            68,898,658               11.67             65,122           705              94.44               8,725
25.01 to 30.00...........                  376            27,226,329                4.61             72,410           695              91.04               7,752
30.01 to 40.00...........                  270            22,102,914                3.74             81,863           689              87.33               8,444
40.01 to 50.00...........                   92             9,085,085                1.54             98,751           712              81.85               6,747
50.01 to 60.00...........                   24             3,040,385                0.52            126,683           726              80.38               7,638
60.01 to 70.00...........                    7             1,036,274                0.18            148,039           719              56.89              30,671
70.01 to 80.00...........                    1               163,617                0.03            163,617           697              95.00               4,801
    Total................               11,256          $590,307,866              100.00%           $52,444           704              93.82%             $8,419

         o        The preceding table excludes Group I Loans secured by first liens on the related mortgaged property.  With respect to each Group I Loan secured by a second lien on the related mortgaged property, the junior ratio is the ratio of the original principal balance of such Group I Loan to the sum of (i) the original principal balance of such
                  Group I Loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of such Group I Loan.
         o        As of the cut-off date, the weighted average junior ratio of the Group I Loans was approximately 19.22%.

                                                       Original Term to Scheduled Maturity of Group I Loans

                                                                            Percent of
                                                                           Loan Group I
                                                                            by Cut-off
                                                                               Date                             Weighted      Weighted Average      Weighted          Weighted
    Original Term to Scheduled        Number of        Cut-off Date         Principal          Average       Average Credit     Combined LTV         Average       Average Junior
        Maturity (Months)           Group I Loans    Principal Balance       Balance      Principal Balance       Score             Ratio        Residual Income       Ratio
1 to 96................                    4            $169,081               0.03%        $42,270              688             78.29%            $7,358            33.95%
109 to 120.............                   37           1,513,841               0.26          40,915              704             85.35              7,538            20.03
169 to 180.............                8,138         405,952,025              68.68          49,884              706             93.47              8,608            19.22
181 to 288.............                  139           6,848,614               1.16          49,271              700             92.62              7,298            22.43
289 to 300.............                2,122         129,776,787              21.96          61,158              700             93.68              7,741            18.29
301 and Over...........                  828          46,842,932               7.92          56,574              701             96.92              9,042            21.29
    Total..............               11,268        $591,103,281             100.00%        $52,459              704             93.75%            $8,412            19.22%

As of the cut-off date, the weighted average original term to maturity of the Group I Loans was approximately
221 months.

                                                      Remaining Term to Scheduled Maturity of Group I Loans

                                                                                Percent of
                                                                             Loan Group I by                           Weighted      Weighted Average      Weighted          Weighted
   Remaining Term to Scheduled       Number of          Cut-off Date           Cut-off Date           Average       Average Credit     Combined LTV         Average       Average Junior
        Maturity (Months)          Group I Loans     Principal Balance      Principal Balance    Principal Balance       Score             Ratio        Residual Income       Ratio
1 to 96...............                    4             $169,081                0.03%              $42,270              688             78.29%            $7,358            33.95%
109 to 120............                   37            1,513,841                0.26                40,915              704             85.35              7,538            20.03
145 to 156............                    1               30,738                0.01                30,738              601            100.00              2,514            20.01
157 to 168............                   12              553,789                0.09                46,149              695             97.89              8,100            19.78
169 to 180............                8,133          405,799,025               68.65                49,895              706             93.45              8,604            19.23
181 to 288............                  132            6,464,483                1.09                48,973              702             92.96              7,467            22.09
289 to 300............                2,121          129,729,391               21.95                61,164              700             93.68              7,742            18.29
301 and Over..........                  828           46,842,932                7.92                56,574              701             96.92              9,042            21.29
    Total.............               11,268         $591,103,281              100.00%              $52,459              704             93.75%            $8,412            19.22%
As of the cut-off date, the weighted average remaining term to maturity of the Group I Loans was approximately 220 months.

                                                            Year of Origination of Group I Loans

                                                                   Percent of                                              Weighted
                                                                 Loan Group I by                         Weighted          Average          Weighted         Weighted
                            Number of         Cut-off Date        Cut-off Date          Average       Average Credit     Combined LTV        Average      Average Junior
  Year of Origination     Group I Loans    Principal Balance    Principal Balance  Principal Balance       Score            Ratio        Residual Income       Ratio
2005...........                13              $663,281               0.11%          $51,022              715             96.82%           $8,537            17.25%
2006...........             1,476            86,828,207              14.69            58,827              710             95.43             9,354            19.95
2007...........             9,779           503,611,793              85.20            51,499              703             93.46             8,252            19.10
   Total.......            11,268          $591,103,281             100.00%          $52,459              704             93.75%           $8,412            19.22%

                                               Geographic Distribution of the Mortgaged Properties of Group I Loans

                                                                         Percent of
                                                                       Loan Group I by      Average          Weighted      Weighted Average      Weighted
                                   Number of         Cut-off Date       Cut-off Date       Principal      Average Credit     Combined LTV         Average      Weighted Average
            State                Group I Loans    Principal Balance   Principal Balance     Balance           Score              Ratio        Residual Income    Junior Ratio
Alaska...............                 27             $1,678,081            0.28%           $62,151           688              93.23%            $6,272            24.32%
Alabama..............                110              4,602,701            0.78             41,843           692              94.22              7,944            20.30
Arkansas.............                 30              1,044,748            0.18             34,825           699              96.42              5,896            20.15
Arizona..............                649             33,056,818            5.59             50,935           708              94.54              7,388            19.10
California...........              2,007            147,699,556           24.99             73,592           706              92.67              9,154            17.65
Colorado.............                521             25,681,550            4.34             49,293           712              93.52              8,339            20.34
Connecticut..........                138              7,699,283            1.30             55,792           696              93.79              7,534            18.68
District of Columbia.                 37              2,663,868            0.45             71,996           708              95.56              8,672            17.27
Delaware.............                 25              1,376,531            0.23             55,061           722              93.23             12,370            22.24
Florida..............              1,264             63,540,691           10.75             50,270           699              93.67              8,960            19.42
Georgia..............                406             17,192,794            2.91             42,347           703              95.30              6,071            20.01
Hawaii...............                 63              5,374,812            0.91             85,314           712              91.68             16,910            18.14
Iowa.................                 26                998,847            0.17             38,417           690              94.96              4,380            28.32
Idaho................                 71              3,251,678            0.55             45,798           691              90.77              7,910            20.73
Illinois.............                349             17,344,175            2.93             49,697           701              94.88              6,928            18.96
Indiana..............                118              3,926,245            0.66             33,273           708              94.16             10,558            19.84
Kansas...............                 28                979,968            0.17             34,999           687              96.59              4,831            17.87
Kentucky.............                 37              1,327,801            0.22             35,887           701              94.86              4,934            23.40
Louisiana............                 60              2,115,207            0.36             35,253           706              95.72              7,720            20.64
Massachusetts........                162              8,337,109            1.41             51,464           705              92.71              6,126            17.56
Maryland.............                234             14,719,797            2.49             62,905           704              91.28             13,060            19.15
Maine................                 20                908,356            0.15             45,418           698              93.92              5,687            19.58
Michigan.............                244              8,313,314            1.41             34,071           700              95.19              6,537            18.57
Minnesota............                411             18,083,987            3.06             44,000           703              94.78              6,905            19.46
Missouri.............                155              5,252,964            0.89             33,890           712              95.51              6,913            19.71
Mississippi..........                 34              1,177,099            0.20             34,621           701              94.17             13,053            17.65
Montana..............                 20              1,154,223            0.20             57,711           694              91.39             15,218            24.06
North Carolina.......                218              7,783,052            1.32             35,702           709              94.57              6,618            19.13
North Dakota.........                  7                259,953            0.04             37,136           691              98.74              4,485            23.71
Nebraska.............                 21                666,510            0.11             31,739           686              95.50              4,094            23.81
New Hampshire........                 46              2,201,102            0.37             47,850           694              91.92              6,724            18.86
New Jersey...........                324             21,046,550            3.56             64,958           700              93.69             10,468            18.66
New Mexico...........                 91              4,125,707            0.70             45,337           715              93.56              6,007            23.66
Nevada...............                216             13,001,818            2.20             60,194           702              93.11             12,304            18.79
New York.............                224             15,663,328            2.65             69,926           708              94.05              7,952            19.16
Ohio.................                 67              2,261,721            0.38             33,757           697              97.21              4,869            23.27
Oklahoma.............                 54              1,817,940            0.31             33,666           686              92.89              4,932            26.28
Oregon...............                155              8,390,249            1.42             54,131           702              91.22              6,964            22.91
Pennsylvania.........                168              5,929,134            1.00             35,292           693              94.08              5,265            22.93
Rhode Island.........                 24              1,675,210            0.28             69,800           695              88.73              6,517            22.33
South Carolina.......                119              4,321,370            0.73             36,314           710              94.56              5,317            19.37
South Dakota.........                  5                283,198            0.05             56,640           716              95.00              5,126            59.34
Tennessee............                117              3,805,578            0.64             32,526           707              95.47              6,475            19.14
Texas................                937             33,620,379            5.69             35,881           714              97.02              7,725            19.58
Utah.................                330             16,047,377            2.71             48,628           706              93.67              8,220            20.35
Virginia.............                251             17,262,760            2.92             68,776           692              94.93              9,762            19.55
Vermont..............                 20                757,783            0.13             37,889           707              94.46              4,705            16.54
Washington...........                479             25,399,281            4.30             53,026           705              93.16              6,999            20.73
Wisconsin............                116              4,077,407            0.69             35,150           702              95.11              4,546            20.06
West Virginia........                  5                269,703            0.05             53,941           719              96.38              3,706            22.22
Wyoming..............                 28                933,966            0.16             33,356           696              91.75              6,338            18.88
    Total............             11,268           $591,103,281          100.00%           $52,459           704              93.75%            $8,412            19.22%

                                                                Property Types of Group I Loans

                                                                               Percent of
                                                                             Loan Group I by       Average          Weighted      Weighted Average       Weighted         Weighted
                                        Number of        Cut-off Date         Cut-off Date        Principal      Average Credit     Combined LTV         Average       Average Junior
           Property Type              Group I Loans    Principal Balance    Principal Balance      Balance           Score              Ratio        Residual Income        Ratio
Single Family Residence...               6,472        $332,725,084              56.29%           $51,410            701              92.88%             $8,125            19.63%
Planned Unit Development* (detached)     2,395         135,833,335              22.98             56,715            707              95.35               8,149            18.82
Condominium...............               1,146          55,868,943               9.45             48,751            712              94.13              11,154            18.48
Multifamily (2-4 Units)...                 817          47,630,697               8.06             58,300            710              93.99               8,264            18.57
Planned Unit Development* (attached)       318          14,575,420               2.47             45,835            701              96.23               7,965            18.89
Townhouse/Rowhouse Attached                118           4,408,645               0.75             37,361            704              95.19               6,136            18.96
Townhouse/Rowhouse Detached                  2              61,156               0.01             30,578            789              97.75               3,411            17.97
    Total.................              11,268        $591,103,281             100.00%           $52,459            704              93.75%             $8,412            19.22%

* A Planned Unit Development is a development that has all the following characteristics:

o The  individual  unit owners own a parcel of land  improved with a dwelling.  This  ownership is not in common with other unit owners.
o The  development  is  administered  by a  homeowners'  association  that owns and is  obligated  to maintain property and improvements within the development for the common use and benefit of the unit owners.
o The unit owners have an automatic,  non-severable interest in the homeowners'  association and pay mandatory assessments.

                                                                   Purpose of Group I Loans

                                                                              Percent of
                                                                           Loan Group I by                                         Weighted
                                                                             Cut-off Date        Average         Weighted          Average           Weighted         Weighted
                                        Number of        Cut-off Date         Principal         Principal     Average Credit     Combined LTV        Average       Average Junior
              Purpose                 Group I Loans   Principal Balance        Balance           Balance           Score            Ratio        Residual Income        Ratio
Purchase Money...........                6,114        $319,210,635             54.00%          $52,210            715             97.12%           $8,060             19.03%
Cash.....................                3,028         162,539,693             27.50            53,679            692             89.26             9,252             18.90
Rate/Term Refinance......                1,793          91,243,244             15.44            50,889            694             91.42             8,736             19.34
Debt Consolidation.......                  315          17,284,659              2.92            54,872            679             86.25             5,093             25.49
Home Improvement.........                   18             825,050              0.14            45,836            693             91.42             5,591             16.66
    Total................               11,268        $591,103,281            100.00%          $52,459            704             93.75%           $8,412             19.22%

                                                                 Lien Priority of Group I Loans

                                                                     Percent of
                                                                    Loan Group I
                                                                     by Cut-off         Average           Weighted      Weighted Average      Weighted          Weighted
                               Number of         Cut-off Date      Date Principal      Principal       Average Credit     Combined LTV         Average       Average Junior
      Lien Priority          Group I Loans    Principal Balance        Balance          Balance            Score              Ratio        Residual Income       Ratio
First Lien.......                 12              $795,415              0.13%         $66,285             674              45.90%            $3,679            NA
Second Lien......             11,256           590,307,866             99.87           52,444             704              93.82              8,419            19.22%
    Total........             11,268          $591,103,281            100.00%         $52,459             704              93.75%            $8,412            19.22%

                                                               Occupancy Types of Group I Loans

                                                                             Percent of
                                                                           Loan Group I by       Average          Weighted      Weighted Average      Weighted          Weighted
            Occupancy                Number of         Cut-off Date         Cut-off Date        Principal      Average Credit     Combined LTV         Average       Average Junior
   (as indicated by Borrower)      Group I Loans     Principal Balance    Principal Balance      Balance           Score              Ratio        Residual Income       Ratio
Primary.................              8,851         $500,557,570              84.68%           $56,554            701              94.03%            $7,678            19.40%
Non-Owner Occupied......              1,963           68,584,333              11.60             34,939            720              92.07             11,495            18.51
Second/Vacation.........                454           21,961,378               3.72             48,373            731              92.63             16,341            17.49
    Total...............             11,268         $591,103,281             100.00%           $52,459            704              93.75%            $8,412            19.22%

                                                              Debt-to-Income Ratios of Group I Loans

                                                                          Percent of
                                                                         Loan Group I
                                                                          by Cut-off         Average         Weighted      Weighted Average      Weighted         Weighted
   Range of Debt-to-Income         Number of         Cut-off Date       Date Principal      Principal     Average Credit     Combined LTV         Average      Average Junior
          Ratios (%)             Group I Loans     Principal Balance        Balance          Balance           Score             Ratio        Residual Income       Ratio
0 to 5.00............                  7              $225,111               0.04%         $32,159            702             95.97%           $54,179            16.31%
5.01 to 10.00........                 22               856,742               0.14           38,943            714             93.55             39,563            18.99
10.01 to 15.00.......                 48             1,826,431               0.31           38,051            717             90.76             27,451            17.91
15.01 to 20.00.......                137             6,945,498               1.18           50,697            719             85.09             31,973            23.46
20.01 to 25.00.......                321            15,240,747               2.58           47,479            717             89.80             21,078            20.58
25.01 to 30.00.......                617            25,598,586               4.33           41,489            713             92.48             11,032            19.44
30.01 to 35.00.......              1,278            58,783,563               9.94           45,997            705             93.02              9,972            18.30
35.01 to 40.00.......              2,299           118,667,386              20.08           51,617            704             92.96              8,975            18.39
40.01 to 45.00.......              3,656           198,709,195              33.62           54,352            700             94.03              6,518            19.31
45.01 to 50.00.......              1,442            81,601,638              13.80           56,589            707             96.80              5,442            19.82
50.01 to 55.00.......                180            10,572,226               1.79           58,735            715             95.97              5,232            19.10
55.01 to 60.00.......                  4               311,086               0.05           77,772            706             89.89              4,458            21.08
Greater than 60.00...                  1                48,753               0.01           48,753            682            100.00              1,380            25.00
Subtotal with DTI....             10,012          $519,386,964              87.87%         $51,876            704             93.82%            $8,412            19.16%
Not Available........              1,256            71,716,317              12.13           57,099            706             93.29            Not Available      19.72
    Total............             11,268          $591,103,281             100.00%         $52,459            704             93.75%            $8,412            19.22%

As of the cut-off date, the weighted average debt-to-income ratio of the Group I Loans was approximately
40.18%.

                                                               Residual Income of Group I Loans

                                                                          Percent of                                             Weighted
                                                                        Loan Group I by       Average          Weighted          Average          Weighted
   Range of Residual Income        Number of         Cut-off Date        Cut-off Date        Principal      Average Credit     Combined LTV    Average Junior
           Balances              Group I Loans    Principal Balance    Principal Balance      Balance            Score            Ratio             Ratio
Less than $1,500....                  86            $1,818,661              0.31%           $21,147             702             92.68%            21.64%
$1,500 to $1,999....                 317             8,388,215              1.42             26,461             703             95.40             21.12
$2,000 to $2,999....               1,292            42,473,164              7.19             32,874             704             95.18             20.12
$3,000 to $3,999....               1,750            71,420,252             12.08             40,812             702             95.31             19.95
$4,000 to $4,999....               1,568            73,343,531             12.41             46,775             704             94.91             19.45
$5,000 to $5,999....               1,195            63,238,626             10.70             52,919             703             95.12             19.24
$6,000 or Greater...               3,804           258,704,515             43.77             68,009             705             92.50             18.60
Subtotal with
  Residual Income...              10,012          $519,386,964             87.87%           $51,876             704             93.82%            19.16%
Not Available.......               1,256            71,716,317             12.13             57,099             706             93.29             19.72
    Total...........              11,268          $591,103,281            100.00%           $52,459             704             93.75%            19.22%

As of the cut-off date, the weighted average residual income of the mortgagors for the Group I Loans was
$8,412.

                                                           Prepayment Penalty Terms of Group I Loans

                                                                           Percent of
                                                                         Loan Group I by       Average         Weighted      Weighted Average      Weighted         Weighted
                                   Number of         Cut-off Date         Cut-off Date        Principal     Average Credit     Combined LTV         Average      Average Junior
   Prepayment Term (months)      Group I Loans     Principal Balance    Principal Balance      Balance           Score             Ratio        Residual Income       Ratio
None.................             10,035          $519,324,147              87.86%           $51,751            705             94.00%            $8,334            19.31%
12...................                204            11,457,427               1.94             56,164            705             91.26             13,463            16.59
24...................                153             7,192,771               1.22             47,012            703             94.05              8,367            15.79
36...................                826            49,279,161               8.34             59,660            691             91.47              7,281            19.52
60...................                  1                48,000               0.01             48,000            799             88.00              5,739             8.33
Other*...............                 49             3,801,775               0.64             77,587            704             95.86             18,253            18.88
    Total............             11,268          $591,103,281             100.00%           $52,459            704             93.75%            $8,412            19.22%

*Other means not 0, 12, 24, 36 or 60 months and not more than 60 months.

                                                            Documentation Types of Group I Loans

                                                                           Percent of
                                                                         Loan Group I by       Average         Weighted      Weighted Average      Weighted         Weighted
                                   Number of         Cut-off Date         Cut-off Date        Principal     Average Credit     Combined LTV         Average      Average Junior
      Documentation Type         Group I Loans     Principal Balance    Principal Balance      Balance           Score             Ratio        Residual Income       Ratio
Fast Doc/Reduced Documentation        70            $4,153,783               0.70%           $59,340            692             95.02%            $9,758            20.89%
Full Documentation...              3,957           187,556,890              31.73             47,399            708             95.18              6,603            20.33
Lite Doc.............                221             9,973,174               1.69             45,127            709             95.99              5,766            19.49
No Documentation.....                280            12,648,480               2.14             45,173            713             88.02            Not Available      18.84
No Income/No Asset...                 82             5,011,308               0.85             61,114            700             90.67            Not Available      20.89
No Ratio.............                894            54,056,529               9.15             60,466            705             94.77            Not Available      19.82
Pay Stub.............                227            10,033,635               1.70             44,201            723             94.81              5,626            20.85
Stated Income........              5,314           296,999,517              50.24             55,890            701             93.00              9,790            18.34
Stated Income/Stated Asset           223            10,669,966               1.81             47,847            705             88.97              6,430            18.60
    Total............             11,268          $591,103,281             100.00%           $52,459            704             93.75%            $8,412            19.22%

                                                           Amortization Types of the Group I Loans

                                                                                 Percent of
                                                                              Mortgage Pool by       Average        Weighted                                                  Weighted
        Amortization              Number of        Cut-off Date Principal       Cut-off Date        Principal    Average Credit     Weighted Average    Weighted Average   Average Junior
            Type                Group I Loans             Balance             Principal Balance      Balance          Score        Combined LTV Ratio    Residual Income       Ratio
30/15 Balloon.........           7,421                     $377,910,607              63.93%           $50,924           706                 93.87%           $8,702             19.06%
Fully Amortizing......           1,703                       80,362,124              13.60             47,189           701                92.87               7,860            21.70
Interest Only.........           2,144                      132,830,549              22.47             61,955           700                93.94               7,922            18.20
  Total...............           11,268                    $591,103,281              100.00%          $52,459           704                93.75%            $8,412             19.22%

Loan Group II

                                                     Credit Score as of the Date of Origination of Group II Loans

                                                                       Percent of
                               Number of                            Loan Group II by       Average      Weighted Average                          Weighted
                               Group II          Cut-off Date         Cut-off Date        Principal       Combined LTV     Weighted Average    Average Junior
    Credit Score Ranges          Loans        Principal Balance     Principal Balance      Balance            Ratio         Residual Income        Ratio
Less than 600......                 1             $14,999                0.01%           $14,999          100.00%            $4,701              10.48%
600 to 619.........                 3             211,738                0.09             70,579           85.59             11,066              15.11
620 to 639.........               386          17,504,832                7.30             45,349           84.93              5,987              22.28
640 to 659.........               421          20,409,762                8.51             48,479           83.84              6,495              24.17
660 to 679.........               629          35,111,449               14.64             55,821           85.33              8,255              21.43
680 to 699.........               811          51,122,231               21.31             63,036           90.16             10,389              21.08
700 to 719.........               545          33,492,426               13.96             61,454           88.91              9,222              21.44
720 to 739.........               455          27,476,242               11.46             60,387           88.68             10,809              21.33
740 to 759.........               347          20,897,047                8.71             60,222           88.01             10,968              20.30
760 to 779.........               280          16,741,367                6.98             59,791           86.39             10,599              24.49
780 to 799.........               187          13,136,904                5.48             70,251           82.10             11,991              30.19
Greater than or
   equal to 800....                81           3,729,480                1.55             46,043           85.24              6,922              25.85
    Total..........             4,146        $239,848,476              100.00%           $57,851           87.18%            $9,333              22.34%

As of the cut-off date, the weighted average credit score of the Group II Loans was approximately 704.

                                                       Credit Limit Utilization Rates of Group II Loans

                                                                        Percent of
                                                                      Loan Group II                                            Weighted
                                                  Cut-off Date       by Cut-off Date       Average                             Average
  Range of Credit Limit        Number of            Principal           Principal         Principal      Weighted Average    Combined LTV    Weighted Average    Weighted Average
  Utilization Rates (%)      Group II Loans          Balance             Balance           Balance         Credit Score         Ratio         Residual Income      Junior Ratio
00.01 to 10.00......              76               $402,555               0.17%           $5,297             713               72.86%         $12,818              29.58%
10.01 to 20.00......             103              1,244,949               0.52            12,087             728               78.10            8,115              25.73
20.01 to 30.00......             119              2,053,022               0.86            17,252             715               77.46            8,780              22.81
30.01 to 40.00......             108              2,439,433               1.02            22,587             710               77.90            7,561              22.98
40.01 to 50.00......             129              3,749,251               1.56            29,064             712               78.29            8,687              25.57
50.01 to 60.00......             105              3,937,342               1.64            37,498             692               77.73            6,785              27.91
60.01 to 70.00......             114              5,866,715               2.45            51,462             710               79.17            9,311              26.33
70.01 to 80.00......              99              5,077,798               2.12            51,291             699               83.04            7,620              25.15
80.01 to 90.00......              89              5,144,008               2.14            57,798             695               84.42            7,284              23.46
90.01 to 100.00.....           3,198            209,630,413              87.40            65,550             704               89.97            9,524              21.30
100.01 to 110.00....               6                302,992               0.13            50,499             667               81.53            6,982              11.03
    Total...........           4,146           $239,848,476             100.00%          $57,851             704               87.18%          $9,333              22.34%

As of the cut-off date, the weighted average credit limit utilization rate based on the credit limits of the Group II Loans was approximately 86.00%.

                                                                 Credit Limits of Group II Loans

                                                                                   Percent of
                                                                                  Loan Group II                                       Weighted
                                                               Cut-off Date        by Cut-off        Average         Weighted         Average
                                             Number of           Principal       Date Principal     Principal     Average Credit    Combined LTV   Weighted Average  Weighted Average
          Range of Credit Limit            Group II Loans         Balance            Balance         Balance           Score           Ratio        Residual Income    Junior Ratio
$0.01 to $25,000.00...........                 648           $10,048,277              4.19%        $15,507            695            85.91%          $4,614             11.04%
$25,000.01 to $50,000.00......               1,331            44,750,784             18.66          33,622            697            88.10            5,609             16.89
$50,000.01 to $75,000.00......                 868            48,872,522             20.38          56,305            700            89.76            6,848             19.04
$75,000.01 to $100,000.00.....                 588            42,119,646             17.56          71,632            699            85.60            8,526             23.07
$100,000.01 to $125,000.00....                 254            25,926,104             10.81         102,071            710            91.21            9,632             23.74
$125,000.01 to $150,000.00....                 259            31,611,055             13.18         122,050            703            86.82           12,185             25.78
$150,000.01 to $175,000.00....                  51             6,962,971              2.90         136,529            712            87.33           11,514             26.58
$175,000.01 to $200,000.00....                  92            15,519,767              6.47         168,693            719            81.10           15,310             28.83
$200,000.01 to $225,000.00....                   5               863,320              0.36         172,664            691            89.12           15,173             27.62
$225,000.01 to $250,000.00....                  17             3,965,951              1.65         233,291            722            89.39           17,359             35.26
$250,000.01 to $275,000.00....                   6             1,566,402              0.65         261,067            724            89.20           34,770             20.66
$275,000.01 to $300,000.00....                  13             3,489,232              1.45         268,402            716            81.49           18,889             33.43
Greater than $300,000.00......                  14             4,152,445              1.73         296,603            760            76.14           21,437             43.78
    Total.....................               4,146          $239,848,476            100.00%        $57,851            704            87.18%          $9,333             22.34%

As of the cut-off date, the total credit limits of Group II Loans was approximately $67,267.

                                                                Mortgage Rates of Group II Loans

                                                                          Percent of
                                                                       Loan Group II by       Average          Weighted     Weighted Average       Weighted         Weighted
                                 Number of          Cut-off Date         Cut-off Date        Principal         Average        Combined LTV         Average       Average Junior
Range of Mortgage Rates (%)    Group II Loans     Principal Balance    Principal Balance      Balance        Credit Score         Ratio        Residual Income        Ratio
2.501 to 3.000......                 1                $32,902               0.01%           $32,902             732             90.00%           $5,120             11.11%
5.501 to 6.000......                 1                 30,724               0.01             30,724             757             95.00             4,930             20.00
6.001 to 6.500......                 4                171,508               0.07             42,877             727             95.82             4,122             18.06
6.501 to 7.000......                 8                611,681               0.26             76,460             707             96.53             5,912             20.90
7.001 to 7.500......             2,644            146,291,469              60.99             55,330             701             87.05             8,544             22.69
7.501 to 8.000......                40              2,519,516               1.05             62,988             728             91.76            11,731             18.50
8.001 to 8.500......               139              8,588,051               3.58             61,785             727             78.99            11,695             25.06
8.501 to 9.000......               107              6,661,975               2.78             62,261             740             76.41            10,311             28.70
9.001 to 9.500......               145              8,017,845               3.34             55,295             725             81.25            15,264             19.59
9.501 to 10.000.....               169              9,473,878               3.95             56,058             712             83.84             8,747             21.08
10.001 to 10.500....               156              9,055,758               3.78             58,050             716             89.73             7,405             20.20
10.501 to 11.000....               126              8,738,523               3.64             69,353             714             88.74            14,682             20.33
11.001 to 11.500....               147              9,922,714               4.14             67,501             696             91.21             9,524             18.98
11.501 to 12.000....               148             10,264,901               4.28             69,357             695             94.22            11,602             22.85
12.001 to 12.500....               113              7,983,170               3.33             70,648             689             95.07             8,774             19.91
12.501 to 13.000....                68              3,870,921               1.61             56,925             689             94.73             9,210             21.61
13.001 to 13.500....                52              3,302,486               1.38             63,509             672             95.27             8,131             22.00
13.501 to 14.000....                35              1,884,803               0.79             53,852             672             93.01             7,810             20.23
14.001 to 14.500....                20              1,035,479               0.43             51,774             658             96.11             6,289             19.84
14.501 to 15.000....                 6                618,567               0.26            103,095             658             97.05            11,720             31.14
15.001 to 15.500....                 4                163,056               0.07             40,764             656             95.50             4,050             19.31
15.501 to 16.000....                 4                140,499               0.06             35,125             660             90.07            10,653             14.68
17.501 to 18.000....                 9                468,049               0.20             52,005             681             93.83             9,011             17.13
    Total...........             4,146           $239,848,476             100.00%           $57,851             704             87.18%           $9,333             22.34%

As of the cut-off date, the weighted average mortgage rate of the Group II Loans was approximately
8.5913% per annum.

                                                             Maximum Loan Rates of Group II Loans

                                                                                                                           Weighted
                                                                     Percent of                                            Average
                                                                  Loan Group II by       Average         Weighted          Combined          Weighted         Weighted
 Maximum Loan Rates        Number of           Cut-off Date         Cut-off Date        Principal     Average Credit    Loan-to-Value        Average       Average Junior
         (%)            Group II Loans      Principal Balance     Principal Balance      Balance           Score            Ratio        Residual Income        Ratio
10.00..........               2                $130,506                0.05%           $65,253            765            100.00%          $10,996             20.00%
11.95..........               1                  71,000                0.03             71,000            744             73.00            12,310             NA
14.00..........              18                 593,853                0.25             32,992            712             98.34             5,262             20.72
16.00..........              54               2,419,601                1.01             44,807            714             92.26             8,873             19.62
17.00..........               1                  40,306                0.02             40,306            688            100.00             4,624             20.00
18.00..........           2,346             141,566,395               59.02             60,344            706             87.98             9,946             22.14
19.00..........               9                 706,347                0.29             78,483            758             69.78             6,506             44.94
20.00..........              25                 717,961                0.30             28,718            687             93.28             3,906             27.40
21.00..........              58               2,339,118                0.98             40,330            694             90.28             4,583             27.60
21.75..........              47               1,924,309                0.80             40,943            711             88.64             5,330             24.34
22.20..........              52               2,335,739                0.97             44,918            699             91.43             5,390             33.90
24.00..........           1,388              78,178,939               32.60             56,325            698             85.62             8,811             21.87
25.00..........             145               8,824,404                3.68             60,858            713             86.16             8,797             23.85
    Total......           4,146            $239,848,476              100.00%           $57,851            704             87.18%           $9,333             22.34%

As of the  cut-off  date,  the  weighted  average  maximum  loan rate of Group II Loans was  approximately
20.286%.

                                                         Original Combined LTV Ratios of Group II Loans

                                                                           Percent of
                                                                        Loan Group II by       Average          Weighted          Weighted         Weighted
      Range of Combined           Number of          Cut-off Date         Cut-off Date        Principal      Average Credit       Average       Average Junior
        LTV Ratios (%)          Group II Loans    Principal Balance     Principal Balance      Balance            Score       Residual Income        Ratio
00.01 to 10.00.......                  1               $9,000                0.01%            $9,000             626           $13,832             18.75%
10.01 to 20.00.......                  2               71,909                0.03             35,955             721             1,720             33.33
20.01 to 30.00.......                  4               90,556                0.04             22,639             700             8,537             11.81
30.01 to 40.00.......                 25            1,708,075                0.71             68,323             741             7,235             38.44
40.01 to 50.00.......                 53            2,379,722                0.99             44,900             694             8,193             32.53
50.01 to 60.00.......                 87            4,989,470                2.08             57,350             707             8,262             32.95
60.01 to 70.00.......                224           12,047,894                5.02             53,785             699             9,806             33.01
70.01 to 75.00.......                171            8,881,830                3.70             51,941             704            12,510             26.27
75.01 to 80.00.......                465           25,340,257               10.57             54,495             693             9,429             25.86
80.01 to 85.00.......                249           10,833,698                4.52             43,509             700            11,049             18.61
85.01 to 90.00.......              1,267           67,750,326               28.25             53,473             704            11,157             16.77
90.01 to 95.00.......                488           30,362,451               12.66             62,218             705             9,366             21.90
95.01 to 100.00......              1,110           75,383,287               31.43             67,913             707             6,731             22.22
    Total............              4,146         $239,848,476              100.00%           $57,851             704            $9,333             22.34%
At origination,  the weighted  average combined LTV ratio based on the credit limits of the Group II Loans was approximately 87.18%.

                                                                 Junior Ratios of Group II Loans

                                                                        Percent of
                                                                      Loan Group II                                         Weighted         Weighted
                                                                     by Cut-off Date      Average         Weighted          Average          Average
                               Number of          Cut-off Date          Principal        Principal     Average Credit     Combined LTV       Residual
Range of Junior Ratios (%)   Group II Loans    Principal Balance         Balance          Balance           Score            Ratio            Income
0.01 to 5.00.......               105           $1,346,647                0.57%          $12,825           692             75.70%           $8,671
5.01 to 10.00......               382            9,461,546                3.97            24,768           690             81.78            10,882
10.01 to 15.00.....             1,111           47,927,861               20.13            43,139           701             86.76            11,166
15.01 to 20.00.....             1,437           96,476,664               40.52            67,138           709             93.35             9,118
20.01 to 25.00.....               380           27,191,671               11.42            71,557           704             88.33            11,391
25.01 to 30.00.....               259           17,778,328                7.47            68,642           692             84.01             6,824
30.01 to 40.00.....               271           18,945,742                7.96            69,910           689             80.44             6,530
40.01 to 50.00.....               115           10,706,745                4.50            93,102           716             78.70             7,263
50.01 to 60.00.....                40            4,286,466                1.80           107,162           710             72.13             8,287
60.01 to 70.00.....                17            1,868,026                0.78           109,884           713             77.86             5,821
70.01 to 80.00.....                 6            1,473,075                0.62           245,512           760             74.80            10,872
80.01 to 90.00.....                 3              530,000                0.22           176,667           716             62.67             4,737
90.01 to 100.00....                 1               80,000                0.03            80,000           674             40.00             2,150
    Total..........             4,127         $238,072,770              100.00%          $57,687           704             87.39%           $9,368

       o        The preceding  table excludes Group II Loans secured by first liens on the related mortgaged  property.  With  respect to each Group II Loan secured by a second lien on the related  mortgaged  property,  the junior  ratio is defined as the ratio of the credit  limits of the second  lien Group II Loans to the sum of (a) the credit limits of the second lien Group II Loans, and (b) the unpaid principal  balance of any senior lien at the time of origination of the second lien Group II Loan.
       o        As of the cut-off  date,  the  weighted  average  junior ratio based on the credit limits of the Group II Loans secured by a second lien was approximately 22.34%.

                                                     Remaining Term of Scheduled Maturity of Group II Loans

                                                                     Percent of
                                                                   Loan Group II
      Remaining Term                                              by Cut-off Date       Average           Weighted      Weighted Average                           Weighted
  to Scheduled Maturity       Number of         Cut-off Date         Principal         Principal       Average Credit     Combined LTV      Weighted Average    Average Junior
         (Months)           Group II Loans   Principal Balance        Balance           Balance            Score              Ratio          Residual Income         Ratio
97 to 108.........                 1              $72,174              0.03%          $72,174             700              73.00%             $9,835               22.22%
109 to 120........                 1                1,383              0.01             1,383             797              74.00              Not Available        42.33
121 to 144........                 6              241,972              0.10            40,329             771              71.03               7,075               21.86
145 to 156........                20              747,152              0.31            37,358             735              81.84               5,604               22.66
157 to 168........                35            1,256,697              0.52            35,906             717              81.86               6,588               23.85
169 to 180........             1,188           65,535,200             27.32            55,164             692              83.39               8,264               25.12
181 to 288........               189            9,174,634              3.83            48,543             706              85.86               7,519               23.60
289 to 300........             1,626          104,498,225             43.57            64,267             708              89.72               9,891               20.82
301 and Over......             1,080           58,321,039             24.32            54,001             708              87.85              10,063               21.42
   Total..........             4,146         $239,848,476            100.00%          $57,851             704              87.18%             $9,333               22.34%

The weighted average remaining term to stated maturity of the Group II Loans as of the cut-off date was approximately 276 months.

                                                             Year of Origination of Group II Loans

                                                                     Percent of
                                                                  Loan Group II by       Average         Weighted     Weighted Average                          Weighted
                             Number of          Cut-off Date        Cut-off Date        Principal        Average        Combined LTV      Weighted Average   Average Junior
  Year of Origination     Group II Loans     Principal Balance    Principal Balance      Balance       Credit Score         Ratio         Residual Income         Ratio
2001...........                 2                 $73,557              0.03%           $36,778            702            73.67%            $9,835               35.63%
2003...........                 5                 114,737              0.05             22,947            772            64.43              6,992               20.17
2004...........                16                 587,672              0.25             36,730            739            85.14              6,461               18.83
2005...........                48               1,347,449              0.56             28,072            714            77.66              5,313               22.54
2006...........               683              45,978,929             19.17             67,319            706            88.66             10,812               21.47
2007...........             3,392             191,746,132             79.94             56,529            703            86.99              9,025               22.56
   Total.......             4,146            $239,848,476            100.00%           $57,851            704            87.18%            $9,333               22.34%

                                                Geographic Distributions of the Mortgaged Properties of Group II Loans

                                                                       Percent of Loan
                                                                         Group II by
                                   Number of                             Cut-off Date        Average           Weighted          Average           Weighted         Weighted
                                   Group II         Cut-off Date          Principal         Principal       Average Credit     Combined LTV        Average       Average Junior
             State                   Loans        Principal Balance        Balance           Balance            Score             Ratio        Residual Income        Ratio
Alaska...............                  9            $595,170                0.25%         $66,130             679              83.70%           $8,349             20.98%
Alabama..............                 48           2,056,200                0.86           42,838             691              91.47             6,258             27.87
Arkansas.............                  4             220,749                0.09           55,187             741             100.00             8,114             21.53
Arizona..............                210          11,877,322                4.95           56,559             700              88.53             7,809             24.14
California...........              1,221          85,045,074               35.46           69,652             706              86.27            10,698             19.49
Colorado.............                103           4,847,736                2.02           47,065             712              88.43             6,151             23.42
Connecticut..........                 37           1,859,074                0.78           50,245             689              83.39             7,739             21.12
District of Columbia.                 10             768,517                0.32           76,852             696              77.50             9,424             27.31
Delaware.............                  8             311,386                0.13           38,923             680              85.45             8,982             19.21
Florida..............                494          24,209,774               10.09           49,008             696              86.28            10,710             22.34
Georgia..............                 95           4,498,909                1.88           47,357             695              89.77             6,945             24.04
Hawaii...............                 25           1,929,098                0.80           77,164             707              82.65             9,851             23.62
Iowa.................                  8             247,497                0.10           30,937             673              90.42             3,162             31.96
Idaho................                 25           1,203,210                0.50           48,128             694              84.05             6,611             29.81
Illinois.............                 92           5,162,812                2.15           56,118             705              90.10             6,900             25.85
Indiana..............                 33           1,102,621                0.46           33,413             692              94.75             3,598             31.91
Kansas...............                  5             189,714                0.08           37,943             700              92.37             3,197             23.39
Kentucky.............                 14             457,728                0.19           32,695             695              96.88             4,434             23.04
Louisiana............                 19             765,777                0.32           40,304             688              89.49             4,923             25.73
Massachusetts........                 90           4,818,479                2.01           53,539             700              84.64             7,583             23.33
Maryland.............                102           6,124,573                2.55           60,045             691              87.39            12,484             22.07
Maine................                  5             180,524                0.08           36,105             723              79.28             6,169             25.75
Michigan.............                 88           4,543,769                1.89           51,634             710              90.42            10,865             22.08
Minnesota............                 71           3,232,139                1.35           45,523             723              88.72             6,346             23.56
Missouri.............                 32           1,133,097                0.47           35,409             691              92.51             4,579             26.46
Mississippi..........                  4             198,949                0.08           49,737             653              89.81             5,595             43.30
Montana..............                  7             477,987                0.20           68,284             702              71.56             6,774             41.25
North Carolina.......                 94           4,338,175                1.81           46,151             709              92.34             7,431             20.67
North Dakota.........                  3             126,913                0.05           42,304             668              83.59             4,454             36.68
Nebraska.............                  7             260,723                0.11           37,246             684              97.33             6,541             31.76
New Hampshire........                 12             591,105                0.25           49,259             706              89.70            11,954             22.89
New Jersey...........                217          13,930,073                5.81           64,194             708              87.20             9,852             20.74
New Mexico...........                 25           2,076,414                0.87           83,057             733              80.06            10,920             47.65
Nevada...............                 70           4,256,767                1.77           60,811             700              89.08             9,535             25.21
New York.............                 94           6,980,359                2.91           74,259             700              86.79             8,649             23.39
Ohio.................                 16             552,893                0.23           34,556             701              95.28             6,066             19.07
Oklahoma.............                 20             962,672                0.40           48,134             710              87.67             4,362             32.46
Oregon...............                 98           5,166,451                2.15           52,719             697              85.66             9,390             25.42
Pennsylvania.........                 72           3,136,069                1.31           43,557             701              92.02             6,494             30.76
Rhode Island.........                  9             416,932                0.17           46,326             681              88.55             4,870             19.97
South Carolina.......                 52           2,282,354                0.95           43,891             700              86.58             8,526             23.65
South Dakota.........                  1              50,000                0.02           50,000             680             100.00             2,505             28.03
Tennessee............                 25             889,687                0.37           35,587             707              98.25             5,459             20.90
Texas................                  6             138,389                0.06           23,065             743              93.55             4,360             25.07
Utah.................                 86           4,390,136                1.83           51,048             706              88.42             6,584             26.13
Virginia.............                149           7,965,236                3.32           53,458             704              90.51             7,983             21.63
Washington...........                186          11,452,147                4.77           61,571             717              85.88             8,853             23.83
Wisconsin............                 36           1,474,465                0.61           40,957             707              86.15             5,316             24.57
West Virginia........                  3              92,272                0.04           30,757             738              90.57             5,566             12.80
Wyoming..............                  6             260,361                0.11           43,394             726              90.41             4,631             25.60
    Total............              4,146        $239,848,476              100.00%         $57,851             704              87.18%           $9,333             22.34%

                                                                Property Types of Group II Loans

                                                                                Percent of
                                         Number of                           Loan Group II by       Average          Weighted      Weighted Average       Weighted         Weighted
                                          Group II         Cut-off Date        Cut-off Date        Principal      Average Credit     Combined LTV         Average       Average Junior
            Property Type                  Loans        Principal Balance    Principal Balance      Balance            Score             Ratio        Residual Income        Ratio
Single Family Residence...                2,926         $165,332,232             68.93%           $56,505             700             86.04%            $8,966             23.02%
PUD Detached*.............                  506           34,233,065             14.27             67,654             715             89.61             11,064             20.72
Condominium...............                  336           18,045,418              7.52             53,707             715             90.38              9,689             21.44
Multifamily (2-4 Units)...                  246           16,630,571              6.93             67,604             709             90.05             10,264             20.08
PUD Attached*.............                  107            4,585,414              1.91             42,854             700             89.37              6,136             20.48
Townhouse/Rowhouse Attached                  23              968,697              0.40             42,117             725             91.21              7,668             21.29
Condotel**................                    2               53,080              0.02             26,540             754             71.24             10,339             32.33
   Total..................                4,146         $239,848,476            100.00%           $57,851             704             87.18%            $9,333             22.34%

* A Planned Unit Development is a development that has all the following characteristics:

o The  individual  unit owners own a parcel of land improved with a dwelling.  This  ownership is not in common with other unit owners.
o The  development  is  administered  by a  homeowners'  association  that owns and is  obligated  to  maintain property and improvements within the development for the common use and benefit of the unit owners.
o The unit owners have an automatic,  non-severable  interest in the homeowners'  association and pay mandatory assessments.

** A condotel  generally  provides the services of commercial  hotels for residential  occupants of units owned by the borrowers as vacation or investment property.

                                                                 Lien Priority of Group II Loans

                                                                      Percent of
                                                                         Loan
                                                                      Group II by                             Weighted      Weighted Average      Weighted          Weighted
                            Number of          Cut-off Date          Cut-off Date           Average        Average Credit     Combined LTV         Average       Average Junior
     Lien Priority       Group II Loans     Principal Balance      Principal Balance   Principal Balance       Score              Ratio        Residual Income       Ratio
First Lien......               19            $1,775,705                0.74%             $93,458              727              61.35%            $5,179                NA
Second Lien.....            4,127           238,072,770               99.26               57,687              704              87.39              9,368            22.34
   Total........            4,146          $239,848,476              100.00%             $57,851              704              87.18%            $9,333            22.34%

                                                               Occupancy Types of Group II Loans

                                                                             Percent of
                                                                          Loan Group II by       Average          Weighted      Weighted Average      Weighted          Weighted
            Occupancy                Number of         Cut-off Date         Cut-off Date        Principal      Average Credit     Combined LTV         Average       Average Junior
   (as indicated by Borrower)      Group II Loans    Principal Balance    Principal Balance      Balance           Score              Ratio        Residual Income       Ratio
Primary.................              3,735         $222,226,425              92.65%           $59,498            702              87.04%            $8,744            22.56%
Non-Owner Occupied......                247           10,294,096               4.29             41,677            730              89.00             16,403            20.94
Second/Vacation.........                164            7,327,955               3.06             44,683            728              89.25             16,262            17.12
    Total...............              4,146         $239,848,476             100.00%           $57,851            704              87.18%            $9,333            22.34%

                                                             Principal Balances of Group II Loans

                                                                                      Percent of
                                                                                    Loan Group II                        Weighted
                                                                                   by Cut-off Date      Weighted          Average         Weighted         Weighted
                                               Number of         Cut-off Date         Principal      Average Credit    Combined LTV        Average      Average Junior
       Range of Principal Balances          Group II Loans    Principal Balance        Balance            Score            Ratio       Residual Income       Ratio
$0.01 to $25,000.00..........                  1,048           $15,855,144              6.61%            701             79.95%          $5,252            19.71%
$25,000.01 to $50,000.00.....                  1,263            47,634,033             19.86             697             87.57            5,912            19.37
$50,000.01 to $75,000.00.....                    814            50,292,987             20.97             700             88.75            7,052            20.04
$75,000.01 to $100,000.00....                    437            38,841,491             16.19             700             88.54            8,801            22.97
$100,000.01 to $125,000.00...                    227            25,574,434             10.66             711             91.51            9,699            24.06
$125,000.01 to $150,000.00...                    201            28,136,117             11.73             702             90.22           12,601            23.79
$150,000.01 to $175,000.00...                     41             6,717,401              2.80             716             88.20           13,230            26.79
$175,000.01 to $200,000.00...                     68            13,244,555              5.52             715             82.08           15,240            28.52
$200,000.01 to $225,000.00...                      5             1,064,590              0.44             693             82.63           15,720            31.94
$225,000.01 to $250,000.00...                     16             3,865,962              1.61             722             90.19           17,613            34.34
$250,000.01 to $275,000.00...                      7             1,837,563              0.77             733             80.18           34,770            26.67
$275,000.01 to $300,000.00...                     11             3,245,090              1.35             716             86.48           18,646            27.50
Over $300,000.00.............                      8             3,539,108              1.48             762             81.04           21,653            45.32
    Total....................                  4,146          $239,848,476            100.00%            704             87.18%          $9,333            22.34%
As of the cut-off date, the average unpaid principal balance of the Group II Loans was approximately
$57,851.

                                                                 Gross Margins of Group II Loans

                                                                         Percent of
                                                                      Loan Group II by       Average         Weighted      Weighted Average      Weighted          Weighted
                                 Number of         Cut-off Date         Cut-off Date        Principal     Average Credit     Combined LTV         Average       Average Junior
 Range of Gross Margins (%)    Group II Loans    Principal Balance    Principal Balance      Balance           Score             Ratio        Residual Income       Ratio
Less than 0.000......                13             $819,568               0.34%           $63,044            743             69.87%           $10,513            29.36%
0.000................               121            7,325,656               3.05             60,543            742             75.59             12,544            30.31
0.001 to 0.500.......               274           16,107,358               6.72             58,786            734             72.85              9,887            29.25
0.501 to 1.000.......               374           19,456,139               8.11             52,022            719             77.04             11,377            23.91
1.001 to 1.500.......               392           20,712,071               8.64             52,837            707             79.20             10,758            23.08
1.501 to 2.000.......               438           24,661,503              10.28             56,305            709             85.06              8,121            22.41
2.001 to 2.500.......               475           26,946,980              11.24             56,730            711             89.13             10,111            19.59
2.501 to 3.000.......               441           28,788,042              12.00             65,279            710             91.97             10,821            19.67
3.001 to 3.500.......               378           23,142,888               9.65             61,225            695             93.65              8,263            20.76
3.501 to 4.000.......               372           23,448,444               9.78             63,033            689             95.03              9,000            20.24
4.001 to 4.500.......               285           16,885,328               7.04             59,247            689             96.35              7,553            20.68
4.501 to 5.000.......               250           13,541,084               5.65             54,164            683             96.58              6,365            21.58
5.001 to 5.500.......               115            6,360,836               2.65             55,312            671             94.75              7,223            20.53
Over 5.500...........               218           11,652,579               4.86             53,452            669             96.81              6,202            21.79
    Total............             4,146         $239,848,476             100.00%           $57,851            704             87.18%            $9,333            22.34%

As of the cut-off date, the weighted average gross margin of the Group II Loans was approximately 2.67%.

                                                             Debt-to-Income Ratios of Group II Loans

                                                                         Percent of
                                                                            Loan
                                                                        Group II by          Average          Weighted     Weighted Average      Weighted         Weighted
  Range of Debt-to-Income        Number of         Cut-off Date         Cut-off Date        Principal         Average        Combined LTV         Average      Average Junior
         Ratios (%)           Group II Loans    Principal Balance    Principal Balance       Balance        Credit Score         Ratio        Residual Income       Ratio
5.01 to 10.00......                  8              $671,607              0.28%            $83,951             734            88.55%           $74,389            17.20%
10.01 to 15.00.....                 18             1,148,181              0.48              63,788             717            82.14             42,103            19.58
15.01 to 20.00.....                 48             2,109,817              0.88              43,955             710            79.98             17,458            26.61
20.01 to 25.00.....                118             5,151,639              2.15              43,658             722            80.99             16,005            24.24
25.01 to 30.00.....                254            12,177,036              5.08              47,941             707            82.99             13,618            23.03
30.01 to 35.00.....                515            26,412,761             11.01              51,287             706            84.43             12,243            23.26
35.01 to 40.00.....                931            48,492,013             20.22              52,086             703            86.12              8,894            20.27
40.01 to 45.00.....              1,405            82,526,894             34.41              58,738             697            86.78              7,447            23.31
45.01 to 50.00.....                456            33,279,894             13.88              72,982             706            92.08              7,228            22.40
50.01 to 55.00.....                 54             4,393,270              1.83              81,357             714            91.20              5,970            23.15
Subtotal with DTI..              3,807          $216,363,112             90.21%            $56,833             703            86.71%            $9,333            22.50%
Not Available......                339            23,485,364              9.79              69,278             713            91.70            Not Available      20.79
    Total..........              4,146          $239,848,476            100.00%            $57,851             704            87.18%            $9,333            22.34%

As of the cut-off date, the weighted average debt-to-income ratio of the Group II Loans was approximately 40.09%.

                                                                Residual Income of Group II Loans

                                                                         Percent of
                                                                            Loan
                                                                        Group II by          Average          Weighted     Weighted Average      Weighted
                                 Number of         Cut-off Date         Cut-off Date        Principal         Average        Combined LTV     Average Junior
      Residual Income         Group II Loans    Principal Balance    Principal Balance       Balance        Credit Score         Ratio             Ratio
Less than $1,500....                19              $625,611              0.26%            $32,927             703            74.53%             26.61%
$1,500 to $1,999....               103             2,485,010              1.04              24,126             686            87.23              22.85
$2,000 to $2,999....               424            13,935,401              5.81              32,867             691            84.96              27.27
$3,000 to $3,999....               596            23,918,755              9.97              40,132             691            87.26              25.77
$4,000 to $4,999....               557            24,995,835             10.42              44,876             697            87.34              24.02
$5,000 to $5,999....               469            24,931,756             10.39              53,159             705            88.23              22.06
$6,000 or Greater...             1,638           125,469,361             52.31              76,599             707            86.44              21.12
Subtotal with Residual Income    3,806          $216,361,728             90.21%            $56,848             703            86.72%             22.48%
Not Available.......               340            23,486,747              9.79              69,079             713            91.56              20.95
    Total...........             4,146          $239,848,476            100.00%            $57,851             704            87.18%             22.34%

As of the cut-off date, the weighted average residual income of the mortgagors for the Group II Loans was $9,333.
=

                                                           Documentation Types of Group II Loans

                                                                           Percent of
                                                                         Group II Loans        Average         Weighted      Weighted Average      Weighted         Weighted
                                   Number of         Cut-off Date        by Cut-off Date      Principal     Average Credit     Combined LTV         Average      Average Junior
      Documentation Type        Group II Loans     Principal Balance    Principal Balance      Balance           Score             Ratio        Residual Income       Ratio
Fast Doc/Reduced Documentation        18            $1,316,696               0.55%           $73,150            699             81.28%            $9,960            22.71%
Full Documentation...              1,442            73,036,933              30.45             50,650            706             87.61              9,029            25.12
Lite Doc.............                 34             1,771,870               0.74             52,114            697             88.01              6,712            25.57
No Documentation.....                  2               333,000               0.14            166,500            736             87.73            Not Available      23.30
No Income/No Asset...                  2                62,910               0.03             31,455            672             66.15            Not Available      35.19
No Ratio.............                335            23,089,455               9.63             68,924            712             91.89            Not Available      20.68
Pay Stub.............                 22             1,328,209               0.55             60,373            719             89.52             10,229            23.12
Stated Income........              2,248           135,570,124              56.52             60,307            700             86.08              9,563            21.04
Stated Income/Stated Asset            43             3,339,279               1.39             77,658            720             93.07              7,438            20.84
    Total............              4,146          $239,848,476             100.00%           $57,851            704             87.18%            $9,333            22.34%

Home Equity Loan Pass-Through Certificates and Asset-Backed Notes

Residential Funding Mortgage Securities II, Inc.

Depositor

Residential Funding Company, LLC

Sponsor

The depositor may periodically form separate trusts to issue certificates or notes in series, backed by the assets of that trust.

Offered Securities

The securities of any series will consist of certificates or notes representing interests in a trust and will be paid only from the assets of that trust. The securities will not represent interests in or obligations of Residential Funding Mortgage Securities II, Inc., Residential Funding Company, LLC or any of their affiliates. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets

Each trust will consist primarily of:

•

home equity revolving lines of credit secured by first or junior liens on one- to four-family residential properties acquired under the home equity program;

•

closed end home equity loans secured by first or junior liens on one- to four-family residential properties acquired under the home equity program or under the 125 loan program;

•

home improvement installment sales contracts and loan agreements, either unsecured or secured;

•

manufactured housing installment sales contracts and loan agreements;

•

partial balances of these assets; and

•

securities and whole or partial interests in these assets.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

April 23, 2007

Important notice about information presented in this prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

•

this prospectus, which provides general information, some of which may not apply to your series of securities; and

•

the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See “Additional Information,” “Reports to Securityholders” and “Incorporation of Certain Information by Reference” in this prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities II, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

i

The Agreements

61

Events of Default; Rights Upon Event of Default

61

Amendment

64

Termination; Redemption of Securities

66

The Trustee

67

The Owner Trustee

67

The Indenture Trustee

67

Yield and Prepayment Considerations

68

Certain Legal Aspects of the Trust Assets and Related Matters

75

Trust Assets Secured by Mortgages on Mortgaged Property

76

Manufactured Housing Contracts

86

The Home Improvement Contracts

90

Enforceability of Certain Provisions

92

Applicability of Usury Laws

93

Environmental Legislation

93

Alternative Mortgage Instruments

94

Leasehold Considerations

95

Servicemembers Civil Relief Act

95

Default Interest and Limitations on Prepayments

95

Forfeitures in Drug and RICO Proceedings

96

Junior Mortgages; Rights of Senior Mortgagees

96

Material Federal Income Tax Consequences

98

General

98

Opinions

98

REMICs

99

State And Other Tax Consequences

118

ERISA Considerations

118

Plan Asset Regulations

119

Considerations for ERISA Plans Regarding the Purchase of Certificates

120

Representations From Investing ERISA Plans

126

Considerations for ERISA Plans Regarding the Purchase of Notes Where the RFC Exemption Does Not Apply

127

Tax-Exempt Investors; REMIC Residual Securities

127

Consultation With Counsel

128

Legal Investment Matters

128

Use of Proceeds

129

Methods of Distribution

130

Legal Matters

131

Additional Information

131

Incorporation of Certain Information by Reference

131

Glossary

133

ii

Introduction

The securities offered may be sold from time to time in series. The securities will consist of certificates or notes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and the master servicer, or a trust agreement between the depositor and the trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless otherwise specified, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

The Trusts

General

As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include one of, or any combination of, the following:

•

revolving credit loans, which are first or junior lien home equity revolving lines of credit acquired under the home equity program;

•

home equity loans, which are first or junior lien closed end home equity loans acquired under the home equity program;

•

home loans, which are first or junior lien closed end home loans acquired under the 125 loan program;

•

home improvement contracts, which are home improvement installment sales contracts and installment loan agreements, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

•

manufactured housing contracts, which are manufactured housing installment sales contracts and installment loan agreements, secured by security interests in manufactured homes;

•

partial balances of any of the assets described above;

•

Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae or Ginnie Mae that represent interests in any of the assets described above, including pass-through certificates or other instruments evidencing interests in or that are secured by these assets, or all or a portion of balances of any of these assets;

•

all payments and collections derived from the trust assets described above after the related cut-off date, other than any uncertificated interest or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

•

property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure; and/or

•

any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, contract pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other type of credit enhancement as described under “Description of Credit Enhancement” in this prospectus.

As used in this prospectus:

•

contracts may include manufactured housing contracts and home improvement contracts;

•

closed end loans may include home equity loans or home loans; and

•

loans may include revolving credit loans, closed-end loans and contracts.

In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances. The home equity program and the 125 loan program are described in this prospectus under “Trust Asset Program—Underwriting Standards.”

The loans and, if applicable, contracts will be evidenced by mortgage notes secured by mortgages or deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties. In addition, if specified in the accompanying prospectus supplement relating to a series of securities, a pool may contain loans evidenced by Cooperative Notes that are secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus:

•

revolving credit loans, home loans, home equity loans and, if applicable, contracts may include Cooperative Loans;

•

mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes;

•

mortgage notes may include Cooperative Notes; and

•

mortgages may include a security agreement relating to a Cooperative Note.

If specified in the accompanying prospectus supplement, the trust securing a series of securities may include Agency Securities or private securities. For any series of securities backed by Agency Securities or private securities, the entity that administers the private securities or Agency Securities may be referred to as the administrator, if stated in the accompanying prospectus supplement. As specified in the related prospectus supplement, the private securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for both the private securities and the related securities will be the same pool of loans. Payments on the private securities will be passed through to holders of the related securities. The private securities may have been issued previously by the depositor or an affiliate, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial interests in trusts. In this case, the accompanying prospectus supplement will include a description of any private securities and any related credit enhancement, and the assets underlying the private securities will be described together with any other trust assets included in the pool relating to the series.

In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to the series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and any related assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under “Description of Credit Enhancement” may be provided for the benefit of any ownership interest, if so specified in the accompanying prospectus supplement.

Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

•

directly or through its affiliates, including Residential Funding Company, LLC;

•

sellers who are affiliates of the depositor, including Homecomings Financial, LLC and GMAC Mortgage, LLC; or

•

savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, state or local government housing finance agencies and other regulated and unregulated loan originators or sellers, including brokers, not affiliated with the depositor.

If described in the accompanying prospectus supplement, the depositor may issue one or more classes of securities to a seller as consideration for the purchase of trust assets securing that series of securities. If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential Funding Company, LLC, the accompanying prospectus supplement will specify the extent of trust assets so acquired.

The trust assets may be delivered either directly or indirectly to the depositor under a Designated Seller Transaction. A “Designated Seller Transaction” is a transaction in which the trust assets are provided to the depositor by an unaffiliated seller, as more fully described in the prospectus supplement. Securities issued in Designated Seller Transactions may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The accompanying prospectus supplement for a Designated Seller Transaction will include information provided by the related designated seller about the designated seller, the trust assets and the underwriting standards applicable to these trust assets. All representations and warranties with respect to the trust assets sold in a Designated

Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller. The depositor will take reasonable steps to ensure that the trust assets in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission. The depositor will limit Designated Seller Transactions to creditworthy unaffiliated sellers. In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the trust assets, together with an obligation to repurchase any trust assets that do not satisfy such representations and warranties. Furthermore, the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

Any seller, including any designated seller, or Residential Funding Company, LLC may retain or acquire any Excluded Balances with respect to any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool of trust assets backing a series of securities.

The depositor will cause the trust assets constituting each pool to be assigned without recourse to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. See “Description of the Securities—Assignment of the Trust Assets” in this prospectus. For a series of notes, the trust assets will be assigned to the owner trustee by: the depositor, and then pledged to the indenture trustee by the issuer. The master servicer named in the accompanying prospectus supplement will service the trust assets, either directly or through subservicers under a servicing agreement and will receive a fee for its services. See “Trust Asset Program” and “Description of the Securities” in this prospectus. As to those trust assets serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the trust assets. In addition to or in place of the master servicer for a series of securities, the accompanying prospectus supplement may identify an Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer will also apply to the Administrator to the extent applicable.

The master servicer’s obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of Residential Funding Company, LLC or any designated seller and other obligations of subservicers, as described in this prospectus under “Description of the Securities—Representations Relating to Loans,” “—Servicing and Administration of Trust Assets—Subservicing” and “—Assignment of the Trust Assets” or under the terms of any private securities included in the trust.

Residential Funding Company, LLC, or another entity specified in the accompanying prospectus supplement, will be obligated to advance funds to borrowers for Draws made after the related cut-off date subject to reimbursement. If the master servicer is obligated to make principal and interest advances on the closed-end loans, that obligation will be limited to amounts which the master-servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the closed-end loans or any applicable form of credit support. See “Description of the Securities—Servicing and Administration of Trust Assets—Advances” in this prospectus.

The proceeds of the loans may be used by the borrower to purchase or improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

A mortgaged property securing a loan and, if applicable, a contract may be subject to the senior liens of one or more conventional loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. It is unlikely that more than one loan secured by a single mortgaged property will be included in the same pool, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the loan. Loans and contracts that are secured by junior liens will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the trust assets.

Characteristics of the Loans

The accompanying prospectus supplement for each series of securities will provide information concerning the types and characteristics of the loans that will be included in the related pool. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis. The information may include, if applicable:

•

the aggregate principal balance of the trust assets;

•

the type of property securing the trust assets and related lien priority, if any;

•

the original or modified and/or remaining terms to maturity of the trust assets;

•

the range of principal balances of the loans at origination or modification;

•

the range of the years of origination of the trust assets;

•

the earliest origination or modification date and latest maturity date of the trust assets;

•

the loan-to-value ratios, known as LTV ratios, or combined LTV ratios of the trust assets, as applicable;

•

the loan rate or range of loan rates borne by the trust assets;

•

the applicable index, the range of Gross Margins, the weighted average Gross Margin, the frequency of adjustments and maximum loan rate;

•

the geographical distribution of the mortgaged properties;

•

the aggregate credit limits and the range of credit limits of the related credit line agreements;

•

the weighted average junior ratio and credit utilization rate;

•

the range of debt-to-income ratios;

•

the distribution of loan purposes;

•

the range of Credit Scores; and

•

the amount of residual income as described in the accompanying prospectus supplement.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related home loan purchase agreement, servicing agreement, trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission, known as the Commission, within fifteen days after the initial issuance of the securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the accompanying prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

Prepayments on the Loans

Some closed-end loans may provide for payment of a prepayment charge if the related borrower prepays the loan within a specified time period. In most cases, revolving credit loans may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary “due-on-sale” clause. The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. If specified in the prospectus supplement, the master servicer will be entitled to all prepayment charges and late payment charges received on the loans or such amounts will be available for payment on certain classes of securities. However, some states’ laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.

Amortization Provisions

The accompanying prospectus supplement will describe the applicable amortization provision of the loans, which will include actuarial loans, simple interest loans and balloon loans.

Actuarial Loans.  Monthly payments made by or on behalf of the borrower for some closed-end loans will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. These types of closed end loans are known as actuarial loans.

Simple Interest Loans.  Some loans may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Those variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Balloon Loans.  As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. Payment of the Balloon Amount, which, based on the amortization schedule of those loans, may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, the level of available loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien loan. Neither the depositor, the master servicer, the trustee nor any of their affiliates will be obligated to refinance or repurchase any loan or to sell the mortgaged property.

Revolving Credit Loans

The revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle, in most cases, will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly. As specified in the related mortgage note and described in the accompanying prospectus supplement, the loan rate will be equal to the sum of (a) the index as of that day and (b) the Gross Margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. If specified in the accompanying prospectus supplement, some revolving credit loans, known as teaser loans, may have an introductory rate that is lower than the rate that would be in effect if the applicable index and Gross Margin were used to determine the loan rate. As a result of the introductory rate, interest collections on these loans will initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and Gross Margin.

The index for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

•

the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

•

the weekly auction average investment yield of U.S. Treasury bills of six months;

•

the daily bank prime loan rate made available by the Federal Reserve Board;

•

the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco;

•

the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled note rate adjustment date which will be specified in the accompanying prospectus supplement; or

•

the weekly average of secondary market note rates on six-month negotiable certificates of deposit.

Generally, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. In most cases, the Draw Period will not be more than 15 years. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date, known as the repayment period. The borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. The borrower under each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the accompanying prospectus supplement.

In most cases:

•

the finance charge for any billing cycle will be equal to interest accrued on the average daily principal balance of the revolving credit loan for the billing cycle at the related loan rate;

•

the account balance on any day will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day; and

•

the principal balance on any day will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any principal outstanding.

As to each revolving credit loan, the borrower’s rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

•

a materially adverse change in the borrower’s financial circumstances;

•

a decline in the value of the mortgaged property significantly below its appraised value at origination; or

•

a payment default by the borrower.

However, as to each revolving credit loan, the suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower’s ability to receive Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

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the borrower’s failure to make any payment as required;

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any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

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any fraud or material misrepresentation by a borrower in connection with the revolving credit loan.

The master servicer will have the option to allow an increase in the credit limit or an extension of the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the accompanying prospectus supplement among the revolving credit loan and the Excluded Balance. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

Allocation of Revolving Credit Loan Balances

With respect to any series of securities backed by revolving credit loans, the related trust may include either:

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the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date; or

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the Trust Balance of each revolving credit loan.

The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance. Typically, the provisions:

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may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either:

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on a pro rata basis;

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first to the Trust Balance until reduced to zero, then to the Excluded Balance; or

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in accordance with other priorities specified in the accompanying prospectus supplement; and

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may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

Even where a trust initially includes the entire principal balance of the revolving credit loans, the pooling and servicing agreement may provide that after a specified date or upon the occurrence of specified events, the trust may not include balances attributable to additional Draws made after that time. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

The Contracts

Home Improvement Contracts

The trust for a series may include a contract pool evidencing interests in home improvement contracts.

In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.

As specified in the accompanying prospectus supplement, the home improvement contracts will either be unsecured or secured primarily by:

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mortgages on one- to four-family residential properties that are typically subordinate to other mortgages on the same mortgaged property; or

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purchase money security interests in the home improvements financed by those home improvement contracts.

The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

Home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract. In addition, because the home improvement contracts included in the trust are typically subordinate to other mortgages on the same mortgaged property, the rights of the related securityholders, as mortgagee under that junior mortgage, are subordinate to those of the mortgagees under any senior mortgage. See “Certain Legal Aspects of the Trust Assets and Related Matters—Trust Assets Secured by Mortgages on Mortgaged Property—Junior Mortgages; Rights of Senior Mortgagees”.

Manufactured Housing Contracts

The trust for a series may include a contract pool evidencing interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

The manufactured homes securing the manufactured housing contracts will consist of “manufactured homes” within the meaning of 42 U.S.C. § 5402(6), which are treated as “single family residences” for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 81/z feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in that manufactured home.

Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of manufactured housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

The Mortgaged Properties

The mortgaged properties will consist primarily of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments and two- to four-family dwellings. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned by the borrower or, if specified in the accompanying prospectus supplement, land leased by the borrower. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See “Certain Legal Aspects of the Trust Assets and Related Matters” in this prospectus.

Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

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the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence;

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a representation by the originator of the loan, which may be based solely on the above clause; or

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the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

A mortgaged property securing a loan may be subject to the senior liens securing one or more conventional loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans in the trust will likely not be included in the same trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

The Agency Securities

Government National Mortgage Association

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the

Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See “Additional Information” for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC Securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential loans or participation interests in loans and reselling the loans so purchased in the form of guaranteed private securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases loans from sellers with Freddie Mac securities representing interests in the loans so purchased. All loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac’s operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except any stripped mortgage backed securities issued by Freddie Mac. Each of those pools will consist of loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. § 1716 et seq.). It is the nation’s largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home loans from local lenders, thereby replenishing their funds for additional lending. See “Additional Information” for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.

Fannie Mae Securities

In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of loans formed by Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae. Loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional loans or fixed-rate FHA loans or VA loans. Those loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

Private Securities

As specified in the related prospectus supplement, the private securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for both the private securities and the related securities will be the same pool of loans. Payments on the private securities will be passed through to holders of the related securities.

References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the loans may include advances made and other actions taken under the terms of the private securities. Each security offered by this prospectus will evidence an interest in only the related pool and corresponding trust described in the accompanying prospectus supplement for an offered security, and not in any other pool or trust related to securities issued in this prospectus.

In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under “Description of Credit Enhancement” may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

Trust Asset Program

Except in the case of a Designated Seller Transaction, the trust assets will have been purchased by the depositor, either directly or indirectly through Residential Funding Company, LLC from sellers. In the case of a Designated Seller Transaction, the depositor may purchase the trust assets directly from the designated seller. The loans will, in most cases, have been originated in accordance with the depositor’s underwriting standards or alternative underwriting criteria as described under “—Underwriting Standards” in this prospectus or as described in the accompanying prospectus supplement. The contracts, in most cases, will have been originated in accordance with the underwriting standards described in the accompanying prospectus supplement.

Underwriting Standards

General Standards

Residential Funding Company, LLC’s home equity program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as LTV ratios as high as 100% and second lien status. Residential Funding Company, LLC’s 125 loan program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as LTV ratios as high as 125% and second lien status. The specific depositor’s underwriting standards for the loans will, in most cases, conform to those published in Residential Funding Company, LLC’s Client Guide, referred to as the Guide, as modified from time to time, including the provisions of the Guide applicable to the depositor’s home equity program or the 125 loan program, as applicable. The home equity program may include revolving credit loans and home equity loans. The 125 loan program may include home loans and contracts. The underwriting standards contained in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for private securities. The loans may be underwritten by Residential Funding Company, LLC or by a designated third party. In some circumstances, however, the loans may be underwritten only by the seller with little or no review performed by Residential Funding Company, LLC. See “Underwriting Standards—Guide Standards” and “Qualifications of Sellers” in this prospectus. Residential Funding Company, LLC or a designated third party may perform only sample quality assurance reviews to determine whether the loans in any pool were underwritten in accordance with applicable standards.

The loans in any pool may be underwritten by Residential Funding Company, LLC, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. For additional information regarding underwriting systems that are used by Residential Funding Company, LLC to review many of the loans that it purchases and that may be included in any pool, see “—Automated Underwriting” below.

The depositor’s underwriting standards, as well as any other underwriting standards that may be applicable to any loans, generally include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

In addition, the depositor purchases loans that do not conform to the underwriting standards contained in the Guide. A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Company, LLC or the designated seller, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC or the designated seller, as applicable. Residential Funding Company, LLC or the designated seller, on behalf of the depositor, will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding Company, LLC or the designated seller, as applicable.

The level of review, if any, by Residential Funding Company, LLC or the depositor of any loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including factors relating to the experience and status of the seller, and factors relating to the specific loan, including:

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the original principal balance or credit limit, as applicable;

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the LTV or combined LTV ratio;

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the loan type or loan program; and

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the applicable Credit Score of the related borrower used in connection with the origination of the loan, as determined based on a credit scoring model acceptable to the depositor.

Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the loans may be originated may provide that qualification for the loan, the level of review of the loan’s documentation, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level may depend on the borrower’s Credit Score. See “—Guide Standards” in this prospectus.

The underwriting standards used in negotiated transactions and master commitments and the underwriting standards applicable to loans underlying private securities may vary substantially from the underwriting standards contained in the Guide. Those underwriting standards are, in most cases, intended to provide an underwriter with information to evaluate the borrower’s repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the loans included in any pool, the accompanying prospectus supplement, in most cases, will not distinguish among the various underwriting standards applicable to the loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or Residential Funding Company, LLC. Moreover, there can be no assurance that every loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of loans underwritten under varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

The depositor, either directly or indirectly through Residential Funding Company, LLC, will also purchase loans from its affiliates, including Homecomings Financial, LLC and GMAC Mortgage, LLC, with underwriting standards in accordance with the Guide or as otherwise agreed to by the depositor. However, in some limited circumstances, the loans may be employee or preferred customer loans for which, in accordance with the affiliate’s loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Company, LLC, or its affiliates, in limited circumstances preferential note rates may be allowed. Neither the depositor nor Residential Funding Company, LLC will review any affiliate’s loans for conformity with the underwriting standards contained in the Guide.

Automated Underwriting

In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Company, LLC underwrites many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information that is set forth in Residential Funding Company, LLC’s Seller Guide as the underwriting criteria that is necessary to satisfy each underwriting program.

In some cases, Residential Funding Company, LLC enters the information into the automated underwriting system using the documentation delivered to Residential Funding Company, LLC by the mortgage collateral seller. In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. If a mortgage collateral seller enters the information, Residential Funding Company, LLC will, in many cases, verify that the information relating to the underwriting criteria that it considers most important accurately reflects the information contained in the underwriting documentation. However, for some mortgage collateral sellers, it will only verify the information with respect to a sample of those mortgage loans.

Each automated review will either generate an approval, a rejection or a recommendation for further review. In the case of a recommendation of further review, underwriting personnel will perform a manual review of the mortgage loan documentation before Residential Funding Company, LLC will purchase the mortgage loan.

Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, some mortgage loans may be approved by an automated system that would have been rejected through a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Company, LLC’s Seller Guide, which could in turn be applied to numerous mortgage loans that the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC’s underwriting criteria.

Guide Standards

Loan Documentation

The following is a brief description of the underwriting standards under both the home equity program and the 125 loan program described in the Guide for full documentation loan programs. The prospectus supplement for each series of securities secured by trust assets purchased pursuant to the home equity program or the 125 loan program will describe any material changes to the general standard described in this prospectus. Initially, a prospective borrower, other than a borrower that is a trust, is required to fill out a detailed application providing pertinent credit information. As part of the description of the borrower’s financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower’s assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower’s available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes. Under the home equity program, the borrower normally must show, among other things, a minimum of two years’ credit history reported on the credit report and under the 125 loan program, the borrower normally must show a minimum of three years’ credit history. Under both programs, the borrower normally must show that no mortgage delinquencies, which are thirty days or greater, in the past 12 months existed. Under both programs, borrowers who have less than a 12 month first mortgage payment history may be subject to additional lending restrictions. In addition, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $500 or greater prior to closing. In addition, an employment verification is obtained which may report the borrower’s current salary and contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future, If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

The underwriting standards presented in the Guide also allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower’s own records relating to income and employment, rather than by having the originator obtain independent verifications from third parties, such as the borrower’s employer or mortgage servicer.

The underwriting standards contained in the Guide may be varied in appropriate cases, including in “limited” or “reduced loan documentation” loan programs. Limited documentation programs normally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and normally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower’s ability to repay the loan. For example, under Residential Funding Company, LLC’s stated income limited loan documentation program, some submission requirements regarding income verification and debt-to-income ratios are removed, but the seller is still required to perform a thorough credit underwriting of the loan. Normally, in order to be eligible for a reduced loan documentation program, a borrower must have a good credit history, and other compensating factors, including a relatively low combined LTV ratio or other favorable underwriting factors, must be present. The borrower’s eligibility for the program may also be determined by use of a credit scoring model.

Appraisals

In most cases, the value of the mortgaged property securing each loan will be determined by an appraisal, the purchase price of the related mortgaged property or if permitted by the Guide, a statistical valuation or the stated value. Appraisals may be performed by appraisers independent from or affiliated with the depositor, Residential Funding Company, LLC or their affiliates. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In some circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Under both programs, each appraisal is required to be dated no more than 360 days prior to the date of origination of the loan; provided that, depending on the original principal balance or the credit limit, as applicable, an earlier appraisal may be used if the appraisal was made not earlier than two years prior to the date of origination of the loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical valuation is obtained. However, appraisals, statistical valuations, or stated values will not establish that the mortgaged properties provide assurance of repayment of the loans. See “Risk Factors” in the accompanying prospectus supplement. Title searches are undertaken in most cases, and title insurance is required on all loans with an original principal balance or credit limit in excess of $200,000.

The appraised value for any loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. The statistical valuation will be the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related borrower in his or her application.

Loan-to-Value, Combined Loan-to-Value and Junior Ratios

As to each loan, LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the original principal balance or the credit limit, as applicable, to (B) the appraised value of the related mortgaged property loan, or, if permitted by the Guide, a statistical valuation or the stated value.

As to each loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior loan at origination of the loan together with any loan subordinate to it, to (B)

the appraised value of the related mortgaged property, or, if permitted by the Guide, a statistical valuation or the stated value.

As to each loan, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of (1) the original principal balance or the credit limit, as applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. As to each contract, the combined LTV ratio and junior ratio will be computed in the manner described in the accompanying prospectus supplement. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

Credit Scores

The Credit Scores for a portion of the loans underlying each series of securities may be supplied in the accompanying prospectus supplement. Credit Scores are obtained by many lenders in connection with loan applications to help assess a borrower’s creditworthiness. In addition, Credit Scores may be obtained by Residential Funding Company, LLC after the origination of a loan if the seller does not provide to Residential Funding Company, LLC a current Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Although each scoring model varies, typically Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which in most cases does not correspond to the life of a loan. Furthermore, many Credit Scores were not developed specifically for use in connection with the types of loans described in this prospectus, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in many cases, a Credit Score may not take into consideration the differences between the types of loans described in this prospectus and consumer loans in general, or the specific characteristics of the related loan, including the LTV ratio or combined LTV ratio, as applicable, the collateral for the loan, or the debt-to-income ratio of the borrower. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower’s Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

Application of Underwriting Standards

Once all applicable employment, credit and property information is received, a determination is made by the original lender as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the home if applicable, such as property taxes, hazard insurance and maintenance fees or other levies assessed by a Cooperative, if applicable, as well as other financial obligations, including debt service on any loan secured by a senior lien on the related mortgaged property. In most cases, the monthly payment used to qualify borrowers for a revolving credit loan will be assumed to be an amount equal to 1.00% times the applicable credit limit. In many cases, the loan rate in effect from the origination date of a revolving credit loan to the first adjustment date will be lower, and may be significantly lower, than the sum of the then applicable index and Gross Margin. The monthly payment used to qualify borrowers for a closed-end loan is a fully amortized fixed payment which is added to the housing expenses and other monthly debt to calculate the debt-to-income ratio. The loans, in most cases, do not, but may provide for negative amortization. For these loans or Balloon Loans, payment of the full outstanding principal balance, if any, at maturity may depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

In some circumstances, the loans have been made to employees or preferred customers of the originator for which, in accordance with the originator’s loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Company, LLC, GMAC Mortgage, LLC or any of their affiliates, in limited circumstances preferential loan rates may be allowed.

The home equity program provides some limitations on the combined LTV ratio for the loans and restrictions on any related underlying first lien loan. The underwriting guidelines for the home equity program normally permit combined LTV ratio’s as high as 100%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. In areas where property values are considered to be declining, the maximum permitted combined LTV ratio is 75% on owner occupied, full income documentation loans. Stated income documentation, second vacation homes, and three-to four-unit dwellings are not eligible where property values are declining. The underwriting guidelines for the 125 Loan Program normally permit combined LTV ratios as high as 125%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. The underwriting guidelines for both programs also include restrictions based on the borrower’s debt-to-income ratio. In addition to the conditions described above, an evaluation of the prospective borrower’s credit quality will be made based on a credit scoring model approved by Residential Funding Company, LLC. Underwriting guidelines for both programs include minimum credit score levels that may apply depending on other factors relating to the loan. The required yields for fixed-rate closed-end loans and required Gross Margins for revolving credit loans purchased under the home equity program, as announced from time to time, vary based on a number of factors including combined LTV ratio, original principal balance or credit limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

In its evaluation of loans that have twenty-four or more months of payment experience, Residential Funding Company, LLC generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated loans.

Qualifications of Sellers

Except in the case of Designated Seller Transactions or as specified in the accompanying prospectus supplement, each seller, other than the Federal Deposit Insurance Corporation, or the FDIC, and investment banking firms, will have been approved by Residential Funding Company, LLC for participation in Residential Funding Company, LLC’s loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding Company, LLC will consider, among other things:

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the financial status, including the net worth, of the seller;

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the previous experience of the seller in originating home equity, revolving credit, home improvement, manufactured housing or first loans;

•

the underwriting standards and the quality control procedures employed by the seller; and if applicable, servicing operations established by the seller.

There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of loans sold by it in the trust for a series of securities, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC, or if a seller’s net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller.

As specified in the accompanying prospectus supplement, the qualifications required of sellers for approval by Residential Funding Company, LLC as participants in its loan purchase programs may not apply to designated sellers. To the extent the designated seller fails to or is unable to repurchase the trust asset due to a breach of representation and warranty, neither the depositor, Residential Funding Company, LLC nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the securityholders or by the credit enhancement, if any.

Description of the Securities

The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or indenture or, in the case of certificates backed by private securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement for these securities. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement for these securities. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K.

The following summaries, together with additional summaries under “The Agreements” in this prospectus, describe all material terms and provisions relating to the securities common to each agreement. All references to an “agreement” and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of securities:

Accretion Directed

A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual

A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories described in this section.

Fixed Rate

A class with an interest rate that is fixed throughout the life of the class.

Floating Rate

A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Interest Only

A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Inverse Floating Rate

A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Lockout

A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior securities.

Partial Accrual

A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only

A class that does not bear interest and is entitled to receive only distributions of principal.

Planned Principal or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs some or all of the realized losses that would otherwise be allocated to a super senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of some or all realized losses as its share is directed to another class, referred to as the “senior support class” until the class principal balance of the support class is reduced to zero.

Targeted Principal or TACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying trust assets).

Credit support for each series of securities may be provided by any one or a combination of the following:

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subordination of one or more classes of securities;

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financial guaranty insurance policies;

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any uncertificated interest in the trust assets;

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overcollateralization;

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surety bonds;

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reserve funds;

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purchase obligations;

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derivative products;

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bankruptcy bonds;

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special hazard insurance policies;

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letters of credit;

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mortgage pool insurance policies; or

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other credit enhancement as described under “Description of Credit Enhancement” in this prospectus.

Form of Securities

As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical certificates or in book entry form. If issued as physical certificates, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the securities registrar who is appointed under the related agreement to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder as used in this prospectus refers to the entity whose name appears on the records of the securities registrar or, if applicable, a transfer agent, as the registered holder of a note.

If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for all purposes.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC’s clearance system.

The accompanying prospectus supplement will specify whether a beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry security agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered securities as indicated on the records of DTC of the availability of definitive securities for their DTC registered securities. Upon surrender by DTC of the definitive securities representing the DTC registered securities and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered securities as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive securities as securityholders under the pooling and servicing agreement, in the case of certificates or the indenture, in the case of notes.

Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Administrator as holders of the related securities for purposes of the pooling and servicing agreement or indenture, as applicable, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants.

Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act for the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with

normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the pooling and servicing agreement or indenture, as applicable, only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Administrator, the owner trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of the Trust Assets

At the time of issuance of a series of securities, the depositor will cause the trust assets and any other assets being included in the related trust to be assigned without recourse to the trustee or its nominee, which may be the custodian on behalf of the related trust. This assignment will include all principal and interest received on the trust assets after the cut-off date, other than principal and interest due on or before the cut-off date and any uncertificated interest in the trust assets retained by the depositor or any of its affiliates. In the case of a series of notes or certificates, the depositor’s assignment will be made to the owner trustee and, concurrently with that assignment, the owner trustee will grant a security interest in the related trust to the indenture trustee to secure the notes. Each trust asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things, information as of the cut-off date for each loan regarding the principal balance, the loan rate, the amount of the monthly payment of principal and interest, the maturity of the mortgage note and the LTV or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

If so specified in the accompanying prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., referred to together as MERS, assignments of the mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. known as the MERS® System. As to trust assets registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

Except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset other than loans underlying any private securities, deliver to the trustee or the custodian, the mortgage note and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or the owner trustee or a nominee, or a lost note affidavit, together with a copy of the related mortgage note. In addition, the depositor will, as to each loan that is a trust asset other than loans underlying any private securities, deliver to the sponsor, the servicer, the master servicer, the trustee or the custodian, as elected by the depositor, a set of the remaining legal documents relating to those trust assets that are in the possession of the depositor, which may include, as applicable, depending upon whether that trust asset is secured by a lien on mortgaged property, the following:

•

the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

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an assignment in recordable form of the mortgage or evidence that the mortgage is held for the related trustee through the MERS® System or a copy of such assignment with evidence of recording indicated thereon or, as to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements;

•

if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at those times described in the related agreement; and

•

if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the contract.

Assignments of the loans and contracts secured by a lien on mortgaged property will be recorded in the appropriate public recording office, except for mortgages held under the MERS® System or in states where, in the opinion of counsel acceptable to the trustee, the owner trustee or the rating agencies, the recording is not required to protect the trustee’s or owner trustee’s interests in the loans and contracts against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans or contracts.

The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so specified in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the documents if those documents are missing from the files of the party from whom the revolving credit loans, home equity loans and contracts were purchased.

In the case of contracts, the depositor or the master servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, the accompanying prospectus supplement will specify whether the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See “Certain Legal Aspects of the Trust Assets and Related Matters — Manufactured Housing Contracts” and “—The Home Improvement Contracts” in this prospectus.

As to any Puerto Rico trust assets, the mortgages for those trust assets either secure a specific obligation for the benefit of a specified person, referred to as direct Puerto Rico mortgage or secure an instrument transferable by endorsement, referred to as endorsable Puerto Rico mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of an assignment of mortgage would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable.

If, as to any loan or contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording on that mortgage or assignment concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee, the custodian or another entity, as applicable, appointed by the trustee a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, the mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the master servicer.

Review of Trust Assets

The trustee will be authorized to appoint one or more custodians under a custodial agreement to maintain possession of documents relating to the trust assets and review the mortgage notes delivered to it relating to the trust assets as the agent of the trustee or, following payment in full of the securities and discharge of the related agreement, the owner trustee or the master servicer, as applicable. The identity of the custodian, if any, will be described in the accompanying prospectus supplement.

The sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, will hold the documents delivered to it by the depositor in trust for the benefit of the securityholders. In most cases, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it within 90 days after receipt. The trustee or the custodian shall notify the master servicer or the designated seller, if any, and the depositor of any omissions or defects in respect of its review. If any omission or defect reported materially and adversely affects the interests of the securityholders in the related loan, the master servicer or the depositor shall notify Residential Funding Company, LLC or the designated seller. If Residential Funding Company, LLC or, in a Designated Seller Transaction, the designated seller, cannot cure the defect within the period specified in the accompanying prospectus supplement after notice of the defect is given to Residential Funding Company, LLC or, if applicable, the designated seller, Residential Funding Company, LLC or, if applicable, the designated seller is required to, within the period specified in the accompanying prospectus supplement, either repurchase the related loan or any property acquired from it from the trustee, or if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. The master servicer will be obligated to enforce this obligation of Residential Funding Company, LLC or the designated seller to the extent described under “Description of the Securities—Representations Relating to Loans” in this prospectus, but that obligation is subject to the provisions described under “Description of the Securities—Servicing and Administration of Trust Assets—Realization Upon Defaulted Loans” in this prospectus. There can be no assurance that the applicable designated seller will fulfill its obligation to purchase any loan as described in the second preceding sentence. In most cases, neither Residential Funding Company, LLC, the master servicer nor the depositor will be obligated to purchase or substitute for that loan if the designated seller defaults on its obligation to do so. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholders or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall remain in the related trust.

For any series of securities backed by Trust Balances of revolving credit loans, the documents delivered by the depositor in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the sponsor, the servicer, the master servicer, the trustee, a custodian or another entity, as applicable, appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of securities secured by private securities, the depositor may have the right to repurchase loans and/or contracts from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

Representations Relating to Loans

Except as described in the second paragraph under “Trust Asset Program—Qualifications of Sellers”, each seller will have made representations and warranties to Residential Funding Company, LLC relating to the loans sold by it. However, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not be assigned to the trustee for the benefit of the holders of the related series of securities, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

Except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will have made all of the representations and warranties required by the rating agency or agencies rating a specific series of securities. In a Designated Seller Transaction, the designated seller will have made substantially the same representations and warranties, which are not expected to vary in any material respect. The representations and warranties will, in most cases, include, among other things, that:

•

as of the cut-off date, the information contained in a listing of the related loans is true and correct in all material respects;

•

Residential Funding Company, LLC was the sole holder and owner of the loans free and clear of any and all liens and security interests;

•

each loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

•

no loan is one month or more delinquent in payment of principal and interest; and

•

to the best of Residential Funding Company, LLC’s knowledge, there is no delinquent tax or assessment lien against any mortgaged property.

Repurchases of Loans

The depositor will assign to the trustee all of its right, title and interest in each agreement by which it purchased a loan from Residential Funding Company, LLC or a designated seller, insofar as the agreement relates to the representations and warranties made by a designated seller or Residential Funding Company,

LLC, as the case may be, regarding the loan and any remedies provided for any breach of the representations and warranties. If a designated seller or Residential Funding Company, LLC, as the case may be, cannot cure a breach of any representation or warranty made by it relating to a loan that materially and adversely affects the interests of the securityholders in the loan, within 90 days after notice from the master servicer, the designated seller or Residential Funding Company, LLC, as the case may be, will be obligated to repurchase the loan at a repurchase price contained in the related agreement, which repurchase price, in most cases, will be equal to the principal balance of that loan as of the date of repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the loan rate, less the amount, expressed as a percentage per annum, payable for master servicing compensation or subservicing compensation, as applicable, and if applicable, any uncertificated interest retained by the depositor or any of its affiliates with respect to any trust asset.

In addition, except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will be obligated to repurchase or substitute for any loan secured by a lien on mortgaged property as to which it is discovered that the related mortgage is not a valid lien on the related mortgaged property having at least the priority maintained for the loan, as applicable, in the listing of related loans, subject only to:

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liens of real property taxes and assessments not yet due and payable;

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covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage and other permissible title exceptions;

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other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property; and

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if applicable, the liens of the related senior loans.

For any loan as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the loan subsequently is in default and the enforcement of that default or of the related mortgage is materially adversely affected by the absence of the original mortgage note, Residential Funding Company, LLC will be obligated to repurchase or substitute for the loan, in the manner described in the preceding paragraph. Furthermore, because the listing of the related loans, in most cases, contains information about the loans as of the cut-off date, prepayments and, in some limited circumstances, modifications to the note rate and principal and interest payments may have been made on one or more of the related loans between the cut-off date and the closing date. Residential Funding Company, LLC will not be required to purchase or substitute for any loan as a result of the prepayment or modification.

Limited Right of Substitution

In the case of a loan required to be repurchased by Residential Funding Company, LLC as provided in “Repurchases of Loans” in this prospectus, Residential Funding Company, LLC may, at its sole option, rather than purchase the loan, remove the loan from the trust, or from the assets underlying any private securities, if applicable, and cause the depositor to substitute in its place another loan of like kind. The accompanying prospectus supplement will describe the conditions of any eligible substitute loan. Under some circumstances, any substitution must be effected within 120 days of the date of the initial issuance of the securities of a trust. In the case of a trust for which a REMIC election is made, substitution of a defective loan must be effected within two years of the date of the initial issuance of the securities, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution. In most cases, any qualified substitute loan will, on the date of substitution:

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have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan-the amount of any shortfall to be deposited in the related Custodial Account in the month of substitution for distribution to the securityholders;

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have a loan rate and a Net Loan Rate not less than, and not more than one percentage point greater than, the loan rate and Net Loan Rate, respectively, of the deleted loan as of the date of substitution;

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have a LTV ratio or a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

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have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

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comply with all of the applicable representations and warranties contained in the related pooling and servicing agreement or loan purchase agreement as to individual loans as of the date of substitution.

The related pooling and servicing agreement or loan purchase agreement may include additional requirements relating to revolving credit loans or other specific types of loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. The accompanying prospectus supplement will indicate whether a designated seller will have the option to substitute for a loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

The master servicer will be required under the related agreement to use its best reasonable efforts to enforce purchase or substitution obligation of the designated seller or Residential Funding Company, LLC of which it has knowledge due to a breach of a representation or warranty that was made to or assigned to the trustee for the benefit of the trustee and the securityholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. However, this purchase or substitution obligation will not become an obligation of the master servicer if the designated seller, Residential Funding Company, LLC or the related seller, as the case may be, fails to honor its obligation. The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation or warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities.

Furthermore, if applicable, the master servicer may pursue foreclosure, or similar remedies, concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer will not be required to enforce any purchase of a designated seller arising from any misrepresentation by the designated seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related loan. In most cases, the foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by Residential Funding Company, LLC in its capacity as a seller of trust assets to the depositor, or for any other event giving rise to the obligations as described in this paragraph.

Neither the depositor nor the master servicer will be obligated to purchase a loan if a designated seller defaults on its obligation to do so, and no assurance can be given that a designated seller will carry out its obligations relating to loans. The default by a designated seller is not a default by the depositor or by the master servicer. Any loan not so purchased or substituted for shall remain in the related trust and any losses related to that loan shall be allocated to the related credit enhancement, and to the extent not available to the related securities.

Certain Insolvency and Bankruptcy Issues

Each seller, including a designated seller, and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that the seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of that seller, or the seller as a debtor-in-possession, were to assert that the sale of the trust assets from that seller to the depositor should be recharacterized as a pledge of the trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee’s interest in such mortgage notes could be defeated.

If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor’s business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

Assignment of Agency or Private Securities

The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Agency Securities or private securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any uncertificated interest retained by the depositor or any of its affiliates with respect to any trust asset. The depositor will cause the Agency Securities or private securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or private security. Each Agency Security or private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or private security information regarding the original principal amount and outstanding principal balance of each Agency Security or private security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.

Spread

The depositor, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due on the related trust assets which will be an uncertificated interest in the trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive in connection with the trust assets. Any of these payments generated from the trust assets will represent a specified portion of the interest payable thereon. The interest portion of a Realized Loss or extraordinary loss and any partial recovery of interest on the trust assets will be allocated between the owners of this uncertificated interest and the securityholders entitled to payments of interest as provided in the applicable agreement.

Subservicing

In most cases, the servicing for each loan will either be retained by the seller, or its designee approved by the master servicer, as subservicer, or will be released by the seller to the master servicer and will be subsequently transferred to a subservicer approved by the master servicer, and in either case will then be serviced by the subservicer under a subservicing agreement between the master servicer and the subservicer. The master servicer may, but is not obligated to, assign the subservicing to designated subservicers which will be qualified sellers and which may include Homecomings Financial, LLC or its affiliates. While the subservicing agreement will be a contract solely between the master servicer and the subservicer, the servicing agreement applicable to any series of securities will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related trust assets, any successor master servicer must recognize the subservicer’s rights and obligations under the subservicing agreement. For further information relating to subservicing see “Description of the Securities—Servicing and Administration of Trust Assets—Subservicing” in this prospectus.

Payments on Trust Assets

Collection of Payments on Loans

Each subservicer servicing a trust asset under a subservicing agreement will establish and maintain a Subservicing Account. A subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it relating to the trust assets, less its servicing or other compensation.

As specified in the subservicing agreement, the subservicer must remit or cause to be remitted to the master servicer all funds held in the Subservicing Account for trust assets that are required to be so remitted on a periodic basis not less frequently than monthly. If specified in the accompanying prospectus supplement, the subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest, or interest only, in the case of simple interest loans, less its servicing or other compensation, on any closed-end loan for which payment was not received from the borrower.

The master servicer will deposit or will cause to be deposited into a Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as described in the related agreement, which, in most cases, will include the following:

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payments on account of principal on the loans comprising a trust;

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payments on account of interest on the loans comprising that trust, net of the portion of each payment of interest retained by the master servicer, subservicer or other specified entity, if any, as servicing or other compensation;

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Liquidation Proceeds, net of any unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by any subservicer;

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Insurance Proceeds or proceeds from any alternative arrangements established in lieu of that insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

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subsequent recoveries of amounts related to a trust asset as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and servicing advances;

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proceeds of any loan in the trust purchased, or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, Residential Funding Company, LLC, any subservicer, seller or designated seller or any other person under the terms of the related agreement. See “Description of the Securities—Representations Relating to Loans,” and “—Assignment of the Trust Assets”;

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any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account, as described in the fifth paragraph below; and

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any amounts required to be transferred from the Payment Account to the Custodial Account.

In addition to the Custodial Account, the master servicer will establish and maintain, in the name of the trustee for the benefit of the holders of each series of securities, a Payment Account for the disbursement of payments on the trust assets evidenced by each series of securities. Both the Custodial Account and the Payment Account must be either:

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maintained with a depository institution whose debt obligations at the time of any deposit to the account are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

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an account or accounts the deposits in which are fully insured to the limits established by the FDIC. Any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the securityholders have a claim as to the funds in those accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which those accounts are maintained;

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in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet various rating criteria;

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in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

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any other Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to Permitted Investments.

A Payment Account may be maintained as an interest-bearing or non-interest-bearing account. The Custodial Account may contain funds relating to more than one series of securities as well as payment received on other loans and assets master serviced by the master servicer that have been deposited into the Custodial Account.

On the day described in the accompanying prospectus supplement, the master servicer will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be paid from that account to securityholders on the distribution date or any other date specified in the accompanying prospectus supplement. The master servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

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any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under “Credit Enhancement” in this prospectus;

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any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer to cover hazard losses on the loans as described under “Insurance Policies on Loans—Hazard Insurance and Related Claims” in this prospectus;

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any payments received on any Agency Securities or private securities included in the trust;

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the amount of any Advances on closed-end loans, if applicable, made by the master servicer as described in this prospectus under “Description of the Securities—Servicing and Administration of Trust Assets—Advances”; or

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any other amounts as described in the related agreement.

The portion of any payment received by the master servicer for a trust asset that is allocable to an uncertificated interest not retained by the depositor or any of its affiliates with respect to any trust asset, will, in most cases, be deposited into the Custodial Account, but the portion of any such payment allocable to an uncertificated interest in a trust asset retained by the depositor or any of its affiliates will not be deposited in the Payment Account for the related series of securities and will be paid as provided in the related agreement.

Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date, and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. All income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with these investments must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the master servicer out of its own funds upon realization of the loss.

Collection of Payments on Agency Securities or Private Securities

The trustee will deposit in the Payment Account all payments on the Agency Securities or private securities as they are received after the cut-off date. If the trustee has not received a distribution for any Agency Security or private security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or private security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

Withdrawals from the Custodial Account

The master servicer may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related agreement, which in most cases will include the following:

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to make deposits to the Payment Account in the amounts and in the manner provided in the related agreement and described above under “—Payments on Trust Assets; Collection of Payments on Loans” or in the accompanying prospectus supplement;

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to reimburse itself or any subservicer for any Advances or any Servicing Advances as to any mortgaged property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the loan for which those Advances or Servicing Advances were made;

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to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each loan;

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to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest for partial prepayments on the trust assets, and, if so provided in the servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

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to pay to itself, a subservicer, Residential Funding Company, LLC, the depositor, the seller or the designated seller all amounts received in connection with each trust asset purchased, repurchased or removed under the terms of the related agreement and not required to be paid as of the date on which the related repurchase price is determined;

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to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to any uncertificated interest in a trust asset, if any, out of collections or payments which represent interest on each trust asset, including any loan as to which title to the underlying mortgaged property was acquired;

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to reimburse itself or any subservicer for any Nonrecoverable Advance, limited by the terms of the related agreement as described in the accompanying prospectus supplement;

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to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any designated seller, or against which it or the depositor is indemnified under the related agreement;

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to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable;

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to withdraw any amount deposited in the Custodial Account that was not required to be deposited in that Custodial Account;

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to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable;

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to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

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to clear the Custodial Account of amounts relating to the corresponding trust assets in connection with the termination of the trust, as described in “The Agreements—Termination; Redemption of Securities” in this prospectus.

Distributions of Principal and Interest on the Securities

Beginning on the distribution date in the month after the month in which the cut-off date occurs, or any other date specified in the accompanying prospectus supplement, for a series of securities, distributions of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee or the master servicer acting on behalf of the trustee, or by a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on any other day specified in the accompanying prospectus supplement.

Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities therefore, if the securityholder has so notified the trustee, the master servicer, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the securities register. The final distribution in retirement of the securities of any class, other than a subordinate class, will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder’s percentage interest in a particular class.

The accompanying prospectus supplement will specify whether, as a result of the provisions described below under “—Servicing and Administration of Trust Assets—Realization upon Defaulted Loans,” under which the principal balance of a subordinate class of securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will generally be considered to remain outstanding until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

The method of determining, and the amount of, payments of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal. Each class of securities, other than classes of principal only securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. The accompanying prospectus supplement will describe the manner of interest accruals and payments. In general interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

On each distribution date for a series of securities, the trustee or the master servicer, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class’s Distribution Amount.

In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of distribution or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, will be described in the accompanying prospectus supplement. The distributions of principal on any class of securities will be specified in the accompanying prospectus supplement. Generally, distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement. To the extent the trust contains Balloon Loans that require no monthly payments and non-amortizing mortgage loans that require only small principal payments in proportion to the principal balance of the mortgage loan, the amount of principal distributions on the securities generally will be less than the amount that would otherwise be distributable on a similar pool of conventional loans.

On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer will furnish a statement to the trustee, setting forth, among other things, the amount to be paid on the next succeeding distribution date.

Funding Account

The pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional trust assets to the related trust after the closing date. Those additional trust assets will be required to conform to the requirements provided in the related agreement providing for the transfer. If specified in the accompanying prospectus supplement, the transfer may be funded by the establishment of a funding account. If a funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the trust assets relating to principal will be deposited in the funding account to be released as additional trust assets are transferred. A funding account will be generally required to be maintained as an Eligible Account. All amounts in the funding account will be required to be invested in Permitted Investments and the amount held in the account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional trust assets will generally provide that all the transfers must be made within a specified period, and that amounts set aside to fund those transfers, whether in a funding account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

Reports to Securityholders

On each distribution date, the master servicer will forward or cause to be forwarded to each securityholder of record, or will make available to each securityholder of record in the manner described in the accompanying prospectus supplement, a statement or statements for the related trust listing the information described in the related agreement. That information will in most cases, include the following, as applicable:

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the applicable record date, determination date and distribution date;

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the aggregate amount of payments received with respect to the trust assets, including prepayment amounts;

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the servicing fee payable to the master servicer and the subservicer;

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the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

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the amount, if any, of the distribution allocable to principal;

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the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

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the outstanding principal balance or notional amount of each class of securities before and after giving effect to the payment of principal on that distribution date;

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updated pool composition information, including weighted average interest rate and weighted average remaining term;

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the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

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if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount at the opening of business and as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

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the percentage of the outstanding principal balances of the senior securities, if applicable, after giving effect to the distributions on that distribution date;

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in the case of securities benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

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the aggregate unpaid principal balance of the trust assets after giving effect to the distribution of principal on that distribution date, and the number of loans at the beginning and end of the reporting period;

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based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any loans in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

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the aggregate amount of Draws;

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the amount of any losses on the trust assets during the reporting period;

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information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

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any material modifications, extensions or waivers to the terms of the trust assets during the reporting period or that have cumulatively become material over time;

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any material breaches of loan representations or warranties or covenants in the related agreement; and

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for any series of securities as to which the trust includes Agency Securities or private securities, any additional information as required under the related agreement.

Each amount listed under the second and third clauses above will be expressed both as an aggregate amount per each class of securities, and for all classes in aggregate, and as a dollar amount per single security. As to a particular class of securities, a single security, in most cases, will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the securities of a class. In addition to the information described above, reports to securityholders will contain other information as is listed in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

In addition, to the extent described in the related agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish on request a report to each holder of record of a class of securities at any time during that calendar year. The report will include information describing the aggregate principal and interest distributions for that calendar year or, in the event that person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

Servicing and Administration of Trust Assets

General

The master servicer will be required to service and administer the trust assets in a manner consistent with the terms of the related agreement. The master servicer may be an affiliate of the depositor.

For any series of securities secured by Agency Securities or private securities, the applicable procedures for servicing of the related underlying assets will be described in the accompanying prospectus supplement.

Subservicing

In connection with any series of securities the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the master servicer relating to the servicing and administration of the loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. See “Trust Asset Program—Subservicing” in this prospectus. Each subservicer typically will be required to perform the customary functions of a servicer, including but not limited to:

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collection of payments from borrowers and remittance of those collections to the master servicer;

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maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower under the trust asset, if applicable;

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processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

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attempting to cure delinquencies;

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supervising foreclosures;

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inspection and management of mortgaged properties under various circumstances; and

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maintaining accounting records relating to the trust assets.

The subservicer may be required to make Advances as described under “—Servicing and Administration of Trust Assets—Advances” in this prospectus. In addition, the subservicer generally shall be responsible for collection activity and default management with respect to any delinquent loan unless undertaken by the master servicer as described in the accompanying prospectus supplement. The master servicer will remain liable for its obligations that are delegated to a subservicer as if the master servicer alone were servicing those loans.

A subservicer may, in most cases, transfer its servicing obligations to another entity that has been approved for participation in Residential Funding Company, LLC’s loan purchase programs, but only with the approval of the master servicer.

Each subservicer will be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy for its employees and other persons acting on its behalf or on behalf of the master servicer.

Each subservicer will be required to service each trust asset under the terms of the subservicing agreement for the entire term of that trust asset, unless the subservicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. Subject to applicable law, the master servicer may have the right to terminate a subservicing agreement immediately upon giving notice upon specified events, including the violation of that subservicing agreement by the subservicer, or up to ninety days’ notice to the subservicer without cause upon payment of specified amounts described in the subservicing agreement. Upon termination of a subservicing agreement, the master servicer may act as servicer of the related trust assets or enter into one or more new subservicing agreements. The master servicer may agree with a subservicer to amend a subservicing agreement. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described above which are in effect in the original subservicing agreements. However, any pooling and servicing agreement or servicing agreement relating to a trust will provide that any amendment or new agreement may not be inconsistent with or violate the pooling and servicing agreement or servicing agreement in a manner which would materially and adversely affect the interest of the securityholders.

The master servicer may either assume the primary servicing responsibility from the related subservicer, and may perform all collections, loss mitigation and other servicing functions relating to any delinquent loan or foreclosure proceeding, or may review the loss mitigation procedures conducted for any delinquent loan, as well as the management and liquidation of any delinquent mortgaged properties acquired by foreclosure or deed-in-lieu of foreclosure.

In the event of a bankruptcy, receivership or conservatorship of the master servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer or subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy Code, subject to its right to assume or reject such agreement.

Collection and Other Servicing Procedures

The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the trust assets and will, consistent with the related pooling and servicing agreement or servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures which shall be normal and usual in its general loan servicing activities relating to loans comparable to those included in the trust. Consistent with the previous sentence, the master servicer may in its discretion waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for that loan or any coverage provided by any alternative credit enhancement will not be adversely affected by that waiver or extension. The master servicer may also waive or modify any term of a loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. The master servicer will have the option to allow a credit limit increase or an extension of the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement. The master servicer may be subject to restrictions under the pooling and servicing agreement or servicing agreement for the refinancing of a lien senior to a loan or a contract secured by a lien on the related mortgaged property. For any series of securities as to which the trust includes private securities, the master servicer’s servicing and administration obligations will be governed by the terms of those private securities.

The master servicer, in its discretion, may, or may allow a subservicer to, extend relief to borrowers whose payments become delinquent. The master servicer or subservicer, without the prior approval of the master servicer, may grant a period of temporary indulgence, in most cases, up to three months, to a borrower or may enter into a liquidating plan providing for repayment by the borrower of delinquent amounts within six months from the date of execution of the plan. Other types of forbearance generally require master servicer approval. Neither indulgence nor forbearance as to a trust asset will affect the interest rate or rates used in calculating payments to securityholders. See “Description of the Securities —Payments on Trust Assets” in this prospectus.

Under some circumstances, as to any series of securities, the master servicer may have the option to purchase loans from the trust for cash, or in exchange for other loans or Permitted Investments. All provisions relating to these optional purchase provisions will be described in the accompanying prospectus supplement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, lien releases and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. These modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related securities.

In connection with any significant partial prepayment of a loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a significant modification of the loan for federal income tax purposes.

Advances

If specified in the accompanying prospectus supplement, the master servicer will agree to make Advances on specified closed-end loans, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future payment, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date on the loans in the related pool. Advances will be made only to the extent that the Advances would, in the judgment of the master servicer be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances generally will not be made in connection with revolving credit loans. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes private securities, the master servicer’s advancing obligations will be under the terms of such private securities, as may be supplemented by the terms of the applicable agreement, and may differ from the provisions relating to Advances described in this prospectus. The master servicer generally will not make any advance with respect to principal on any simple interest loan, or the Balloon Amount in the case of a Balloon Loan.

The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under “Description of the Securities—Servicing and Administration of Trust Assets—Collection and Other Servicing Procedures,” and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of actions taken by a bankruptcy court.

Advances are intended to maintain a regular flow of scheduled interest and, if applicable, principal payments to related securityholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future payment to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer out of recoveries on the related loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any other loans included in the trust.

Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer determines that any Advances previously made are not ultimately recoverable as described in the preceding paragraph. For any senior/subordinate series, so long as the related subordinate securities remain outstanding and except for Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any.

No assurance can be given that the subservicers will carry out their Advance or payment obligations relating to the trust assets. The master servicer will remain liable for its advancing obligations that are delegated to a subservicer as if the master servicer alone were servicing those loans.

The master servicer’s obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

The master servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to real estate taxes and insurance premiums not paid by borrowers on a timely basis, or for expenses to acquire, preserve, restore or dispose of the related mortgaged property. In addition, the master servicer may be obligated to make Servicing Advances to the holders of any related first lien loan or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the securityholders. Servicing Advances will be reimbursable to the master servicer to the extent permitted by the related agreement.

In the case of revolving credit loans, the master servicer is required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, Draws may be covered first from principal collections on the other loans in the pool.

Enforcement of “Due on Sale” Clauses

In any case in which property subject to a loan, is being conveyed by the borrower, the master servicer, directly or through a subservicer, shall, in most cases, be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of that loan under any due-on-sale clause applicable to that loan, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, under which the person will become liable under the mortgage note subject to specified conditions. The original borrower may be released from liability on a loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the likelihood of full and timely collections on the related loan. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will generally be retained by the master servicer or subservicer as additional servicing compensation. See “Certain Legal Aspects of Trust Assets and Related Matters— Trust Assets Secured by Mortgages on Mortgaged Property—Enforceability of Certain Provisions” in this prospectus. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related loan. Any fee collected by the master servicer or the subservicer for processing that request will be retained by the master servicer or subservicer as additional servicing compensation.

Realization upon Defaulted Loans

If a loan or a contract secured by a lien on a mortgaged property is in default, the master servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property relating to that loan, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, capitalization of arrearages or modification as described above, or taking an unsecured note. Realization on other defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. In connection with that decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan or a contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for that trust asset are expected to at least satisfy the related senior loan in full and to pay foreclosure costs, it is likely that the trust asset will be written off as bad debt with no foreclosure proceeding. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders and, if applicable, the holder of any Excluded Balance. Any REO Loan or REO Contract secured by a lien on a mortgaged property will be considered for most purposes to be an outstanding trust asset held in the trust until such time as the mortgaged property, manufactured home or home improvement is sold and the REO Loan or REO Contract has been converted into a Liquidated Loan.

If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second paragraph below, received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to securityholders.

For a loan or a contract secured by a lien on a mortgaged property in default, the master servicer may pursue foreclosure or similar remedies, subject to any senior lien positions and other restrictions pertaining to junior loans as described under “Certain Legal Aspects of Trust Assets and Related Matters —Trust Assets Secured by Mortgages on Mortgage Property—Foreclosure on Loans and Certain Contracts” concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the loan will be removed from the related trust. The master servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received, except that the master servicer will treat any loan, other than a revolving credit loan, that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to that trust asset incurred after the initial liquidation will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to that loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer or the holder of the most subordinate class of securities in a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a defaulted loan or REO Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related borrower, the master servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise. For a description of the master servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the trust assets, see “Description of Credit Enhancement” and “Insurance Policies on Loans —Hazard Insurance and Related Claims” in this prospectus.

The accompanying prospectus supplement will specify whether a subsequent recovery shall be distributed to the securityholders in the same manner as Liquidation Proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of securities, if a final liquidation of a loan resulted in a Realized Loss and thereafter the master servicer receives a subsequent recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise. In addition, if so specified in the accompanying prospectus supplement, the principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of securities. However, the principal balance of that class of subordinate securities will not be

increased by more than the amount of Realized Losses previously applied to reduce that principal balance of that class of securities. The amount of any remaining subsequent recoveries will be applied to increase the principal balance of the class of securities with the next lower payment priority; however, the principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities, and so on. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provision will apply even if the principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

Special Servicing and Special Servicing Agreements

The pooling and servicing agreement or servicing agreement for a series of securities may name a Special Servicer, which will be responsible for the servicing of some delinquent trust assets. The Special Servicer may have discretion to extend relief to some borrowers whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by that borrower, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance generally may require the approval of the master servicer or subservicer, as applicable.

In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of these agreements, the holder may, as to some delinquent loans:

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instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to securityholders in the event that liquidation proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

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instruct the master servicer to purchase those loans from the trust prior to the commencement of foreclosure proceedings at the repurchase price and to resell those trust assets to that holder, in which case any subsequent loss on those loans will not be allocated to the securityholders;

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become, or designate a third party to become, a subservicer for the trust assets so long as (a) the master servicer has the right to transfer the subservicing rights and obligations of those trust assets to another subservicer at any time or (b) that holder or its servicing designee is required to service the trust assets according to the master servicer’s servicing guidelines; or

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the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

Servicing Compensation and Payment of Expenses

The master servicer will be paid monthly compensation for the performance of its servicing obligations at the percentage per annum of the outstanding principal balance of each loan as described in the accompanying prospectus supplement. Any subservicer will also be entitled to a monthly servicing fee which may vary under some circumstances from amounts as described in the accompanying prospectus supplement. The master servicer will deduct the servicing fee for the loans underlying the securities of a series in the amount specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted loans and any earnings on investments held in the Payment Account or any Custodial Account. Any uncertificated interest in the trust assets retained by a seller or the master servicer will not constitute part of the servicing fee. However, for a series of securities as to which the trust includes private securities, the compensation payable to the master servicer for servicing and administering such private securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such private securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

The master servicer or, if specified in the related agreement, the trustee on behalf of the applicable trust, will pay or cause to be paid various ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement. This includes, without limitation, payment of any fee or other amount payable for credit enhancement arrangements, payment of any FHA insurance premiums, if applicable, payment of the fees and disbursements of any trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and designated sellers under limited circumstances. In addition, as indicated under “Realization upon Defaulted Loans,” the master servicer will be entitled to reimbursements for expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

Each pooling and servicing agreement or servicing agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement or servicing agreement, and, if required, file with the Commission as part of a Report on Form 10-K filed on behalf of each issuing entity, the following documents:

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a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

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with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

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a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

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A review of the master servicer’s activities during the reporting period and of its performance under the applicable pooling and servicing agreement or servicing agreement has been made under such officer’s supervision; and

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To the best of such officer’s knowledge, based on such review, the master servicer has fulfilled all of its obligations under the related pooling and servicing agreement or servicing agreement in all materials respects throughout the period referenced in such servicer compliance certificate or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the trust assets will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the trust assets will provide the compliance certificate described above with respect to its servicing activities.

Furthermore, if any trust includes Agency Securities or private securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such Agency Securities or private securities or the required information will be provided in such trust’s Exchange Act reports while it is a reporting entity.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer may not resign from its obligations and duties under the pooling and servicing agreement or servicing agreement for each series of securities except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the related pooling and servicing agreement or servicing- agreement.

Each pooling and servicing agreement or servicing agreement will also provide that, except as described in this paragraph, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the related agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the related agreement. Each pooling and servicing agreement or servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust, or the special purpose entity, if applicable, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under related agreement. Any indemnification provided by the trust as described in the preceding sentence will result in the application of a loss to the offered securities if the amount of indemnification exceeds the amount of available credit enhancement. In addition, each pooling and servicing agreement or servicing agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that pooling and servicing agreement or servicing agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of an action and any liability resulting from that action will be expenses, costs and liabilities of the trust, or the special purpose entity, if applicable, and the master servicer or the depositor, as the case may be will be entitled to be reimbursed for that action out of funds otherwise distributable to securityholders.

The master servicer is required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement or servicing agreement.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement or servicing agreement, provided that the person meets the requirements described in the related agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under a pooling and servicing agreement or servicing agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements described in the related agreement. In the case of an assignment, the master servicer will be released from its obligations under the related agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Description of Credit Enhancement

General

As described in the accompanying prospectus supplement, the credit support provided for each series of securities will include one or any combination of the following:

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subordination provided by any class of subordinated securities related to a series of securities;

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overcollateralization and excess cash flow;

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a reserve fund;

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a financial guaranty insurance policy or surety bond;

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a letter of credit; or

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a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, mortgage repurchase bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement.

The credit support may also be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the accompanying prospectus supplement.

As to each series of securities, each element of the credit support will cover losses or shortfalls incurred on the trust assets, or losses or shortfalls allocated to or borne by the securities, as and to the extent described in the accompanying prospectus supplement and at the times described in that prospectus supplement. If so provided in the accompanying prospectus supplement, any element of the credit support may be subject to limitations relating to the specific type of loss or shortfall incurred as to any trust asset. Alternatively, if so provided in the accompanying prospectus supplement, the coverage provided by any element of the credit support may be comprised of one or more of the components described in this section. Each component may have a dollar limit and will, in most cases, provide coverage for Realized Losses that are, as applicable:

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Defaulted Loan Losses;

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Special Hazard Losses;

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Bankruptcy Losses; and

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Fraud Losses.

Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, if so provided in the accompanying prospectus supplement, Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted or unavailable for any reason, the securityholders will bear all further risks of loss not otherwise insured against.

For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided with respect to the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See “The Trust—Characteristics of the Loans—Revolving Credit Loans—Allocation of Revolving Credit Loan Balances” in this prospectus.

For any defaulted trust asset that is finally liquidated, the Realized Loss, if any as described in the related agreement, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of expenses allocable to the trust, towards interest and principal owing on the trust asset. As to a trust asset the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of that reduction will be treated as a Realized Loss.

Each prospectus supplement will include a description of:

•

the amount payable under the credit enhancement arrangement, if any, provided for a series;

•

any conditions to payment thereunder not otherwise described in this prospectus;

•

the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•

the material provisions of any agreement relating to the credit support.

Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered thereby. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in this prospectus.

The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage they provide do not include all terms of these instruments, but will reflect all relevant terms material to an investment in the securities. Copies of the instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of securities.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain and maintain one or more financial guaranty insurance policies or guarantees, or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of specified amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics, and will be in accordance with any limitations and expectations, described in the accompanying prospectus supplement. The insurer of the financial guaranty insurance policy will be described in the accompanying prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.

A financial guaranty insurance policy will generally be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of Residential Funding Company, LLC, any designated Seller or the master servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

If any component of credit enhancement as to any series of securities is to be provided by a letter of credit from a bank, the bank issuing the letter of credit will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the trust assets. The bank issuing the letter of credit, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank after notification from the trustee will be required to make payments, to be deposited in the related Payment Account relating to the coverage provided by that letter of credit.

Subordination

A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as described in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior subordinate securities, as specified in the accompanying prospectus supplement.

For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating the available amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any senior/subordinate series, the amount available for distribution will be allocated first to interest on the senior securities of the series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities of the series.

In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of any uncertificated interest in the trust assets and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

Except as noted in the following paragraph, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the accompanying prospectus supplement will describe how Realized Losses are allocated. In general, Realized Losses will be allocated on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances. If described in the accompanying prospectus supplement, some classes of senior securities may be allocated Realized Losses before other classes of senior securities.

The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of securities. In general, such losses will be allocated among all outstanding classes of securities of the related series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate securities may provide no coverage with respect to Extraordinary Losses or other specified types of losses, which will be described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities in accordance with their respective principal balances as described in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

In most cases, any allocation of a Realized Loss including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss to a class of securities in a senior/subordinate series will be made by reducing the outstanding principal balance of that class as of the distribution date following the calendar month in which the Realized Loss was incurred.

The rights of holders of the various classes of securities of any series to receive distributions of principal and interest are determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated to that security. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

If so provided in the related agreement, the master servicer may be permitted, under some circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the price set forth in the related prospectus supplement. Any purchase made at a price less than par will result in a Realized Loss, which will be allocated through the available credit enhancement. Any Realized Loss in excess of such credit enhancement may be borne by the then current securityholders of the class or classes that would have borne that Realized Loss. See “Description of the Securities— Servicing and Administration of—Trust Assets-Special Servicing and Special Servicing Agreements” in this prospectus.

To the extent provided in the accompanying prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under “Description of Credit Enhancement— Reserve Funds” in the accompanying prospectus supplement.

In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate securities to receive the Subordinate Amount to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

The exact terms and provisions of the subordination of any subordinate certificate will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

If specified in the accompanying prospectus supplement, interest collections on the trust assets may exceed the interest payments required to be made on the securities and other fees and expenses of the trust for the related distribution date. The amount of this excess is referred to as excess interest. The excess interest may be deposited into a reserve fund or applied as a payment to certain classes of securities as described in the accompanying prospectus supplement. To the extent excess interest is applied as principal payments on the securities, the effect will be a reduction of the principal balance of the securities relative to the outstanding balance of the trust assets, creating overcollateralization and additional protection to the securityholders, as specified in the accompanying prospectus supplement.

Reserve Funds

If specified in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement and related agreement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from an uncertificated interest in the trust assets or otherwise. A reserve fund for a series of securities which is funded over time by depositing in that reserve fund a portion of the interest payment on each trust asset may be referred to as a spread account in the accompanying prospectus supplement and related agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any uncertificated interest in the trust assets or other cash flows attributable to the related trust assets or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. For any series of securities as to which credit enhancement includes a letter of credit, under circumstances specified in the accompanying prospectus supplement, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.

Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. A reserve fund may provide coverage to more than one series of securities if described in the accompanying prospectus supplement. If specified in the accompanying prospectus supplement, reserve funds may be established to provide limited protection against only specific types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement and will not be available for further application to the securities.

The trustee will have a perfected security interest for the benefit of the securityholders in the assets of the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for the series, and any loss resulting from those investments will be charged to that reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.

Mortgage Pool Insurance Policies

Any insurance policy covering losses on a loan pool obtained by the depositor for a trust will be issued by the mortgage pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement. As described under “—Maintenance of Credit Enhancement,” the master servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims under that policy to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under those policies may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. On satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable loan rate to the date of purchase and some expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses for the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts may not be covered by payments under the policy and may be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” in this prospectus for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of representation made by a seller may also have occurred. If the representation by a seller has been assigned to the trustee for the benefit of the securityholders and that breach materially and adversely affects the interests of securityholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of the seller, as described under “Description of the Securities—Repurchases of Loans” in this prospectus. However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Company, LLC.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See “Certain Legal Aspects of the Trust Assets and Related Matters” in this prospectus. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See “Description of the Securities—Servicing and Administration of Trust Assets—Advances.”

Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under “Insurance Policies on Loans— Standard Hazard Insurance on Mortgaged Properties,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See “—Special Hazard Insurance Policies” in this prospectus. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

Special Hazard Insurance Policies

Any insurance policy covering Special Hazard Losses obtained by the depositor for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy will, subject to limitations described in the accompanying prospectus supplement, if any, protect the related securityholders from Special Hazard Losses.

A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the master servicer for the related property.

Bankruptcy Bonds

In the event of a personal bankruptcy of a borrower and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the loan, including a Debt Service Reduction. See “Certain Legal Aspects of Trust Assets and Related Matters— Trust Assets Secured by Mortgages on Mortgaged Property—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus. Any bankruptcy bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the depositor for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy bond will be stated in the accompanying prospectus supplement.

Maintenance of Credit Enhancement

If credit enhancement has been obtained for a series of securities, the master servicer, as specified in the related agreement, will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreements, unless coverage under that credit enhancement has been exhausted through payment of claims or otherwise, or substitution for that credit enhancement is made, as described below under “—Reduction or Substitution of Credit Enhancement” in this prospectus. The master servicer, on behalf of itself, the trustee and securityholders, will provide the information required for the trustee to draw any applicable credit enhancement.

The master servicer or any other entity specified in the accompanying prospectus supplement will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer or another entity specified in the accompanying prospectus supplement will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. For all forms of credit enhancement other than a mortgage pool insurance policy, the master servicer will have no obligation to replace or substitute the credit enhancement for any reason, including the non-performance or downgrading of the provider of the credit enhancement. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

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that restoration will increase the proceeds to one or more classes of securityholders on liquidation of that trust asset after reimbursement of the master servicer for its expenses; and

•

that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

If recovery under any letter of credit or other credit enhancement is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted trust asset and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with that restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected thereby and consent of the related credit enhancer, if applicable.

Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and the accompanying prospectus supplement will specify whether the master servicer or the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to those assets. Any assets so released and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

Other Financial Obligations Related To The Securities

Swaps and Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars, collectively referred to as swaps, to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements, similar yield maintenance arrangements or other notional principal contracts, that do not involve swap agreements, collectively referred to as yield supplement agreements. Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the repurchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. The accompanying prospectus supplement will specify whether each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relates.

Insurance Policies on Loans

Hazard Insurance and Related Claims

The terms of each loan and contract that is secured by a lien on a mortgaged property, other than a Cooperative Loan, require each borrower to maintain a hazard insurance policy covering the related mortgaged property as described in the next paragraph.

The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy but will reflect all material terms of the policy relevant to an investment in the securities. The insurance is subject to underwriting and approval of individual trust assets by the respective insurers.

In most cases, the servicing agreement will require the master servicer to cause to be maintained for each mortgaged property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of:

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the maximum insurable value of the mortgaged property;

•

guaranteed replacement value; or

•

the sum of the outstanding balance of the related loan or contract plus the outstanding balance on any loan senior to that loan or contract.

The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by borrowers or subservicers.

All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, will be deposited initially in the Custodial Account and ultimately in the Payment Account. If loans secured by junior liens on the related mortgaged property are included within any trust, investors should consider the application of hazard insurance proceeds discussed in this prospectus under “Certain Legal Aspects of the Trust Assets and Related Matters— Trust Assets Secured by Mortgages on Mortgaged Property—Junior Mortgages; Rights of Senior Mortgagees.”

The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those trust assets. If that blanket policy contains a deductible clause, the master servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause.

In most cases, the master servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a loan or contract are located in a federally designated flood area at the time of origination of that loan or contract, the pooling and servicing agreement or servicing agreement typically requires the master servicer to cause to be maintained for each such loan or contract serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the loans and contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Subordination” in this prospectus for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

The Depositor

The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC. The depositor is a Delaware corporation incorporated in May 5, 1995. The depositor was organized for the limited purpose of acquiring first or junior lien home equity loans, revolving credit loans, home improvement loans, home improvement contracts, home loans, manufactured housing contracts, Agency Securities and private securities and depositing these loans, contracts Agency Securities and private securities into issuing entities that issue securities backed by such loans, contracts, Agency Securities and private securities. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired trust assets indirectly through
Residential Funding Company, LLC, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC

The securities do not represent an interest in or an obligation of the depositor. The depositor’s only obligations with respect to a series of securities will be to repurchase certain items of trust assets upon any breach of limited representations and warranties made by the depositor.

The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000.

Residential Funding Company, LLC

Residential Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and the master servicer or Administrator for a series of securities, except in the case of a Designated Seller Transaction.

The Agreements

As described in this prospectus under “Introduction” and “Description of the Securities,” each series of certificates will be issued under a pooling and servicing agreement, indenture or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the trust assets will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement

Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

•

any failure by the master servicer to make a required deposit to the Custodial Account or the Payment Account or, if the master servicer is the paying agent, to distribute to the holders of any class of securities of a series any required distribution, and the failure continues unremedied for five business days after the giving of written notice of that failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

•

any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for 45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related pooling and servicing agreement or servicing agreement, after the giving of written notice of failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee be, by the holders of securities of that class evidencing not less than 25%, 33% in the case of a trust including private securities, or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable;

•

specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations; and

•

any other servicing default as described in the pooling and servicing agreement or servicing agreement.

A default under the terms of any pooling and servicing agreement or servicing agreement relating to any private securities included in any trust will not constitute an event of default under the related agreement.

So long as an event of default remains unremedied under a pooling and servicing agreement, either the depositor or the trustee may, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee, shall, by written notification to the master servicer and the depositor, terminate all of the rights and obligations of the master servicer under the related agreement, other than any right of the master servicer as securityholder. In the case of an event of default under a servicing agreement, all rights and obligations of the master servicer will be terminated, other than the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor’s consent, its designee, will succeed to all responsibilities, duties and liabilities of the master servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement. If the trustee would be obligated to succeed the master servicer but is unwilling to act, it may appoint, or if it is unable to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the related agreement unless otherwise described in the agreement. Pending any appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the related agreement. The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the related agreement, except any such expense as may arise from the trustee’s negligence or bad faith.

No securityholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless:

•

such holder previously has given to the trustee written notice of default and the continuance thereof;

•

the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class:

•

have made written request upon the trustee to institute the proceeding in its own name as trustee under the agreement; and

•

have offered to the trustee reasonable indemnity and

•

the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity.

However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under the agreement or in relation to that agreement at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by or in connection with that agreement.

Indenture

An event of default under the indenture for each series of securities, in most cases, will include:

•

a default for five days or more in the distribution of any principal of or interest on any security of the series;

•

failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

•

any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

•

some events of bankruptcy, insolvency, or similar events relating to the depositor or the trust; or

•

any other event of default provided for securities of that series.

If an event of default as to any outstanding securities of any series occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the securities of the series, with the written consent of the credit enhancer, may declare the principal amount, or, if the securities of that series are accrual securities, that portion of the principal amount as may be specified in the terms of that series, of all the securities of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related securities.

If, following an event of default for any series of securities, the securities of the series have been declared to be due and payable, the indenture trustee, with the consent of the credit enhancer, if applicable, may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the securities of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the securities of the series as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the securities of a series following an event of default, unless:

•

the holders of 100% of the then aggregate outstanding amount of the securities of the series consent to that sale;

•

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding securities of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale; or

•

the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those securities as those payments would have become due if those securities had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 662/3% of the then aggregate outstanding amount of the securities of the series and the credit enhancer, if applicable.

In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distributions to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

If specified in the accompanying prospectus supplement, in the event the principal of the securities of a series is declared due and payable, as described in the second preceding paragraph, the holders of any securities issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those securities less the amount of the discount that is unamortized.

In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

•

the holder previously has given to the indenture trustee written notice of default and the continuance of that default;

•

the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the indenture trustee to institute that proceeding in its own name as indenture trustee and (2) have offered to the indenture trustee reasonable indemnity;

•

the indenture trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity; and

•

no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by the holders of a majority of the security balances of that class.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under or in relation to the indenture at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

Amendment

In most cases, each agreement may be amended by the parties to the agreement without the consent of the related securityholders to:

•

cure any ambiguity;

•

correct or supplement any provision in that agreement which may be inconsistent with any other provision in that agreement or to correct any error;

•

change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;

•

if an election to treat the related trust as a “real estate mortgage investment conduit” or REMIC has been made, modify, eliminate or add to any of its provisions

•

to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that

•

the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk; and

•

the action will not adversely affect in any material respect the interests of any related securityholder; or

•

to modify the provisions regarding the transferability of the REMIC Residual Securities, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the securities, as evidenced by a letter from each applicable rating agency, and that any amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Securities to a non-permitted transferee;

•

make any other provisions for matters or questions arising under that agreement which are not materially inconsistent with the provisions of that agreement, so long as that action will not adversely affect in any material respect the interests of any securityholder; or

•

amend any provision that is not material to holders of any class of related securities.

In most cases, each agreement may also be amended by the parties to the agreement with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no amendment may:

•

reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security;

•

impair the right of any securityholder to institute suit for the enforcement of the provisions of the agreements (in the case of an indenture);

•

adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the first clause above, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment; or

•

reduce the percentage of securities of any class the holders of which are required to consent to any amendment unless the holders of all securities of that class have consented to the change in the percentage.

Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

Termination; Redemption of Securities

The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, including the securities issued under any related indenture in the case of a series of notes, other than some limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the distribution to the related securityholders, of all amounts held in the Payment Account or by the entity specified in the accompanying prospectus supplement and required to be paid to those securityholders following the earlier of:

•

the final payment or other liquidation or disposition, or any related Advance, of the last trust asset subject to the related agreement and all property acquired upon foreclosure or deed in lieu of foreclosure of any loan; and

•

the purchase by the entity specified in the accompanying prospectus supplement from the trust of all remaining trust assets and all property acquired relating to the trust assets.

Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the trust assets. If the holder of a class of securities may terminate the trust and cause the outstanding securities to be redeemed when 25% or more of the initial principal balance of the securities is still outstanding, the term “callable” will be included in the title of the related securities. In addition to the foregoing, the entity specified in the accompanying prospectus supplement may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of the securities, the entity specified in the accompanying prospectus supplement will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase of loans and property acquired from the loans evidenced by a series of securities shall be made at the option of the entity specified in the accompanying prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity, if not Residential Funding Company, LLC or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity, provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a “benefit plan investor” as defined in “ERISA Considerations—Plan Asset
Regulations”.  The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be subject to the criteria, and will be at the price, indicated in the accompanying prospectus supplement. Any early termination may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal, income tax regulations and its status as a REMIC.

In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the distribution date specified in the accompanying prospectus supplement and until the date when the optional termination rights of the entity specified in the accompanying prospectus supplement become exercisable. The Call Class will not be offered by the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the

Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed under the indenture.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee

The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC.

The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC.

The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If so specified in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Yield and Prepayment Considerations

The yield to maturity of a security will depend on various factors, including:

•

the price paid by the holder for the security;

•

the interest rate, referred to as the security rate, on any security entitled to payments of interest, which may vary if specified in the accompanying prospectus supplement; and

•

the rate and timing of principal payments on the trust assets, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of Draws, if applicable, and the allocation of principal payments to reduce the principal or notional balance of the security.

The amount of interest payments on a trust asset made, or accrued in the case of accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated on the basis of that class’ specified percentage of each payment of interest, or accrual amounts in the case of accrual securities, and will be expressed as a fixed, adjustable or variable security rate payable on the outstanding principal or notional balance of that security, or any combination of those security rates, calculated as described in this prospectus and in the accompanying prospectus supplement. See “Description of the Securities—Distributions of Principal and Interest on the Securities” in this prospectus. A variable security rate may be calculated based on the weighted average of the Net Loan Rates of the related loans or certain balances of the loans, which may be weighted in accordance with the balances for the month preceding the distribution date. An adjustable security rate may be calculated by reference to an index or otherwise. Holders of interest only securities or a class of securities having a security rate that varies based on the weighted average loan rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher Net Loan Rates or higher rates applicable to the interest only securities, as applicable.

The effective yield to maturity to each holder of securities entitled to payments of interest may be below that otherwise produced by the applicable security rate and purchase price of the security because, while interest will accrue on each loan during the calendar month or a specified period preceding a distribution date, the distribution of interest will be made on the distribution date in the month following the month of accrual as specified in the accompanying prospectus supplement.

The aggregate payments of interest on a class of securities, and the yield to maturity on a class of securities, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only and, in the case of securities evidencing interests in revolving credit loans, by changes in the Net Loan Rates on the revolving credit loans due to fluctuations in the related index or changes in the Gross Margin. See “The Trust— Characteristics of the Loans—Revolving Credit Loans” in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults, optional repurchases and by repurchases of loans in the event of breaches of representations made for those loans. See “Description of the Securities—Representations Relating to
Loans” and “—Assignment of the Trust Assets” in this prospectus. In addition, if the index used to determine the note rate for the securities is different than the index applicable to the loan rates, the yield on the securities will be sensitive to changes in the index related to the note rate and the yield on the securities may be reduced by application of a cap on the note rate based on the weighted average of the Net Loan Rates or other formulas as may be described in the accompanying prospectus supplement.

In most cases, if a security is purchased at a premium over its face amount and payments of principal on that security occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed at the time of purchase. Conversely, if a security is purchased at a discount from its face amount and payments of principal on that security occur at a rate slower than that anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed at the time of purchase. If strip securities are issued evidencing a right to payments of interest only or disproportionate payments of interest, Principal Prepayments on the loans, net of Draws, if applicable, liquidations, purchases and repurchases will negatively affect the total return to investors in any of those securities. In addition, the total return to investors in securities evidencing a right to payments of interest at a rate that is based on the weighted average Net Loan Rate from time to time will be adversely affected by principal payments on loans with loan rates higher than the weighted average loan rate on the loans. In most cases, loans with higher loan rates or Gross Margins are likely to prepay at a faster rate than loans with lower loan rates or Gross Margins. In some circumstances, rapid principal payments on the trust assets, net of Draws, if applicable, may result in the failure of those holders to recoup their original investment. If strip securities are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the trust assets, net of Draws, if applicable, could negatively affect the anticipated yield on those strip securities. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a security rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of principal payments on the related trust assets, net of Draws if applicable, than other classes of securities.

The outstanding principal balances of manufactured housing contracts, home loans, home equity loans, revolving credit loans, home improvement loans and home improvement contracts are, in most cases, much smaller than traditional first lien loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien loan prepayment rates, or those effects may be similar to the effects of those changes on loan prepayment rates, but to a smaller degree.

The timing of changes in the rate of principal payments on a class of securities entitled to principal may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In most cases, the earlier a payment of principal on a class of securities entitled to principal, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.

The rate and timing of defaults on the trust assets will also affect the rate and timing of principal payments on the trust assets and thus the yield on the related securities. There can be no assurance as to the rate of losses or delinquencies on any of the trust assets, however, those losses and delinquencies may be expected to be higher than those of traditional first lien loans. To the extent that any losses are incurred on any of the trust assets that are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related pool, or other classes of the series, will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all losses incurred on the trust assets, the effect of losses may be to increase prepayment experience on the trust assets, thus reducing average weighted life and affecting yield to maturity.

In general, defaults on loans are expected to occur with greater frequency in their early years. A trust may include, if specified in the accompanying prospectus, loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer or any of its affiliates as described in this prospectus under “Description of the Securities—Servicing and Administration of Trust Assets,” in connection with a loan that is in default, or if a default is reasonably foreseeable.

The risk of loss on loans secured by mortgaged properties located in Puerto Rico may be greater than on loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See “Certain Legal Aspects of the Trust Assets and Related Matters” in this prospectus.

If credit enhancement for a series of securities is provided by a third party as described under “Description of Credit Enhancement” in this prospectus that subsequently suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default by the third party credit enhancer, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan for the number of days in the month actually elapsed up to the date of the prepayment. As a result, prepayments in full or final liquidations of loans may reduce the amount of interest collections available to the trust in the following month to holders of securities entitled to distributions of interest. See “Description of the Securities—Distributions of Principal and Interest on the Securities” in this prospectus. A partial prepayment of principal is applied so as to reduce the outstanding principal balance on a loan, other than a simple interest loan or a revolving credit loan, as of the first day of the month in which the partial prepayment is received. A partial prepayment on a simple interest loan or a revolving credit loan is applied as of the day the partial prepayment is received. As a result, the effect of a partial prepayment on a loan, other than a simple interest loan, will be to reduce the amount of interest collections available to the trust in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount. See “Description of the Securities—Payment on Trust Assets” in this prospectus. Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt.

For some loans, the loan rate at origination may be below the rate that would result from the sum of the then-applicable index and Gross Margin. Under the applicable underwriting standards, borrowers are, in most cases, qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any trust asset may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the loan rate.

Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan. Similarly, a borrower under a Balloon Loan will be required to pay the Balloon Amount at maturity. Each of these types of loans pose a greater risk of default than fully-amortizing revolving credit loans, because the borrower’s ability to make such a substantial payment at maturity will generally depend on the borrower’s ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor, Residential Funding Company, LLC, Homecomings Financial, LLC nor any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

For any loans and any contracts secured by junior liens on the related mortgaged property, any inability of the borrower to pay off the balance of those junior liens may also affect the ability of the borrower to obtain refinancing of any related senior loan, which may prevent a potential improvement in the borrower’s circumstances. Furthermore, as specified in the accompanying prospectus supplement, under the related agreement the master servicer under certain circumstances may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower’s circumstances or result in a prepayment or default under the corresponding junior loan or contract, as applicable.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

As indicated under “The Trusts—Characteristics of the Loans,” the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables describing the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

In addition to the borrower’s personal economic circumstances, the following is a list of factors that may affect the rate and timing of principal payments on the trust assets or Draws on the revolving credit loans:

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homeowner mobility;

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job transfers;

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changes in the borrower’s housing needs;

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the borrower’s net equity in the mortgaged property;

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changes in the value of the mortgaged property;

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national and regional economic conditions;

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enforceability of due-on-sale clauses;

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prevailing market interest rates;

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servicing decisions;

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solicitations and the availability of mortgage funds;

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seasonal purchasing and payment habits of borrowers; or

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changes in the deductibility for federal income tax purposes of interest payments on home equity loans.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Depending on the borrower’s use of the revolving credit loan and payment patterns, during the repayment period, a borrower under a revolving credit loan may be obligated to make payments that are higher than that for which the borrower originally qualified.

There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end loans may provide for a prepayment charge. The prospectus supplement will specify whether trust assets may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts or manufactured housing contracts, but in most cases expects that Principal Prepayments on home improvement contracts will be higher than other trust assets due to the possibility of increased property value resulting from the home improvement and more refinance options. The depositor generally expects that prepayments on manufactured housing contracts will be lower than on other trust assets because manufactured housing contracts may have fewer refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time.

The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws. Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

The yield to maturity of the securities of any series, or the rate and timing of principal payments on the trust assets or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the note rates for a series of securities is different from the index applicable to the loan rates of the underlying trust assets, the yield on the securities may be reduced by application of a cap on the note rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement.

For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the trust assets may also be affected by the risks associated with other trust assets. As a result of the payment terms of the revolving credit loans or of the note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

The loans, in most cases, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of that loan upon sale or various transfers by the borrower of the underlying mortgaged property. The master servicer will usually enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the master servicer will not be permitted to take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. While most manufactured housing contracts will contain “due-on-sale” provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the master servicer may permit assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described under “Trust Asset Program—Underwriting Standards” in this prospectus. Such assumption would have the effect of extending the average life of the manufactured housing contract. The extent to which trust assets are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of securities. See “Description of the Securities— Servicing and Administration of Trust Assets—Collection and Other Servicing Procedures” and “Certain Legal Aspects of the Trust Assets and Related Matters—Trust Assets Secured by Mortgages on Mortgaged Property—

Enforceability of Certain Provisions” for a description of provisions of the related agreement and other legal developments that may affect the prepayment experience on the trust assets.

In addition, some private securities included in a pool may be backed by underlying trust assets having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to an extent, depend on the interest rates on those underlying trust assets.

A subservicer, the master servicer, or an affiliate of the master servicer, may also, from time to time, implement refinancing or modification programs designed to encourage refinancing. These programs could require little or no cost and decreased documentation from the borrower. In addition, these programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer’s or master servicer’s judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of those loans which may be removed from the related pool. As a result of these programs, as to the pool underlying any trust:

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the rate of Principal Prepayments of the loans in the pool may be higher than would otherwise be the case;

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the average credit or collateral quality of the loans remaining in the pool may decline; and

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the weighted average interest rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

In addition, the master servicer or a subservicer may allow the refinancing of a trust asset by accepting Principal Prepayments on that trust asset and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of that refinancing, the new loan or contract would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related trust assets.

If the applicable agreement for a series of securities provides for a funding account or other means of funding the transfer of additional trust assets to the related trust, as described under “Description of the Securities—Funding Account” in this prospectus, and the trust is unable to acquire those additional trust assets within any applicable time limit, the amounts set aside for that purpose may be applied as principal distributions on one or more classes of securities of that series. In addition, if the trust for a series of securities includes additional balances and the rate at which those additional balances are generated decreases, the rate and timing of principal payments on the securities will be affected and the weighted average life of the securities will vary accordingly. The rate at which additional balances are generated may be affected by a variety of factors.

Although the loan rates on revolving credit loans will and some other trust assets may be subject to periodic adjustments, those adjustments, in most cases:

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will not increase those loan rates over a fixed maximum rate during the life of any trust asset; and

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will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related Gross Margin, which may vary under some circumstances, and which may be different from margins being used for newly originated revolving credit loans.

As a result, the loan rates on the trust assets in any pool at any time may not equal the prevailing rates for similar, newly originated home equity loans, home loans, lines of credit, home improvement loans, home improvement contracts or manufactured housing contracts and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher than would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on trust assets that the rate of prepayment may increase as a result of refinancing. There can be no certainty as to the rate of principal payments on the trust assets or Draws on the revolving credit loans during any period or over the life of any series of securities.

For any index used in determining the note rates for a series of securities or loan rates of the underlying trust assets, a number of factors affect the performance of that index and may cause that index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than increases which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the trust assets which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any subordinate financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See “Certain Legal Aspects of the Trust Assets and Related
Matters” in this prospectus.

To the extent that losses resulting from delinquencies, foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under “Description of Credit Enhancement” or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity.

Under some circumstances, the master servicer may have the option to purchase the trust assets in a trust, thus resulting in the early retirement of the related securities. See “The Agreements— Termination; Redemption of Securities” in this prospectus. Any repurchase will shorten the weighted average lives of the related securities. Furthermore, as described under “The Agreements—Termination; Retirement of Securities” a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of the initial issuance of the related series of securities and until the date when the optional termination rights of the master servicer or the servicer become exercisable. Any such termination will shorten the weighted average lives of the related securities.

Certain Legal Aspects of the Trust Assets and Related Matters

The following discussion contains summaries of various legal aspects of the trust assets that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the trust assets may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the trust assets.

Trust Assets Secured by Mortgages on Mortgaged Property

General

The loans will and, if applicable, contracts, in each case other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located and may have first, second or third priority. Mortgages, deeds of trust and deeds to secure debt are referred to in this prospectus as “mortgages.” Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those contracts and grant a security interest in the related manufactured homes to secure repayment of the loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances become subject to real estate title and recording laws. See “—Manufactured Housing Contracts” in this section. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. The lien created by the mortgage, deed of trust or deed to secure debt is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and mostly on the order of recordation of the mortgage in the appropriate recording office.

There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary. At origination of a loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

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the trustor who is the borrower-homeowner;

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the beneficiary who is the lender; and

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a third-party grantee called the trustee.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically, with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or deed to secure debt, and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

If specified in the prospectus supplement relating to a series of securities, the loans and contracts may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon, or grant a security interest in, the

Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of related financing statements, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative’s building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is, in most cases, subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

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arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

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arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the revolving credit loans and the home equity loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” in this prospectus.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code as to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Loans and Certain Contracts

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee’s or grantee’s sale, as applicable, under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and in most cases, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. After that redemption period, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See “Description of Credit Enhancement” in this prospectus.

Foreclosure on Junior Loans

If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a “due-on-sale” clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, if the junior lender purchases the property, the lender’s title will be subject to all senior liens and claims and some governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are in most cases payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See “Description of the
Securities—Servicing and Administration of Trust Assets—Realization Upon Defaulted Loans” in this prospectus.

In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary “civil action” filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the borrower resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the borrower as his principal residence, the borrower of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The borrower can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to-satisfy the loan and/or contract and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenantstockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement, in most cases, permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under that proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

In most cases, the recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and its accrued and unpaid interest.

In most cases, recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower, or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

Foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, in most cases, provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Rights of Redemption

In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.
The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Notice of Sale, Redemption Rights with Respect to Manufactured Housing Contracts

While state laws do not usually require notice to be given to debtors prior to repossession, many states require delivery of a notice of default and notice of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a loan and a contract secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies as to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a loan on the debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the borrower to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property which is not the principal residence of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a loan secured only by a mortgage on a real property that is the debtor’s principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

The United States Supreme Court has recently held that so long as a loan is fully or partially secured by the related mortgaged property, the amount of the loan may not be reduced, or “crammed down,” in connection with a bankruptcy petition filed by the mortgagor. However, recent United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be “crammed down” in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

Some tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights as to a defaulted revolving credit loan, home equity loan or a contract. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originators’ failure to comply with the federal Truth-in-Lending Act could subject the trust fund (and other assignees of the home loans) to monetary penalties and could result in the borrowers rescinding the loans against either the trust fund or subsequent holders of the loans.

Homeownership Act

Some loans and contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any loan subject to the Homeownership Act, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate loans and adjustable rate cooperative loans, and early ownership loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary:

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state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency relating to the origination of alternative mortgage instruments by national banks;

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state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration relating to origination of alternative mortgage instruments by federal credit unions; and

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all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, relating to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Junior Mortgages; Rights of Senior Mortgagees

The loans, as well as some contracts or private securities, included in the trust fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the loan or contract to be sold upon default of the borrower, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to:

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pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust;

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to provide and maintain fire insurance on the property;

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to maintain and repair the property and not to commit or permit any waste of the property; and

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to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Manufactured Housing Contracts

Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The master servicer will be required under the related agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority perfected security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. The accompanying prospectus supplement will specify whether substantially all of the manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In most cases, neither the depositor, the master servicer nor the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee, on behalf of the securityholders, as the new secured party if a manufactured home is governed by the applicable motor vehicle laws of the relevant state, and neither the depositor nor the master servicer will deliver the certificates of title to the trustee or note thereon the interest of the trustee. Accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home might not be held to be effective or the security interest may not be perfected. In the absence of the notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the depositor or seller or a trustee in bankruptcy of the depositor or seller.

In the absence of fraud, forgery, permanent affixation of the manufactured home to its site, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees would be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the manufactured home. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a manufactured home moves the house to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the master servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related agreement, the master servicer will be obligated to take steps, at the master servicer’s expense, necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a prior perfected security interest in the manufactured home. The depositor will obtain the representation of the seller that it has no knowledge of any liens on any manufactured home securing a manufactured housing contract. However, these liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Enforcement of Security Interests in Manufactured Homes

The master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days’ notice prior to commencement of any repossession sale. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor’s contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see “—Anti-Deficiency Legislation and Other Limitations on Lenders”.

Consumer Protection Laws with Respect to Manufactured Housing Contracts

Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation “Z”, the Equal Credit Opportunity Act, Regulation “B”, the Fair Credit Reporting Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce the related contract. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to loans subject to the Homeownership Act as discussed under “—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Manufactured housing contracts often contain provisions requiring the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided under the related agreement, late charges will be retained by the master servicer as additional servicing compensation and any inability to collect these amounts will not affect payments to securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission, or the FTC Rule has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under that contract.

Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting any claim or defense, and if the seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the seller to repurchase the manufactured housing contract because of a breach of its seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the manufactured housing contract. The seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer any losses suffered by the seller for which the dealer would have been primarily liable to the obligor.

Transfer of Manufactured Housing Contracts

In most cases, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer to which consent has not been given. The master servicer generally will exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding for a manufactured home.

In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related contract, the master servicer’s ability to do so will depend on the enforceability under state law of the related due-on-sale clause. The Garn-St Germain Act preempts, subject to some exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, in some cases the master servicer may be prohibited from enforcing a due-on-sale clause relating to some manufactured homes.

The Home Improvement Contracts

General

The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Those home improvement contracts are referred to in this section as “contracts”. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, “self-help” repossession that is “peaceful”, that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

The FTC Rule is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of this type of contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract. However, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protections laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, as implemented by Regulation Z, the Federal
Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the ability of the related contract.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure of the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no contract that imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Installment Contracts

The trust assets may also consist of installment sales contracts. Under an installment contract the seller, referred to in this section as the “lender”, retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the “borrower”, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is in most cases responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Enforceability of Certain Provisions

The loans and, as applicable, contracts typically contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or the Garn-St Germain Act, subject to some exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also describes nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the related trust assets and the number of trust assets which may be outstanding until maturity.

In foreclosure actions, courts have imposed general equitable principles. These equitable principles are, in most cases, designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or grantee under a deed to secure debt, or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first loans, including cooperative loans originated by some lenders after March 31, 1980. A similar federal statute was in effect for loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Usury limits apply to junior loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the accompanying prospectus supplement.

Residential Funding Company, LLC or a designated seller specified in the accompany prospectus supplement will have represented that the loan or contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended among other things, the provisions of CERCLA relating to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs. All subsequent liens on that property usually are subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make these evaluations prior to the origination of the secured contracts. Neither the depositor nor any replacement servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate loans and adjustable rate cooperative loans, and early ownership loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary:

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state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency relating to the origination of alternative mortgage instruments by national banks;

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state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration relating to origination of alternative mortgage instruments by federal credit unions; and

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all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, relating to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Leasehold Considerations

The loans may contain leasehold mortgages which are each secured by a lien on the related borrower’s leasehold interest in the related mortgaged property. Loans secured by a lien on the borrower’s leasehold interest under a ground lease are subject to certain risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. In the case of each loan secured by a lien on the related borrower’s leasehold interest under a ground lease, the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and thereafter to be assigned by the leasehold mortgagee or the related purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon any termination of the old ground lease.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended, or the Relief Act, a borrower who enters military service after the origination of the borrower’s loan and some contracts, including a borrower who was in reserve status and is called to active duty after origination of the loan and some contracts, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration and assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan and related contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on some of the loans and contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans and contracts, would result in a reduction of the amounts payable to the holders of the related securities, and may not be covered by the applicable form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan or contract during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period after the period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any loan and contract which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans and contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the revolving credit loans, home equity loans and/or contracts.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transactions Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS’s action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, or the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of loans.

A lender may avoid forfeiture of its interest in the property if it establishes that:

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its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

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the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages; Rights of Senior Mortgagees

The loans, as well as some contracts or private securities, included in the trust fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the loan or contract to be sold upon default of the borrower, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to:

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pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust;

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to provide and maintain fire insurance on the property;

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to maintain and repair the property and not to commit or permit any waste of the property; and

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to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Material Federal Income Tax Consequences

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

The following discussion addresses (1) REMIC Securities representing interests in a trust, or a portion thereof, which the master servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G or “REMIC Provisions” of the Internal Revenue Code and (2) Non-REMIC Notes. The prospectus supplement for each series of securities will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related securities will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a “securityholder” or a “holder”
are to the beneficial owner of a security.

The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Opinions

Upon the issuance of each series of REMIC Securities, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement or trust agreement, (ii) certain representations set forth in the related pooling and servicing agreement or trust agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the REMIC
Securities will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

Neither Mayer, Brown, Rowe & Maw LLP nor Orrick, Herrington & Sutcliffe LLP has been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under “REMICs—Taxation of Owners of REMIC Residual Securities—Excess Inclusions” below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has “excess inclusion income,” however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

In addition, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington & Sutcliffe LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

Mayer, Brown, Rowe & Maw LLP and Orrick, Herrington & Sutcliffe LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See “—State and Local Tax Consequences.”

Upon the issuance of the Non-REMIC Notes, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington & Sutcliffe LLP, as tax counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the related indenture, trust agreement and related documents, (ii) the representations and warranties of the sellers, Master Servicer and Depositor set forth in the related indenture, trust agreement and related documents are true and (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, we are of the of the opinion that, for federal income tax purposes (1) the Non-REMIC Notes will be treated as indebtedness and (2) the issuer, as created under the related trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

REMICs

Classification of REMICs

Upon the issuance of each series of REMIC Securities, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement or trust agreement, (ii) certain representations set forth in the related pooling and servicing agreement or trust agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the REMIC
Securities will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences.” Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

In general, the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the securities would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Securities and income allocated to the class of REMIC Residual Securities will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those securities are treated as “real estate assets” within the meaning of Section 856(c)(4)(A)
of the Internal Revenue Code. In addition, the REMIC Regular Securities will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the securities is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

General

Except as otherwise stated in this discussion, REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Securities under an accrual method.

Original Issue Discount

Some REMIC Regular Securities may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC Regular Securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC Regular Securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Securities issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Security must be the same as that used in pricing the initial offering of the REMIC Regular Security. The prepayment assumption used by the master servicer in reporting original issue discount for each series of REMIC Regular Securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Securities will be the first cash price at which a substantial amount of REMIC Regular Securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Securities is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Security is equal to the total of all payments to be made on that security other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed-rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC Regular Security.

In the case of REMIC Regular Securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC Regular Securities. If the original issue discount rules apply to the securities, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer with respect to those securities in preparing information returns to the securityholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC Regular Securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Security and accounted for as original issue discount. Because interest on REMIC Regular Securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the
REMIC Regular Securities.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC Regular Security, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Security, by multiplying:

•

the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption; by

•

a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Security.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC Regular Security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of that election under the OID regulations.

If original issue discount on a REMIC Regular Security is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount will be determined as follows.

The accompanying prospectus supplement will describe the applicable accrual period. In general, each “accrual period” that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

•

the sum: of

•

the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Security, if any, in future periods and

•

the distributions made on the REMIC Regular Security during the accrual period of amounts included in the stated redemption price, over

•

the adjusted issue price of the REMIC Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Security will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC Regular Security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement or trust agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the securityholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement or trust agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC Regular Security that purchases the security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Security. The adjusted issue price of a REMIC Regular Security on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the security.

Market Discount

A securityholder that purchases a REMIC Regular Security at a market discount, that is, in the case of a REMIC Regular Security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Security issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a securityholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC Regular Security with market discount, the securityholder would be deemed to have made an election to include current market discount in income with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See “—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC Regular Security will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—Original Issue Discount” above. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Securities should accrue, at the securityholder’s option:

•

on the basis of a constant yield method,

•

in the case of a REMIC Regular Security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Security as of the beginning of the accrual period, or

•

in the case of a REMIC Regular Security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Security at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC Regular Security purchased at a discount in the secondary market.

To the extent that REMIC Regular Securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Security generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC Regular Security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC Regular Security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Security may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the security. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See “—Market Discount” above. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Securities without regard to whether those securities have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC Regular Securities and noncorporate holders of the REMIC Regular Securities that acquire those securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their securities become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s security becomes wholly worthless— until its outstanding principal balance has been reduced to zero—and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying securities until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Securities

General

As residual interests, the REMIC Residual Securities will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Securities were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Security generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention. The daily amounts will then be allocated among the holders of REMIC Residual Securities in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any holders of REMIC Residual Securities by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” below and will be taxable to the holders of REMIC Residual Securities without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Securities will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Security. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC Residual Security that purchased the REMIC Residual Security from a prior holder of such security at a price greater than, or less than, the adjusted basis (as defined below) that REMIC Residual Security would have had in the hands of an original holder of that security. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Security in connection with the acquisition of that security will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Security is transferred to the taxpayer. Holders of REMIC Residual Securities are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

The amount of income holders of REMIC Residual Securities will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, holders of REMIC Residual Securities should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Securities or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to holders of REMIC Residual Securities may exceed the cash distributions received by the holders of REMIC Residual Securities for the corresponding period may significantly adversely affect the after-tax rate of return for the holders of REMIC Residual Securities.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC Regular Securities, and any other class of REMIC Securities constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions with respect to the loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the REMIC Regular Securities and REMIC Residual Securities. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Securities offered hereby will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount.” Accordingly, if one or more classes of REMIC Securities are retained initially rather than sold, the master servicer as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to loans that it holds will be equivalent to the method of accruing original issue discount income for holders of REMIC Regular Securities—under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Securities” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Securities. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any item of loans to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Securities, including any other class of REMIC Securities constituting “regular interests” in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC Regular Securities, including any other class of REMIC Securities constituting “regular interests” in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Securities, including any other class of securities constituting “regular interests” in the
REMIC not offered hereby, described therein will not apply.

If a class of REMIC Regular Securities is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Securities of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Securities, subject to the limitation of Section 67 of the Internal Revenue Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC Residual Security will be equal to the amount paid for that REMIC Residual Security, increased by amounts included in the income of the related securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related securityholder.

A holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds that holder’s adjusted basis in its REMIC Residual Security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Security. The ability of holders of REMIC Residual Securities to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the securityholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Security will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Security. To the extent a distribution on a REMIC Residual Security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Security. Holders of REMIC Residual Securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Securities will initially equal the amount paid for such REMIC Residual Securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the holders of REMIC Residual Securities. To the extent the initial bases of the holders of REMIC Residual Securities are less than the distributions to the holders of REMIC Residual Securities, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the holders of REMIC Residual Securities on those distributions and will be treated as gain from the sale of their REMIC Residual Securities.

The effect of these rules is that a securityholder may not amortize its basis in a REMIC Residual Security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Security. See “—Sales of REMIC Securities.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Security other than an original holder in order to reflect any difference between the cost of the REMIC Residual Security to its holder and the adjusted basis the REMIC Residual Security would have had in the hands of the original holder, see “—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC Residual Security will be subject to federal income tax in all events.

In general, the “excess inclusions” with respect to a REMIC Residual Security for any calendar quarter will be the excess, if any, of:

•

the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Security; over

•

the sum of the “daily accruals” (as defined below) for each day during that quarter that the REMIC Residual Security was held by the holder of a REMIC Residual Security.

The daily accruals of a holder of a REMIC Residual Security will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Security before the beginning of that quarter. The issue price of a REMIC Residual Security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Securities were sold. If less than a substantial amount of a particular class of REMIC Residual Securities is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For holders of REMIC Residual Securities, an excess inclusion:

•

will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•

will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•

will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to holders of REMIC Residual Securities that are foreign investors.

See, however, “—Foreign Investors in REMIC Securities.”

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC Residual Securities held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Effective August 1, 2006, temporary regulations issued by the IRS (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July
31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Securities

Under the REMIC regulations, transfers of “noneconomic” REMIC Residual Securities will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC Residual Security. The REMIC regulations provide that a REMIC Residual Security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents,

•

the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Security, which rate is computed and published monthly by the IRS) on the REMIC Residual Security equals at least the present value of the expected tax on the anticipated excess inclusions, and

•

the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC Residual Securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Security, prospective purchasers should consider the possibility that a purported transfer of the
REMIC Residual Security by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The accompanying prospectus supplement will disclose whether offered REMIC Residual Securities may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Security will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC Residual Security will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Securities” for additional restrictions applicable to transfers of certain REMIC Residual Securities to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Security are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Securities.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC Regular Securities. Fees and expenses will be allocated to holders of the related REMIC Residual Securities in their entirety and not to the holders of the related REMIC Regular Securities.

With respect to REMIC Residual Securities or REMIC Regular Securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by holders of REMIC Securities that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Security that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC Securities may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these securities.

Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations

If a REMIC Residual Security is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)

the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC Residual Security for periods after the transfer; and

(2)

the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Security, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•

residual interests in the entity are not held by Disqualified Organizations; and

•

information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Securities and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement or trust agreement, including provisions:

(1)

requiring any transferee of a REMIC Residual Security to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Security on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Security;

(2)

providing that any transfer of a REMIC Residual Security to a Disqualified Organization shall be null and void; and

(3)

granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Security that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC Residual Security, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Security that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Security held by an “electing large partnership,” all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Securities

If a REMIC Security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of that REMIC Regular Security to that securityholder, increased by income reported by the securityholder with respect to that REMIC Regular Security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Security received by the securityholder and by any amortized premium. The adjusted basis of a REMIC Residual Security will be determined as described under “—Taxation of Owners of REMIC Residual Securities—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Security had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC Regular Security, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular Security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See “—Taxation of Owners of REMIC Regular Securities—Discount.”

A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC Residual Security reacquires the security, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the holders of REMIC Residual Securities on the sale will not be deductible, but instead will be added to the adjusted basis of the holders of REMIC Residual Securities in the newly-acquired asset.

Losses on the sale of a REMIC Residual Security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia one or more of which may be present with respect to your investment in the securities. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC Residual Securities are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than a loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC Securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or the trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC Securities.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Security, if the last distribution on the REMIC Residual Security is less than the securityholder’s adjusted basis in the security, the securityholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and holders of REMIC Residual Securities will be treated as partners. The master servicer will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Securities.

As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Securities in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. Holders of REMIC Residual Securities will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a holder of a REMIC Residual Security to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the securityholder’s return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC Regular Securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC Residual Securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC Regular Security information reports will include a statement of the adjusted issue price of the REMIC Regular Security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Securities—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Securities

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Securities, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Securities

A holder of a REMIC Regular Security that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Security will not be subject to United States federal income or withholding tax on a distribution on a REMIC Regular Security, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United
States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Security held by a holder of a REMIC Residual Security that owns directly or indirectly a 10% or greater interest in the REMIC Residual Securities. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Security would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Transfers of REMIC Residual Securities to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Non-REMIC Notes

Upon the issuance of the Non-REMIC Notes, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington & Sutcliffe LLP, as tax counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the related indenture, trust agreement and related documents, (ii) the representations and warranties of the sellers, Master Servicer and Depositor set forth in the related indenture, trust agreement and related documents are true and (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, we are of the of the opinion that, for federal income tax purposes (1) the Non-REMIC Notes will be treated as indebtedness and (2) the issuer, as created under the related trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

Status as Real Property Loans

Non-REMIC Notes held by a domestic building and loan association will not constitute “loans ... secured by an interest in real property” within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and Non-REMIC Notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Internal Revenue Code section 856(c)(3)(B).

Taxation of Noteholders

Non-REMIC Notes generally will be subject to the same rules of taxation as REMIC regular securities, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular security as ordinary income is inapplicable to the notes. See “REMICs and—Taxation of Owners of REMIC Securities” and “REMICs—Sales of REMIC Securities”. See “REMICs—Taxation of Owners of REMIC Securities—Original Issue Discount”. Also, interest paid on a Non-REMIC Note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in “REMICs—Foreign Investors in REMIC Securities” except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

State And Other Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereby.

ERISA Considerations

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and certain entities in which such plans invest, including bank collective investment funds, insurance company general and separate accounts, and certain other pooled investment funds that are deemed to hold “plan assets” under Section 3(42) of ERISA and the Plan Asset Regulations described below. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as “ERISA plans,” and persons, called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, which are collectively referred to in this prospectus as “parties in interest,” who have specified relationships to the ERISA plans, unless a statutory or administrative exemption is available. Some parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-

qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

Plan Asset Regulations

Securities acquired by an ERISA plan would be assets of that ERISA plan. In addition, an investment of assets of an ERISA plan in securities offered under this prospectus may cause the underlying loans or any other assets held in the trust issuing such securities (each an “Issuer”) to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), concerning whether or not an ERISA plan’s assets would be deemed to include an interest in the underlying assets of an entity, including an Issuer, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an “equity interest” in that entity.

The Plan Asset Regulations generally provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as an Issuer, in which an ERISA plan holds an “equity interest.” The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” However, exceptions included in the Plan Asset Regulations provide that an ERISA plan’s assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

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the entity is an operating company;

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the equity investment made by the ERISA plan is either a “publicly offered security” that is “widely held” (both as defined in the Plan Asset Regulations), or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

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“benefit plan investors” do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, “benefit plan investors” include ERISA plans and any entity whose underlying assets include plan assets by reason of an ERISA plan’s investment in the entity.

ERISA plans and entities deemed to hold plan assets should not acquire or hold certificates or notes deemed to have “substantial equity features” in reliance upon the availability of any exception under the Plan Asset Regulations. However, as discussed in greater detail below, notes that do not have “substantial equity features” that are issued by an Issuer may not, under certain circumstances, be treated as an “equity interest.”

Under the Plan Asset Regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of an Issuer and cause the depositor, the master servicer, the administrator, any servicer, any subservicer, any trustee with respect to the Issuer, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest with respect to an ERISA plan holding an equity interest in an Issuer. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless one or more statutory or administrative exemption is available. Under the Plan Asset Regulations, an Issuer, including the loans, private securities or any other assets held in the
Issuer, may also be deemed to be assets of each ERISA plan that acquires certificates or notes deemed to have substantial equity features. Special caution should be exercised before ERISA plan assets are used to acquire a security in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any servicer, any subservicer, the trustee with respect to the Issuer, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee, is a fiduciary of the investing ERISA plan. If the loans, private securities or any other assets held in an Issuer were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the loans or any other assets held in an Issuer were to constitute ERISA plan assets, then the acquisition or holding of securities by or on behalf of an ERISA plan or with
ERISA plan assets, as well as the operation of the Issuer, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Considerations for ERISA Plans Regarding the Purchase of Certificates

Prohibited Transaction Exemptions

The DOL has issued an individual prohibited transaction exemption, or PTE 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the “RFC exemption,” to Residential Funding Company, LLC and certain of its affiliates. The RFC exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code various transactions relating to the operation of Issuers holding pools of certain secured obligations, including, without limitation, private securities and guaranteed governmental mortgage pool certificates representing fractional undivided interests in such secured obligations, and the purchase, sale and holding of pass-through certificates or other securities issued by an Issuer as to which:

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the depositor or any of its affiliates is the sponsor, if any entity which has received from the DOL an individual prohibited transaction exemption that is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

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the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the RFC exemption are satisfied. For purposes of this section, the term “underwriter” includes:

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the depositor and certain of its affiliates;

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any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

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any member of the underwriting syndicate or selling group of which a person described in the two preceding clauses is a manager or co-manager for a class of securities; or

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any entity which has received an administrative exemption from the DOL relating to securities which is substantially similar to the RFC exemption.

The RFC exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder.

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The securities issued by an Issuer must represent a beneficial ownership interest in the assets of an Issuer that is a trust and which interest entitles the holder of the securities to certain payments with respect to the assets of the Issuer.

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The assets of the Issuer must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights. There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool securities and fractional undivided interests in any of the above. Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements. The RFC exemption also requires that each Issuer meet the following requirements:

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the Issuer must consist solely of assets of the type that have been included in other investment pools;

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securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of securities by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

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securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of securities by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

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The acquisition of securities by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's length transaction with an unrelated party.

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Securities must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same Issuer, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the securities.

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At the time of acquisition by an ERISA plan or with ERISA plan assets, the securities must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the securities.

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If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the Issuer exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the securities), the securities must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other securities issued by the Issuer.

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The RFC exemption will not apply to any of the securities if:

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any mortgage loan or other asset held in the Issuer (other than a one- to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the securities; or

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any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125% at the date of issuance of the securities.

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The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of an Issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Issuer as of the date of initial issuance of the securities) other than an underwriter.

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The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related Issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

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The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

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For Issuers other than common law trusts, the documents establishing the Issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the Issuer from creditors of the depositor.

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If a particular class of securities held by an ERISA plan involves a “ratings dependent swap” or a “non-ratings dependent swap” (collectively, a “swap” or “swap agreement”) entered into by the Issuer that issued such securities, then each particular swap transaction relating to such securities must be (a) an “eligible swap,” (b) with an “eligible counterparty,” (c) meet certain additional conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permit the Issuer to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuer pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuer receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented solely by obligations held by the
Issuer (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“not leveraged”); (e) has a final termination date that is either the earlier of the date on which the Issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above without the consent of the trustee.

An “eligible counterparty” means a bank or other financial institution which has a rating, at the date of issuance of the securities which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility under the RFC exemption, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the terms and conditions of the swap transaction used by the Issuer and the effect such swap would have on the credit rating of the securities, which fiduciary must be (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) a plan fiduciary with total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are ERISA plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the RFC exemption will prospectively cease to be applicable to any class of securities held by an ERISA plan which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer must, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Issuer, that entering into the swap will not affect the rating of the securities.

The RFC exemption also permits yield supplement agreements to be assets of an Issuer if certain conditions are satisfied.

An “eligible yield supplement agreement” is any yield supplement agreement or similar yield maintenance arrangement or (if purchased by or on behalf of the Issuer) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Issuer (“EYS Agreement”). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the Issuer if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuer and an eligible counterparty and (f) it has an allowable notional amount.

An ERISA plan fiduciary contemplating purchasing a security must make its own determination that the general conditions described above will be satisfied with respect to that security. In the case of notes, additional conditions to the exemptive relief available under the RFC exemption require that customary bankruptcy law opinions be provided to the trustee and that the trust agreement include specified bankruptcy law related protections for the noteholders. Unless otherwise specified in the prospectus supplement related to an issuance of notes, the depositor expects that those additional conditions will be satisfied where the RFC exemption applies to the purchase of such notes.

If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a security by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For this purpose, an “excluded ERISA plan”
is an ERISA plan sponsored by any member of the restricted group, which consists of any underwriter, the depositor, the master servicer, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement, any yield maintenance provider and any borrower with respect to assets of an Issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Issuer as of the date of initial issuance of the securities.

If certain additional conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code in connection with the following:

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the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the securities is:

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a borrower with respect to 5% or less of the fair market value of the assets of an Issuer; or

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an affiliate of such a person;

provided that, if the securities are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

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the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by an entity that holds ERISA plan assets; and

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the holding of securities by an ERISA plan or with ERISA plan assets.

Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the assets held by the Issuer. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption required for this purpose should be satisfied with respect to the securities so that the RFC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a),

406(b) and 407(a) ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the Issuer, provided that the general conditions of the RFC exemption are satisfied.

The RFC exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan’s ownership of securities.

The Issuer may include certain residential financing transactions that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures (“Sharia Mortgage Loans”). The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. Since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the Issuer are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at the time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

Unless otherwise specified in the prospectus supplement related to the issuance of notes, the RFC exemption will not apply to the purchase of notes. For additional information on the application of the prohibited transaction provisions of Sections 406 of ERISA and Section 4975 of the Internal Revenue Code to the purchase of notes, see “Considerations for ERISA Plans Regarding the Purchase of Notes Where the RFC Exemption Does Not Apply” herein.

Before purchasing a security, a fiduciary or other investor of ERISA plan assets should itself confirm that the securities constitute “securities” for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with ERISA plan assets.

Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with ERISA plan assets is encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any other DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential first and second mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a “qualified professional asset manager”; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an “in-house asset manager” (each, an “Investor-Based Exemption”).  In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the “Service Provider Exemption”).  The Investor-Based Exemptions and the Service Provider Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the RFC exemption. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, the Investor-Based Exemptions, other DOL exemptions or the Service Provider Exemption for the securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan’s or other ERISA plan asset investor’s investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Representations From Investing ERISA Plans

If the criteria specified in the RFC exemption as described above are not satisfied by (a) one or more classes of securities, or (b) an Issuer or the mortgage loans, contracts, mortgage securities and other assets held by an Issuer, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA plan or with ERISA plan assets:

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is permissible under applicable law;

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will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

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will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

The accompanying prospectus supplement will specify whether or not each beneficial owner of a subordinate security offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such security (or any interest therein), that either:

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it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

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it has acquired and is holding such subordinate security in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption, including the requirement for an Issuer where none of the assets has an LTV that exceeds 100% (based on fair market value at the date of issuance of the securities) that the subordinate securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

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(1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such security (or any interest therein) is an “insurance company general account” (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any subordinate security (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate security (or any interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Considerations for ERISA Plans Regarding the Purchase of Notes Where the RFC Exemption Does Not Apply

If the RFC exemption does not apply to the purchase of notes, certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to an ERISA plan that purchased notes if assets of the Issuer were deemed to be assets of the ERISA plan. As discussed above, under the Plan Asset Regulations, the assets of the Issuer would be treated as plan assets of an ERISA plan for the purposes of ERISA and the Internal Revenue Code only if the ERISA plan acquired an “equity interest” in the Issuer and none of the exceptions to plan assets contained in the Plan Asset Regulations were applicable. For information regarding the equity or debt treatment of the notes, see “ERISA Considerations” in the accompanying prospectus supplement. Purchasers and transferees of notes will be required to make certain representations and warranties as described under “ERISA Considerations” in the accompanying prospectus supplement.

Without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding and disposition of notes by or on behalf of a ERISA plan could be considered to give rise to a prohibited transaction if the Issuer or the underwriter, placement agent or other seller, or any of their affiliates is or becomes a party in interest with respect to such ERISA plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of notes by an ERISA plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: PTCE 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the prohibited transaction class exemptions, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration.

A fiduciary considering the purchase of notes on behalf of an ERISA plan should consult its legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Tax-Exempt Investors; REMIC Residual Securities

An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All “excess inclusions” of a REMIC allocated to a REMIC Residual Security held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Securities—Excess Inclusions.” In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC Residual Securities.

Consultation With Counsel

There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the securities or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving an Issuer. Prospective ERISA plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

Before purchasing a security, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one or more of the other DOL exemptions would be satisfied. Before purchasing a security in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the security constitutes a “security” for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

Legal Investment Matters

Each class of securities offered by this prospectus and by the accompanying prospectus supplements will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. As specified in the accompanying prospectus supplement, each class of securities will evidence an interest in trust assets primarily secured by second or more junior liens, and therefore will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions are encouraged to consult their legal advisors to determine whether and to what extent the securities constitute legal investments for them.

The OTS has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

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that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice

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that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

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that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

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conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

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conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

All depository institutions considering an investment in the securities should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution’s investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

Use of Proceeds

Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the trust assets underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of loans purchased by the depositor, prevailing note rates, availability of funds and general market conditions.

Methods of Distribution

The securities offered by this prospectus and by the accompanying prospectus supplements will be offered in series through one or more of the methods described in the following paragraph. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

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by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

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by placements by the depositor with institutional investors through dealers; and

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by direct placements by the depositor with institutional investors.

In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part to the seller of the related trust assets and other assets, if applicable, that would comprise the pool securing the securities.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be described on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities are underwriters as defined under the Securities Act in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them would be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made for these liabilities.

The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. Holders of securities are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

Legal Matters

Specific legal matters, including a number of federal income tax matters, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York, or Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the prospectus supplement.

Additional Information

The depositor has filed the registration statement, file number 333-140605, with the Securities and Exchange Commission, or Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the Exchange Act can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

Incorporation of Certain Information by Reference

The Commission allows the depositor to “incorporate by reference” the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the securities will automatically update and supersede this information.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the series of securities, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

The depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement accompanying this prospectus will disclose the specific internet address where such information is posted.

Glossary

1998 Policy Statement — The revised supervisory statement listing the guidelines for investments in “high risk private securities”, and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the OTS with an effective date of May 26, 1998.

Administrator—In addition to or in lieu of the master servicer for a series of securities, the related prospectus supplement may identify an administrator for the trust. The administrator may be an affiliate of the depositor or the master servicer.

Advance—As to any closed-end loan and any distribution date, an amount equal to the scheduled payment of interest and, if specified in the accompanying prospectus supplement, principal, other than any Balloon Amount in the case of a Balloon Loan, on the related mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

Agency Security—Any security issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

Balloon Amount—The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

Balloon Loans—Fixed rate loans having original or modified terms to maturity of 5, 7 or 15 years in most cases as described in the accompanying prospectus supplement, with equal monthly payments of principal and interest based on a 30 year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, when the Balloon Amount will be due and payable.

Bankruptcy Amount—The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

Bankruptcy Losses—A Realized Loss attributable to actions which may be taken by a bankruptcy court in connection with a loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a loan or an extension of its maturity.

Call Class—A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

Call Price—In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Call Security—Any security evidencing an interest in a Call Class.

Cooperative—As to a Cooperative Loan, the corporation that owns the related apartment building.

Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Securities secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Cooperative Notes—A promissory note relating to a Cooperative Loan.

Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Custodial Account—The custodial account or accounts created and maintained by the master servicer in the name of a depository institution, as custodian for the holders of the securities, for the holders of other interests in loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. That account or accounts shall be an Eligible Account.

Debt Service Reduction—Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

Defaulted Mortgage Losses—A Realized Loss attributable to the borrower’s failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

Deficient Valuation—In connection with the personal bankruptcy of a borrower, the difference between the then outstanding principal balance of the first and junior loans secured by the mortgaged property and a lower value as established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

Designated Seller Transaction—A transaction in which the loans are provided directly to the depositor by an unaffiliated seller described in the accompanying prospectus supplement.

Direct Puerto Rico Mortgage—As to any Puerto Rico loan, a mortgage to secure a specific obligation for the benefit of a specified person.

Distribution Amount—As to a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable security rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls if specified in the accompanying prospectus supplement, which will include:

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any deferred interest added to the principal balance of the loans and/or the outstanding balance of one or more classes of securities on the related due date;

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any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

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prepayment interest shortfalls in collections of interest on closed-end loans resulting from Principal Prepayments made by the borrower during the month preceding the month in which the distribution date occurs and are not covered by Advances, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

Draw—Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

Draw Period—The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

Eligible Account—An account acceptable to the applicable rating agency.

Endorsable Puerto Rico Mortgage—As to any Puerto Rico loan, a mortgage to secure an instrument transferable by endorsement.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

Excluded Balance—That portion of the principal balance of any revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

Extraordinary Losses—Realized Losses resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, various governmental actions, nuclear reaction and other similar risks.

Fraud Loss Amount—The amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

Fraud Losses—A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

Gross Margin—For a revolving credit loan, a fixed or variable percentage described in the related mortgage note, which when added to the related index, provides the loan rate for the revolving credit loan.

Insurance Proceeds—Proceeds of any special hazard insurance policy, bankruptcy policy, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

Issue Premium—As to a class of REMIC Regular Securities, the issue price in excess of the stated redemption price of that class.

Liquidated Loan—A defaulted loan or contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds—Amounts collected by the subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

Net Loan Rate—As to a loan, the mortgage rate net of servicing fees, other administrative fees and any uncertificated interest in the trust assets.

Nonrecoverable Advance—Any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

Non-REMIC Note—A note that is not a REMIC Security.

OID—Original issue discount, as determined in accordance with the Internal Revenue Code.

Parties in Interest—As to an ERISA plan, persons who have specified relationships to the ERISA plan, either “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Internal Revenue Code.

Payment Account—An account established and maintained by the master servicer in the name of the related trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

Permitted Investments—United States government securities and other investments that at the time of acquisition are rated in one of the categories specified in the related agreement.

Principal Prepayments—Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

Qualified Insurer—As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

Realized Loss—As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances and expenses, towards interest and principal owing on the loan. As to a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred.

REMIC—A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

REMIC Provisions—Sections 860A through 850G of the Internal Revenue Code.

REMIC Regular Security—A certificate or note representing ownership of one or more regular interests in a REMIC.

REMIC Residual Security—A security representing an ownership interest in a residual interest in a REMIC within the meaning of section 860D of the Internal Revenue Code.

REMIC Security—A REMIC Regular Security or a REMIC Residual Security.

REO Contract—A manufactured housing contract or home improvement contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

REO Loan—A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

Servicing Advances—Amounts advanced on any loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of loans.

Special Hazard Amount—The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Losses—A Realized Loss incurred, to the extent that the loss was attributable to:

•

direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

•

any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials except under some circumstances, nuclear reaction, chemical contamination or waste by the borrower.

Special Servicer—A special servicer named pursuant to the servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

Stated Principal Balance—As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any securities on or before that date.

Subordinate Amount—A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

Subsequent Recoveries—Subsequent recoveries, net of reimbursable expenses, with respect to trust assets that have been previously liquidated and that resulted in a Realized Loss.

Subservicing Account—An account established and maintained by a subservicer which meets the requirements described in the Guide and is otherwise acceptable to the master servicer.

Tax-Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

Tax-Favored Plans—A plan described in Section 4975 of the Internal Revenue Code.

Tiered REMICs—Two or more REMICs created pursuant to Treasury Regulation Section 1.860F-2(a)(2).

Trust Balance—As described in the accompanying prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

                                           RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                                             $799,532,000

                                                  Home Equity Loan-Backed Term Notes,

                                                           Series 2007-HSA3

                                                         Prospectus Supplement

                                                             Underwriters

GMAC RFC Securities                                                                                                    Credit Suisse

           (Joint Lead Manager and Joint Book Runner)                                     (Joint Lead Manager and Joint Book Runner)

You should rely on only the  information  contained or incorporated  by reference in this  prospectus  supplement and the  accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

We represent the accuracy of the  information in this  prospectus  supplement and the  accompanying  prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus  supplement and  prospectus  when acting as  underwriters  of the notes offered hereby and with  respect  to their  unsold  allotments  or  subscriptions.  In  addition,  all  dealers  selling  the  notes,  whether  or not participating  in this  offering,  may be  required  to deliver a  prospectus  supplement  and  prospectus.  Such  delivery  obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.